UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12
El Paso Electric Company
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies: El Paso Electric Company common stock, no par value (“Company common stock”)

(2)
Aggregate number of securities to which transaction applies: The maximum number of shares of Company common stock to which this transaction applies is estimated to be 41,042,170, which consists of: (a) 40,616,465 shares of Company common stock issued and outstanding as of July 12, 2019, (b) 146,927 shares of Company common stock issuable on the vesting of Company restricted stock outstanding as of July 12, 2019 and (c) 278,778 shares of Company common stock issuable on the vesting of Company performance stock outstanding as of July 12, 2019.

(3)
Per unit price or other underlying value of transaction computed pursuant to calculated Exchange Act Rule 0-11 (set forth the amount on which the filing fee is and state how it was determined): Solely for the purpose of calculating the filing fee, the maximum aggregate value of the transaction was calculated as the sum of: (a) 40,616,645 shares of outstanding Company common stock issued and outstanding as of July 12, 2019, multiplied by $68.25, (b) 146,927 shares of Company common stock issuable on the vesting of Company restricted stock outstanding as of July 12, 2019, multiplied by $68.25 and (c) 278,778 shares of Company common stock issuable on the vesting of Company performance stock as of July 12, 2019, multiplied by $68.25.

	(4)	Proposed maximum aggregate value of transaction: $2,801,128,103

	(5)	Total fee paid: $339,496.73

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

PRELIMINARY PROXY MATERIALS—SUBJECT TO COMPLETION
DATED JULY 16, 2019

MERGER PROPOSED—YOUR VOTE IS VERY IMPORTANT

To Shareholders of El Paso Electric Company:

You are invited to attend a special meeting (the “special meeting”) of the shareholders of El Paso Electric Company (the “Company”) on [•], 2019 at [•] a.m. (Mountain Daylight Time). The special meeting will be held at our corporate headquarters, located at the Stanton Tower, 100 North Stanton Street, El Paso, Texas 79901. We are pleased to enclose the proxy statement relating to the merger of a wholly-owned subsidiary of Sun Jupiter Holdings LLC (“Parent”), an affiliate of the Infrastructure Investments Fund, a private investment vehicle advised by a dedicated infrastructure investment group within J.P. Morgan Investment Management Inc., into the Company.

If the merger is completed, the Company will become a wholly-owned subsidiary of Parent, and for each share of our common stock held, our shareholders will be entitled to receive $68.25 in cash, without interest, as described in more detail in the enclosed proxy statement under the heading “The Merger Agreement—Effects of the Merger; Merger Consideration.” The consideration payable to our shareholders represents a premium of approximately 17% to the closing stock price of the Company on May 31, 2019, which was the last trading day before the proposed merger was announced.

We urge you to read the enclosed proxy statement, which includes information about the merger and the special meeting. For a discussion of the U.S. federal income tax consequences of the merger, see “The Proposed Merger—Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 40 of the proxy statement.

Whether or not you plan to attend the special meeting, please take the time to vote by following the instructions on your proxy card. The Board of Directors of the Company unanimously recommends a vote FOR all of the proposals described in the proxy statement.

Your vote is very important regardless of the number of shares you own. We cannot complete the merger unless holders of at least two-thirds of the outstanding shares of our common stock entitled to vote at the special meeting vote in favor of the proposal to approve the merger agreement and the transactions contemplated thereby, including the merger. The failure to vote will have the same effect as a vote against the proposal to approve the merger agreement and the transactions contemplated thereby, including the merger.

Sincerely,

This proxy statement is dated [•], 2019 and is first being mailed to our shareholders on or about [•], 2019.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the merger described in the proxy statement or determined if the proxy statement is accurate or adequate. Any representation to the contrary is a criminal offense.

NOTICE OF A SPECIAL MEETING OF SHAREHOLDERS

Time and Date	[•] a.m. (Mountain Daylight Time), on [•], 2019

Place	El Paso Electric Company, located at the Stanton Tower, 100 North Stanton Street, El Paso, Texas 79901

Purpose	1.
To consider and vote on the proposal to approve the Agreement and Plan of Merger, dated as of June 1, 2019 (the “merger agreement”), by and among El Paso Electric Company (the “Company”), Sun Jupiter Holdings LLC (“Parent”) and Sun Merger Sub Inc., a wholly-owned subsidiary of Parent (“Merger Sub”), and the transactions contemplated thereby, including the merger of Merger Sub with and into the Company (the “Merger proposal”). A copy of the merger agreement is attached as Annex A to the proxy statement accompanying this notice;

2.
To consider and vote on a nonbinding, advisory proposal to approve compensation that will or may become payable by us to our named executive officers in connection with the merger (the “Merger-Related Compensation proposal”);

	3.	To approve any motion to adjourn the special meeting, if necessary (the “Special Meeting Adjournment proposal”); and

4.
To transact any other business as may properly come before the special meeting or any adjournments of the special meeting. The Board of Directors of the Company is not aware of any other business to come before the special meeting.

Record Date	You may vote if you were a shareholder of record of common stock, no par value, of the Company (“Company common stock”), as of the close of business on [•], 2019.

Proxy Voting	Your vote is very important. You may vote in one of four ways:
	•	by accessing the Internet using instructions on the proxy card;
	•	by calling the toll-free number on the proxy card;
	•	by signing, dating and returning your proxy card in the enclosed envelope; or
	•	in person by attending the special meeting.

The Board of Directors of the Company unanimously recommends that you vote FOR all of these proposals. Your attention is directed to the accompanying proxy statement for a discussion of the merger and the merger agreement, as well as the matters that will be considered at the special meeting.

Your vote is very important. The conditions to the merger include that our shareholders approve the Merger proposal. Approval of the Merger proposal requires approval by holders of at least two-thirds of all of the outstanding shares of Company common stock entitled to vote at the special meeting. Approval of the non-binding Merger-Related Compensation proposal and any Special Meeting Adjournment proposal is not a condition to completion of the merger. Approval of each of the non-binding Merger-Related Compensation proposal and any Special Meeting Adjournment proposal requires the affirmative vote of the holders of a majority of the shares of Company common stock entitled to vote at, and represented in person or by proxy at, the special meeting.

If your shares of Company common stock are held in “street name” by a broker, nominee, fiduciary or other custodian, follow the directions given by the broker, nominee, fiduciary or other custodian regarding how to instruct it to vote your shares of Company common stock.

Please submit your proxy by accessing the Internet, by telephone or by completing, signing, dating and returning your signed proxy card(s) as soon as possible, so that your shares of Company common stock may be represented at the special meeting. You may revoke your proxy at any time before the vote at the special meeting by following the procedures outlined in the accompanying proxy statement.

By order of the Board of Directors,

By: Jessica Goldman
Corporate Secretary

[•], 2019

i

ANNEXES

ANNEX A – AGREEMENT AND PLAN OF MERGER

ANNEX B – OPINION OF LAZARD FRÈRES & CO. LLC

ANNEX C – DISSENTERS’ RIGHTS PROVISIONS OF THE TEXAS BUSINESS ORGANIZATIONS CODE

QUESTIONS AND ANSWERS ABOUT THE MERGER AND THE SPECIAL MEETING

The following questions and answers are intended to briefly address some commonly asked questions regarding the special meeting and the merger. These questions and answers may not address all the questions that may be important to you as a shareholder. You should read the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement, and the documents referred to or incorporated by reference in this proxy statement. You may obtain information incorporated by reference in this proxy statement without charge by following the instructions under “Where You Can Find More Information” on page 80.

Q1:	Why am I receiving this document?
A:	This document is being delivered to you because you are a shareholder of El Paso Electric Company (the “Company”) and we are holding a special shareholder meeting (the “special meeting”) in connection with the proposed merger of Sun Merger Sub Inc. (“Merger Sub”), a wholly-owned subsidiary of Sun Jupiter Holdings LLC (“Parent”), with and into the Company, with the Company continuing as the surviving corporation and a wholly-owned subsidiary of Parent (the “merger”).

Company shareholders are being asked to consider and vote on the following matters at the special meeting:

•	the proposal to approve the Agreement and Plan of Merger, dated as of June 1, 2019 (the “merger agreement”) by and among the Company, Parent and Merger Sub and the transactions contemplated thereunder, including the merger (a copy of the merger agreement is attached as Annex A to this proxy statement) (the “Merger proposal”);
•	a nonbinding, advisory proposal to approve compensation that will or may become payable by us to our named executive officers in connection with the merger (the “Merger-Related Compensation proposal”);
•	the proposal to approve any motion to adjourn the special meeting, if necessary (a “Special Meeting Adjournment proposal”); and
•	any other business as may properly come before the special meeting or any adjournments of the special meeting. The Board of Directors of the Company (the “Board”) is not aware of any other business to come before the special meeting.

The approval of the Merger proposal is a condition to completion of the merger, but neither approval of the Merger-Related Compensation proposal nor the approval of any Special Meeting Adjournment proposal is a condition to completion of the merger.

This document is serving as a proxy statement because it is being used by the Board to solicit proxies from our shareholders.

Q2:	What do I need to do now?
A:	After you carefully read this proxy statement, please respond by submitting your proxy by accessing the Internet, by telephone or by completing, signing, dating and returning your signed proxy card(s) in the enclosed prepaid return envelope(s), as soon as possible, so that your shares may be represented at the special meeting. In order to assure that your vote is recorded, please vote your shares by one of these methods even if you currently plan to attend the special meeting in person.
Q3:	Why is my vote important?
A:	If you do not submit your proxy by accessing the Internet or telephone or return your signed proxy card(s) by mail or vote in person at the special meeting, it will be more difficult for us to obtain the necessary quorum to hold the special meeting and to obtain the shareholder approval necessary for the completion of the merger. To carry on the business of the special meeting, there must be a quorum of shareholders present. The holders of at least a majority of the issued and outstanding shares of common stock, no par value, of the Company (“Company common stock”) must be represented in person or by proxy at the special meeting for a quorum to be present. If a quorum is not present at the special meeting, the shareholders will not be able to take action on any of the proposals at the meeting.

For the Merger proposal, at least two-thirds of the outstanding shares of Company common stock entitled to vote on such matter must approve such proposal; thus a failure to vote will have the same effect as a vote AGAINST the Merger proposal.

Your vote is very important. We cannot complete the merger unless our shareholders approve the Merger proposal.

Q4:	As a shareholder, what will I receive in the merger?
A:	If the merger is completed, you will be entitled to receive $68.25 in cash, without interest (the “merger consideration”), for each share of Company common stock that you owned immediately prior to the effective time of the merger (the “effective time”). In addition, while it is not part of the merger consideration, you will continue to be entitled to receive any dividends declared by us prior to the completion of the merger, including a “stub period” dividend with respect to the period between the last quarterly dividend paid by us and the effective time.
Q5:	How do the Company’s directors and officers intend to vote?
A:	We currently expect that the Company’s directors and executive officers will vote their shares of Company common stock in favor of the Merger proposal and the other proposals to be considered at the special meeting, although they have no obligation to do so.
Q6:	When do you expect the merger to be completed?
A:	We seek to complete the merger as soon as reasonably practicable, subject to receipt of necessary or advisable regulatory approvals and approval of the Merger proposal by our shareholders (the “Company shareholder approval”). We expect the merger to be completed no later than the first half of 2020, subject to the approval of the Merger proposal by the Company’s shareholders, the receipt of regulatory approvals and other customary closing conditions. However, we cannot predict when regulatory review will be completed, whether regulatory or Company shareholder approval will be received or the potential terms and conditions of any regulatory approval that is received. In addition, the satisfaction of certain other conditions to the merger, some of which are outside of our control, could require the parties to complete the merger later than expected or not to complete it at all. For a discussion of the conditions to the completion of the merger and of the risks associated with obtaining regulatory approvals in connection with the merger, see “The Merger Agreement—Conditions to the Merger” beginning on page 65 and “The Proposed Merger—Regulatory Matters Relating to the Merger” beginning on page 42.
Q7:	How will my proxy be voted?
A:	If you vote by accessing the Internet, by telephone or by completing, signing, dating and returning your signed proxy card(s), your proxy will be voted in accordance with your instructions. If other matters are properly brought before the special meeting, or any adjournment of the special meeting, your proxy includes discretionary authority on the part of the individuals appointed to vote your shares of Company common stock to act on those matters according to their best judgment.

If you are a shareholder of record of Company common stock as of the close of business on [•], 2019 and submit your proxy but do not indicate how you want to vote, your shares of Company common stock will be voted FOR the Merger proposal, FOR the Merger-Related Compensation proposal and FOR any Special Meeting Adjournment proposal.

Q8:	May I vote in person?
A:	Yes. If you are a shareholder of record of Company common stock as of the close of business on [•], 2019, you may attend the special meeting and vote your shares of Company common stock in person. However, we highly recommend that you vote in advance by accessing the Internet, by telephone or by returning your signed proxy card(s) even if you plan to attend the special meeting.
Q9:	What are the votes required to approve the proposals?
A:	The affirmative vote of the holders of at least two-thirds of all of the outstanding shares of Company common stock entitled to vote at the special meeting is required to approve the Merger proposal.

The affirmative vote of the holders of a majority of the shares of Company common stock entitled to vote at, and represented in person or by proxy at, the special meeting is required to approve the Merger-Related Compensation proposal. Because the vote on the Merger-Related Compensation proposal is advisory only, it will not be binding on us. Accordingly, if the Merger proposal is approved and the merger is completed, the compensation will be payable, subject only to the conditions applicable thereto, regardless of the outcome of the non-binding, advisory vote of our shareholders on the Merger-Related Compensation proposal.

The affirmative vote of the holders of a majority of the shares of Company common stock entitled to vote at, and represented in person or by proxy at, the special meeting is required to approve any Special Meeting Adjournment proposal.

Q10:	If I am a record holder of my shares, what happens if I abstain from voting or I don’t submit a proxy or attend the special meeting to vote in person?

A:

•	For the Merger proposal, an abstention or a failure to vote at the special meeting either by proxy or in person will have the same effect as a vote AGAINST such proposal.
•	For the Merger-Related Compensation proposal, an abstention will have the same effect as a vote AGAINST such proposal and a failure to vote at the special meeting either by proxy or in person will have no effect on such proposal.
•	For a Special Meeting Adjournment proposal, if necessary, an abstention will have the same effect as a vote AGAINST such proposal and a failure to vote at the special meeting either by proxy or in person will have no effect on such proposal.

If you are a shareholder of record of Company common stock as of the close of business on [•], 2019 and submit your proxy but do not indicate how you want to vote, your shares of Company common stock will be voted FOR the Merger proposal, FOR the Merger-Related Compensation proposal and FOR any Special Meeting Adjournment proposal.

Q11:	What if my shares of Company common stock are held in “street name”?
A:	If some or all of your shares of Company common stock are held in “street name” by your broker, nominee, fiduciary or other custodian (for simplicity, referred to collectively as “broker”), you should receive instructions from your broker on how to vote your shares.

Under the listing requirements of the New York Stock Exchange (the “NYSE”), brokers who hold shares in street name for a beneficial owner of those shares typically have the authority to vote in their discretion on “routine” proposals when they have not received instructions from beneficial owners. However, brokers are not allowed to exercise their voting discretion with respect to the approval of matters that the NYSE determines to be “non-routine.” Accordingly, a “broker non-vote” occurs when the broker is not permitted to vote on an item without instruction from the beneficial owner of shares of common stock and the beneficial owner gives no instruction as to voting of the shares.

Under NYSE rules, your broker or bank does not have discretionary authority to vote your shares of Company common stock on any of the proposals described in this proxy statement. Therefore, if you do not instruct your broker on how to vote your shares:

•	your broker may not vote your shares of Company common stock on the Merger proposal, which broker non-votes will have the same effect as a vote AGAINST such proposal;
•	your broker may not vote your shares of Company common stock on the Merger-Related Compensation proposal, which broker non-votes will have no effect on the vote on such proposal; and
•	your broker may not vote your shares of Company common stock on a Special Meeting Adjournment proposal, if necessary, which broker non-votes will have no effect on the vote on such proposal.

v

See “Information About the Special Meeting and Voting—Broker Non-Votes” beginning on page 13 for more detail on the impact of a broker non-vote.

As a result of the foregoing, please be sure to provide your broker with instructions on how to vote your shares of Company common stock as soon as possible. Please check the voting form used by your broker to see if it offers Internet or telephone submission of proxies.

Q12:	Who will count the votes?
A:	Computershare will serve as inspector of elections, count all of the proxies or ballots submitted and report the votes at the special meeting. Whether you vote your shares by accessing the Internet, telephone or mail, your vote will be received directly by Computershare.
Q13:	What does it mean if I receive more than one set of materials?
A:	This means you own shares of Company common stock that are registered under different names. For example, you may own some shares directly as a shareholder of record and other shares through a broker or you may own shares through more than one broker. In these situations, you may receive multiple sets of proxy materials. It is necessary for you to vote, sign and return all of the proxy cards or follow the instructions for any alternative voting procedure on each of the proxy cards you receive in order to vote all of the shares of Company common stock you own. Each proxy card you receive will come with its own prepaid return envelope; if you vote by mail, make sure you return each proxy card in the return envelope which accompanied that proxy card.
Q14:	Can I revoke my proxy and change my vote?
A:	Yes. You have the right to revoke your proxy at any time prior to the time your shares of Company common stock are voted at the special meeting. If you are a shareholder of record of Company common stock as of the close of business on [•], 2019, your proxy can be revoked in several ways:
•	by entering a new vote by accessing the Internet or by telephone;
•	by delivering a written revocation to our Corporate Secretary prior to the special meeting;
•	by submitting another valid proxy bearing a later date than the first proxy and that is received prior to the special meeting; or
•	by attending the special meeting and voting your shares of Company common stock in person.

However, if your shares of Company common stock are held in “street name”, you must check with your broker to determine how to revoke your proxy.

Q15:	When and where is the special meeting?
A:	The special meeting will take place on [•], 2019 at [•] a.m. (Mountain Daylight Time), at El Paso Electric Company, Stanton Tower, 100 North Stanton Street, El Paso, Texas 79901.
Q16:	What must I bring to attend the special meeting?
A:	Shareholders whose shares of Company common stock are held in “street name” should bring with them a legal proxy or a recent brokerage statement or letter from the street name holder confirming their beneficial ownership of shares of Company common stock, together with a valid picture identification. If your shares of Company common stock are registered in your name on the books kept by our transfer agent, sometimes referred to as uncertificated shares, you should bring your proxy card, should you wish to vote in person, or a recent account statement, which can be obtained from our transfer agent, in either case, together with a valid picture identification. Attendance at the special meeting will be limited to shareholders of record as of the close of business on the record date, one guest per shareholder of record, and guests of the Company.
Q17:	Should I send in my stock certificates now?
A:	No. After the merger is completed, Parent will send former Company shareholders written instructions for exchanging their stock certificates for the merger consideration.

Q18:	Who can answer any questions I may have about the special meeting or the merger?
A:	Our shareholders may contact Georgeson LLC, our proxy solicitor for the special meeting, by calling toll-free at (888) 206-0860, or electronically through elpasoelectric@georgeson.com.
Q19:	Will I have to pay taxes on the merger consideration I receive?
A:	If you are a U.S. holder (as defined in “The Proposed Merger—Material U.S. Federal Income Tax Consequences of the Merger”), the receipt of cash in exchange for shares of Company common stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. A U.S. holder of Company common stock who receives cash in the merger generally will recognize gain or loss in an amount equal to the difference, if any, between (1) the amount of cash received with respect to those shares (determined before deduction of any applicable withholding taxes) and (2) such U.S. holder’s adjusted tax basis in the shares of Company common stock exchanged therefor. Such gain or loss generally will constitute capital gain or loss and will constitute long-term capital gain or loss if the U.S. holder’s holding period for Company common stock exchanged is more than one year as of the date of the merger. You should consult your own tax advisors regarding the particular tax consequences to you of the exchange of shares of Company common stock for cash pursuant to the merger in light of your particular circumstances (including the application and effect of any federal, state, local, or foreign tax laws).
Q20:	How does the Board recommend that I vote?
A:	The Board unanimously recommends that you vote as follows:
1.	FOR the Merger proposal;
2.	FOR the Merger-Related Compensation proposal; and
3.	FOR any Special Meeting Adjournment proposal, if necessary.

The Board’s recommendations are described in more detail with the description of each proposal in this proxy statement. For a discussion of the factors that the Board considered in resolving to recommend that our shareholders vote to approve the Merger proposal and the Merger-Related Compensation proposal, please see the section of this proxy statement entitled “The Proposed Merger—Recommendation of the Company’s Board of Directors and its Reasons for the Merger” beginning on page 27.

Q21:	What happens if I sell my shares of Company common stock before the special meeting?
A:	The record date for the special meeting is earlier than the date of the special meeting. If you own shares of Company common stock as of the close of business on the record date, but transfer your shares after the close of business on the record date but before the special meeting, you will retain your right to vote such shares at the special meeting, but you will no longer have the right to receive the merger consideration with respect to such shares.
Q22:	Am I entitled to exercise dissenters’ rights instead of receiving the merger consideration for my shares of Company common stock?
A:	Yes. Under Chapter 10, Subchapter H of the Texas Business Organizations Code (the “TBOC”), shareholders who object in writing to the merger prior to the special meeting, vote AGAINST the merger at the special meeting in person or by proxy and submit a written demand for appraisal after the special meeting will be entitled to dissenters’ rights of appraisal in connection with the merger, and if the merger is completed, obtain payment equal to the fair value of their shares of Company common stock instead of the merger consideration. The ultimate amount such shareholders receive in an appraisal proceeding may be less than, equal to or more than the amount they would have received under the merger agreement. These procedures are summarized in the section entitled “Dissenters’ Rights.” In addition, the text of Chapter 10, Subchapter H of the TBOC is reproduced in its entirety as Annex C to this proxy statement. Failure to strictly comply with these provisions will result in the loss of dissenters’ rights.

Q23:	What happens if the merger is not completed?
A:	In the event that the Merger proposal does not receive the required approval from our shareholders, or if the merger is not completed for any other reason, our shareholders will not receive any payment for their shares of Company common stock in connection with the merger. Instead, we will remain an independent public company and we expect that the Company common stock will continue to be listed and traded on the NYSE, the Company common stock will continue to be registered under the Securities Exchange Act of 1934, as amended, and shareholders will continue to own their shares of Company common stock.

SUMMARY

The Companies Involved in the Merger (see page 10)

El Paso Electric Company
Stanton Tower
100 North Stanton Street
El Paso, Texas 79901
(915) 543-5711

El Paso Electric Company, a Texas corporation (the “Company”), is a public utility engaged in the generation, transmission and distribution of electricity in an area of approximately 10,000 square miles in west Texas and southern New Mexico. The Company also serves a full requirements wholesale customer in Texas. The Company owns or has significant ownership interests in several electrical generating facilities providing it with a net dependable generating capacity of approximately 2,085 megawatts.

The Company serves approximately 425,000 residential, commercial, industrial, public authority and wholesale customers. The Company distributes electricity to retail customers principally in El Paso, Texas and Las Cruces, New Mexico. In addition, the Company’s wholesale sales include sales for resale to other electric utilities and power marketers. Principal industrial, public authority and other large retail customers of the Company include U.S. military installations, such as Fort Bliss in Texas and White Sands Missile Range and Holloman Air Force Base in New Mexico, an oil refinery, several medical centers, two large universities and a steel production facility.

The Company was incorporated in Texas in 1901.

Additional information about the Company is included in documents incorporated by reference in this proxy statement. See “Where You Can Find More Information” beginning on page 80.

Sun Jupiter Holdings LLC
c/o J.P. Morgan Asset Management
277 Park Avenue, 35th Floor
New York, New York 10172
(212) 270-6000

Sun Jupiter Holdings LLC, a newly formed Delaware limited liability company (“Parent”), is an affiliate of the Infrastructure Investments Fund (“IIF”), a private investment vehicle advised by a dedicated infrastructure investment group within J.P. Morgan Investment Management Inc. Parent was formed solely for the purpose of entering into the merger agreement, and completing the merger and the other transactions contemplated by the merger agreement, including the financing related to the merger.

Sun Merger Sub Inc.
 c/o J.P. Morgan Asset Management
277 Park Avenue, 35th Floor
New York, New York 10172
(212) 270-6000

Sun Merger Sub Inc. (“Merger Sub”) is a Texas corporation newly formed by Parent solely for the purpose of entering into the merger agreement and completing the merger and the other transactions contemplated by the merger agreement. Merger Sub is a wholly-owned subsidiary of Parent and has not engaged in any business except for activities incidental to its formation and as contemplated by the merger agreement. Subject to the terms of the merger agreement, upon the completion of the merger, Merger Sub will cease to exist and the Company will continue as the surviving corporation.

Infrastructure Investments Fund
c/o J.P. Morgan Asset Management
277 Park Avenue, 35th Floor
New York, New York 10172
(212) 270-6000

IIF is an $11.3 billion (as of June 1, 2019) private investment vehicle advised by a dedicated infrastructure investment group within J.P. Morgan Investment Management Inc. IIF is responsible for investing and growing the retirement funds of more than 40 million families, including 2 million people across Texas and New Mexico who will be invested in the Company after closing of the merger. Headquartered in New York and London, IIF’s investments are generally focused on companies that provide essential services, such as energy, water and transportation, to local communities either under a regulatory construct or long-term contracts.

IIF’s 19 portfolio companies are located primarily in the United States, Western Europe and Australia, and include 11 energy, utility and electric generation companies. IIF also has significant experience developing renewable energy sources, having invested approximately $3 billion in renewable power generation assets which collectively provide 3.4 GW of renewable capacity (enough to power three million homes for a year).

As of June 1, 2019, IIF’s family of companies serves over 20 million customers and employs over 9,000 people who actively engage in their communities by building good relationships, providing open and ongoing communications and transparency over activities, and giving back through volunteer activities, community funding and philanthropic initiatives.

Concurrently with the execution of the merger agreement, IIF US Holding 2 LP, an affiliate of IIF, agreed to provide funding to Parent in connection with the closing of the merger.

The Proposed Merger (see page 15)

Under the terms of the merger agreement, Merger Sub, a wholly-owned subsidiary of Parent, will merge with and into the Company with the Company continuing as the surviving corporation and becoming a wholly-owned subsidiary of Parent (the “merger”). The merger will be completed only after the satisfaction or waiver, if applicable, of the conditions to the completion of the merger discussed below.

The Agreement and Plan of Merger, dated as of June 1, 2019 (the “merger agreement”), by and among the Company, Parent and Merger Sub is attached as Annex A to this proxy statement. We encourage you to read the merger agreement carefully and fully, as it is the legal document that governs the merger.

Effects of the Merger; Merger Consideration (see page 15)

On and subject to the terms and conditions set forth in the merger agreement, at the effective time of the merger (the “effective time”), each share of common stock, no par value, of the Company (“Company common stock”) issued and outstanding immediately prior to the effective time shall be cancelled and converted into the right to receive $68.25 in cash, without interest (the “merger consideration”). At or immediately prior to the effective time, each outstanding restricted share of Company common stock subject to time-based vesting (“Company restricted stock”) under the Company’s Amended and Restated 2007 Long-Term Incentive Plan (the “Company Stock Plan”) and each outstanding performance share that was granted under the Company Stock Plan and represents the right to receive shares of Company common stock subject to performance-based vesting (“Company performance stock”), whether vested or unvested, will be cancelled at the effective time with cash consideration paid therefor in accordance with the terms of the merger agreement. In addition, while it is not part of the merger consideration, you will continue to be entitled to receive any dividends declared by us prior to the completion of the merger, including a “stub period” dividend with respect to the period between the last quarterly dividend paid by us and the effective time.

Material U.S. Federal Income Tax Consequences of the Merger (see page 40)

If you are a U.S. holder (as defined in “The Proposed Merger—Material U.S. Federal Income Tax Consequences of the Merger”), the receipt of cash in exchange for shares of Company common stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. A U.S. holder of Company common stock who receives cash in the merger generally will recognize gain or loss in an amount equal to the difference, if any, between (1) the amount of cash received and (2) such U.S. holder’s adjusted tax basis in the shares of Company common stock exchanged therefor. Such gain or loss generally will constitute capital gain or loss and will constitute long-term capital gain or loss if the U.S. holder’s holding period for the Company common stock exchanged is more than one year as of the date of the merger.

You should consult your own tax advisors regarding the particular tax consequences to you of the exchange of shares of Company common stock for cash pursuant to the merger in light of your particular circumstances (including the application and effect of any federal, state, local, or foreign tax laws).

Dissenters’ Rights (see page 75 and Annex C)

Shareholders are entitled to dissenters’ rights under Chapter 10, Subchapter H of the Texas Business Organizations Code (the “TBOC”). This means that, if the merger is completed and you have successfully exercised your dissenters’ rights, you will be entitled to obtain payment equal to the fair value of your shares of Company common stock instead of the merger consideration. The ultimate amount you receive in an appraisal proceeding may be less than, equal to or more than the amount you would have received under the merger agreement. To exercise your dissenters’ rights, you must submit a written objection to the merger before the vote is taken on the merger agreement, vote AGAINST the proposal to approve the merger agreement and the transactions contemplated thereby, including the merger (the “Merger proposal”), and submit a written demand for appraisal after the vote is taken on the merger agreement. Your failure to follow exactly the procedures specified under the TBOC may result in the loss of your dissenters’ rights. If you hold your shares of Company common stock through a bank, brokerage firm or other nominee and you wish to exercise dissenters’ rights, you should consult with your bank, brokerage firm or other nominee to determine the appropriate procedures for the making of a demand for appraisal by your bank, brokerage firm or nominee. In light of the complexity of the TBOC, shareholders who may wish to pursue dissenters’ rights should consult their legal and financial advisors. See the section entitled “Dissenters’ Rights” beginning on page 75 and the text of Chapter 10, Subchapter H of the TBOC, reproduced in its entirety as Annex C to this proxy statement.

Treatment of Company Equity Awards (see page 53)

Immediately prior to the effective time, each share of Company restricted stock that is unvested and outstanding immediately prior to the effective time will vest in full and be cancelled as of the effective time and in exchange therefor, holders of Company restricted stock will be entitled to receive a cash payment in an amount equal to the merger consideration, less withholding with respect to applicable taxes. Such payment will be made within five business days after the effective time.

Immediately prior to the effective time, each share of Company performance stock for which the applicable performance period has ended prior to the effective time that is outstanding and unvested prior to the effective time (“Company unpaid performance stock”) will be cancelled as of the effective time and in exchange therefor, holders of shares of Company unpaid performance stock will be entitled to receive a cash payment in an amount equal to the merger consideration, with the number of vested Company unpaid performance stock as of the effective time to equal the number determined in accordance with the performance criteria and provided in the applicable award agreement, less withholding with respect to applicable taxes. Such payment will be made within five business days after the effective time.

Immediately prior to the effective time, each share of Company performance stock, other than Company unpaid performance stock, that is outstanding and unvested immediately prior to the effective time will be cancelled as of the effective time and in exchange therefor, the holders of such Company performance stock will be entitled to receive a cash payment in an amount equal to the merger consideration, with the number of vested shares of Company performance stock as of the effective time to equal the greater of the target award and the number determined in accordance with the performance criteria provided in the applicable award agreement as if the performance period ended on the last business day immediately preceding the date of the merger, less withholding with respect to applicable taxes. Such payment will be made within five business days after the effective time.

Notwithstanding the foregoing, any awards of Company restricted stock and Company performance stock made in calendar year 2020 will be treated in the manner described above, except that the payments in respect of such awards will be prorated based on the number of days that have elapsed between January 1, 2020 and the effective time relative to the total vesting period of such award.

As of the effective time, the Company Stock Plan will be terminated and no further shares of Company restricted stock or Company performance stock or other rights with respect to shares of Company common stock will be granted thereunder.

Dividends (see page 70)

The Company has been paying quarterly cash dividends on Company common stock since June 30, 2011, and paid a total of $57.5 million in cash dividends during the twelve months ended December 31, 2018. On January 31, 2019, the Board of Directors of the Company (the “Board”) declared a quarterly cash dividend of

$0.36 per share payable on March 29, 2019, to shareholders of record as of the close of business on March 15, 2019. On May 23, 2019, the Board declared a quarterly cash dividend of $0.385 per share of Company common stock payable on June 28, 2019, to shareholders of record as of the close of business on June 14, 2019.

Under the terms of the merger agreement, we have agreed not to declare dividends, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property or any combination thereof) in respect of, any of our capital stock, other equity interests or voting securities, except for (1) quarterly cash dividends payable by us in respect of shares of Company common stock on a schedule consistent with our past practices in an amount not to exceed $0.385 for quarterly dividends declared before June 1, 2020 and $0.41 for quarterly dividends declared on or after June 1, 2020, (2) dividend equivalents accrued or payable by us in respect of Company restricted stock in accordance with the applicable award agreements, and (3) a “stub period” dividend to holders of record of Company common stock as of immediately prior to the effective time equal to the product of (x) the number of days from the record date for payment of the last quarterly dividend paid by us prior to the effective time, multiplied by (y) a daily dividend rate determined by dividing the amount of the last quarterly dividend paid prior to the effective time by ninety-one.

Approvals Required by Shareholders in Connection with the Proposals (see page 12)

The holders of the outstanding shares of Company common stock as of close of business on the record date are entitled to one vote for each share held of record on each matter presented to a vote at the special meeting of the shareholders of the Company to which this proxy statement relates (the “special meeting”). However, unless the holder personally appears and votes at the special meeting, shares for which no proxy is returned (whether registered in the name of the actual holder or in the name of a bank, broker or nominee) will not be voted. Only shareholders of record at the close of business on [•], 2019 will be entitled to vote at the special meeting or at any adjournment of the special meeting.

The following approvals are required by our shareholders in order to approve the proposals at the special meeting in connection with the merger:

•	The affirmative vote of the holders of at least two-thirds of all of the outstanding shares of Company common stock entitled to vote at the special meeting is required to approve the Merger proposal;
•	The affirmative vote of the holders of a majority of the shares of Company common stock entitled to vote at, and represented in person or by proxy at, the special meeting is required to approve the proposal on compensation that will or may become payable by us to our named executive officers in connection with the merger (the “Merger-Related Compensation proposal”). Because the vote on the Merger-Related Compensation proposal is advisory only, it will not be binding on us. Accordingly, if the Merger proposal is approved and the merger is completed, the compensation will be payable, subject only to the conditions applicable thereto, regardless of the outcome of the non-binding, advisory vote of our shareholders on the Merger-Related Compensation proposal; and
•	The affirmative vote of the holders of a majority of the shares of Company common stock entitled to vote at, and represented in person or by proxy at, the special meeting is required to approve any motion to adjourn the special meeting, if necessary (the “Special Meeting Adjournment proposal”).

Our directors and executive officers beneficially owned [•] shares of Company common stock on [•], 2019, the record date for the special meeting. These shares represent in total [•]% of Company common stock outstanding and entitled to vote as of the record date. We currently expect that each of our directors and executive officers will vote their shares of Company common stock in favor of all of the proposals to be voted on at the special meeting, although none of them has entered into any agreements obligating them to do so.

The approval of the Merger proposal by our shareholders is a condition to completion of the merger. Approval of the Merger-Related Compensation proposal is not required to complete the merger, but federal securities laws require that we submit the matter to our shareholders for an advisory vote.

Recommendation of the Company’s Board of Directors (see page 27)

The Board has reviewed and considered the terms of the merger and the merger agreement and has unanimously determined that the merger is advisable and in the best interests of the Company and our shareholders and unanimously recommends that our shareholders vote FOR the Merger proposal. The Board also unanimously recommends that our shareholders vote FOR the Merger-Related Compensation proposal and FOR any Special Meeting Adjournment proposal.

Opinion of Lazard Frères & Co. LLC (see page 31 and Annex B)

The Company retained Lazard Frères & Co. LLC (“Lazard”) to act as its financial advisor in connection with the merger. On May 31, 2019, at the meeting of the Board held to evaluate the merger, Lazard rendered to the Board an oral opinion, subsequently confirmed in writing by delivery of Lazard’s written opinion dated as of the same date, to the effect that, as of such date, and based upon and subject to the assumptions, procedures, factors, qualifications and limitations set forth in Lazard’s written opinion, the consideration to be paid to holders of Company common stock, other than certain excluded holders, in the merger was fair, from a financial point of view, to holders of Company common stock, other than certain excluded holders.

The full text of Lazard’s written opinion to the Board, dated May 31, 2019, which sets forth the assumptions made, procedures followed, factors considered and qualifications and limitations on the review undertaken by Lazard in connection with its opinion, is attached to this proxy statement as Annex B. The foregoing summary of Lazard’s opinion is qualified in its entirety by reference to the full text of the opinion. You are encouraged to read Lazard’s opinion, this section and the summary of Lazard’s opinion below carefully and in their entirety.

Lazard’s engagement and its opinion were for the benefit of the Board (in its capacity as such), and Lazard’s opinion was rendered to the Board in connection with its evaluation of the merger and addressed only the fairness as of the date of the opinion, from a financial point of view, to holders of Company common stock (other than certain excluded holders) of the consideration to be paid to holders of Company common stock (other than certain excluded holders) in the merger. Lazard’s opinion was not intended to, and does not, constitute a recommendation as to how any shareholder should vote or act with respect to the merger or any matter relating thereto.

Financing of the Merger Consideration (see pages 15 and 63)

We estimate that the total amount of funds required to complete the merger, including to repay any amounts outstanding under our Third Amended and Restated Credit Agreement, dated as of September 13, 2018, among us, The Bank of New York Mellon Trust Company, N.A., as trustee of the Rio Grande Resources Trust, MUFG Union Bank, N.A., as administrative agent and as syndication agent, various issuing banks party thereto and various lending banks party thereto (the “Credit Agreement”) to the extent the required amendment to the Credit Agreement has not been obtained prior to the date of the merger (see the section entitled “The Merger Agreement—Credit Agreement Amendment”), will be approximately $3.16 billion. Parent and Merger Sub expect this amount to be funded through a combination of the following:

•	debt financing in an aggregate amount of up to $850 million. See the section entitled “The Proposed Merger—Debt Commitment Letter” beginning on page 15; and
•	equity financing in an aggregate amount of up to $2.31 billion. See the section entitled “The Proposed Merger—Equity Commitment Agreement” beginning on page 16.

The completion of the merger under the merger agreement is not subject to any financing condition.

Completion of the Merger is Subject to Regulatory Clearance (see page 42)

To complete the merger, the Company and Parent need to obtain approvals or consents from, or make filings with, a number of public utility, antitrust and other regulatory authorities, including:

•	the filing of notification and report forms with the Antitrust Division of the Department of Justice and the Federal Trade Commission under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the “HSR Act”), and expiration or early termination of any applicable waiting periods under the HSR Act;

•	authorization by the Federal Energy Regulatory Commission under Section 203 of the Federal Power Act;
•	authorization of the Federal Communications Commission (“FCC”) to assign or transfer control of our FCC licenses;
•	authorization and consent of the U.S. Nuclear Regulatory Commission;
•	authorization and consent of the Public Utility Commission of Texas;
•	authorization and consent of the New Mexico Public Regulation Commission; and
•	consent of the City of El Paso, Texas under its franchise agreement with the Company, pursuant to which the Company provides generation, transmission and distribution of electrical energy and other services within the City of El Paso, Texas.

Subject to the terms and conditions of the merger agreement, each of the Company and Parent shall use its reasonable best efforts to take, or cause to be taken, all actions, and do, or cause to be done, and assist and cooperate with the other party in doing, all things necessary to cause the conditions to the closing of the merger to be satisfied as promptly as reasonably practicable or to effect the closing of the merger as promptly as reasonably practicable.

See “The Proposed Merger—Regulatory Matters Relating to the Merger” beginning on page 42 of this proxy statement for additional detail regarding the regulatory approval process.

How the Merger Agreement May be Terminated by the Company and/or Parent (see page 66)

The merger agreement may be terminated by either the Company or Parent in accordance with its terms at any time prior to the effective time, whether before or after the Company shareholder approval:

•	by mutual written consent of Parent and the Company; and
•	by Parent or the Company if:
○	the closing of the merger is not completed by June 1, 2020 (the “end date”); provided that if, prior to the end date, all of the conditions to the closing of the merger set forth in the merger agreement have been satisfied or waived, or will then be capable of being satisfied (except for conditions regarding required approvals, absence of legal restraints and those conditions that by their nature are to be satisfied at the closing of the merger), either Parent or the Company may, prior to 5:00 p.m. New York City time on the end date, extend the end date to September 1, 2020, provided that neither party may avail itself of such right to extend the end date or terminate the merger agreement if it has breached any of its covenants or agreements in the merger agreement which has resulted in (1) the failure to satisfy the closing conditions prior to the end date or (2) the failure of the closing of the merger to have occurred prior to the end date;
○	the condition regarding the absence of legal restraints on the merger has not been satisfied and such legal restraint has become final and nonappealable, provided that neither party may avail itself of such right to terminate the merger agreement if it has breached its obligations under the merger agreement to use reasonable best efforts to obtain regulatory approvals; or
○	the Company shareholder approval is not obtained at the special meeting, or at any adjournment of the special meeting.

The merger agreement may be terminated in accordance with its terms by Parent as follows:

•	at any time prior to the receipt of the Company shareholder approval, if the Board or a Board committee effects a change of its recommendation; or
•	if (1) there is a breach by us of our representations, warranties, covenants or agreements under the merger agreement such that the conditions relating to the accuracy of our representations and warranties and our performance or compliance with our covenants and agreements would not reasonably be capable of being satisfied, (2) Parent has delivered written notice to us of such breach and (3) such breach is not reasonably capable of being cured by the end date or such breach is not cured within 30 days after our receipt of Parent’s notice, provided Parent or Merger Sub is not then in material breach of any of their respective material representations, warranties or covenants under the merger agreement.

The merger agreement may be terminated in accordance with its terms by the Company as follows:

•	at any time prior to the receipt of the Company shareholder approval, if the Board effects a change of recommendation with respect to a Company superior proposal, as defined in the merger agreement, and has approved, and we have entered into, an acquisition agreement providing for the implementation of such Company superior proposal in compliance with our obligations under the merger agreement, and we pay the applicable termination fee prior to or concurrently with such termination;
•	if (1) there is a breach by Parent or Merger Sub of their representations, warranties, covenants or agreements under the merger agreement such that the conditions relating to the accuracy of Parent’s and Merger Sub’s representations and warranties and Parent’s and Merger Sub’s performance or compliance with their respective covenants and agreements would not reasonably be capable of being satisfied, (2) we have delivered written notice to Parent of such breach and (3) such breach is not reasonably capable of being cured by the end date or such breach is not cured within 30 days after Parent’s receipt of our notice, provided we are not then in material breach of any of our material representations, warranties or covenants under the merger agreement; or
•	if (1) all of the conditions set forth in the merger agreement have been satisfied or waived in accordance with the terms of the merger agreement as of the date that the merger should have closed (except for those conditions that by their terms are to be satisfied at the closing of the merger), (2) Parent and Merger Sub do not consummate the merger on the day that the merger should have been consummated pursuant to the terms of the merger agreement, (3) we have delivered to Parent an irrevocable written notice that we stand ready, willing and able to consummate the closing of the merger and (4) Parent and Merger Sub fail to consummate the merger within five business days following their receipt of written notice from us requesting such consummation.

Termination Fees and Expenses May be Payable Under Some Circumstances (see page 67)

If the merger agreement is terminated under specified circumstances relating to (1) failure to satisfy certain conditions, including to obtain required regulatory approvals prior to the end date, which is 5:00 p.m. New York City time on June 1, 2020 and which may be extended to September 1, 2020, (2) a final and nonappealable order enjoining the consummation of the merger in connection with regulatory approvals, (3) failure by Parent to obtain required regulatory approvals, or (4) failure by Parent to consummate the merger once all of the conditions have been satisfied, Parent will be required to pay us a termination fee of $170 million.

In addition, in the event that the merger agreement is terminated under specified circumstances relating to (1) the Company entering into a definitive acquisition agreement with respect to a Company superior proposal, as defined in the merger agreement, (2) the Board changing its recommendation of the merger prior to the approval of our shareholders of the merger agreement and the transactions contemplated thereunder, including the merger, having been obtained, or (3) if (A) the merger is not closed by the end date, (B) our shareholders do not approve the merger or (C) we are in breach of our representations, warranties, covenants or agreements under the merger agreement, and (i) we receive a Company takeover proposal, as defined in the merger agreement that is not withdrawn prior either prior to the shareholder vote on the Merger or prior to the termination of the merger agreement and (ii) within 12 months after such termination we enter into a definitive agreement or consummate a transaction with respect to a Company takeover proposal, then we will be required to pay Parent a termination fee of $85 million.

Delisting and Deregistration of Company Common Stock (see page 46)

If the merger is completed, shares of Company common stock will be delisted from the New York Stock Exchange (the “NYSE”) and deregistered under the Securities Exchange Act of 1934, as amended.

No Solicitation of Competing Proposals (see page 59)

We are subject to a “no shop” restriction that limits our ability to solicit alternative acquisition proposals or provide nonpublic information to, and engage in discussion with, third parties, except under limited circumstances to permit the Board to comply with its fiduciary duties.

We will not, and will not authorize our affiliates or any of our or their representatives to, either directly or indirectly, (1) solicit, initiate or knowingly encourage, induce or facilitate any Company takeover proposal, as defined in the merger agreement, or inquiry or proposal that could reasonably be expected to lead to a Company takeover proposal or (2) participate in any discussions or negotiations with any persons regarding any Company takeover proposal or inquiry or proposal that could reasonably be expected to lead to a Company takeover proposal, including by furnishing non-public information with respect any such proposal or inquiry. Under the merger agreement, we agreed to cease all existing discussions or negotiations with regards to any Company takeover proposal or any inquiry or proposal that would reasonably be expected to lead to a Company takeover proposal and request the return or destruction of all confidential information previously furnished. Notwithstanding the foregoing, we may entertain a bona fide written Company takeover proposal that constitutes or could reasonably be expected to lead to a Company superior proposal, as described in the merger agreement, that does not result from a breach of the merger agreement, prior to obtaining Company shareholder approval, subject to certain conditions stated in the merger agreement.

See “The Merger Agreement—The Company is Prohibited from Soliciting Other Offers; Superior Proposal” beginning on page 59 of this proxy statement.

Post-Merger Governance and Management (see page 70)

Upon completion of the merger, Parent has agreed that the headquarters of the Company will remain in El Paso, Texas for so long as IIF US Holding 2 LP, an affiliate of IIF, owns the Company.

The Company’s Chief Executive Officer and the Company’s senior management will continue to have day-to-day control over the Company’s operations and senior management will continue to reside in the El Paso, Texas and Las Cruces, New Mexico vicinity. The Company’s local management will remain the primary point of contact for all regulatory, operational and community engagement matters.

See “Post-Merger Governance and Management” beginning on page 70 and “Additional Interests of the Company’s Directors and Executive Officers in the Merger” beginning on page 47 for further information.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement, and the documents incorporated by reference in this proxy statement, include forward-looking statements. A “safe harbor” for forward-looking statements is provided by the Private Securities Litigation Reform Act of 1995 (the “Reform Act of 1995”). The Reform Act of 1995 was adopted to encourage such forward-looking statements without the threat of litigation, provided those statements are identified as forward-looking and are accompanied by meaningful cautionary statements identifying important factors that could cause the actual results to differ materially from those projected in the statement. Certain matters described in “The Proposed Merger—Forward-Looking Financial Information” are forward-looking statements as well as statements relating to the expected timetable for completing the merger, anticipated benefits of the merger, future opportunities for the surviving corporation, future financial performance and any other statements regarding our and Parent’s future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance. Such statements are based on management’s beliefs, as well as assumptions made by and information currently available to management. When used in this filing, the words “believe”, “anticipate”, “endeavor”, “estimate”, “expect”, “objective”, “projection”, “forecast”, “goal”, “likely”, and similar expressions are intended to identify forward-looking statements. In addition to any assumptions and other factors referred to specifically in connection with such forward-looking statements, factors that could cause our actual results to differ materially from those contemplated in any forward-looking statements include, among others, the following:

•	The risk that we may be unable to obtain the Company shareholder approval for the merger.
•	The risk that Parent or the Company may be unable to obtain governmental and regulatory approvals required for the merger, or that required governmental and regulatory approvals or agreements with other parties interested therein may delay the merger or may be subject to or impose adverse conditions or costs.
•	The occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement or could otherwise cause the failure of the merger to close.
•	The risk that a condition to the closing of the merger or the committed financing may not be satisfied.
•	The failure of Parent to obtain any equity, debt or other financing necessary to complete the merger.
•	The outcome of any legal proceedings, regulatory proceedings or enforcement matters that may be instituted relating to the merger.
•	The receipt of an unsolicited offer from another party to acquire our assets or capital stock that could interfere with the merger.
•	The timing to consummate the merger.
•	The costs incurred to consummate the merger.
•	Disruption from the merger making it more difficult to maintain relationships with customers, employees, regulators or suppliers.
•	The diversion of management time and attention on the merger.
•	Other risks detailed in our filings with the Securities and Exchange Commission (the “SEC”), including our most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2018, and in our Quarterly Reports on Form 10-Q and other documents filed by us with the SEC after the date thereof. See the section entitled “Where You Can Find More Information.”

Any such forward-looking statement is qualified by reference to these risks and factors. The Company cautions against putting undue reliance on forward-looking statements or projecting any future results based on such statements. Forward-looking statements speak only as of the date of the particular statement, and the Company does not undertake to update any forward-looking statement contained herein.

THE COMPANIES

El Paso Electric Company
Stanton Tower
100 North Stanton Street
El Paso, Texas 79901
(915) 543-5711

El Paso Electric Company (the “Company”), a Texas corporation, is a public utility engaged in the generation, transmission and distribution of electricity in an area of approximately 10,000 square miles in west Texas and southern New Mexico. The Company also serves a full requirements wholesale customer in Texas. The Company owns or has significant ownership interests in several electrical generating facilities providing it with a net dependable generating capacity of approximately 2,085 megawatts.

The Company serves approximately 425,000 residential, commercial, industrial, public authority and wholesale customers. The Company distributes electricity to retail customers principally in El Paso, Texas and Las Cruces, New Mexico. In addition, the Company’s wholesale sales include sales for resale to other electric utilities and power marketers. Principal industrial, public authority and other large retail customers of the Company include U.S. military installations, such as Fort Bliss in Texas and White Sands Missile Range and Holloman Air Force Base in New Mexico, an oil refinery, several medical centers, two large universities and a steel production facility.

The Company was incorporated in Texas in 1901.

Additional information about the Company is included in documents incorporated by reference in this proxy statement. See “Where You Can Find More Information” beginning on page 80.

Sun Jupiter Holdings LLC
c/o J.P. Morgan Asset Management
277 Park Avenue, 35th Floor
New York, New York 10172
(212) 270-6000

Sun Jupiter Holdings LLC (“Parent”), a newly formed Delaware limited liability company, is an affiliate of the Infrastructure Investments Fund (“IIF”), a private investment vehicle advised by a dedicated infrastructure investment group within J.P. Morgan Investment Management Inc. Parent was formed solely for the purpose of entering into the Agreement and Plan of Merger, dated as of June 1, 2019 (the “merger agreement”), by and among the Company, Parent and Sun Merger Sub Inc. (“Merger Sub”), and completing the merger of Merger Sub with and into the Company with the Company continuing as the surviving corporation and becoming a wholly-owned subsidiary of Parent (the “merger”) and the other transactions contemplated by the merger agreement, including the financing related to the merger.

Sun Merger Sub Inc.
 c/o J.P. Morgan Asset Management
277 Park Avenue, 35th Floor
New York, New York 10172
(212) 270-6000

Merger Sub is a Texas corporation newly formed by Parent solely for the purpose of entering into the merger agreement and completing the merger and the other transactions contemplated by the merger agreement. Merger Sub is a wholly-owned subsidiary of Parent and has not engaged in any business except for activities incidental to its formation and as contemplated by the merger agreement. Subject to the terms of the merger agreement, upon the completion of the merger, Merger Sub will cease to exist and the Company will continue as the surviving corporation.

Infrastructure Investments Fund
c/o J.P. Morgan Asset Management
277 Park Avenue, 35th Floor
New York, New York 10172
(212) 270-6000

IIF is an $11.3 billion (as of June 1, 2019) private investment vehicle advised by a dedicated infrastructure investment group within J.P. Morgan Investment Management Inc. IIF is responsible for investing and growing the retirement funds of more than 40 million families, including 2 million people across Texas and New Mexico who will be invested in the Company. Headquartered in New York and London, IIF’s investments are generally focused on companies that provide essential services, such as energy, water and transportation, to local communities either under a regulatory construct or long-term contracts.

IIF’s 19 portfolio companies are located primarily in the United States, Western Europe and Australia, and include 11 energy, utility and electric generation companies. IIF also has significant experience developing renewable energy sources, having invested approximately $3 billion in renewable power generation assets which collectively provide 3.4 GW of renewable capacity (enough to power three million homes for a year).

As of June 1, 2019, IIF’s family of companies serve over 20 million customers and employ over 9,000 people who actively engage in their communities by building good relationships, providing open and ongoing communications and transparency over activities, and giving back through volunteer activities, community funding and philanthropic initiatives.

Concurrently with the execution of the merger agreement, IIF US Holding 2 LP, an affiliate of IIF (the “Investor”), agreed to provide funding to Parent in connection with the closing of the merger.

INFORMATION ABOUT THE SPECIAL MEETING AND VOTING

The information contained in this proxy statement is furnished in connection with the solicitation of the enclosed proxy by and on behalf of the Board of Directors of the Company (the “Board”). The proxy will be used at the special meeting of the shareholders of the Company to which this proxy statement relates (the “special meeting”). We are first mailing this proxy statement and accompanying proxy card to our shareholders on or about [•], 2019.

Date, Time and Place

The special meeting will be held at our corporate headquarters located at the Stanton Tower, 100 North Stanton Street, El Paso, Texas 79901 on [•], 2019, at [•] a.m. (Mountain Daylight Time), and at any adjournment of the special meeting for the matters to be acted upon under its authority.

Matters to be Considered

As of this date, the only known business to be presented at the special meeting is (1) a proposal to approve the merger agreement and the transactions contemplated thereby, including the merger (the “Merger proposal”), (2) a proposal to approve, by non-binding advisory resolution, the compensation of the named executive officers that will or may become payable in connection with the merger (the “Merger-Related Compensation proposal”), (3) a proposal to approve any motion to adjourn the special meeting to a later date or dates, if necessary, to solicit additional proxies if there are insufficient votes to approve the Merger proposal at the time of the special meeting (a “Special Meeting Adjournment proposal”), and (4) to transact any other business as may properly come before the special meeting or any adjournments of the special meeting. The Board is not aware of any other matters to be presented at the special meeting other than those mentioned above and has not received notice from any shareholders requesting that other matters be considered. The enclosed proxy authorizes the proxy holders to vote on these matters and on all other matters that may properly come before the special meeting, and it is the intention of the proxy holders to take any such action utilizing their best judgment.

Record Date; Quorum Requirement; Voting Rights

As of [•], 2019, we had one class of capital stock outstanding, consisting of [•] shares of common stock without par value. The holders of at least a majority of the issued and outstanding shares of common stock, no par value, of the Company (“Company common stock”) must be represented in person or by proxy at the special meeting for a quorum to be present. As a result, in order to have a quorum at the special meeting, [•] shares of Company common stock must be represented by shareholders present, in person or represented by proxy, at the special meeting.

The holders of the outstanding shares of Company common stock are entitled to one vote for each share held of record on each matter presented to a vote at the special meeting. However, unless the holder personally appears and votes at the special meeting, shares for which no proxy is returned (whether registered in the name of the actual holder or in the name of a bank, broker or nominee) will not be voted. Only shareholders of record at the close of business on [•], 2019 will be entitled to vote at the special meeting or at any adjournment of the special meeting.

Voting in Person

Only shares held by those present at the special meeting, or for which proxies are returned, will be considered to be represented at the special meeting. For the purpose of determining a quorum, shares represented at the special meeting are counted without regard to whether they are abstentions or broker non-votes as to any particular item.

Revoking Proxies

A shareholder executing and delivering the enclosed proxy may revoke it by written notice delivered to the Corporate Secretary of the Company, or in person at the special meeting, at any time before the authority granted by it is exercised.

Required Vote

The affirmative vote of the holders of at least two-thirds of all of the outstanding shares of Company common stock entitled to vote at the special meeting is required to approve the Merger proposal.

The affirmative vote of the holders of a majority of the shares of Company common stock entitled to vote at, and represented in person or by proxy at, the special meeting is required to approve the Merger-Related Compensation proposal. Because the vote on the Merger-Related Compensation proposal is advisory only, it will not be binding on us. Accordingly, if the Merger proposal is approved and the merger is completed, the compensation will be payable, subject only to the conditions applicable thereto, regardless of the outcome of the non-binding, advisory vote of our shareholders on the Merger-Related Compensation proposal.

The affirmative vote of the holders of a majority of the shares of Company common stock entitled to vote at, and represented in person or by proxy at, the special meeting is required to approve any Special Meeting Adjournment proposal.

Broker Non-Votes

Under the listing requirements of the New York Stock Exchange (the “NYSE”), brokers who hold shares in “street name” for a beneficial owner of those shares typically have the authority to vote in their discretion on “routine” proposals when they have not received instructions from beneficial owners. However, brokers are not allowed to exercise their voting discretion with respect to the approval of matters that the NYSE determines to be “non-routine.” Accordingly, a broker non-vote occurs when the broker is not permitted to vote on an item without instruction from the beneficial owner of shares of common stock and the beneficial owner gives no instruction as to voting of the shares.

Under NYSE rules, your broker does not have discretionary authority to vote your shares of Company common stock on any of the proposals. Therefore, if you are a Company shareholder and you do not instruct your broker on how to vote your shares of Company common stock, your broker may not vote your shares on any of the proposals.

Abstentions; Not Voting

For the Merger proposal, an abstention or a failure to vote (including a broker non-vote) will be counted as a vote AGAINST such proposal.

For the Merger-Related Compensation proposal and any Special Meeting Adjournment proposal, an abstention will be counted as a vote AGAINST each such proposal.

For the Merger-Related Compensation proposal and any Special Meeting Adjournment proposal, a broker non-vote or a failure to vote will have no effect on the vote of each such proposal.

Dissenters’ Rights

See the section entitled “Dissenters’ Rights” beginning on page 75 and the text of Chapter 10, Subchapter H of the Texas Business Organizations Code (the “TBOC”), reproduced in its entirety as Annex C to this proxy statement, for more information regarding dissenters’ rights.

Shares Beneficially Owned by Directors and Officers

Our directors and executive officers beneficially owned [•] shares of Company common stock on [•], 2019, the record date for the special meeting. These shares represented in total [•]% of Company common stock outstanding and entitled to vote as of the record date. We currently expect that each of our directors and executive officers will vote their shares of Company common stock in favor of all the proposals to be voted on at the special meeting, although none of them has entered into any agreements obligating them to do so.

How Shares are Voted; Proxies

Shareholders of record may vote:

•	by telephone at 1-800-690-6903;
•	online via the Internet at www.proxyvote.com;
•	if you received a copy of the proxy by mail, by returning the enclosed proxy in the accompanying self-addressed envelope; or

•	in person at the special meeting.

If your shares of Company common stock are held by a bank, broker, or nominee, please review the voting options provided by them on your voter instruction form and act accordingly.

Whether or not you plan to attend the special meeting, your vote is important and you are urged to vote as soon as possible. You may revoke your proxy prior to or at the special meeting and vote in person if you wish. If your shares of Company common stock are held by a broker, bank, or nominee, it is important that they receive your voting instructions.

Other Business

We do not expect that any matter will be brought before the special meeting other than the Merger proposal, the Merger-Related Compensation proposal, and a Special Meeting Adjournment proposal, if necessary. If, however, other matters are properly presented at the special meeting, the persons named as proxies will vote in accordance with their best judgment with respect to those matters.

Solicitation of Proxies

The Board solicits your proxy for use at the special meeting. Shares of Company common stock held in your name and represented by your proxy will be voted as you instruct if your proxy is duly executed and returned prior to the special meeting. Shares represented by proxies that are returned signed but without instructions for voting will be voted as recommended by the Board. Shares represented by proxies that are returned unsigned or improperly marked will be treated as abstentions for voting purposes. You may revoke your proxy at any time before it is exercised by written notice to the Corporate Secretary of the Company received prior to the time of the special meeting or in person at the special meeting.

If your shares of Company common stock are held in a brokerage account, you may instruct your broker, bank, or other nominee to vote your shares by following instructions that the broker, bank, or nominee provides to you. Most brokers offer voting by mail, telephone, or via the Internet.

The cost of preparing, assembling, printing, and mailing this proxy statement, the enclosed proxy and any other material which may be furnished to shareholders in connection with the solicitation of proxies for the special meeting will be borne by us. We have retained Georgeson LLC to assist in soliciting proxies from shareholders, including brokers’ accounts, at an estimated fee of $9,000 plus reasonable out-of-pocket expenses. In addition, some of our officers and regular employees, who will receive no compensation in addition to their regular salaries for such solicitation, may solicit proxies by telephone, email, or personal visits. The cost of such additional solicitation, if any, will be borne by us. We expect to reimburse banks, brokerages, and other custodians of Company common stock for their reasonable charges and expenses in forwarding proxy materials to beneficial owners.

In addition, Parent has retained Innisfree M&A Incorporated to assist in soliciting proxies from the Company’s shareholders, including brokers’ accounts, at an estimated fee of $25,000 plus reasonable out-of-pocket expenses.

Adjournments

We are not currently aware of any other business to be acted upon at the special meeting. If, however, other matters are properly brought before the special meeting, or any adjourned meeting, your proxies include discretionary authority on the part of the individuals appointed to vote your shares of Company common stock to act on those matters according to their best judgment. The affirmative vote of the holders of a majority of the shares of Company common stock entitled to vote at, and represented in person or by proxy at, the special meeting is required to approve any Special Meeting Adjournment proposal. If we adjourn the special meeting for 60 days or less and we do not set a new record date, we will announce prior to adjournment the date, time and location at which the special meeting will be reconvened. No other notice will be provided. If adjournment is for more than 60 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the special meeting.

THE PROPOSED MERGER

General

The Company and Parent agreed to the acquisition of the Company by Parent under the terms of the merger agreement that is described in this proxy statement. The Board is using this proxy statement to solicit proxies from the holders of Company common stock for use at the special meeting.

Merger Proposals

At the special meeting, holders of shares of Company common stock will be asked to vote on (1) the Merger proposal, (2) the Merger-Related Compensation proposal, (3) the Special Meeting Adjournment proposal, and (4) any other business as may properly come before the special meeting or any adjournments of the special meeting. The Board is not aware of any other matters to be presented at the special meeting other than those mentioned above and has not received notice from any shareholders requesting that other matters be considered.

The merger will not be completed unless our shareholders approve the Merger proposal.

Effects of the Merger; Merger Consideration

Under the terms of the merger agreement, Merger Sub will merge with and into the Company with the Company continuing as the surviving corporation in the merger and becoming a wholly-owned subsidiary of Parent.

On and subject to the terms and conditions set forth in the merger agreement, at the effective time of the merger (the “effective time”), each share Company common stock issued and outstanding immediately prior to the effective time will be cancelled and converted into the right to receive $68.25 in cash, without interest (the “merger consideration”). At or immediately prior to the effective time, each outstanding restricted share of Company common stock subject to time-based vesting (“Company restricted stock”) under the Company’s Amended and Restated 2007 Long-Term Incentive Plan (the “Company Stock Plan”) and each outstanding performance share that was granted under the Company Stock Plan and represents the right to receive shares of Company common stock subject to performance-based vesting (“Company performance stock”), whether vested or unvested, will be cancelled with cash consideration paid therefor in accordance with the terms of the merger agreement.

Financing

We estimate that the total amount of funds required to complete the merger will be approximately $3.16 billion. Parent and Merger Sub expect this amount to be funded through a combination of the following:

•	debt financing in an aggregate amount of up to $850 million. See the section below entitled “—Debt Commitment Letter”; and
•	equity financing in an aggregate amount of up to $2.31 billion. See the section below entitled “—Equity Commitment Agreement.”

The consummation of the merger under the merger agreement is not subject to any financing condition.

Debt Commitment Letter

In connection with the entry into the merger agreement, Bank of America, N.A. (the “Lender”) provided a commitment to Parent under a debt commitment letter dated June 1, 2019 (as may be amended in accordance with the terms thereof and of the merger agreement, the “debt commitment letter”), pursuant to which the Lender has committed to provide debt financing (the “debt financing”) consisting of a senior unsecured bridge term loan credit facility in an aggregate amount of $850 million, consisting of (1) a $500 million tranche to be used to fund the acquisition consideration and transaction costs and (2) a $350 million tranche to be used to repay the Credit Agreement to the extent the required amendment to the Credit Agreement has not been obtained prior to the date of the merger (see the section below entitled “The Merger Agreement—Credit Agreement Amendment”). The Lender’s obligation to provide the debt financing under the debt commitment letter is subject to customary conditions, including, without limitation, the following (subject to certain exceptions and qualifications as set forth in the debt commitment letter):

•	the execution and delivery of definitive documentation with respect to the debt financing;

•	the substantially concurrent consummation of the merger in accordance with the merger agreement (in all material respects);
•	the funding of the equity commitment pursuant to the equity commitment agreement prior to or substantially concurrently with the closing of the debt financing;
•	the receipt of certain specified financial statements of the Company;
•	the absence of a material adverse effect on the Company since the date of the merger agreement;
•	the accuracy (subject to materiality standards set forth in the debt commitment letter) of certain specified representations and warranties in the merger agreement and in the definitive documents with respect to the debt financing; and
•	the payment of applicable fees and expenses.

The interest rate applicable to the loans under the debt financing will range from a rate equal to, at Parent’s option, LIBOR plus a margin of 1.125% to 2.875% per annum or a base rate plus a margin of 0.125% to 1.875% per annum, depending on the Company’s senior debt rating and the amount of time that has passed since the date of the merger. After a ninety day grace period, a quarterly duration fee equal to a percentage ranging from 0.50% to 1.00% per annum will accrue on account of the aggregate principal amount of the loans under the debt financing outstanding from time to time.

The commitments under the debt commitment letter expire upon the earliest to occur of: (1) the end date, including as it may be extended pursuant to the terms of the merger agreement as in effect on the date of the debt commitment letter, (2) the consummation of the merger without the use of the debt financing, (3) the valid termination or expiration of the merger agreement in accordance with its terms, (4) the execution of definitive documentation with respect to the debt financing and (5) Parent’s termination in full of the commitments under the debt commitment letter.

Although the debt financing described in this proxy statement is not subject to due diligence or a “market out” provision, which allows lenders not to fund their commitments if certain conditions in the financial markets prevail, there is still a risk that such debt financing may not be funded when required. As of the date of this proxy statement, no alternative financing arrangements or alternative financing plans have been made in the event the debt financing described in this proxy statement is not available as anticipated.

Subject to the terms and conditions of the merger agreement, each of Parent and Merger Sub shall use its reasonable best efforts to obtain the debt financing on the terms and conditions described in the debt commitment letter and shall not permit any amendment or modification to be made to, or any waiver of any provision under, the debt commitment letter without the prior written consent of the Company if such proposed amendment, modification or waiver (1) reduces the amount of aggregate cash proceeds available from the debt financing such that the aggregate funds that would be available to Parent on the date of the merger, together with the Contribution (as defined in the equity commitment agreement) under the equity commitment agreement by the Investor, would not be sufficient to pay the merger consideration or (2) impose new or additional conditions to the debt financing or otherwise expand, amend, modify or waive any provision of the debt commitment letter in a manner that in any such case would reasonably be expected to (A) materially delay or make less likely the funding of the debt financing (or satisfaction of the conditions to the debt financing) on the date of the merger, (B) adversely impact the ability of Parent to enforce its rights against the Lender or any other parties to the debt committment letter or the definitive agreements with respect thereto or (C) adversely affect in any material respect the ability of Parent to timely consummate the merger and the other transactions contemplated by the merger agreement.

Equity Commitment Agreement

Concurrently with the execution of the merger agreement on June 1, 2019, the Investor executed and delivered to Parent an equity commitment agreement (the “equity commitment agreement”) pursuant to which the Investor committed to make an equity contribution to Parent of up to $2.31 billion (the “equity commitment”) at or prior to the date of the merger. The proceeds of the equity commitment will be used by Parent solely to satisfy its and Merger Sub’s obligations under the merger agreement, including their obligations:

•	if the merger is completed, to fund a portion of the merger consideration to our shareholders; and

•	if the merger agreement is terminated, to pay Parent’s $170 million termination fee and certain other reimbursement and indemnification obligations payable by Parent or Merger Sub at or after the termination of the merger agreement.

The Investor’s obligation to fund the equity commitment is conditioned only upon:

•	with respect to the obligation to fund a portion of the merger consideration, the satisfaction or effective waiver of all of the closing conditions contained in the merger agreement, other than any such conditions to be satisfied at the closing; and
•	with respect to the obligation to pay the termination fee and any other reimbursement and indemnification obligations payable by Parent or Merger Sub at or after the termination of the merger agreement, such funds being due under the terms of the merger agreement.

The maximum aggregate liability of the Investor under the equity commitment agreement will not exceed:

•	$2.31 billion with respect to the obligation to fund a portion of the merger consideration; or
•	an amount equal to the $170 million termination fee plus the aggregate amount of any expense reimbursement and indemnification obligations of Parent pursuant to the covenants relating to financing cooperation, access indemnification and other obligations under the merger agreement.

The Company is an express third-party beneficiary of the equity commitment agreement and has the right to enforce, on behalf of Parent, the Investor’s obligations under the equity commitment agreement.

Background of the Merger

The Board and senior management of the Company regularly review and evaluate the strategic direction of the Company as part of their ongoing efforts to provide long-term value to shareholders, taking into account economic, competitive, regulatory and other conditions, as well as historical and projected industry trends and developments. As part of this process, the Company regularly evaluates and revises its strategic plan and evaluates potential opportunities to enhance shareholder value. Since emerging from bankruptcy in 1996, the Company’s focus has been on providing safe and reliable generation, transmission and distribution service to customers in Texas and New Mexico while developing and preserving a strong balance sheet, achieving and maintaining investment grade ratings and keeping an active presence in the communities it serves.

As part of its ongoing strategic review, the Board and senior management of the Company also periodically consider and evaluate potential alternatives to the stand-alone plan that may enhance shareholder value and provide benefits to all Company stakeholders, including, from time to time, strategic transactions. Over the past decade, the Board and senior management have discussed potential acquisitions, mergers and sale transactions of the Company as part of such evaluation in light of the evolving landscape in the utility industry. Those discussions, however, did not result in any action being taken by senior management or the Board.

In April 2017, another utility company (referred to herein as “Company A”) contacted members of senior management of the Company regarding a potential combination with the Company. On April 11, 2017, Ms. Mary Kipp, President and Chief Executive Officer of the Company, Mr. Nathan Hirschi, Senior Vice President and Chief Financial Officer of the Company, and Mr. John Boomer, the then-General Counsel of the Company, met with the Chief Executive Officer and Chief Financial Officer of Company A to discuss a potential transaction.

On April 20, 2017, Company A sent an unsolicited non-binding written proposal to Ms. Kipp that, among other things, proposed an initial price range of $58.00 to $64.00 per share of Company common stock, payable either in cash or in a combination of cash and stock in the combined entity, based on Company shareholder preference. The trading price of the Company’s common stock during April 2017 ranged from $50.20 to $52.10 per share.

On April 27, 2017, the Board was informed of Company A’s unsolicited non-binding written proposal and interest in the Company. After discussion and in light of the preliminary nature of Company A’s written proposal, the Board authorized senior management of the Company to further analyze the proposal and discuss it with Company A and report back to the Board at its next meeting. However, before the next Board meeting, Company A informed the Company that it was not prepared to proceed with a transaction at that time because its proposal was preliminary and Company A was not prepared to proceed towards a definitive transaction at that time. Company A did not provide specific reasons for not wanting to proceed with a transaction at that time. Thereafter, Company A did not contact the Company with respect to this proposal.

During a Board meeting on October 26, 2017, Ms. Kipp discussed industry developments and the possibility of engaging in a strategic transaction with a large technology company. The Board agreed that Ms. Kipp and senior management of the Company should move forward with determining whether a strategic transaction with a technology company was a possibility. Ms. Kipp provided general updates to the Board during its meetings on November 30, 2017 and February 1, 2018 with respect to a possible strategic transaction with a technology company.

With the assistance of Lazard, senior management narrowed the list of technology companies that it would consider approaching to one. On February 16, 2018, Ms. Kipp, Adrian Rodriguez, Senior Vice President, General Counsel & Assistant Secretary of the Company, James Schichtl, Vice President of Regulatory Affairs of the Company, and representatives of Lazard met with the technology company (“Technology Company X”) to determine if Technology Company X might be interested in investigating a possible strategic transaction with the Company. At the March 6, 2018; April 5, 2018; and April 19, 2018 Board meetings, Ms. Kipp provided general updates to the Board with respect to a possible strategic transaction with Technology Company X. At the May 24, 2018 Board meeting, Ms. Kipp reported to the Board that Technology Company X was not interested in investigating a possible strategic transaction with the Company.

At the February 1, 2018 Board meeting, the Board determined that both the Company and the electric utility business environment were in a good position for the Company to evaluate whether it might be possible to identify a strategic transaction that provided enhanced value to the Company’s shareholders, and had a reasonable likelihood of obtaining required regulatory approvals, noting the significance of providing commitments to the Company’s customers, employees and the communities in which it operates to, among other things, address certainty of closing any such transaction. Although confident in the Company’s stand-alone plan, the Board determined to seek advice as to whether such a strategic transaction could be available.

On March 6, 2018, representatives from Lazard and two other leading investment banks with experience advising utility companies each independently presented to senior management and the Board their view of the electric utility industry, overviews of recent transactions in the industry, their assessment of the Company, their experience and expertise, and their preliminary views of some of the strategic opportunities that the Company might consider pursuing. After discussion, the Board authorized Ms. Kipp to formally engage Lazard to assist the Company in its strategic review. Lazard was selected based on the quality of its presentation and its experience in advising utilities and other companies in strategic transactions. The Company formally engaged Lazard on March 28, 2018. The Company also formally engaged Baker Botts L.L.P. (“Baker Botts”), its outside legal counsel for corporate and transactional matters, in March 2018 to assist the Company in connection with the strategic review.

During the following months, the Company’s management team held internal discussions and discussions with representatives of Lazard in which they analyzed the Company’s stand-alone plan and potential strategic alternatives to the stand-alone plan. On April 19, 2018, during a regularly scheduled meeting of the Board, representatives of Lazard made a presentation to the Board on its analyses performed, including an overview of the electric utility industry, recent transactions in such industry, the Company’s current strategic and market position and strategic alternatives to the Company continuing as a stand-alone company. Following this meeting, the Board authorized management to continue its work with Lazard to analyze the Company’s stand-alone plan, strategic alternatives and corporate preparedness. On May 1, 2018, at the request of the Board, representatives of Lazard provided additional information and analyses to the Board as follow up to the April 19, 2018 Board meeting.

Lazard’s efforts included further financial analysis of the Company’s strategic plan and its financial forecasts provided to Lazard by senior management of the Company, including assumptions made in such forecasts, and an overview of the regulatory environment, potential opportunities and the prospects of a successful transaction. The financial forecasts were revised and updated by senior management of the Company over the next eight months until they were provided to the bidders in early 2019 as described below. Lazard’s review included identifying, in consultation with the Company, candidates, both strategic and financial entities, that in Lazard’s view may have an interest in and could be successful in consummating a transaction with the Company. In addition, Lazard continued to conduct a corporate preparedness review of the Company and assist management and outside counsel in developing a corporate preparedness plan for the Company.

On May 3, 2018, an energy industry market-focused online publication published an article stating that the Company had received an acquisition proposal from an unidentified buyer and might have retained an investment banker. A similar article appeared on a leading financial news website later that day. Although the Company had not received any indications of takeover interest since Company A’s unsolicited non-binding written proposal in April 2017 and was not considering any specific takeover proposal at that time, the Company did not comment on the articles consistent with its policy of not commenting on market rumors regarding mergers and acquisitions. Following publication of the articles, the price of shares of Company common stock increased approximately 6.7% to close on May 3, 2018 at $54.25 per share.

At a Board meeting on May 24, 2018, representatives of Lazard presented materials to the Board regarding market updates, its continued strategic review since the prior Board meeting, an evaluation of shareholder activism generally and an overview of the Company’s shareholder base and governance profile. Representatives of Baker Botts reviewed with the Board its fiduciary duties generally and with respect to a transaction, and they engaged in a discussion of those duties with the Board.

On July 18, 2018, representatives of Lazard presented materials to the Company’s management team regarding market updates as well as a discussion of corporate preparedness considerations. Ms. Kipp recounted the discussion with Lazard to the Board during a regularly-scheduled Board meeting the following day.

On August 2, 2018, Ms. Kipp responded to questions about acquisition rumors during the Company’s second quarter 2018 earnings call by stating that the Company does not comment on market rumors and that while the Company was confident in its stand-alone plan, the Board would consider any such proposal it believes would be in the best interest of the Company’s shareholders. The following week, on August 6, 2018, the same energy industry market-focused online publication published an article stating that the Company would consider a strategic review after the Labor Day holiday and had engaged Lazard after receiving an unsolicited acquisition approach and noting Ms. Kipp’s responses during the Company’s second quarter 2018 earnings call. On October 2, 2018, an online publication that focuses on mergers and acquisitions published an article claiming that Lazard was canvassing a group of potential buyers, and again, the Company did not comment on the articles consistent with its policy of not commenting on market rumors.

Management continued to monitor the industry and began to develop an updated strategic plan as a stand-alone entity that considered various short- and long-term opportunities, including, without limitation, advanced metering infrastructure, renewable investments and power or transmission sales into Mexico. During a Board meeting on October 18, 2018, the Board further discussed the ongoing matters with respect to strategic initiatives. Representatives of Baker Botts reviewed with the Board its fiduciary duties with respect to corporate preparedness and engaged in a discussion of those duties with the Board. After a thorough discussion, the Company, in consultation with Lazard, determined that it might be a favorable time to explore whether any potential buyer would align well with the Company’s values and corporate citizenship and would be willing and able to pay a premium to the Company’s then-current share price in a transaction.

On October 26, 2018, the merger and acquisition-focused online publication published an article that the Company was holding conversations with interested buyers. The Company was not in discussions with any party and, consistent with its policy of not commenting on market rumors, the Company did not comment on the article.

Between the October 18, 2018 Board meeting and the November 28, 2018 Board meeting, senior management of the Company and Lazard worked to develop a framework for a potential transaction, including analyzing any transaction from a regulatory perspective and planning for discussions with the City of El Paso, Texas (the “City of El Paso”), which, pursuant to its franchise agreement with the Company, would need to consent to any merger or acquisition of the Company.

During a Board meeting on November 28, 2018, Ms. Kipp discussed the Company’s ongoing strategic review. Lazard presented materials to the Board regarding market updates and its continued review of strategic alternatives that might be available to the Company, and representatives of Baker Botts reviewed with the Board its fiduciary duties with respect to a potential transaction. Representatives of the Company’s external regulatory counsel (Duggins Wren Mann & Romero, LLP for Texas and the Law Office of Randall W. Childress P.C. for New Mexico) also provided their views on a potential transaction and the approval process that would be required in New Mexico and Texas in connection with the same. Mr. Rodriguez discussed other regulatory approvals that would be required in a transaction involving the Company. Lazard and Company senior management also presented to the Board a list of parties that they had determined might be appropriate buyers of the Company. The parties on this list were selected from a broader list prepared by Lazard based on management’s and Lazard’s view of each party’s industry knowledge and experience, financial capacity, business and strategic rationale for potentially pursuing a transaction, ability to analyze the opportunity, ability and willingness to provide regulatory and other commitments in order to obtain required regulatory approvals, and ability to execute a transaction. Senior management also presented and discussed with the Board the Company’s stand-alone plan. Each director expressed his or her views on the Company’s stand-alone plan and the implications of contacting potential buyers at that time. The Board reached a unanimous consensus that Lazard should contact six parties (including IIF and Company A) on the list of potential buyers to gauge their interest in considering a transaction with the Company. These six parties were the parties that, in the judgment of senior management of the Company and Lazard, best fit the criteria outlined above, including interest in considering a transaction with the Company, capability of paying a premium to the Company’s market price in such a transaction and capability of providing commitments to the Company’s customers, employees and communities. Lazard was asked to reach out to these six parties on behalf of the Company.

From December 4, 2018 through December 10, 2018, representatives of Lazard contacted the six parties to determine their interest in considering a transaction with the Company. In its conversation with each of these parties, the representatives of Lazard indicated that the Company had not made any decision to pursue a transaction, but that it was interested in understanding whether the party would be interested in considering a transaction with the Company. The representatives of Lazard also indicated to each party that the Company’s management believed that substantial commitments to the Company’s customers, employees and the communities in which it operates would be an important component of a successful transaction.

Over the following weeks, representatives of Lazard spoke with representatives of each of the six parties regarding a potential transaction with the Company, including with respect to each party’s financial capability, regulatory experience and interest and ability to consummate a transaction. Each party expressed an interest in the opportunity and requested that Lazard send a confidentiality and standstill agreement such that it could learn more about the possibility of a transaction. At the direction of the Company, Lazard sent draft confidentiality and standstill agreements that had been prepared by Baker Botts to each party for review and each returned an executed confidentiality and standstill agreement to the Company, through Lazard, over the following weeks. The terms of all six of the confidentiality agreements were substantially similar. Among other things, each agreement contained a so-called “don’t ask/don’t waive” provision that precludes each bidder from requesting any waiver of the standstill provisions in the agreement. The six counterparties, other than IIF, are referred to herein as Company A and Bidders B, C, D and E. Of these, Company A and Bidder E are utility companies and the others are infrastructure and utility-oriented investment funds.

On December 4, 2018, an online publication that focuses on mergers and acquisitions published an article claiming that the Company had halted its sale process. Consistent with its policy of not commenting on market rumors, the Company did not comment on the article.

Between January 28, 2019 and February 11, 2019, Company management, with representatives from Lazard attending, made presentations about the Company’s financial condition, operations and stand-alone strategic plan to each of IIF, Company A and Bidders B, C, D and E. On January 22, 2019, at the direction of the Company, representatives of Lazard sent to each of the potential buyers a bid instruction letter requesting a written non-binding indication of interest on or before February 22, 2019. Each of IIF, Company A and Bidders B, C, D and E were also provided with the Company’s internal financial projections, key assumptions and certain other non-public information about the Company in connection with the bid instruction letter. Each of IIF, Company A and Bidders B, C, D and E also had an opportunity to submit questions to Company management relating to the Company’s business.

During a Board meeting held on January 31, 2019, Company management and representatives of Lazard provided an update about the interactions with the various potential bidders.

Bidder D informed Lazard on February 11, 2019 that it was withdrawing from the process.

On February 22, 2019, IIF, Company A and each of Bidders B, C and E submitted non-binding indications of interest with respect to acquiring all of the shares of Company common stock. IIF proposed an all-cash transaction at a price of $66.00 per share. Company A proposed an all-cash transaction at a price of $57.00 per share. Bidder B proposed an all-cash transaction at a price of $62.00 per share. Bidder C proposed an all-cash transaction at a price of $61.00 per share, which was contingent on receiving exclusivity. Bidder E proposed a price range of $57.33 to $62.33 per share with the consideration being a combination of cash and stock but did not specify the allocation between cash and stock.

Members of Company senior management discussed the proposals with representatives from Lazard and Baker Botts on February 24, 2019. Lazard also presented updated financial analyses of the Company during this meeting.

On February 28, 2019, the energy industry and market-focused online publication published an article stating that the Company had resumed discussions with potential buyers. The Company did not comment on the article consistent with its policy of not commenting on market rumors.

Over the next few days at the request of the Company, representatives of Lazard had conversations with IIF and Bidders B and E to discuss details and questions surrounding each of their respective proposals. During such conversations, Bidder E indicated a willingness to pay all cash at the upper end of the indicated range if the Company preferred instead of a combination of cash and stock as initially indicated in its proposal.

The Board met telephonically on March 1, 2019 and March 7, 2019 with members of senior management and representatives from Lazard and Baker Botts to discuss the proposals, the Company’s stand-alone financial prospects and strategic alternatives. Senior management and representatives from Lazard reviewed with the Board the work that had taken place since the Board’s January meeting, the terms and conditions of the preliminary indications of interest that had been received from the five parties and potential next steps. The Board engaged in a lengthy discussion with senior management regarding the implications of a transaction, including regulatory approvals, the potential impact of a transaction on the Company’s customers, employees and the communities in which the Company operates and the potential distraction of Company management due to the significant amount of attention and focus that would be required to complete such a transaction. In this context, the Board and senior management discussed the need for a termination fee to compensate the Company for the time, effort and business disruption of a failed process if all necessary approvals were not obtained for a transaction. Following discussion among the directors, the Board authorized Company management to continue discussions with IIF and Bidders B and E by granting them access to additional information about the Company and soliciting definitive proposals from each of them. Company A and Bidder C were not invited to continue in the process because the price and stakeholder commitments included in each of their proposals were not viewed by the Board as sufficiently attractive compared to the proposals of IIF and Bidders B and E.

At the direction of the Board, on March 8, 2019, representatives of Lazard notified Company A and Bidder C that they were not selected to continue in the process. On the same day, representatives from Lazard spoke with representatives from IIF and Bidders B and E to inform them that they would be permitted to continue in the next round of discussions concerning a potential transaction with the Company.

On March 12, 2019, at the direction of the Company, Lazard sent to each of the potential buyers a letter with instructions regarding the preparation and submission of definitive bids in connection with a transaction with the Company. On March 21, 2019, the Company opened an electronic data room containing information about the Company to assist the potential buyers in their evaluation of a potential transaction. IIF and Bidders B and E were granted full and equal access to the contents of the electronic data room.

On March 27, 2019, Bidder B requested an opportunity to speak to the Company’s Chairman of the Board about the potential transaction. On April 3, 2019, in response to the request, representatives of Bidder B met telephonically with Ms. Kipp and Charles Yamarone, Chairman of the Board, regarding the transaction. During the discussion, representatives of Bidder B asked Ms. Kipp and Mr. Yamarone about the Board’s decision to entertain proposals to buy the Company and what they viewed as the key determinants for a successful transaction.

On April 4, 2019, the Board met and received updates on the potential transaction from Company senior management and Lazard. Lazard presented updated materials as to the process and interactions with the bidders to date. Representatives of Baker Botts discussed the form of merger agreement that the Company could provide to bidders should the Board decide to continue to engage in the process. The draft agreement and a summary of key points relating to the draft agreement had been provided to the Board in advance of the Board meeting. The Board asked numerous questions and there was a detailed discussion of the form of merger agreement. The directors also discussed the current regulatory climate in Texas and New Mexico. At the conclusion of the Board meeting, the Board instructed Company senior management to continue engaging with IIF and Bidders B and E.

On April 16, 2019, the Company uploaded a draft merger agreement to the electronic data room for review by the potential buyers. The form of merger agreement contemplated, among other things, an all-cash transaction and a two-year protection period following the closing during which Company non-union employees would not be terminated or have their compensation or benefits reduced. The draft merger agreement included closing conditions with respect to review and approval of the transaction by the City of El Paso, Public Utility Commission of Texas (the “PUCT”), New Mexico Public Regulation Commission (the “NMPRC”), Federal Energy Regulatory Commission (the “FERC”), U.S. Nuclear Regulatory Commission (the “NRC”), Federal Communications Commission (the “FCC”) and Federal Trade Commission (the “FTC”). The draft did not make specific proposals regarding commitments with respect to the location of the Company’s headquarters and community involvement, diversity, employee volunteerism, corporate responsibility and other similar matters. Instead, the draft contemplated that these matters would be addressed in a stakeholder commitment exhibit that would be included as an exhibit to the merger agreement. In its draft, the Company proposed that the Board would have a so-called “fiduciary out” that would permit the Board to terminate the merger agreement if it received an alternative proposal that was superior to the transaction reflected in the merger agreement. The Company also proposed two termination fees: one payable by the Company in the event that the Board exercised its fiduciary out or the agreement were terminated in certain other circumstances, and the other payable by the buyer in the event the agreement were to be terminated in certain circumstances. The Company proposed that its termination fee be 2% of the equity value of the transaction and that the buyer’s fee be 5% of the equity value of the transaction. The draft merger agreement proposed by the Company also provided for potentially unlimited liability in the event of a willful breach of the agreement by either the Company or the buyer.

On April 23, 2019 and April 24, 2019, Company senior management met with representatives of Bidder E and IIF, respectively, at the Dallas office of Baker Botts as coordinated by Mr. Rocky Miracle, Senior Vice President of Corporate Development & Chief Compliance Officer, to discuss various aspects of the Company’s financial condition and operations in connection with each potential buyer’s diligence review of the Company to that point. The diligence sessions included discussions of regulatory matters, human resources and labor relations, management strategy and finance, resource planning and operations, tax and environmental and legal matters. Mr. Rodriguez led the presentation of the Company, with Ms. Kipp, Messrs. Hirschi, Miracle and Schichtl, and other representatives of the Company answering questions and engaging in discussions with both potential buyers.

The Company extended a similar invitation to Bidder B for a meeting with senior management, but Bidder B declined the invitation. On April 23, 2019, and confirmed on April 24, 2019, Bidder B informed Lazard that, among other things, they would not be able to increase their proposed price and there was the potential for a reduction in their proposed price and Bidder B was therefore withdrawing from the process.

On May 6, 2019, an energy industry market-focused online publication published an article asserting that “bids” were due later that month in the “auction” of the Company and speculating about which companies might be among the bidders. That same day following publication of the article, the Company’s common stock closed at approximately $61.77 per share. Consistent with its policy of not commenting on market rumors, the Company did not comment on the article.

On May 10, 2019, IIF and Bidder E each submitted final offers to acquire the Company. IIF proposed acquiring the Company for $67.00 per share, all cash. Bidder E offered to acquire the Company for $65.00 per share, all cash. Each of IIF and Bidder E also submitted a revised form of merger agreement with their respective proposals. In addition, on May 10, 2019, representatives of IIF had a telephone call with representatives of Lazard, Baker Botts and Company senior management to outline IIF’s proposed regulatory commitments, including IIF’s willingness to fund an economic/community development fund to benefit communities in the Company’s service territory and to keep the Company’s headquarters in the City of El Paso.

In its mark-up of the merger agreement, IIF accepted the Company’s proposed two-year protection period and accepted the Company’s proposal regarding treatment of performance-based equity awards based on the greater of actual performance and target. IIF proposed a termination fee of 4% of the equity value of the transaction to be payable by the Company if the Company terminated the merger agreement in certain circumstances, including to accept a superior proposal. IIF accepted with minor modifications the provisions relating to the Company’s proposed termination fee of 5% of the equity value of the transaction that the Company proposed would be payable by IIF in the event the merger agreement was terminated in circumstances where all regulatory approvals for the transaction had not been obtained (referred to as a regulatory failure) and certain other limited circumstances. IIF also proposed that certain of its expenses, in an amount capped at 1% of the equity value of the transaction, be reimbursed upon termination of the merger agreement if the Company’s shareholders did not approve the transaction or in the event that the end date in the merger agreement had passed and the Company’s shareholders had not yet approved the transaction, in each case, in circumstances where no alternative acquisition proposal had been made or was pending. In its mark-up of the merger agreement, IIF also proposed a limitation of liability that would limit IIF’s liability under the agreement to 5% of the equity value of the transaction in all circumstances, including if IIF willfully breached the agreement. IIF noted in its proposal that it intended to finance the transaction with cash on hand and debt committed by the Lender and included commitment papers from the Lender. IIF noted that its bid was not subject to further due diligence or further internal approvals.

In its mark-up of the merger agreement, Bidder E proposed a one-year protection period with respect to overall salary and benefits but not a comparable assurance of employment for employees during the protection period and proposed that performance-based equity awards be converted based on actual performance, prorated based on the number of days elapsed in the applicable performance period. Bidder E’s proposed form of merger agreement also provided that Bidder E would need to obtain approval from the Committee on Foreign Investment in the United States and that such approval should be a mutual condition precedent to closing the transaction. Bidder E proposed a termination fee of 4% of the equity value of the transaction to be payable by the Company if the Company terminated the merger agreement in certain circumstances. Bidder E removed the termination fee that the Company proposed would be payable by Bidder E in the event of a regulatory failure and certain other limited scenarios. Bidder E also proposed that certain of its expenses be reimbursed upon termination of the merger agreement if the Company’s shareholders did not approve the transaction, provided that no alternative acquisition proposal had been made or was pending. Bidder E did not specify whether it envisioned the Company’s headquarters remaining in the City of El Paso and whether it proposed maintaining the Company’s programs regarding diversity, human equity and safety. Bidder E did not submit financing commitment papers with its proposal but noted in its letter that it intended to finance the transaction with cash on hand, borrowings under existing facilities and a new debt bridge facility from a large international commercial bank. Bidder E also requested a 30-day exclusivity period from the Company in its proposal and outlined the remaining due diligence that it would require to complete prior to signing a merger agreement.

On May 12, 2019, Ms. Kipp spoke to a representative of IIF regarding stakeholder commitments, including her view of the importance of keeping the Company’s headquarters in the City of El Paso and preserving Company jobs within the region. They also discussed IIF’s willingness to fund an economic/community development fund to benefit communities in the Company’s service territory during the call.

On May 15, 2019, representatives of Lazard and Company senior management spoke to representatives of IIF about its proposal. Lazard told IIF on the call that IIF should increase its proposed price significantly but did not propose a specific price. In response, IIF indicated that it was prepared to raise the price of its proposal to $68.25 per share. In addition, IIF proposed to commit to contribute $5 million annually for 20 years to an economic/community development fund to benefit communities in the Company’s service territory, including the City of El Paso. Also, on May 15, 2019, at the direction of the Company, representatives of Lazard spoke with representatives of Bidder E about its proposal, including whether Bidder E was prepared to raise its price above its proposed price of $65.00 per share. Bidder E did not indicate a willingness to enhance the terms of its proposal.

The Board met telephonically on May 16, 2019 to consider the proposals that had been received from IIF and Bidder E. Senior management of the Company and representatives from Lazard and Baker Botts were present during parts of the Board meeting. Senior management and representatives of Lazard reviewed in detail the proposals that had been received from IIF and Bidder E. Representatives of Lazard also reviewed its financial analysis of the proposals, certain financial valuation information relating to the Company and financial information about IIF and Bidder E provided by representatives of IIF and Bidder E, respectively, with the

Board. Mr. Rodriguez and representatives from Baker Botts also reviewed with the Board the changes to the merger agreement that had been proposed by each of IIF and Bidder E. Prior to the Board meeting, Lazard had provided a customary written relationship conflicts disclosure letter to the Company, and at the meeting, representatives of Baker Botts discussed Lazard’s disclosure letter with the Board. After reviewing the proposals, including consideration of each bidder’s ability to successfully execute a transaction, and the other information presented at the Board meeting, the members of the Board instructed management to focus its efforts on negotiating the most favorable transaction possible with IIF. The Board also concluded that, although discussions should not be terminated with Bidder E, discussions should be suspended with Bidder E until the Board could determine whether a satisfactory transaction could be negotiated with IIF. Bidder E continued to have access to the data room and the Company continued to respond to data requests and due diligence questions submitted by Bidder E.

On May 18, 2019, representatives of Baker Botts spoke to representatives of IIF’s counsel, Skadden, Arps, Slate, Meagher & Flom LLP (“Skadden Arps”), regarding the stakeholder commitment exhibit to the merger agreement. Baker Botts shared its views on the level of stakeholder commitments that had been made in other electric utility transactions, including transactions in New Mexico and Texas. In addition, on May 18, 2019, at the direction of the Company, representatives of Lazard spoke to representatives of IIF’s financial advisor, BofA Securities, Inc., and Ms. Kipp spoke to representatives of IIF regarding the stakeholder commitment exhibit to the merger agreement.

On May 19, 2019, representatives of Baker Botts and senior management of the Company discussed the Company’s proposed response to IIF’s markup of the merger agreement. The material open issues in the draft related to interim operational restrictions, regulatory matters, including the definition of Burdensome Condition, termination fees and a limitation on IIF’s liability under the merger agreement if it were to be terminated without closing taking place.

On May 20, 2019, Baker Botts sent revised drafts of the merger agreement and the debt commitment letter to Skadden Arps. In the revised draft of the merger agreement, the Company counter-proposed that the termination fee be set at 2% of transaction equity value for the Company’s fee. The Company also rejected a number of changes that IIF proposed to other provisions of the agreement, including the changes Skadden Arps had made to the definition of Burdensome Condition and the limitations on liability of IIF in the event of a willful breach of the agreement.

On May 22, 2019, Skadden Arps sent a revised draft of the merger agreement to Baker Botts, along with a revised debt commitment letter and an initial draft of the exhibit to the draft merger agreement outlining the stakeholder commitments to which IIF would be willing to agree. The primary issues in the draft related to regulatory matters, including the definition of Burdensome Condition, the termination fee payable by the Company if the Company terminated the merger agreement in certain circumstances (which IIF raised from its initial proposal of 4% of the equity value of the transaction to 5% of the equity value of the transaction), obligations of the Company to hold a shareholder meeting to approve the merger and the limitation on IIF’s liability obligations under the merger agreement in the event closing did not occur and IIF had willfully breached the agreement.

The Board met on May 23, 2019 and discussed with Company senior management and representatives of Lazard and Baker Botts the progress of discussions to date with IIF. Representatives of Lazard and Baker Botts reviewed with the Board IIF’s markup of the draft merger agreement as well as the commitments that were specifically set forth in the draft stakeholder commitment exhibit to the draft merger agreement. During the Board meeting, representatives of Baker Botts also reviewed the Board’s fiduciary duties. The Board discussed extensively the stakeholder commitments that IIF had proposed, how the Company’s regulators and the City of El Paso were likely to view such commitments for purposes of obtaining the required approvals, the terms of the merger agreement proposed by IIF and the other elements of its proposal. After a lengthy discussion, the Board instructed senior management and Baker Botts to continue to negotiate with IIF and its counsel.

On May 25, 2019, Baker Botts sent a revised draft of the merger agreement back to Skadden Arps that, among other things, modified the definition of Burdensome Condition proposed by IIF and removed the limitation on IIF’s liability obligations under the merger agreement in the event of a willful breach of the agreement by IIF. The draft also proposed $70 million (which was approximately 2.5% of the transaction equity value) as the amount of the termination fee that the Company would be required to pay to IIF in certain situations upon termination of the merger agreement, and $170 million (which was slightly more than 6% of the transaction equity value) as the amount of the termination fee that IIF would be required to pay to the Company in certain situations upon termination of the merger agreement.

On May 26, 2019, Skadden Arps sent a revised draft of the merger agreement to Baker Botts. The material open issues in the draft were the termination fee that the Company would be required to pay to IIF in certain situations, which IIF raised from $70 million to $85 million, the termination fee that IIF would be required to pay to the Company in certain situations, which IIF lowered from $170 million to $150 million, the circumstances in which a termination fee would be payable and certain obligations of the Company to hold a shareholder meeting to approve the merger without postponing or adjourning such meeting except in limited circumstances. IIF also indicated in its revised proposal that it would be willing to improve its stakeholder commitments by raising the proposed rate credit to the Company’s Texas and New Mexico customers to a total aggregate amount for all customers of $21 million over three years.

On May 27, 2019, Baker Botts sent a revised draft of the merger agreement to Skadden Arps. The revised draft raised the fee that IIF would be required to pay to the Company in certain situations upon termination of the merger agreement from $150 million back to the Company’s proposal of $170 million, revised the circumstances in which a termination fee would be payable and revised the provision governing how quickly the Company must file its proxy statement relating to shareholder approval of the merger. The Company agreed to the termination fee of $85 million that it would owe IIF in certain circumstances.

On May 29, 2019, Skadden Arps sent a revised draft of the merger agreement to Baker Botts. The draft accepted the Company’s revision to the fee that IIF would be required to pay to the Company in certain situations upon termination of the merger agreement of $170 million in light of the acceptance of the limitation on IIF’s liability obligations under the merger agreement in the event closing did not occur and IIF had willfully breached the agreement. The draft also included a requirement that the Company file its proxy statement relating to shareholder approval of the merger within 45 days of signing the merger agreement. Ms. Kipp spoke to representatives of IIF regarding the requirement that the Company file its proxy statement relating to shareholder approval of the merger within 45 days of signing the merger agreement. Later that evening, Baker Botts sent a revised draft of the merger agreement to Skadden Arps accepting all of the major points in the draft from Skadden Arps. For the next few days, Baker Botts and Skadden Arps worked to resolve several less material items in the merger agreement and to finalize the related disclosure schedules.

On May 30, 2019, Company management and representatives of IIF discussed disclosure schedules. In addition, on May 30, 2019, Ms. Kipp spoke to representatives of IIF regarding a commitment to include in the stakeholder commitment exhibit to the merger agreement to not implement any material involuntary workforce reductions or changes to wages, benefits and other terms and conditions of employment for at least five years after the closing of the merger.

On May 30, 2019, the Compensation Committee of the Board held a meeting at which it discussed a clarifying amendment to the change of control agreement for Ms. Kipp to better reflect the committee’s original intent with respect to such arrangement, as well as amendments to the change of control agreements for Messrs. Hirschi and Rodriguez and Ms. Elaina L. Ball, Senior Vice President and Chief Administrative Officer of the Company, which amendments would not change the severance amounts payable under the agreements but would provide similar clarifying changes and more closely align various provisions in such agreements to similar provisions in Ms. Kipp’s agreement. The Compensation Committee also considered the advice of Frederick W. Cook & Co., Inc., its independent compensation consultant, regarding typical market practices related to such arrangements, as well as potential retention agreements for Mr. Miracle, and Mr. Russell G. Gibson, Vice President, Controller of the Company, in response to concerns that these key executives might retire before a potential transaction could be consummated. In addition, on May 30, 2019, Ms. Kipp spoke to representatives of IIF regarding the amended change of control agreements for Mses. Kipp and Ball and Messrs. Hirschi and Rodriguez and the retention agreements for Messrs. Miracle and Gibson, and these representatives indicated that such arrangements were not inconsistent with their expectations.

On May 31, 2019, the Board met with Company senior management and representatives of Lazard and Baker Botts to discuss and consider the final terms of the offer from IIF. Prior to the Board meeting, copies of the draft merger agreement, a summary of the terms of the merger agreement, proposed board resolutions and a draft of the written opinion of Lazard were made available to the directors. Ms. Kipp and Mr. Rodriguez reviewed with the Board the final terms of the transaction that had been negotiated with IIF, including the price of $68.25 per share in cash and the protections and commitments for employees, customers and the local communities in which the Company operates, which were included to provide a higher degree of transaction certainty in light of the governmental approvals required in connection with the proposed transaction. Those stakeholder commitments outlined with the Board included the following:

•	The Company’s existing headquarters will remain in the City of El Paso;
•	Dedication of $100 million to promote economic development in the City of El Paso and the City of Las Cruces to be funded at a level of $5 million per year for 20 years (contributions to the fund would not be recoverable in rates);
•	Maintenance of the Company’s annual amount of charitable giving following the transaction at the Company’s average annual charitable giving level for the three-year period ending December 31, 2018; and
•	The issuance of a rate credit to the Company’s Texas and New Mexico customers in a total aggregate amount for all customers of $21 million over 36 months (recovery of such rate credit would not be sought in future rate cases filed by the Company).

Following the presentation by Company management, Lazard reviewed the financial aspects of the transaction and provided the Board with an update of its financial analyses with respect to the Company. Following the Lazard presentation, representatives from Baker Botts reviewed with the Board the final terms of the merger agreement. At the request of the Board, Lazard delivered to the Board an oral opinion, which was subsequently confirmed by delivery of a written opinion dated May 31, 2019, to the effect that, as of that date and based on and subject to various assumptions, procedures, factors, qualifications and limitations described in its written opinion, the merger consideration to be paid to holders of Company common stock, other than excluded holders, was fair, from a financial point of view, to such holders.

Following receipt of Lazard’s fairness opinion and further discussion, the Board unanimously adopted resolutions (i) determining that it is in the best interests of the Company and its shareholders for the Company to enter into the merger agreement, substantially in the form presented, (ii) adopting the merger agreement and approving the Company’s execution, delivery and performance of the merger agreement and the consummation of the transactions contemplated by the merger agreement, and (iii) resolving to recommend that the shareholders of the Company approve the merger and directing that the merger be submitted to the Company’s shareholders for approval at a duly held meeting of the Company’s shareholders for that purpose. As part of the Board’s discussion, the Board noted that the Company’s shareholders, as well as the customers and the communities served by the Company, would receive greater value under the merger agreement than if the Company remained as a stand-alone Company.

During the Board meeting, the Board upon the recommendation of the Compensation Committee, approved new change of control agreements for Mses. Kipp and Ball and Messrs. Hirschi and Rodriguez and retention agreements for Messrs. Miracle and Gibson.

Following the Board meeting, the parties worked to finalize the Company’s disclosure schedules and representatives of the Company, IIF, Baker Botts and Skadden Arps participated in calls relating to the disclosure schedules and other related documents. The merger agreement was executed on the afternoon of June 1, 2019.

Early in the morning on June 3, 2019, the Company and IIF issued a joint press release announcing the transaction. The Company publicly filed the joint press release on June 3, 2019 with the SEC.

On June 25, 2019, Ms. Kipp informed the Board that she had decided to resign her position in order to accept a position with Puget Energy, Inc. and its wholly-owned subsidiary Puget Sound Energy, Inc. (collectively, “Puget”). Ms. Kipp indicated that she was first approached about the position in late November 2018 by a recruiter that she had previously worked with and she interviewed with Puget regarding the position in late March/early April 2019. Ms. Kipp continued to work on negotiating the transaction on behalf of the Company. After the transaction was announced, she continued her discussions with Puget and on June 20, 2019 the board of directors of Puget approved Puget offering the position to Ms. Kipp. Ms. Kipp first informed the members of the Board that she was considering a position with Puget on June 21 and 22, 2019. Ms. Kipp ultimately decided that for personal reasons, she would resign her position with the Company and accept the position with Puget. The Company filed a Current Report on Form 8-K with the SEC on July 1, 2019 announcing Ms. Kipp’s resignation.

Recommendation of the Company’s Board of Directors and its Reasons for the Merger

The Board has reviewed and considered the terms of the merger and the merger agreement and has unanimously determined that the merger is advisable and in the best interests of the Company and our shareholders and unanimously recommends that our shareholders vote FOR the Merger proposal. The Board also unanimously recommends that our shareholders vote FOR the Merger-Related Compensation proposal and FOR any Special Meeting Adjournment proposal.

In reaching its decision to recommend that our shareholders approve the Merger proposal and the Merger-Related Compensation proposal, the Board consulted with our management, as well as Lazard, our financial advisor in connection with the merger, Baker Botts, our outside counsel in connection with the merger and Duggins Wren Mann & Romero, LLP and the Law Offices of Randall W. Childress, P.C., our external regulatory counsel in connection with the merger along with other counsel, and considered various other factors, both positive and negative. The following discussion of the information and factors considered by the Board is not intended to be exhaustive and may not include all of the factors considered by the Board. In view of the wide variety of factors considered by the Board in connection with its evaluation of the merger, the Board did not consider it practical to, nor did it attempt to, quantify, rank or otherwise assign relative weights to the specific factors that it considered in reaching its decision. In considering the factors described below, individual members of the Board may have given different weight to different factors. The Board considered this information as a whole and considered overall the information and factors to be favorable to, and in support of, its determinations and recommendations. The material information and factors pertaining to the strategic rationale for the merger considered by the Board were as follows:

Share Price. The Board considered our historical stock prices, including that the merger consideration represented a premium of approximately 17% to the closing stock price of Company common stock on May 31, 2019, the last trading day prior to the date that the Company and IIF signed the merger agreement. The closing stock price of the Company common stock on February 28, 2019, the last trading day prior to a publicly-released report speculating that the Company had resumed talks with potential parties, was $53.80 per share. The merger consideration represents a 27% premium to such closing price.

Impact of the Merger on Customers. The Board evaluated the expected impact of the merger on our customers, including Parent’s commitment that the Company will, after the date of the merger, issue a rate credit to the Company’s Texas and New Mexico customers in a total aggregate amount for all customers of $21 million. The rate credit will be distributed among customers in 36 monthly installments starting shortly after closing of the merger.

Impact of the Merger on Communities. The Board considered the expected impact of the merger on the communities we serve and the benefits that the merger will likely generate for these communities. In particular, the Board considered the following commitments from Parent to be included in the Company’s initial applications to the PUCT and the NMPRC and in the Company’s agreement with the City of El Paso:

•	To keep the Company’s existing headquarters in El Paso, Texas for so long as the Investor owns the Company.
•	To dedicate $100 million to promote economic development in the City of El Paso and Las Cruces, New Mexico to be funded at a level of $5 million per year for 20 years.
•	To maintain the Company’s annual amount of charitable giving following the merger at the Company’s average annual charitable giving level for the three-year period ending December 31, 2018 (i.e., approximately $1.2 million per year).
•	To maintain the Company’s existing low income assistance programs while evaluating potential methods to improve such programs.

•	To create programs that provide entry-level training focused on engineering, management and finance skills for the local labor force in collaboration with the University of Texas at El Paso and New Mexico State University.
•	To create apprenticeship programs for technical and professional positions for students in local high schools and colleges.
•	To continue and enhance utility supplier diversity by promoting the inclusion of minority-, women-, LGBTQ- and veteran-owned businesses into the Company’s supply chain.
•	To study and evaluate growth opportunities related to electric vehicles, distributed generation and battery storage in collaboration with the University of Texas at El Paso and New Mexico State University.

For a complete list of Parent’s commitments and agreements relating to its initial application with the PUCT and NMPRC and its agreement with the City of El Paso, see Exhibit B to the merger agreement attached as Annex A to this proxy statement.

Impact of the Merger on Employees. The Board evaluated the expected impact of the merger on our employees and considered that under the terms of the merger agreement, Parent agreed to provide each Company nonunion employee who continues employment with us as of the effective time with certain protections, including (1) the same or better employment position in the same location as held by the Company employee immediately prior to the effective time, unless such change in position or location is consented to by the Company employee, (2) a base salary or wage rate that is no less favorable than that provided to the Company employee immediately prior to the effective time, (3) aggregate incentive compensation opportunities that are substantially comparable, in the aggregate, to those provided to the Company employee immediately prior to the effective time and (4) employee benefits that are substantially comparable, in the aggregate, to those provided to the Company employee immediately prior to the effective time. The Board also considered Parent’s commitment to honor the terms of the Company’s existing collective bargaining agreements. In addition, the Board considered certain additional commitments in respect of employees that Parent agreed to include in its initial applications to the PUCT and NMPRC and in the Company’s agreement with the City of El Paso, including that for a period of five years following the effective time Parent agreed not to implement any material involuntary workforce reductions or changes to wages, benefits and other terms and conditions for employment in effect prior to the merger. See “The Merger Agreement—Post-Merger Management and Activities” beginning on page 64 for more information.

Financial Considerations. The Board considered our business plan and historical and projected financial performance, and the expected financial impact of the merger on us. The Board also considered the risks of remaining as a stand-alone public company, including any risks of execution on our business plan and achieving such financial projections, general macroeconomic challenges and market risks. The Board considered the fact that the merger consideration is to be paid entirely in cash, which provides certainty of value and that, as a result, Company shareholders will not be exposed to the risks and uncertainties relating to the Company’s financial performance and future value if the merger is completed.

Recommendation of Management. The Board took into account the recommendation of our management in favor of the merger. In taking that recommendation into account, the Board was aware that certain members of management had certain interests, including financial interests, in the merger that may be different from, or in addition to, the interests of our shareholders generally.

Opinion of Financial Advisor. The Board considered the opinion of Lazard, dated May 31, 2019, to the Board as to the fairness, from a financial point of view and as of the date of the opinion, to the holders of Company common stock of the merger consideration to be received by such holders, as more fully described below in the section entitled “—Opinion of Lazard Frères & Co. LLC” beginning on page 31 and attached as Annex B to this proxy statement.

Strategic Alternatives. The Board considered the trends and competitive developments in the industry and the range of strategic alternatives available to us, including the prospects for the Company continuing to operate as a stand-alone public entity, or the possibility and feasibility of pursuing a business combination with a technology company or another industry participant. The Board conducted a thorough review of a potential sale of the Company, including conducting a competitive sale process in which IIF emerged as the bidder offering the highest per-share consideration, as illustrated by, without limitation the following factors:

•	Lazard contacted executives of six potential counterparties on December 4, 2018;
•	IIF, Company A and Bidders B, C and E submitted indicative, nonbinding acquisition proposals on February 22, 2019. IIF proposed an all-cash transaction at a price of $66.00 per share. Company A proposed an all-cash transaction at a price of $57.00 per share. Bidder B proposed an all-cash transaction at a price of $62.00 per share. Bidder C proposed an all-cash transaction at a price of $61.00 per share, which was contingent on receiving exclusivity. Bidder E proposed a price range of $57.33 to $62.33 per share with the consideration being a combination of cash and stock, but did not specify the allocation between cash and stock; and
•	on May 10, 2019, IIF and Bidder E each submitted final offers to acquire the Company. IIF proposed acquiring the Company for $67.00 per share, all cash. Bidder E offered to acquire the Company for $65.00 per share, all cash. The Company and its advisors negotiated a revised final all-cash per-share offer price of $68.25 from IIF.

The Board determined that such strategic alternatives, including continuing to operate as a stand-alone public entity, were less favorable to the Company and its shareholders than the proposed merger with IIF.

Terms of the Merger Agreement. The Board reviewed and considered the terms of the merger agreement, including the representations and warranties of each party, the conditions to each party’s obligation to complete the merger, our right to consider and engage in negotiations regarding potentially superior proposals, the Board’s right to withdraw or otherwise change its recommendation to our shareholders in favor of the proposals related to the merger agreement, the rights of each party to terminate the merger agreement and the obligations of each party to pay a termination fee under certain circumstances. See “The Merger Agreement” beginning on page 52 for a detailed discussion of the terms and conditions of the merger agreement.

Likelihood of Completion of the Merger. The Board considered the likelihood that the merger will be completed on a timely basis, including the likelihood that the merger will receive all necessary regulatory approvals without unacceptable conditions and that all conditions to consummation of the merger will be satisfied. To that end, the Board further considered the potential length of the regulatory approvals process and that the merger agreement provides that, subject to certain exceptions, it may not be terminated until June 1, 2020, which may be extended for an additional three months under specified circumstances. The Board also considered the absence of a financing condition in the merger agreement and the fact that Parent has entered into the debt commitment letter pursuant to which, subject to the terms and conditions set forth therein, the commitment parties have committed to provide a 364-day senior unsecured bridge term loan credit facility in an aggregate amount of $850 million, to fund a portion of the merger consideration (see “The Merger Agreement—Financing and Financing Cooperation”). The Board further considered that the debt commitment letter provides that, to the extent the end date in the merger agreement is extended to a date that is on or prior to September 1, 2020, the outside date for the debt commitment letter will also be extended to that date. The Board also considered that the Investor committed to make an equity contribution to Parent of up to $2.31 billion, pursuant to an equity commitment agreement.

Continued Payment of Dividend. The Board considered the merger agreement provision permitting us to continue to pay quarterly cash dividends of $0.385 for quarterly dividends declared before June 1, 2020 and at $0.41 for quarterly dividends declared on or after June 1, 2020, and to pay a “stub” dividend in respect of the quarter in which the merger is completed.

The Board also considered potential risks associated with the merger, including the following:

No Future Participation. The Board considered that our shareholders will have no ongoing equity participation in the Company following the merger, and that such shareholders will therefore cease to participate in the future earnings or growth that we may achieve, or to benefit from increases, if any, in the value of the Company common stock as a result of the merger.

Regulatory Approvals. The Board considered the regulatory approvals that are required in connection with the merger and the risk that governmental authorities and third parties may seek to impose unfavorable terms or conditions on the required approvals or that those approvals may not be obtained at all.

Shareholder Approval and Related Termination Fee. The Board considered the approvals of our shareholders being sought in connection with the merger, and the fact that if the merger agreement is terminated due to a failure of at least two-thirds of our shareholders voting at the special meeting to approval the Merger proposal, we may under certain circumstances be required to pay a termination fee to Parent of $85 million.

Alternative Proposals. The Board considered the risk that, although we have the right under certain limited circumstances to consider and participate in negotiations with respect to unsolicited proposals for alternative transactions, the merger agreement contains provisions relating to the potential payment of a termination fee of $85 million in connection with an alternative transaction, which may have the effect of discouraging such proposals. In addition, the Board considered that the merger agreement includes other customary restrictions on our ability to solicit offers for alternative proposals or engage in discussions regarding such proposals, subject to exceptions, or to terminate the merger agreement to enter into an agreement with respect to an alternative transaction, any of which could have the effect of discouraging such proposals from being made or pursued, even if potentially more favorable to our shareholders than the merger.

Additional Interests of Executive Officers and Directors. The Board considered that certain of our executive officers and directors may have interests with respect to the merger in addition to their interests as shareholders of the Company. See “Additional Interests of the Company’s Directors and Executive Officers in the Merger” beginning on page 47 for further information.

Interim Operations. The Board considered the terms of the merger agreement that place restrictions on the conduct of our businesses prior to completion of the merger, generally requiring us to conduct our business in the ordinary course in all material respects and prohibiting us from taking specified actions, which may delay or prevent us from undertaking business opportunities that may arise prior to completion of the merger and the resultant risk if the merger is not consummated.

Transaction Costs. The Board took into account the substantial transaction costs to be incurred in connection with the merger, including in connection with the pursuit of the required regulatory approvals and in connection with potential litigation that may arise in connection with the merger. The Board also considered the significant costs involved in connection with negotiating the merger agreement and completing the merger, the substantial management time and effort required to close the merger and the related disruption to our day-to-day operations during the interim period between execution of the merger agreement and the closing of the merger and the resultant risk if the merger is not consummated.

U.S. Federal Income Tax Impacts. The Board considered that the receipt of cash in exchange for shares of Company common stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes for many of our shareholders.

The Board believes that, overall, the potential benefits of the merger to our shareholders outweigh the risks and uncertainties of the merger and the Board unanimously recommends that shareholders vote FOR approval of the Merger proposal.

In considering the recommendations of the Board with respect to the merger, our shareholders should be aware that the directors and executive officers of the Company have certain interests, including financial interests, in the merger that may be different from, or in addition to, the interests of our shareholders generally. The Board was aware of these interests and considered them, among other matters, in approving the merger agreement, and in making its recommendation that our shareholders approve the Merger proposal. See “Additional Interests of the Company’s Directors and Executive Officers in the Merger” beginning on page 47 for more information.

The foregoing discussion of factors considered by the Board is not intended to be exhaustive but includes the material factors considered by the Board. In light of the variety of factors considered in connection with its evaluation of the merger, the Board did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determinations and recommendations. Moreover, each member of the Board applied his or her own personal business judgment to the process and may have given different weight to different factors. The Board did not undertake to make any specific determination as to whether any factor, or any particular aspect of any factor, supported or did not support its ultimate determination. The Board based its recommendation on the totality of the information presented.

Opinion of Lazard Frères & Co. LLC

The Company retained Lazard to provide it with financial advisory services and a fairness opinion in connection with the merger. On May 31, 2019, at the meeting of the Board held to evaluate the merger, Lazard rendered to the Board an oral opinion, subsequently confirmed in writing by delivery of Lazard’s written opinion dated as of the same date, to the effect that, as of such date, and based upon and subject to the assumptions, procedures, factors, qualifications and limitations set forth in Lazard’s written opinion, the consideration to be paid to holders of Company common stock, other than excluded holders, in the merger was fair, from a financial point of view, to holders of Company common stock, other than excluded holders. For purposes of this section, “excluded holders” means the Company, Parent, Merger Sub and holders of Company common stock who are entitled to and properly demand an appraisal of their shares of Company common stock.

The full text of Lazard’s written opinion, dated May 31, 2019, which sets forth the assumptions made, procedures followed, factors considered and qualifications and limitations on the review undertaken by Lazard in connection with its opinion, is attached to this proxy statement as Annex B and is incorporated by reference herein in its entirety. The following summary of Lazard’s opinion is qualified in its entirety by reference to the full text of the opinion. You are encouraged to read Lazard’s opinion and this section carefully and in their entirety.

Lazard’s engagement and its opinion were for the benefit of the Board (in its capacity as such), and Lazard’s opinion was rendered to the Board in connection with its evaluation of the merger and addressed only the fairness as of the date of the opinion, from a financial point of view, to holders of Company common stock (other than the excluded holders) of the consideration to be paid to holders of Company common stock (other than the excluded holders) in the merger. Lazard’s opinion was not intended to, and does not, constitute a recommendation to any shareholder as to how such shareholder should vote or act with respect to the merger or any matter relating thereto. Lazard’s opinion was necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to Lazard as of, the date of the opinion. Lazard assumed no responsibility for updating or revising its opinion based on circumstances or events occurring after the date of the opinion. Lazard did not express any opinion as to the price at which shares of Company common stock may trade at any time subsequent to the announcement of the merger. In addition, Lazard’s opinion did not address the relative merits of the merger as compared to any other transaction or business strategy in which the Company might engage or the merits of the underlying decision by the Company to engage in the merger.

In connection with its opinion, Lazard:

•	Reviewed the financial terms and conditions of a draft, dated as of May 31, 2019, of the merger agreement;
•	Reviewed certain publicly available historical business and financial information relating to the Company;
•	Reviewed various financial forecasts and other data provided to Lazard by the Company relating to the business of the Company, including the Company’s management plan, dated January 18, 2019 (the “Management Plan”) that is described in the section entitled “—Forward-Looking Financial Information” beginning on page 38;
•	Held discussions with members of senior management of the Company with respect to the business and prospects of the Company;
•	Reviewed public information with respect to certain other companies in lines of business Lazard believed to be generally relevant in evaluating the business of the Company;
•	Reviewed the financial terms of certain business combinations involving companies in lines of business Lazard believed to be generally relevant in evaluating the business of the Company;
•	Reviewed historical stock prices and trading volumes of Company common stock; and
•	Conducted such other financial studies, analyses and investigations as Lazard deemed appropriate.

Lazard assumed and relied upon the accuracy and completeness of the foregoing information, without independent verification of such information. Lazard did not conduct any independent valuation or appraisal of any of the assets or liabilities (contingent or otherwise) of the Company or concerning the solvency or fair value of the Company, and Lazard was not furnished with any such valuation or appraisal. With respect to the financial forecasts utilized in Lazard’s analyses, Lazard assumed, with the consent of the Company, that they were reasonably prepared on bases reflecting the best currently available estimates and judgments as to the future financial performance of the Company. Lazard assumed no responsibility for and expressed no view as to any such forecasts or the assumptions on which they were based. Lazard further assumed, with the consent of the Company, that adjustments (if any) to the merger consideration will not be material in any respect to its analyses or opinion.

In rendering its opinion, Lazard assumed, with the consent of the Company, that the merger would be consummated on the terms described in the merger agreement, without any waiver or modification of any material terms or conditions. Representatives of the Company advised Lazard, and Lazard assumed, that the merger agreement, when executed, would conform to the draft reviewed by Lazard in all material respects. Lazard also assumed, with the consent of the Company, that obtaining the necessary governmental, regulatory or third-party approvals and consents for the merger would not have an adverse effect on the Company or the merger. Lazard did not express any opinion as to any tax or other consequences that might result from the merger, nor did Lazard’s opinion address any legal, tax, regulatory or accounting matters, as to which Lazard understood that the Company had obtained such advice as it deemed necessary from qualified professionals. Lazard expressed no view or opinion as to any terms or other aspects (other than the merger consideration to the extent expressly specified in the opinion) of the merger, including, without limitation, the form or structure of the merger or any agreements or arrangements entered into in connection with, or contemplated by, the merger. In addition, Lazard expressed no view or opinion as to the fairness of the amount or nature of, or any other aspects relating to, the compensation to any officers, directors or employees of any parties to the merger, or class of such persons, relative to the merger consideration or otherwise.

In connection with rendering its opinion, Lazard performed certain financial analyses and reviews of certain information that Lazard deemed appropriate as summarized below under “—Summary of Lazard Financial Analyses,” and Lazard also performed certain additional financial analyses and reviews as summarized below under “—Other Analyses”. The summary of Lazard’s analyses and reviews provided below under “—Summary of Lazard Financial Analyses” and “—Other Analyses” is not a complete description of the analyses and reviews underlying Lazard’s opinion. The preparation of a fairness opinion is a complex process involving various determinations as to the most appropriate and relevant methods of financial analysis and review and the application of those methods to particular circumstances and, therefore, is not readily susceptible to partial analysis or summary description. Considering selected portions of these analyses and reviews or the summary contained in “—Summary of Lazard Financial Analyses” and “—Other Analyses”, without considering the analyses and reviews as a whole, could create an incomplete or misleading view of the analyses and reviews underlying Lazard’s opinion. In arriving at its opinion, Lazard considered the results of all of its analyses and reviews and did not attribute any particular weight to any particular analysis or review or application thereof considered by it; rather, Lazard made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of its analyses and reviews.

For purposes of its analyses and reviews, Lazard considered industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of the Company. No company, business or transaction used in Lazard’s analyses and reviews, as a comparison, is identical to the Company or the merger, and an evaluation of the results of those analyses and reviews is not entirely mathematical. Rather, the analyses and reviews involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies, businesses or transactions used in Lazard’s analyses and reviews. The estimates contained in Lazard’s analyses and reviews and the ranges of valuations resulting from any particular analysis or review are not necessarily indicative of actual results or values or predictive of future results or values, which may be significantly more or less favorable than those suggested by Lazard’s analyses and reviews. In addition, analyses and reviews relating to the value of companies, businesses or securities do not purport to be appraisals or to reflect the prices at which companies, businesses or securities actually may be sold. Accordingly, the estimates used in, and the results derived from, Lazard’s analyses and reviews are inherently subject to substantial uncertainty.

Lazard was instructed by the Company to use the Management Plan as the basis for its analyses. For purposes of the analyses and reviews described below, as applicable, unless otherwise noted, (a) Lazard assumed, with the consent of and as provided by the Company, net debt of approximately $1,500 million (as of March 31, 2019) and approximately 40.9 million fully-diluted shares (as of May 31, 2019, and assuming target payout of performance stock) and (b) present value date means March 31, 2019. Implied price per share ranges for shares of Company common stock were rounded to the nearest $0.25.

Summary of Lazard Financial Analyses

The summary of the analyses and reviews provided below includes information presented in tabular format. In order to fully understand Lazard’s analyses and reviews, the tables must be read together with the full text of each summary. The tables alone do not constitute a complete description of Lazard’s analyses and reviews. Considering the data in the tables below without considering the full description of the analyses and reviews, including the methodologies and assumptions underlying the analyses and reviews, could create a misleading or incomplete view of Lazard’s analyses and reviews.

Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before May 30, 2019, and is not necessarily indicative of current market conditions.

Selected Comparable Company Multiples Analysis

Lazard reviewed and analyzed certain financial information, valuation multiples and market trading data related to selected comparable publicly traded regulated utility companies whose operations Lazard believed, based on its experience with companies in the regulated utility industry and professional judgment, to be generally relevant in analyzing the Company’s operations for purposes of this analysis. Lazard compared such information of the selected comparable companies to the corresponding information for the Company.

The selected group of companies used in this analysis, which we refer to as the “Company comparable companies”, was as follows:

•	Avista Corporation;
•	IDACORP, Inc.;
•	NorthWestern Corporation;
•	Pinnacle West Capital Corporation;
•	PNM Resources, Inc.; and
•	Portland General Electric Company.

Lazard selected the companies reviewed in this analysis because, among other things, the Company comparable companies operate businesses similar to the business of the Company. However, no selected company is identical to the Company. Accordingly, Lazard believes that purely quantitative analyses are not, in isolation, determinative in the context of the merger and that qualitative judgments concerning differences between the business, financial and operating characteristics and prospects of the Company and the Company comparable companies that could affect the public trading values of each company also are relevant.

Lazard calculated and compared various financial multiples and ratios of each of the Company comparable companies, including, among other things:

•	the ratio of each company’s May 30, 2019 closing share price to its calendar year 2019 and 2020 estimated earnings per share, or “EPS”, which ratio we refer to as the “P/E multiple”; and
•	the ratio of each company’s enterprise value, which Lazard calculated as the market capitalization of each company (based on each company’s closing share price as of May 30, 2019, and fully-diluted share count as of the applicable date specified in its Quarterly Report on Form 10-Q for the quarter ended March 31, 2019), plus debt, non-controlling interest and preferred or preference stock and less cash, cash equivalents and marketable securities as of March 31, 2019, to its calendar year 2019 and 2020 estimated earnings before interest, taxes, depreciation and amortization (adjusted as discussed below), or “Adjusted EBITDA”, which ratio we refer to as the “Adjusted EBITDA multiple”. For comparability, Lazard equalized the average depreciable life of each Company comparable company’s asset base with the average depreciable life of the Company’s asset base.

The EPS and Adjusted EBITDA estimates for each of the Company comparable companies used by Lazard in its analysis were based on public filings, FactSet consensus estimates, publicly available Wall Street research and other publicly available information. The following table summarizes the results of this review:

	2019 P/E Multiple	2020 P/E Multiple	2019 Adjusted EBITDA Multiple	2020 Adjusted EBITDA Multiple
Avista Corporation	20.9x	19.3x	12.2x	10.8x
IDACORP, Inc.	22.2x	21.6x	15.2x	14.9x
NorthWestern Corporation	20.0x	19.6x	13.4x	12.8x
Pinnacle West Capital Corporation	19.1x	18.3x	12.5x	11.4x
PNM Resources, Inc.	21.5x	20.8x	12.5x	12.0x
Portland General Electric Company	21.2x	20.3x	11.3x	10.7x

Based on an analysis of the P/E multiples and Adjusted EBITDA multiples for each of the Company comparable companies, as well as its professional judgment and experience, Lazard selected reference ranges of:

•	20.00x to 22.00x for the 2019 P/E multiple and 19.00x to 21.00x for the 2020 P/E multiple; and
•	12.00x to 13.00x for the 2019 Adjusted EBITDA multiple and 11.25x to 12.25x for the 2020 Adjusted EBITDA multiple.

Lazard applied each such range of P/E multiples for the Company comparable companies to the estimated EPS of the Company, based on estimates provided by the Company in the Management Plan, and applied each such range of Adjusted EBITDA multiples for the Company comparable companies to the estimated EBITDA of the Company, based on estimates provided by the Company in the Management Plan. Lazard averaged the results of these calculations and, from this analysis, estimated an implied value range for shares of Company common stock.

This analysis resulted in an implied price per share range for shares of Company common stock, as compared to the per share merger consideration, as set forth below.

Implied Price Per Share Range	Per Share Merger Consideration
$53.50 - $60.25	$68.25

Discounted Cash Flow Analysis

Lazard performed a discounted cash flow analysis of the Company, which is a valuation methodology used to derive a valuation of a company by calculating the present value of its estimated future cash flows. “Future cash flows” refers to projected unlevered free cash flows of a company. “Present value” refers to the current value of future cash flows or amounts and is obtained by discounting those future cash flows or amounts by a discount rate that takes into account macroeconomic assumptions and estimates of risk, the opportunity cost of capital, capital structure, income taxes, expected returns and other appropriate factors. Lazard calculated the discounted cash flow value for the Company as the sum of the net present value of each of:

•	the estimated future cash flows that the Company is expected to generate for each of the fiscal years 2019 through 2027; and
•	the estimated value of the Company at the end of 2027, or the terminal value.

The estimated future cash flows were derived from data provided by the Company in the Management Plan, as the Management Plan did not itself provide an explicit calculation of estimated unlevered free cash flows. The following table sets forth the estimated unlevered free cash flow for each of fiscal years 2019 through 2027, as used by Lazard for purposes of its discounted cash flow analysis.

Fiscal Year Ending December 31,
2019E	2020E	2021E	2022E	2023E	2024E	2025E	2026E	2027E
(in millions)
($3)	$46	$(8)	$(0)	$21	$51	$41	$124	$142

For its discounted cash flow calculations, Lazard applied discount rates ranging from 4.75% to 5.25%. Such discount rates were based on Lazard’s judgment and analysis of the estimated range of the Company’s weighted average cost of capital. In calculating the estimated range of weighted average cost of capital for the Company, Lazard used a weighted-average of the estimated cost of equity capital and the after-tax cost of debt ranges, assuming a range of equity and debt levels in the capital structure. To calculate the estimated cost of equity capital, Lazard used the Capital Asset Pricing Model, which uses a “beta” metric based on the predicted unlevered beta for the Company (0.31), a risk-free rate of return (2.50% based on then-current prevailing yield on the 20-year U.S. Treasury debt) and a market risk premium (7.07%).

The terminal value of the Company was calculated applying various exit Adjusted EBITDA multiples ranging from 11.75x to 12.75x to the Company’s projected terminal year EBITDA and applying various exit P/E multiples ranging from 19.50x to 21.50x to the Company’s projected terminal year earnings. The Company’s projected terminal year EBITDA and projected terminal year earnings were normalized by assuming the Company will earn the projected average return on book equity from 2018 through 2027 in such terminal year. The exit Adjusted EBITDA multiples were selected by Lazard using its professional judgment and expertise by reference to historic and current EBITDA multiples calculated for the Company as well as the historic and current Adjusted EBITDA multiples of the Company comparable companies. The exit P/E multiples were selected by Lazard using its professional judgment and expertise by reference to historic and current P/E multiples calculated for the Company as well as the historic and current P/E multiples of the Company comparable companies.

Lazard took the sum of the present value ranges for the Company’s future cash flows and terminal value to calculate a range of implied enterprise values. Lazard then subtracted the net debt of the Company and calculated a range of implied per share equity value for Company common stock. Lazard averaged the price per share ranges implied by these calculations and, based on that analysis, reviewed the implied price per share range for shares of the Company common stock as compared to the per share merger consideration as set forth below:

Implied Price Per Share Range	Per Share Merger Consideration
$59.00 - $70.00	$68.25

Selected Precedent Transactions Multiples Analysis

Lazard reviewed and analyzed selected precedent merger and acquisition transactions involving companies in the electric utility industry it viewed as generally relevant in analyzing the Company. In performing this analysis, Lazard reviewed certain financial information and transaction multiples relating to the companies involved in such selected transactions and compared such information to the corresponding information for the Company. Specifically, Lazard selected and reviewed 20 merger and acquisition transactions announced since February 2012 involving companies in the electric utility industry for which sufficient public information was available.

To the extent publicly available, Lazard reviewed, among other things, the P/E multiples of each of the target companies implied by the selected transactions by comparing the per share acquisition price to the relevant target company’s estimated EPS at the time of the transaction for the fiscal year immediately following the fiscal year in which the relevant transaction was announced (“FY+1”) and the following year thereafter (“FY+2”). Estimated EPS amounts for the target companies were based on FactSet consensus estimates or other publicly available financial information.

The selected group of transactions reviewed in this analysis and a summary of the results of this review is as follows:

Announcement Date	Acquiror	Target	FY+1 P/E Multiple	FY+2 P/E Multiple
3/25/2019	Enmax Corporation	Emera Maine	27.0x	23.6
10/18/2018	Sempra Energy	Sharyland Utilities, LP	17.9x	N/A
10/18/2018	Oncor Electric Delivery Company LLC	InfraREIT, Inc.	15.7x	N/A
5/21/2018	NextEra Energy, Inc.	Certain assets of Southern Company	24.5x	N/A
4/23/2018	CenterPoint Energy, Inc.	Vectren Corporation	25.2x	23.6x
1/3/2018	Dominion Energy, Inc.	SCANA Corporation	17.4x(1)	16.8x(1)
8/21/2017	Sempra Energy	Oncor Electric Delivery Company LLC	23.0x	N/A
7/19/2017	Hydro One Limited	Avista Corporation	25.8x	24.1x
7/10/2017	Westar Energy, Inc. (amended)	Great Plains Energy Incorporated (amended)	18.4x(1)	18.0x(1)
5/31/2016	Great Plains Energy Incorporated (original)	Westar Energy, Inc. (original)	24.4x(1)	23.6x(1)
2/9/2016	Fortis Inc.	ITC Holdings Corp.	21.4x	20.0x
2/9/2016	Algonquin Power & Utilities Corp.	The Empire District Electric Company	23.0x	21.7x
9/4/2015	Emera Inc.	TECO Energy, Inc.	23.3x	21.6x
2/25/2015	Iberdrola USA, Inc.	UIL Holdings Corporation	21.9x	20.4x
10/20/2014	Macquarie Infrastructure and Real Assets Investment Group	Cleco Corporation	20.1x	18.3x
6/23/2014	Wisconsin Energy Corporation	Integrys Energy Group Inc.	20.1x	18.6x
4/30/2014	Exelon Corporation	Pepco Holdings, Inc.	22.8x	20.8x
12/11/2013	Fortis Inc.	UNS Energy Corporation	18.3x	17.6x
5/29/2013	Berkshire Hathaway Energy Company (f/k/a MidAmerican Energy Holdings Company)	NV Energy, Inc.	18.3x	17.5x
2/21/2012	Fortis Inc.	CH Energy Group, Inc.	20.6x	19.6x
(1)	Excluded from summary statistics.

Based on an analysis of the relevant metrics for each of the transactions, as well as its professional judgment and experience, Lazard applied a P/E multiple range of 20.0x to 23.5x to the 2019 estimated EPS of the Company and a P/E multiple range of 18.5x to 22.0x to the 2020 estimated EPS of the Company. The 2019 and 2020 EPS estimates for the Company were provided to Lazard by the Company in the Management Plan.

Lazard calculated the average of the low ends and high ends of the implied price per share of Company common stock ranges and, based on that analysis, reviewed the implied price per share range for shares of Company common stock, as compared to the per share merger consideration, as set forth below:

Implied Price Per Share Range	Per Share Merger Consideration
$51.75 - $61.25	$68.25

Other Analyses

The analyses and data described below were presented to the Board for informational purposes only and did not provide the basis for, and were not otherwise material to, the rendering of Lazard’s opinion.

52-Week High/Low Trading Prices

Lazard reviewed the range of trading prices of shares of Company common stock for the 52 weeks ended on February 28, 2019, the last trading day prior to a publicly-released report speculating that the Company had resumed talks with potential parties. Lazard observed that, during such period, the daily closing share price of Company common stock ranged from $48.00 per share to $64.25 per share, in each case rounded to the nearest $0.25.

Research Analyst Price Targets

Lazard reviewed selected equity analyst stock price targets based on publicly available Wall Street equity research reports, which indicated target prices (in each case rounded to the nearest $0.25) that ranged from $51.50 to $60.00 per share of Company common stock (based on a 12-month target price range of $53.00 to $62.00 per share and next-12-months dividend of $1.53 per share discounted at a 6.00% cost of equity for the Company).

Dividend Discount Analysis

Lazard performed a dividend discount analysis of shares of Company common stock, which calculates an implied equity value per share by discounting to the present the value of the future dividends per share of Company common stock expected to be paid by the Company, as reflected in the Management Plan, based on an assumed equity discount rate ranging from 5.75% to 6.25% and a dividend growth rate ranging from 2.00% to 3.00%.

This analysis resulted in an implied price per share range for shares of Company common stock ranging from $46.50 to $68.00.

Infrastructure Returns Analysis

Lazard performed an illustrative infrastructure returns analysis, which seeks to determine ranges of prices that an infrastructure investor may be able to afford based on certain illustrative assumptions, including such investor’s target range of internal rates of return (“IRR”) and assumed debt capacity, among other assumptions. Lazard performed this illustrative infrastructure returns analysis utilizing exit P/E multiples ranging from 20.0x to 23.0x, based on selected precedent P/E multiples, and an assumed required IRR ranging from 7.0% to 10.0%, which Lazard selected based on its professional judgment and experience, in each case as applied to an assumed 2027 terminal year net income, as adjusted as set forth in “—Discounted Cash Flow Analysis.” The results of this analysis implied an equity value per share range for Company common stock ranging from $48.00 to $67.50.

Discounted Cash Flow Sensitivity Analysis — Multiple Reduction and Discount Rate Increase Cases

Lazard performed two illustrative discounted cash flow sensitivity analyses of the Company using the same methodology as set forth above in “—Discounted Cash Flow Analysis,” except Lazard assumed for the first discounted cash flow sensitivity analysis that the P/E multiple range was illustratively reduced by 2.0x, the Adjusted EBITDA multiple range was illustratively reduced by 1.0x and the discount rate range was illustratively increased by 0.50% and assumed for the second discounted cash flow sensitivity analysis that the P/E multiple range was illustratively reduced by 5.5x, the Adjusted EBITDA multiple range was illustratively reduced by 2.75x and the discount rate range was illustratively increased by 0.50%, based on the last 10-year averages for the S&P 500 Utilities Index and 20-year U.S. Treasury debt for the second discounted cash flow sensitivity analysis.

The first discounted cash flow sensitivity analysis resulted in an implied price per share range for shares of Company common stock ranging from $48.75 to $59.00, and the second discounted cash flow sensitivity analysis resulted in an implied price per share range for shares of Company common stock ranging from $37.75 to $47.50.

Miscellaneous

In connection with Lazard’s services as financial advisor to the Company with respect to the merger, the Company agreed to pay Lazard a fee based on the aggregate consideration involved in the merger, calculated as of immediately prior to the closing of the merger (as of May 31, 2019, such amount was estimated to be approximately $25.7 million), of which 15% became payable upon the rendering of Lazard’s opinion and the remainder is contingent upon the closing of the merger. The Company has also agreed to reimburse Lazard for certain expenses incurred in connection with Lazard’s engagement and to indemnify Lazard and certain related persons under certain circumstances against various liabilities that may arise from or be related to Lazard’s engagement, including certain liabilities under United States federal securities laws. Except as described in this proxy statement, the financial advisory business of Lazard has not otherwise received fees for providing services to the Company or Parent in the two years immediately preceding the date of this proxy statement.

Lazard, as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements, leveraged buyouts, and valuations for estate, corporate and other purposes. In addition, in the ordinary course, Lazard and its affiliates and employees may trade securities of the Company, Parent and certain of their respective affiliates for their own accounts and for the accounts of their customers, may at any time hold a long or short position in such securities, and may also trade and hold securities on behalf of the Company, Parent and certain of their respective affiliates. The issuance of Lazard’s opinion was approved by the opinion committee of Lazard.

Lazard is an internationally recognized investment banking firm providing a full range of financial advisory and other services. Lazard was selected to act as investment banker to the Company because of its qualifications, expertise and reputation in investment banking and mergers and acquisitions generally and in the utility industry specifically, as well as its familiarity with the business of the Company.

The Company and Parent determined the consideration of $68.25 in cash per share of Company common stock, to be paid to the holders of Company common stock (other than the excluded holders) in the merger, through arm’s-length negotiations, and the Board unanimously approved such consideration. Lazard did not recommend any specific consideration to the Board or any other person or indicate that any given consideration constituted the only appropriate consideration for the merger. Lazard’s opinion was one of many factors considered by the Board, as discussed further in “—Recommendation of the Company’s Board of Directors and its Reasons for the Merger” on page 27.

Forward-Looking Financial Information

The Company does not as a matter of course make public forward-looking financial information as to future revenues, earnings, or other results, other than providing estimated ranges of expected earnings and earnings growth as disclosed in regular press releases and investor materials. However, for internal purposes and in connection with the process leading to the execution of the merger agreement, the management of the Company prepared certain projections of future financial and operating performance of the Company for the years 2019 through 2027. These projections are included in this proxy statement because we provided such projections to our financial advisor and to IIF in connection with the merger agreement discussions. The following forward-looking financial information was not prepared with a view toward public disclosure or with a view toward complying with the guidelines established by the American Institute of Certified Public Accountants with respect to forward-looking financial information, but, in the view of the management of the Company, was prepared on a reasonable basis, reflected the best then-currently available estimates and judgments at the time of its preparation, and presented at the time of its preparation, to the best of management’s knowledge and belief, the expected course of action and the expected future financial performance of the Company. However, this information is not fact and should not be relied upon as being necessarily indicative of future results, and readers of this proxy statement are cautioned not to place undue reliance on the forward-looking financial information.

Neither our independent auditors, nor any other independent accountants, have compiled, examined, or performed any procedures with respect to the forward-looking financial information contained herein, nor have they expressed any opinion or any other form of assurance on such forward-looking financial information or its achievability, and assume no responsibility for, and disclaim any association with, the forward-looking financial information.

The following table sets forth a summary of the forward-looking information we provided to IIF and our financial advisor in connection with the process leading to the execution of the merger agreement.

	Year Ended December 31,
	2019	2020	2021	2022	2023	2024	2025	2026	2027
	(in millions, except earnings per share)
Revenues	$869	$917	$940	$960	$1,018	$1,079	$1,114	$1,150	$1,201
Operations and Maintenance expense (Excluding Fuel and Purchased Power)	$(338)	$(348)	$(346)	$(349)	$(356)	$(371)	$(370)	$(375)	$(380)
Depreciation and Amortization expense	$(101)	$(107)	$(112)	$(117)	$(128)	$(141)	$(150)	$(155)	$(164)
Net Income	$107	$128	$136	$139	$155	$164	$178	$192	$204
Earnings per share	$2.52	$2.87	$2.98	$2.98	$3.26	$3.43	$3.70	$3.97	$4.18
Cash Capital Expenditures	$249	$224	$266	$278	$278	$295	$322	$253	$267

The forward-looking financial information is based on various assumptions, including, but not limited to, the following principal assumptions:

•	normal weather as it relates to the Company’s operations;
•	economic, energy efficiency and other assumptions affecting retail electric demand;
•	no significant changes in legislative framework, except with respect to potential opportunities involving advanced metering infrastructure;
•	no significant changes in regulatory framework or adverse regulatory outcomes, including assumptions relating to the expected results of rate relief from rate cases in Texas and New Mexico;
•	the additions of generation assets as described in the Company’s Current Report on Form 8-K, filed with the SEC on December 26, 2018; and
•	key assumptions relating to operation and maintenance, finance and tax.

The estimates and assumptions underlying the forward-looking financial information are inherently uncertain and, though considered reasonable by the management of the Company as of the date of the preparation of such forward-looking financial information, are subject to a wide variety of significant business, economic, regulatory and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking financial information, including, among other things, the matters described in the section entitled “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 9 of this proxy statement. Accordingly, there can be no assurance that the forward-looking results are indicative of the future performance of the Company, or that actual results will not differ materially from those presented in the forward-looking financial information. Inclusion of the forward-looking financial information in this proxy statement should not be regarded as a representation by any person that the results contained in the forward-looking financial information will be achieved.

The forward-looking financial information does not take into account any circumstances or events occurring after the date it was prepared, including the announcement of the merger. We have not updated or otherwise revised, and do not intend to update or otherwise revise the forward-looking financial information to reflect circumstances existing since the preparation of such information or to reflect the occurrence of unanticipated events, including in the event that any or all of the underlying assumptions are shown to be in error. Furthermore, we do not intend to update or revise the forward-looking financial information in this proxy statement to reflect changes in general economic or industry conditions.

The information concerning forward-looking financial information provided by us is not included in this proxy statement in order to induce any shareholder to vote in favor of the proposals at the special meeting or to acquire securities of the Company.

Material U.S. Federal Income Tax Consequences of the Merger

The following is a discussion of the material U.S. federal income tax consequences of the merger to holders of Company common stock whose shares are exchanged for cash pursuant to the merger. This discussion is based on the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), applicable U.S. Treasury regulations (“Treasury Regulations”), judicial authorities, and administrative interpretations, each as in effect as of the date of this proxy statement. These authorities are subject to change, possibly on a retroactive basis, and any such change could affect the accuracy of the statements and conclusions set forth in this discussion. We cannot assure you that the Internal Revenue Service (the “IRS”) will not challenge one or more of the tax consequences described in this discussion or that a court would not sustain such challenge.

This discussion applies only to holders of shares of Company common stock who hold such shares as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). Further, this discussion does not purport to consider all aspects of U.S. federal income taxation that may be relevant to a holder in light of such holder’s particular circumstances, or that may apply to a holder that is subject to special treatment under the U.S. federal income tax laws (including, for example, insurance companies, dealers or brokers in securities or foreign currencies, traders in securities who elect the mark-to-market method of accounting, holders that have a functional currency other than the U.S. dollar, tax-exempt organizations, cooperatives, banks and certain other financial institutions, mutual funds, certain expatriates, partnerships, S corporations, or other pass-through entities or investors in partnerships or such other entities, holders who hold shares of Company common stock as part of a straddle, constructive sale, or conversion transaction, holders who will hold, directly or indirectly, an equity interest in the surviving corporation, and holders who acquired their shares of Company common stock through the exercise of employee stock options or other compensation arrangements). Moreover, this discussion does not address the tax consequences of the merger arising under any applicable state, local, or foreign tax laws or the application of other U.S. federal taxes, such as the federal estate tax, the federal gift tax, the “Medicare” tax on certain net investment income, or the alternative minimum tax.

If a partnership (including for this purpose any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds shares of Company common stock, the tax treatment of a partner in such partnership will generally depend on the status of the partners and the activities of the partnership. If you are a partner of a partnership holding shares of Company common stock, you should consult your tax advisor.

For purposes of this discussion, the term “U.S. holder” means a beneficial owner of Company common stock that is for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;
•	a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;
•	a trust if (1) a court within the United States is able to exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust, or (2) the trust has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person; or
•	an estate, the income of which is subject to U.S. federal income tax regardless of its source.

For purposes of this discussion, a “non-U.S. holder” is a beneficial owner of Company common stock, other than a partnership or other entity taxable as a partnership for U.S. federal income tax purposes, that is not a U.S. holder.

Holders of Company common stock are urged to consult their own tax advisors regarding the application of the U.S. federal tax laws to their particular situation and the applicability and effect of state, local or foreign tax laws and tax treaties.

Consequences to U.S. Holders. The receipt of cash by U.S. holders in exchange for shares of Company common stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. In general, a U.S. holder who receives cash in exchange for shares of Company common stock pursuant to the merger will recognize gain or loss in an amount equal to the difference, if any, between (1) the amount of cash received with respect to those shares (determined before the deduction of any applicable withholding taxes) and (2) the U.S. holder’s adjusted tax basis in such shares of Company common stock.

Any such gain or loss recognized by a U.S. holder upon the exchange of shares of Company common stock pursuant to the merger generally will be capital gain or loss and will be long-term capital gain or loss if the U.S. holder’s holding period in its shares of Company common stock is more than one year on the date of the merger. Long-term capital gains of non-corporate U.S. holders generally are eligible for preferential U.S. federal income tax rates. The deductibility of capital losses is subject to limitations. If a U.S. holder acquired different blocks of Company common stock at different times and different prices, such U.S. holder must determine its adjusted tax basis and holding period separately with respect to each block of Company common stock.

Consequences to Non-U.S. Holders. Subject to the discussion below in “—Information Reporting and Backup Withholding,” a non-U.S. holder who receives cash in exchange for its shares of Company common stock in the merger generally will not be subject to U.S. federal income tax on gain recognized on such exchange unless:

•	such gain is effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business (and, if required by an applicable treaty, is attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States);
•	the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year in which the merger occurs and certain other conditions are satisfied; or
•	the non-U.S. holder’s Company common stock constitutes a “United States real property interest” as defined in the Code (a “USRPI”).

A non-U.S. holder described in the first bullet above generally will be subject to U.S. federal income tax in the same manner as a U.S. holder with respect to the receipt of cash in exchange for Company common stock in the merger. Such a non-U.S. holder that is a corporation may also be subject to an additional “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable treaty) on its effectively connected earnings and profits for the taxable year, subject to certain adjustments.

Gain recognized with respect to shares of Company common stock surrendered in the merger by a non-U.S. holder who is described in the second bullet above generally will be subject to U.S. federal income tax at a 30% rate (or such lower rate as may be specified by an applicable treaty), but may be offset by certain U.S. source capital losses, if any, of the non-U.S. holder.

With respect to the third bullet above, the non-U.S. holder’s Company common stock will not be treated as a USRPI unless we are or have been a “United States real property holding corporation,” as defined in the Code (a “USRPHC”), at any time during the five year period ending on the date of the merger or the non-U.S. holder’s holding period, whichever period is shorter. We have not made a determination as to whether we have been or will become a USRPHC at any time during the five-year period ending on the date of the merger. However, even if we were treated as a USRPHC at any time during the applicable period, the non-U.S. holder’s Company common stock will not be treated as a USRPI unless (1) our Company common stock was not regularly traded on an established securities market (within the meaning of Section 1.897-9T(d) of the Treasury Regulations) prior to the merger, or (2) such holder owned, actually or constructively, more than five percent of our Company common stock during the applicable period described above. If a non-U.S. holder’s Company common stock constitutes a USRPI, such non-U.S. holder will be subject to U.S. federal income tax on the gain recognized in the merger on a net basis in the same manner as a U.S. holder.

Information Reporting and Backup Withholding. Payments made in exchange for shares of Company common stock pursuant to the merger may be subject, under certain circumstances, to information reporting and backup withholding (currently at a rate of 24%). To avoid backup withholding, a U.S. holder that does not otherwise establish an exemption should complete and return IRS Form W-9, certifying that such U.S. holder is a U.S. person, the taxpayer identification number provided is correct, and such U.S. holder is not subject to backup withholding. In general, a non-U.S. holder will not be subject to backup withholding with respect to cash payments to the non-U.S. holder pursuant to the merger if the non-U.S. holder has provided an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or an IRS Form W-8ECI if the non-U.S. holder’s gain is effectively connected with the conduct of a U.S. trade or business).

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against a holder’s U.S. federal income tax liability, if any, provided that such holder furnishes the required information to the IRS in a timely manner.

This summary of the material U.S. federal income tax consequences is intended for general information purposes only and is not tax advice. Holders of Company common stock should consult their own tax advisors regarding the application of the U.S. federal tax laws to their particular situation and the applicability and effect of state, local or foreign tax laws and tax treaties.

Regulatory Matters Relating to the Merger

To complete the merger, the Company and Parent need to obtain approvals, orders, clearances or consents from, or make filings with, a number of public utility, antitrust and other regulatory authorities. The material regulatory approvals, consents and filings are described below (collectively, the “required governmental approvals”). It is a condition to completion of the merger that all required approvals, orders, clearances and consents be obtained on terms and conditions that do not result in a material adverse effect on the Company or Parent and its subsidiaries (referred to as a “Burdensome Condition”). For purposes of determining whether any term or condition has a Burdensome Condition on Parent and its subsidiaries, Parent and its subsidiaries are deemed to be a consolidated group of entities of the size and scale of the Company.

The required governmental approvals, described in greater detail below, include: (1) the filing of notification and report forms with the Antitrust Division of the Department of Justice (the “DOJ”) and the FTC under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the “HSR Act”), and expiration or early termination of any applicable waiting periods under the HSR Act, (2) authorization by the FERC under Section 203 of the Federal Power Act (the “FPA”), (3) authorization and consent of the NRC, (4) authorization of the FCC to assign or transfer control of our FCC licenses, (5) authorization and consent of the PUCT, (6) authorization and consent of the NMPRC and (7) consent of the City of El Paso under its franchise agreement with the Company, pursuant to which the Company provides the generation, transmission and distribution of electrical energy and other services within the City of El Paso (the “Franchise Agreement”) (the foregoing items (1)-(7) are collectively referred to as “Required Approvals”). “Final orders” under the terms of the merger agreement means a judgment by the relevant governmental entity that (A) has not been reversed, stayed, enjoined, set aside, annulled or suspended and is in full force and effect, (B) with respect to which, if applicable, any mandatory waiting period prescribed by law before the merger may be consummated has expired or been terminated, and (C) as to which all conditions to the consummation of the merger prescribed by law have been satisfied. A “final order” for a required approval of the PUCT shall meet all requirements for a final order under Section 2001.144 of the Texas Government Code.

Subject to the terms and conditions of the merger agreement, each of the Company and Parent shall use its reasonable best efforts to take, or cause to be taken, all actions, and do, or cause to be done, and assist and cooperate with the other party in doing, all things necessary to cause the conditions to the closing of the merger to be satisfied as promptly as reasonably practicable or to effect the closing of the merger as promptly as reasonably practicable, including:

•	making all necessary filings with governmental entities or third parties;
•	obtaining the required consents and all other third-party consents that are necessary, proper or advisable to consummate the merger;
•	obtaining the required governmental approvals and all other consents of governmental entities that are necessary, proper or advisable to consummate the merger and the other transactions contemplated thereby; and
•	executing and delivering any additional instruments that are necessary, proper or advisable to consummate the merger and the other transactions contemplated by the merger agreement.

Under the terms of the merger agreement, the Company and Parent have agreed to cooperate with each other in determining whether any action or filing is required in connection with the merger and in seeking any such actions, consents, approvals or waivers or making any such filings. The Company and Parent have also agreed to provide to each other all information required for any application or other filing under any applicable law in connection with the transactions contemplated by the merger agreement. Parent has agreed to have primary responsibility for, and to take the lead in, scheduling and conducting any meeting with any governmental entity or intervenor in any proceeding relating to a Required Approval, coordinating and making any applications and filings with, and communicating with and resolving any investigation or other inquiry of, any agency or other governmental entity, and determining the strategy and timing for, and making all material decisions relating to, obtaining required governmental approvals, any required consents, permits or other approvals from governmental entities as necessary, proper or advisable to consummate the merger, and Parent shall consult with us in advance of taking any such action and consider in good faith our views and recommendations with respect thereto. However, notwithstanding the foregoing obligations, Parent will not be obligated to, and we will not be permitted (without the prior written consent of Parent) to, undertake any efforts or take any action that, individually or in the aggregate, would result in, or would reasonably be expected to result in, a Burdensome Condition, as defined in the merger agreement and described above.

While the Company and Parent each believe that they will receive the required governmental approvals and other clearances for the merger, there can be no assurance that all of these approvals will be obtained or, if obtained, that these approvals will not contain terms or conditions that could reasonably be expected to result in a Burdensome Condition. Based on the current status of the required governmental approval process, the parties are working, assuming all other conditions to completion of the merger are satisfied, to complete the merger no later than the first half of 2020. However, the closing of the merger may not occur until after the first half of 2020, if at all.

We intend to submit the Merger proposal, along with other proposals, to our shareholders at a special meeting as noted above in “Information About the Special Meeting and Voting” beginning on page 12. It is possible that a governmental agency will not have approved the merger by the date of such special meeting, which could delay or prevent completion of the merger for a significant period of time after our shareholders have approved the proposals relating to the merger. Any delay in the completion of the merger could diminish the anticipated benefits of the merger or result in additional transaction costs, loss of revenue or other effects associated with uncertainty surrounding the merger. In addition, it is possible that, among other things, a governmental agency could condition its required governmental approval of the merger upon the Company and Parent (or one of its affiliates) entering into an agreement to divest a portion of their combined businesses or assets or could restrict the operations of the combined businesses in accordance with specified business conduct rules. See “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 9. A governmental agency also could impose significant additional costs on the business of the surviving corporation, including requiring the surviving corporation to share a disproportionate amount of the expected or achieved benefits of the merger with utility customers in a future rate case. Acceptance of any such conditions could diminish the benefits of the merger to the surviving corporation and result in additional costs, loss of revenue or other effects. Alternatively, rejection of such conditions could result in the Company and Parent litigating with a governmental entity, which could delay the merger or cause the merger to be abandoned.

No additional shareholder approval is expected to be required for any decision by us after the special meeting is held relating to any terms and conditions necessary to resolve any regulatory objections to the merger and, possibly, to proceed with consummation of the merger.

As more fully described in “The Merger Agreement—Termination; Termination Fees; Expenses” beginning on page 66, the merger agreement may be terminated by us or Parent if the merger is not consummated by 5:00 p.m. New York City time on June 1, 2020; provided, however, that if the conditions to closing relating to required governmental approvals have not been satisfied, but all other conditions to closing have been satisfied or waived (or are capable of being satisfied at closing), then such date may be extended by either party to September 1, 2020. A party may not terminate the merger agreement as set forth above if that party’s failure to fulfill its obligations under the merger agreement has caused or resulted in the failure to consummate the merger.

Antitrust and HSR Act Matters

The FTC and the DOJ frequently scrutinize the legality under the antitrust laws of transactions such as the merger. The HSR Act, and the rules and regulations promulgated thereunder, provide that certain transactions, including the merger, may not be consummated until required information and materials have been filed with the DOJ and the FTC and the applicable waiting period has expired or been terminated. The HSR Act requires the parties to observe a 30 calendar-day waiting period after the submission of their HSR filings before consummating the merger, unless the waiting period is terminated early by the DOJ and FTC, or, alternatively, is extended if the DOJ or the FTC issues a Request for Additional Information and Documentary Material to us and/or Parent or the appropriate entity as designated by the HSR Act.

At any time before or after the merger, the DOJ or the FTC could take such action under antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the merger or seeking divestiture of substantial assets of the Company, Parent or its subsidiaries. Private parties and state attorneys general may also bring an action under antitrust laws under certain circumstances. There can be no assurance that a challenge to the merger on antitrust grounds will not be made or, if such a challenge is made, of the result of such challenge.

Federal Energy Regulatory Commission

We are a public utility subject to the jurisdiction of the FERC under Part II of the FPA. Section 203 of the FPA requires prior FERC authorization for any direct or indirect merger or consolidation of a public utility’s facilities with those of any other person. Consequently, the merger requires prior authorization by the FERC pursuant to Section 203 of the FPA. We and the Investor expect to jointly apply for FERC authorization on or about August 1, 2019.

The FERC must authorize the merger if it finds that the merger is consistent with the public interest and will not result in the cross-subsidization of a non-utility associate company or the pledge or encumbrance of utility assets for the benefit of an associate company (unless it finds that such cross-subsidization or pledge or encumbrance will be consistent with the public interest). The FERC has further stated that, in analyzing a merger or transaction under Section 203 of the FPA, it will evaluate the impact of the proposed merger on:

•	competition in wholesale electric power markets;
•	the applicant’s wholesale power and transmission rates; and
•	state and federal regulation of the applicant.

The FERC will review these factors to determine whether the merger is consistent with the public interest. If the FERC finds that the merger would adversely affect competition in wholesale electric power markets, rates for electric transmission or the wholesale sale of electric energy, or regulation, or that the merger would result in cross-subsidization or pledges or encumbrances that are not consistent with the public interest, it may, pursuant to the FPA, condition its approval in such a manner as necessary to mitigate such adverse effects, or it may decline to approve the merger. The FERC is required to rule on a merger application not later than 180 days from the date on which the completed application is filed. The FERC may, however, for good cause, issue an order extending the time for consideration of the merger application by an additional 180 days. If the FERC does not issue an order within the statutory deadline, then the transaction is deemed to be approved. We expect that the FERC will approve the merger within the initial 180-day review period. However, there is no guarantee that the FERC will approve the merger, not extend the time period for its review, or not impose conditions on its approval.

U.S. Nuclear Regulatory Commission

Under the Atomic Energy Act of 1954, as amended, and the regulations of the NRC, an NRC power plant licensee must seek and obtain prior NRC consent for the indirect transfer of its NRC licenses resulting from the transfer of control over the licensee in a merger. The Company holds possession-only license rights in licenses issued by the NRC with respect to its 15.8% tenant-in-common ownership in each of Palo Verde Nuclear Generating Station (“PVNGS”) Unit 1, 2, and 3 and the PVNGS Independent Spent Fuel Storage Installation facility. As a result of the merger, the Company will become a wholly-owned subsidiary of Parent and an indirect wholly-owned subsidiary of the Investor. The resulting indirect transfer of control of the licenses to Parent and the Investor requires prior NRC approval. An application to obtain such approval is expected to be filed on or about August 1, 2019.

In reviewing a license transfer application, the NRC must find that the transfer is not inimical to the common defense and security, does not include foreign ownership, control, or domination, and will not result in or cause any undue risk to the public health and safety. In making these findings the NRC assesses, among other things, the transferee’s technical and financial qualifications to own and operate the nuclear facilities, whether there is assurance that adequate decommissioning funds will be available to safely decommission the facilities at the end of their useful lives, whether the transfer will result in foreign ownership, control or domination, and whether the transfer is otherwise consistent with the applicable provisions of laws, regulations and orders of the NRC. The NRC presumes financial qualifications for state rate-regulated electric utilities that are authorized to recover the costs and operating expenses of their nuclear facilities through state approved rates. The NRC also permits state rate-regulated entities to provide decommissioning funding assurance through the use of external sinking funds.

Typically, NRC approvals of license transfers take approximately six to nine months to complete. The timing of NRC approval may be extended in the event the application raises novel issues or intervenors raise issues as part of the license transfer proceeding. Given that the Company expects no material changes with respect to nuclear management and the operation of the facilities in question, and given that the Company, the NRC licensee and an electric utility, expects to recover the funds necessary to safely operate each facility through their state approved rates and to continue to fund its future decommissioning liabilities using its existing external sinking funds, the Company and Parent have no reason to believe that the NRC will not approve the license transfer. However, we cannot assure that the NRC will approve the merger or that it will act within a six- to nine-month timeframe.

Federal Communications Commission

Pursuant to FCC regulations implementing provisions of the Communications Act of 1934, as amended, an entity holding private radio licenses for internal communications purposes generally must obtain the prior approval of the FCC before the direct or indirect transfer of control or assignment of those licenses. We hold certain FCC licenses for private internal communications and, thus, must obtain prior FCC consent to assign or transfer control of those licenses. The parties anticipate that they will be able to obtain the required FCC approvals. An application to obtain such approval is expected to be filed on or about August 1, 2019.

Public Utility Commission of Texas

Approval of the merger by the PUCT is required for the consummation of the merger. We and the Investor will file a Joint Report and Application for regulatory approvals with the PUCT requesting approval of the merger pursuant to the Public Utility Regulatory Act (“PURA”) §§ 14.101, 39.262 and 39.915, as codified in Title II of the Texas Utilities Code. We expect that we and the Investor will file such Joint Report and Application with the PUCT on or about August 1, 2019. The PUCT is required by PURA §39.262(m) to rule on the Joint Report and Application within 180 days of the filing, although the PUCT is permitted to extend the 180-day deadline by 60 days if it determines that there is good cause to do so.

To approve the proposed transactions, PURA §§39.262 and 39.915 require that the PUCT must find that the proposed transactions are in the public interest. In making this determination, the PUCT must consider whether the proposed transactions will adversely affect the reliability of service, availability of service or the cost of service currently provided by the Company. PURA § 14.101 also instructs the PUCT to consider whether the proposed transactions are consistent with the public interest, taking into consideration whether the proposed transactions will result in the transfer of jobs to workers outside of Texas, adversely affect the health or safety of a utility’s customers or employees, or result in a decline in service to customers.

The Joint Report and Application contains testimony from the Company and the Investor regarding each of the statutory requirements. However, there is no guarantee that the PUCT will approve the merger or that the PUCT will not reject the application or impose terms or conditions as part of its approval that constitute a Burdensome Condition.

New Mexico Public Regulation Commission

Approval of the merger by the NMPRC is required for the consummation of the merger. We and the Investor will file a Joint Application for regulatory approvals with the NMPRC requesting approval of the merger pursuant to the New Mexico Public Utility Act (“NMPUA”) and NMPRC Rule 450. We expect that we and the Investor will file such Joint Application seeking a final order from the NMPRC on or about August 1, 2019. The NMPRC’s approval standard is whether the merger is inconsistent with the public interest or unlawful. The NMPRC applies the following factors to its determination: (1) whether the merger provides benefits to customers, (2) whether the NMPRC’s jurisdiction will be preserved, (3) whether quality of service will diminish, (4) whether the merger will result in improper subsidization of non-utility activities, (5) verification of the qualifications and financial health of the new owner, and (6) adequate protections against harm to customers. NMPRC Rule 450 will also require certain commitments from the new owner.

The joint application filed by us and the Investor will contain testimony from us and the Investor and address the NMPUA standards and the NMPRC’s rules. However, there is no guarantee that the NMPRC will approve the merger or that the NMPRC will timely process the Joint Application and will not impose terms or conditions as part of its approval that constitute a Burdensome Condition.

City of El Paso, Texas

Consent to the merger by the City of El Paso is required for the consummation of the merger. Under the Franchise Agreement, consent of the City of El Paso is required in the event of any merger or acquisition of the Company, sale of substantially all of the assets of the Company or change in control of the Company. If the City of El Paso does not grant its consent to the merger, the Franchise Agreement would terminate.

Dissenters’ Rights

See the section entitled “Dissenters’ Rights” beginning on page 75 and the text of Chapter 10, Subchapter H of the TBOC, reproduced in its entirety as Annex C to this proxy statement, for more information regarding dissenters’ rights.

Delisting and Deregistration of Company Common Stock

If the merger is completed, shares of Company common stock will be delisted from the NYSE and deregistered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

ADDITIONAL INTERESTS OF THE COMPANY’S DIRECTORS
AND EXECUTIVE OFFICERS IN THE MERGER

Leadership of the Company Following the Merger

On June 25, 2019, Mary E. Kipp, President and Chief Executive Officer of the Company as of the date of the merger agreement, informed the Board that she was resigning from her positions at the Company and as a member of the Board effective August 1, 2019 to become the President of Puget Sound Energy, Inc. and Puget Energy, Inc. On June 28, 2019, effective upon Ms. Kipp’s resignation, the Board appointed (i) Mr. Adrian J. Rodriguez, the then-current Senior Vice President, General Counsel and Assistant Secretary of the Company, to the role of interim Chief Executive Officer, making his title Interim Chief Executive Officer, General Counsel and Assistant Secretary of the Company, and (ii) Ms. Elaina L. Ball, the then-current Senior Vice President and Chief Administrative Officer of the Company, to the role of Senior Vice President and Interim Chief Operating Officer of the Company.

Under the merger agreement, Parent has agreed, among other things, that, subject to the occurrence of the effective time, the following commitments will be included in the Company’s initial applications to the PUCT and NMPRC and in the Company’s agreement with the City of El Paso:

•	the Company’s Chief Executive Officer and the Company’s senior management will continue to have day-to-day control over the Company’s operations and senior management will continue to reside in the El Paso, Texas and Las Cruces, New Mexico vicinity; and
•	the Company’s local management will remain the primary point of contact for all regulatory, operational and community engagement matters.

As of immediately prior to the effective time, the directors of the Company are expected to resign except as otherwise determined by Parent. In accordance with commitments from Parent to be included in the Company’s initial applications to the PUCT and the NMPRC and in the Company’s agreement with the City of El Paso, the Company’s post-closing Board is expected to be comprised of ten directors, of which one will be the Company’s Chief Executive Officer, two will be Investor-level representatives, and the remaining seven, including the Board’s Chairperson, will satisfy the definition of “independent directors” for purposes of the rules of the NYSE. Of the seven independent directors, at least two will reside within the Company’s service territory and at least two will be individuals that either served on the Company’s Board immediately prior to the effective time, are local business/community leaders or are from a university within the Company’s service territory.

Other Interests of the Company’s Directors and Executive Officers in the Merger

In considering the recommendations of the Board with respect to the merger, our shareholders should be aware that the directors and executive officers of the Company have certain interests, including financial interests, in the merger that may be different from, or in addition to, the interests of our shareholders generally. The Board was aware of these interests and considered them, among other matters, in approving the merger agreement, and in making its recommendation that our shareholders approve the Merger proposal. See “The Proposed Merger—Background of the Merger” beginning on page 17 and “The Proposed Merger—Recommendation of the Company’s Board of Directors and its Reasons for the Merger” beginning on page 27 for more information. These interests are described in more detail below, and certain of them are quantified in the narrative and the table below in “—Potential Change in Control Payments to Named Executive Officers.”

Directors. As of the effective time, all restricted stock awards held by our non-employee directors will be accelerated and cashed out as described under “The Merger Agreement—Treatment of Company Equity Awards.” The table below sets forth the estimated values of the restricted stock awards held by our non-employee directors, which are subject to “single-trigger” accelerated vesting at the effective time. The values were calculated by assuming that the effective time occurred on July 8, 2019, which is the assumed date of the effectiveness of the merger, solely for purposes of this disclosure, and that the price per share of Company common stock was $68.25 per share, which is the per share merger consideration.

Name	Number of Shares of Company Restricted Stock That Have Not Vested (#)	Payment upon Merger ($)(1)
Paul M. Barbas	3,500	$238,875
James W. Cicconi	3,500	$238,875
Edward Escudero	3,500	$238,875
Raymond Palacios, Jr.	3,500	$238,875
Eric B. Siegel	3,500	$238,875
Stephen N. Wertheimer	3,500	$238,875
Charles A. Yamarone	3,500	$238,875
(1)	Amounts are calculated by multiplying the merger consideration, $68.25 per share, times the number of shares of Company restricted stock held by each of the non-employee directors of the Company as of July 8, 2019.

Additionally, until the effective time, any annual equity compensation awards granted to our non-employee directors in the ordinary course of business, may be paid in the form of cash rather than restricted stock awards. If the effective time occurs in calendar year 2020 and prior to July 1, 2020, any non-employee director compensation (including any equity awards) will be paid immediately prior to the effective time.

Executive Officers. Our current named executive officers for purposes of the discussion below are: Mary E. Kipp, President and Chief Executive Officer; Nathan T. Hirschi, Senior Vice President and Chief Financial Officer; Steven T. Buraczyk, Senior Vice President, Operations; Rocky R. Miracle, Senior Vice President, Corporate Development and Chief Compliance Officer; and Adrian J. Rodriguez, Senior Vice President, General Counsel and Assistant Secretary (the “named executive officers”). Our remaining executive officers for purposes of this disclosure are Elaina L. Ball, Senior Vice President and Chief Administrative Officer, and Russell G. Gibson, Vice President and Controller. As discussed above, effective August 1, 2019, Ms. Kipp will resign her position as President and Chief Executive Officer, Mr. Rodriguez will assume the role of Interim Chief Executive Officer and Ms. Ball will assume the role of Interim Chief Operating Officer.

Assumptions. The potential payments to executive officers in the narrative and tables below are, unless otherwise noted, based on the following assumptions:

•	the relevant price per share of Company common stock is $68.25 per share, which is the per share merger consideration;
•	the effective date of the merger is July 8, 2019, which is the assumed date of the effectiveness of the merger solely for purposes of this disclosure; and
•	the executive officers are terminated without “cause” or resign for “good reason,” in either case immediately following the assumed effective time on July 8, 2019.

The amounts set forth in the narrative and tables below are estimates of amounts that would be payable to the executive officers based on multiple assumptions that may or may not actually occur, including the assumptions described above. Some of the assumptions are based on information not currently available and, as a result, the actual amounts received by an executive officer may differ materially from the amounts shown below.

Equity Awards. As of the effective time, all vested and unvested equity awards held by our executive officers (other than grants of annual equity awards that may be made in 2020) will be accelerated and cashed out at the effective time as described under “The Merger Agreement—Treatment of Company Equity Awards.” Any grants of equity awards that are made in 2020 will also be accelerated and be cashed out at the effective time, but payouts of such awards will be prorated based on the number of days that have lapsed between January 1, 2020 and the effective time, as further described under “The Merger Agreement—Treatment of Company Equity

Awards.” The estimated value of the accelerated vesting of equity awards held by the named executive officers is quantified in the table below under “—Potential Change in Control Payments to Named Executive Officers.” The estimated value of the benefits that our executive officers other than the named executive officers would receive in respect of their restricted stock and performance share awards in connection with the merger is $953,043 in the aggregate.

Fiscal Year Bonus. With respect to annual cash bonuses payable to our executive officers for the fiscal year in which the effective time occurs, as soon as practicable following the end of the fiscal year in which the effective time occurs, but in no event later than March 15th, each executive officer will be paid an annual cash bonus for such fiscal year in an amount determined based on the greater of actual performance or target annual cash bonus payable. In the event the executive’s employment is terminated under circumstances entitling the executive to severance benefits under the executive’s change in control severance agreement (as further described below), the executive will also be entitled to this payout, with such amount prorated based on the portion of such fiscal year completed as of the effective time. The estimated value of cash bonuses to the named executive officers on termination of employment is quantified in the table below under “—Potential Change in Control Payments to Named Executive Officers.” The estimated value of the benefits that our executive officers other than the named executive officers would receive in respect of their cash bonuses in connection with the merger is $153,012 in the aggregate.

Change in Control Agreements. We maintain change in control agreements with each of our executive officers. The change in control agreements provide for the maintenance of each executive officer’s position, base salary, annual bonus, long-term incentives, and benefits for a two-year employment term following a change in control of the Company. Severance benefits are payable under the change in control agreements only if the executive officer’s employment is terminated by us (or our successor) other than for cause, death or disability, or the executive resigns employment for good reason (as defined in the applicable agreements), in each case within two years following a change in control. The consummation of the merger will meet the definition of a change in control under the change in control agreements.

The definitions of the terms “cause” and “good reason” are central to an understanding of the potential payments to the continuing executive officers pursuant to their change in control agreements. Below is a summary of those definitions; however, the full definitions may be found in documents filed with the SEC and listed as material contracts in the exhibits to our Annual Report on Form 10-K or, as applicable, Current Reports on Form 8-K, filed with the SEC.

Cause: No severance is payable if the executive officer’s employment is terminated for cause. In general, we have “cause” to terminate the executive officer if the executive officer has engaged in any of the specific activities listed in the applicable agreement, including a conviction, plea of “guilty” or plea of “no contest” to a felony or any crime involving dishonesty, a willful and continued failure to perform the material duties of the executive’s positions other than by reason of disability (or any duties, regardless of materiality or reason, in the case of Messrs. Miracle and Buraczyk), and misconduct in connection with the executive officer’s employment that is materially injurious to us.

Good Reason: “Good reason” for the purpose of the change in control agreements generally includes a material reduction in the executive officer’s duties or responsibilities (including, with respect to Ms. Kipp, Messrs. Hirschi and Rodriguez, and one additional executive officer, a change in reporting requirements or the shares of Company’s common stock are no longer being listed for trading on a national securities exchange); our failure to provide compensation opportunities and other benefits (including base salary, bonuses, incentive compensation, retirement and welfare benefits and perquisites) no less favorable than in effect prior to the effective time; a relocation of the executive officer’s place of employment to any office or location located more than 50 miles from the office or location provided in the executive officer’s change in control agreement or requiring the executive officer to travel on Company business to a substantially greater extent than required immediately prior to the occurrence of a change in control; failure to obtain a satisfactory agreement from any successor to assume and agree to perform the change in control agreement; purported termination of the executive officer’s change in control agreement other than in accordance with its terms; and our breach of any other material provision of the change in control agreements.

Under the change in control agreements, if, during the period beginning on the consummation of the change in control and continuing for two years thereafter, an executive officer’s employment is terminated by us (or our successor) other than for cause, death or disability, or the executive officer resigns employment for good reason, then we (or our successor) will provide the executive officer with the following benefits: (1) accrued obligations (including accrued and unpaid base salary, vacation and unreimbursed expenses), (2) a pro rata annual bonus for the year of termination paid at target, (3) a lump sum termination payment equal to three (or two, in the case of one executive officer) times base salary plus target annual incentive, (4) (A) if the executive officer is a final average pay participant under the Retirement Income Plan for Employees of El Paso Electric Company (the “Pension Plan”), a benefit equal to the actuarial equivalent of the additional vested benefits under the Pension Plan calculated with additional years of service equal to three years and (B) if the executive officer is a cash balance participant under the Pension Plan, the percentage, as determined under the applicable qualified retirement plan’s pay credit chart, multiplied by three times the executive officer’s annual base pay, in either case paid as an additional lump sum benefit; (5) continuation of health and other welfare benefits for two years, including service credit for those two years for purposes of eligibility for retiree benefits under any of these plans and (6) outplacement services for one year. No payments under the change in control agreement will be made to the executive officers upon a change in control unless their employment also terminates under the conditions described above. The change in control agreements do not have an excise tax gross-up feature. However, the change in control agreements provide that if the payments and benefits under the agreement, together with other payments and benefits the executive officers may have the right to receive on account of a change in control, would exceed the maximum limit imposed on the total of such payments and benefits by Section 280G of the Code, then the executive officer will receive whichever of the following is more favorable to such executive officer on a net after-tax basis: (1) the payments and benefits reduced to the extent necessary so that none of the payments or benefits is subject to the excise tax imposed under Section 4999 of the Code, or (2) the full amount of the payments and benefits, which is subject to the excise tax, with such executive officer being responsible for paying any excise tax imposed (modified Section 280G cutback provision). In the event that clause (2) of the preceding sentence applies, the Company will be denied a tax deduction with respect to any excess parachute payments paid to such executive officer.

On July 1, 2019, Ms. Kipp entered into a separation agreement with the Company pursuant to which the Company agreed to award her 27,624 shares of Company restricted stock that will vest only upon, and immediately prior to, the closing of the merger. All of Ms. Kipp’s existing equity compensation awards will be forfeited on her resignation from the Company. In addition, pursuant to the separation agreement, Ms. Kipp has agreed to certain cooperation requirements and is subject to restrictions on the sale of shares of Company common stock until the closing of the merger or the termination of the merger agreement (exclusive of 10,000 shares of Company common stock that Ms. Kipp may sell in her discretion subject to standard restrictions) and on the solicitation of Company employees (through August 1, 2021). The separation agreement also contains standard confidentiality and release provisions.

The estimated value of amounts that would become payable and benefits that would be provided under the change in control agreements to the named executive officers is quantified in the table below under “—Potential Change in Control Payments to Named Executive Officers.” The estimated value of the benefits that our executive officers other than the named executive officers would receive under the change in control agreements in connection with the merger is $3,705,775 in the aggregate.

Retention Agreement. Messrs. Buraczyk and Miracle each entered into a retention agreement with the Company which entitles the executive officer to a retention bonus of $600,000 each to be paid within thirty days after the closing of the merger subject to continued service to the Company through such date; provided that the retention bonus will also be paid in the event of the termination of the executive officer’s employment due to death, disability, termination by the Company without cause or by the executive officer for good reason (as such terms are defined in his change in control agreement). One other executive officer has entered into a similar retention agreement with a retention bonus of $400,000. In the event that the executive officer receives a payment pursuant to his change of control agreement, such amount will be reduced by the amount paid to the executive officer pursuant to the retention agreement. The retention agreement does not have an excise tax gross-up feature. However, the retention bonus payment under the agreement is subject to a potential reduction under the modified Section 280G cutback provision as described under “—Change in Control Agreements.”

Potential Change in Control Payments to Named Executive Officers

The table below sets forth for each of the named executive officers estimates of the amounts of compensation that are based on or otherwise relate to the merger. Certain amounts will or may become payable on a qualifying termination of employment following the merger (i.e., on a “double-trigger” basis). Certain other benefits will become payable upon the occurrence of the closing of the merger (i.e., on a “single-trigger” basis).

The amounts shown are, unless otherwise noted, calculated based on the assumptions described under “Assumptions” above and noted in the footnotes below, which may or may not actually occur. Some of the assumptions are based on information not currently available and, as a result, the actual amounts received by each named executive officer may differ materially from the amounts shown in the following table. Additionally, the amounts described below are subject to a potential reduction under the modified Section 280G cutback provision as described under “—Change in Control Agreements”.

Name	Cash (Double Trigger)(2)	Equity(3)	Perquisites / Benefits(4)	Total
Mary E. Kipp(1)	$0	$1,885,338	$0	$1,885,338
Adrian J. Rodriguez	$2,015,168	$761,056	$71,689	$2,847,913
Nathan T. Hirschi	$2,131,745	$1,442,873	$71,689	$3,646,307
Steven T. Buraczyk	$1,737,521	$1,177,040	$71,689	$2,986,250
Rocky R. Miracle	$1,708,540	$1,022,658	$59,460	$2,790,658
(1)	As described above, as a result of Ms. Kipp’s resignation effective August 1, 2019, she will not be entitled to any payments or benefits under her Change in Control Agreement or with respect to outstanding equity awards. In connection with her separation agreement, she was awarded 27,624 shares of Company restricted stock that will vest only upon, and immediately prior to, the closing of the merger. Accordingly, she is shown in this table as being entitled to no benefits other than in the “Equity” column notwithstanding that the assumed effective date for purposes of this table is July 8, 2019.
(2)	These double-trigger cash payments represent payments for severance under the applicable change in control agreement. Under the change in control agreements, if, during the period beginning on the change in control and continuing for two years thereafter, the named executive officer’s employment is terminated by us (or our successor) other than for cause, death or disability, or the named executive officer resigns employment for good reason, then we (or our successor) will make a termination payment to the named executive officer equal to three times base salary plus target annual incentive, totaling $1,915,800, $1,860,000, $1,552,500 and $1,479,000 for each of Messrs Hirschi, Rodriguez, Buraczyk and Miracle, respectively. These payments also include (i) a pro-rata payment of the named executive officer’s target annual cash bonus, totaling $117,335, $113,918, $89,322 and $79,225 for each of Messrs Hirschi, Rodriguez, Buraczyk and Miracle, respectively and (ii)(A) if the named executive officer is a final average pay participant under the Pension Plan, a benefit equal to the actuarial equivalent of the additional vested benefits under the Pension Plan calculated with additional years of service equal to three years and (B) if the named executive officer is a cash balance participant under the Pension Plan, the percentage, as determined under the applicable qualified retirement plan’s pay credit chart, multiplied by three times the named executive officer’s annual base pay, totaling $98,610, $95,699, $150,315 and $41,250 for each of Messrs Hirschi, Buraczyk, Miracle and Rodriguez, respectively. In connection with his appointment as Interim Chief Executive Officer, Mr. Rodriguez’ base salary was increased to an annual rate of $400,000 and his target bonus amount was increased from 50% to 55% of his base salary. In addition, he is to receive an additional stipend payable at an annual rate of $200,000 during the period of time he serves as Interim Chief Executive Officer, but this stipend will not affect the amount of severance payable pursuant to his change in control agreement.
(3)	This single trigger payment represents the value of all unvested shares of Company restricted stock and Company performance stock (at target) that will vest and convert into a right to receive $68.25, in each case, at the effective time pursuant to the merger agreement. As described under “The Merger Agreement—Treatment of Company Equity Awards,” pursuant to the merger agreement, the performance units will vest at the greater of target or actual results; accordingly, the value of these payments could be greater than the amount reflected in the table. In addition, any restricted stock and performance units granted in 2020 will receive similar treatment, with payout at closing prorated based on the number of days that have elapsed between January 1, 2020 and the effective time relative to the total vesting period of the award. The value for Ms. Kipp is based on the 27,624 shares of Company restricted stock granted to her in connection with her resignation, as described in footnote 1 above and in “Additional Interests of the Company’s Directors and Executive Officers in the Merger” above.
(4)	This double trigger amount represents the value of the continuation of welfare benefit plans for two years and outplacement benefits for one year for all named executive officers pursuant to the change in control agreements. Outplacement benefits included are valued at $25,000 per named executive officer.

THE MERGER AGREEMENT

This section of the proxy statement describes the material provisions of the merger agreement but does not purport to describe all of the terms of the merger agreement. The following summary is qualified in its entirety by reference to the complete text of the merger agreement, which is attached as Annex A to this proxy statement and incorporated into this proxy statement by reference. We encourage you to read carefully the merger agreement in its entirety, as the rights and obligations of the parties thereto are governed by the express terms of the merger agreement and not by this summary or any other information contained in this proxy statement.

Explanatory Note Regarding the Merger Agreement

The following summary of the merger agreement, and the copy of the merger agreement attached as Annex A to this proxy statement, are intended to provide information regarding the terms of the merger agreement and are not intended to provide any factual information about us or to modify or supplement any factual disclosures about us in our public reports filed with the SEC. In particular, the merger agreement and the related summary are not intended to be, and should not be relied upon as, disclosures regarding any facts and circumstances relating to us. The merger agreement contains representations and warranties by and covenants of the Company, Parent and Merger Sub, and they were made only for purposes of that agreement and as of specified dates. The representations, warranties and covenants in the merger agreement were made solely for the benefit of the parties to the merger agreement, may be subject to limitations, qualifications and other particulars agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the merger agreement instead of establishing these matters as facts or being made for other purposes, and may be subject to contractual standards of materiality or material adverse effect applicable to the contracting parties that generally differ from those applicable to investors. In addition, information concerning the subject matter of the representations, warranties and covenants may change after the date of the merger agreement, which subsequent information may or may not be fully reflected in our public disclosures and reports filed with the SEC. The representations, warranties and covenants in the merger agreement and any descriptions thereof should be read in conjunction with the disclosures in our periodic and current reports, proxy statements and other documents filed with the SEC.

Additional information about the Company may be found elsewhere in this proxy statement and our other public filings. See the section entitled “Where You Can Find More Information” beginning on page 80.

The Merger

The merger agreement provides for the merger of Merger Sub with and into the Company, with the Company to continue as the surviving corporation and a wholly-owned subsidiary of Parent.

Completion and Effectiveness of the Merger

Unless the parties agree to an earlier date, we and Parent will complete the merger no later than the date that is the third business day after all of the conditions to completion of the merger contained in the merger agreement, which are described in the section entitled “The Merger Agreement—Conditions to the Merger” of this proxy statement, are satisfied or waived (to the extent permitted by law), including the Company shareholder approval (the “closing” and such date, the “closing date”). The merger will become effective upon the filing of the certificate of merger with the Secretary of State of the State of Texas.

Effects of the Merger; Merger Consideration

Company Common Stock

Except as described below, subject to the terms and conditions of the merger agreement, at the effective time, each share of Company common stock issued and outstanding immediately prior to the effective time (other than shares owned by us as treasury stock, dissenting shares, or shares owned directly or indirectly by Parent or Merger Sub) will be converted into the right to receive $68.25 in cash, without interest.

The merger consideration will be appropriately and equitably adjusted to reflect fully the effect of any reclassification, recapitalization, stock split or combination, subdivision, exchange or readjustment of shares with respect to Company common stock or any stock dividend or stock distribution with respect to Company common stock (or securities convertible into or exercisable for shares of Company common stock), in each case, having a record date after the date of the merger agreement and prior to the effective time.

Treasury Shares; Shares Owned by Parent

At the effective time, each share of Company common stock (1) held as a treasury share by the Company or (2) owned of record by Parent, Merger Sub or any of their respective wholly-owned subsidiaries will, in each case, be canceled and cease to exist, and no consideration will be delivered in exchange for those shares.

Dissenting Shares

At the effective time, each dissenting share of Company common stock held by holders who have complied with the provisions of Chapter 10, Subchapter H of the TBOC will be canceled and cease to exist without payment of any merger consideration, subject to any rights and remedies the holder may have pursuant to Chapter 10, Subchapter H of the TBOC. If, however, the holder fails to comply with the provisions of Chapter 10, Subchapter H of the TBOC or effectively withdraws or otherwise loses its rights or remedies under Chapter 10, Subchapter H of the TBOC, such dissenting shares shall be treated as if they converted at the effective time into the right to receive the merger consideration.

The Company must provide Parent with prompt notice of any written demands for appraisal of shares of Company common stock received by the Company under Chapter 10, Subchapter H of the TBOC, and must give Parent the opportunity to devise and implement the strategy for all negotiations and proceedings relating to such demands.

Treatment of Company Equity Awards

Immediately prior to the effective time, each share of Company restricted stock that is unvested and outstanding immediately prior to the effective time will vest in full and be cancelled as of the effective time and in exchange therefor, holders of Company restricted stock will be entitled to receive a cash payment in an amount equal to the merger consideration, less withholding with respect to applicable taxes. Such payment will be made within five business days after the effective time.

Immediately prior to the effective time, each share of Company unpaid performance stock will be cancelled as of the effective time and in exchange therefor, holders of shares of Company unpaid performance stock will be entitled to receive a cash payment in an amount equal to the merger consideration, with the number of vested Company unpaid performance stock as of the effective time to equal the number determined in accordance with the performance criteria and provided in the applicable award agreement, less withholding with respect to applicable taxes. Such payment will be made within five business days after the effective time.

Immediately prior to the effective time, each share of Company performance stock, other than Company unpaid performance stock, that is outstanding and unvested immediately prior to the effective time will be cancelled as of the effective time and in exchange therefor, the holders of such Company performance stock will be entitled to receive a cash payment in an amount equal to the merger consideration, with the number of vested shares of Company performance stock as of the effective time to equal the greater of the target award and the number determined in accordance with the performance criteria provided in the applicable award agreement as if the performance period ended on the last business day immediately preceding the closing date, less withholding with respect to applicable taxes. Such payment will be made within five business days after the effective time.

The treatment of Company equity awards will also apply to any annual equity compensation awards made in 2020; provided, however, that the payout of such awards will be prorated based on the number of days that have elapsed between January 1, 2020 and the effective time.

As of the effective time, the Company Stock Plan will be terminated and no further shares of Company restricted stock or Company performance stock or other rights with respect to shares of Company common stock will be granted thereunder.

Lost, Stolen and Destroyed Certificates

If a stock certificate representing shares of Company common stock has been lost, stolen or destroyed, the holder of such certificate must deliver an affidavit of that fact prior to receiving any merger consideration and, if required by Parent, may also be required to provide a bond (in such reasonable and customary amount as Parent may direct) prior to receiving any merger consideration (including any dividends or distributions to which such holder is entitled).

Representations and Warranties

The merger agreement contains general representations and warranties made by each of Parent and Merger Sub on the one hand, and the Company on the other, regarding aspects of their respective businesses, financial condition and structure, as well as other facts pertinent to the merger. These representations and warranties are subject to materiality, knowledge and other similar qualifications in many respects and expire at the effective time. The representations and warranties of each of Parent, Merger Sub and the Company have been made solely for the benefit of the other parties to the merger agreement. In addition, those representations and warranties may be intended not as statements of actual fact, but rather as a way of allocating risk between the parties, may have been modified by the disclosure schedules attached to the merger agreement, are subject to the materiality standard described in the merger agreement, which may differ from what may be viewed as material by you, and were made only as of the date of the merger agreement and the closing date or another date as is specified in the merger agreement. Information concerning the subject matter of these representations or warranties may have changed since the date of the merger agreement. Parent and the Company will provide additional disclosure in their public reports to the extent that they are aware of the existence of any material facts that are required to be disclosed under federal securities laws and that might otherwise contradict the terms and information contained in the merger agreement and will update such disclosure as required by federal securities laws.

We made a number of representations and warranties to Parent and Merger Sub in the merger agreement, including representations and warranties relating to the following matters:

•	the organization, qualifications to do business and standing of the Company;
•	the capital structure and the absence of restrictions or encumbrances with respect to the capital stock of the Company;
•	our authority to enter into and consummate the transactions contemplated by the merger agreement, including the merger, and the vote of our shareholders required to complete the merger;
•	the absence of any conflict or violation of the organizational documents of the Company, any applicable laws or any contract of the Company or the creation of an encumbrance on any of our property or assets as a result of entering into and consummating the transactions contemplated by the merger agreement;
•	the governmental and regulatory approvals required to complete the merger;
•	the authorizations, licenses and permits of the Company;
•	our SEC filings and the financial statements contained in those filings;
•	our internal controls over financial reporting and disclosure controls and procedures;
•	our compliance with the Sarbanes-Oxley Act of 2002 and the listing and corporate governance requirements of the NYSE;
•	the absence of undisclosed liabilities that would be required by United States generally accepted accounting principles (“GAAP”) to be disclosed on a balance sheet;
•	the absence of certain changes or events since January 1, 2019;
•	our compliance with applicable laws;
•	our benefit plans, labor and employment matters;
•	our contracts and the absence of breaches of material contracts;
•	the absence of material litigation;
•	our owned and leased real properties and easements, permits and licenses;
•	environmental matters;
•	necessary actions taken by us to ensure that the merger is not subject to any anti-takeover laws or any anti-takeover provision of our articles of incorporation or Bylaws;
•	our intellectual property;

•	our IT systems and security of personal information;
•	our compliance with applicable privacy and data security laws and the absence of unauthorized access of personal data or intellectual property;
•	our taxes and tax returns;
•	the receipt of an opinion of Lazard;
•	our insurance policies;
•	entitlements to any broker, finder, financial advisor or similar fee in connection with the transactions contemplated by the merger agreement;
•	regulatory status; and
•	the absence of any additional representations and warranties.

Parent and Merger Sub each made a number of representations and warranties to us in the merger agreement, including representations and warranties relating to the following subject matters:

•	the organization, qualifications to do business and standing of Parent and of Merger Sub;
•	the authority of Parent and Merger Sub to enter into and consummate the transactions contemplated by the merger agreement without any other vote or corporate proceedings on the part of Parent;
•	the absence of any conflict or violation of the organizational documents of Parent or Merger Sub, any applicable laws or any contract of Parent or the creation of an encumbrance on any of Parent’s property or assets as a result of entering into and consummating the transactions contemplated by the merger agreement;
•	the governmental and regulatory approvals required to complete the merger;
•	Parent’s compliance with applicable laws;
•	the authorizations, licenses and permits of Parent;
•	the absence of material litigation;
•	the absence of ownership of Company common stock;
•	the sufficiency of financing to consummate the merger;
•	the ownership of Merger Sub by Parent;
•	the solvency of Parent and Merger Sub before and after the merger;
•	entitlements to any broker, finder, financial advisor or similar fee in connection with the transactions contemplated by the merger agreement; and
•	the absence of any additional representations and warranties.

Some of the representations and warranties in the merger agreement are qualified by materiality qualifications or a “material adverse effect” qualification, as discussed below.

Under the terms of the merger agreement, a material adverse effect on Parent means any fact, circumstance, effect, change, event or development that has or would reasonably be expected to have a material and adverse effect on the ability of Parent or Merger Sub to consummate, or that would reasonably be expected to prevent or materially impede, interfere with or delay Parent or Merger Sub’s consummation of, the transactions contemplated by the merger agreement. Further, under the terms of the merger agreement, a material adverse effect on the Company means any fact, circumstance, effect, change, event or development that has or would reasonably be expected to have a material and adverse effect on the business, properties, financial condition or results of operations of the Company. However, no such fact, circumstance, effect, change, event or development will constitute a material adverse effect on the Company, to the extent it results from:

•	any failure in and of itself by us to meet any internal or public projection, budget, forecast, estimate or prediction in respect of revenues, earnings or other financial or operating metrics for any period;

•	any change attributable to the announcement, execution or delivery of the merger agreement or the pendency of the merger, including (1) any action taken by us that is expressly required pursuant to the merger agreement, or is consented to by Parent, or any action taken by Parent, to obtain any consent from any governmental entity to the consummation of the merger and the result of any such actions, (2) any claim arising out of or related to the merger agreement (including shareholder litigation), (3) any adverse change in supplier, employee, financing source, shareholder, regulatory, partner or similar relationships resulting therefrom or (4) any change that arises out of or relates to the identity of Parent or any of its affiliates as the acquirer of the Company;
•	any change in and of itself in the market price, credit rating or trading volume of shares of Company common stock on the NYSE or any change affecting the ratings or the ratings outlook for the Company; or
•	any change or effect arising from any requirements imposed by any governmental entities as a condition to obtaining the Required Approvals.

The following events are also excluded in determining whether a material adverse effect on the Company has occurred, but will be taken into account to the extent such matters disproportionately affect the Company as compared to other entities engaged in the relevant business in the geographic area affected by such event:

•	any change or condition affecting any industry in which we operate, including electric generating, transmission and distribution industries (including, in each case, any changes in the operations thereof);
•	any change affecting any economic, legislative or political condition or any change affecting any securities, credit, financial or other capital markets condition, in each case in the United States, in any foreign jurisdiction or in any specific geographical area;
•	any change or condition affecting the market for commodities, including any change in the price or availability of commodities;
•	any change in applicable law, regulation or GAAP (or authoritative interpretation thereof);
•	geopolitical conditions, the outbreak or escalation of hostilities, any act of war, sabotage or terrorism, or any escalation or worsening of any such act of war, sabotage or terrorism threatened or underway as of the date of the merger agreement;
•	any fact, circumstance, effect, change, event or development resulting from or arising out of or affecting the national, regional, state or local engineering or construction industries or the wholesale or retail markets for commodities, materials or supplies (including equipment supplies, steel, concrete, electric power, fuel, coal, natural gas, water or coal transportation) or the hedging markets therefor, including any change in commodity prices;
•	any hurricane, strong winds, ice event, fire, tornado, tsunami, flood, earthquake or other natural disaster or severe weather-related event, circumstance or development; or
•	casualty or condemnation related to the Company’s real property rights to the land, buildings, wires, pipes, structures and other improvements thereon and fixtures thereto and any improvements located thereon.

The Company’s Conduct of Business Before Completion of the Merger

Pursuant to the terms of the merger agreement, we have agreed, that, beginning as of the date of the merger agreement and until the effective time, except as required or contemplated by the merger agreement, as consented to in writing by Parent or as otherwise required by applicable law or the regulations of the NYSE, to use commercially reasonable efforts to:

•	conduct our operations in the ordinary course of business in all material respects;
•	maintain in effect all material permits necessary for the lawful conduct of our business; and
•	preserve intact, in all material respects, our business organization, goodwill and existing relationships with employees, customers, suppliers and certain governmental entities and any other person having a material business relationship with us.

In addition, we agreed that, beginning as of the date of the merger agreement and until the effective time, except as required or contemplated by the merger agreement, as consented to in writing by Parent, as otherwise required by applicable law or regulations of the NYSE or for those items listed in our disclosure letter that have been excepted from the interim operating covenants, we will not:

•	declare, set aside or pay any dividends on, or make any other distributions in respect of, any capital stock, other equity interests or voting securities, subject to certain exceptions including (1) regular quarterly cash dividends payable by the Company in respect of shares of Company common stock not in excess of (A) $0.385 per share for quarterly dividends declared before June 1, 2020, and (B) $0.41 per share for quarterly dividends declared on or after June 1, 2020, in each case, on a schedule consistent with our past practice, (2) dividend equivalents accrued or payable by the Company with respect to certain Company restricted stock and (3) a “stub period” dividend to holders of Company common stock as of immediately prior to the effective time equal to the product of (A) the number of days from the record date for payment of the last quarterly dividend paid by us prior to the effective time and (B) a daily dividend rate determined by dividing the amount of the last quarterly dividend paid prior to the effective time by 91;
•	amend any of its organizational documents, including its articles of incorporation or Bylaws or equivalent organizational documents (except for immaterial or ministerial amendments or amendments required by changes in law);
•	split, combine, consolidate, subdivide or reclassify any of our capital stock or other equity interests or voting securities, except for transactions exclusively among the Company and as otherwise permitted by the merger agreement;
•	repurchase, redeem or otherwise acquire, or offer to repurchase, redeem or otherwise acquire, any capital stock, equity interests or voting securities of ours, securities of ours convertible into such securities, or any warrants, calls, options, “phantom” stock or units, stock appreciation rights or other rights to acquire any such capital stock, securities, interests or rights, except for (1) an acquisition by us of shares of Company common stock in the open market to satisfy our obligations under certain benefit plans and (2) the withholding of shares of Company common stock to satisfy certain tax obligations with respect to certain equity award grants;
•	issue equity securities or voting debt, subject to certain exceptions including the settlement of certain equity awards with respect to shares of Company common stock;
•	(1) grant to any current or former director, officer or employee any increase in compensation or benefits, except in the ordinary course of business and consistent with past practice, but in any event not exceeding increases with a value in the aggregate of 6.10% of the current cost of compensation and benefits provided to company personnel as of the date of the merger agreement, (2) grant to any company personnel any increase in change-in-control, severance, retention or termination pay, or enter into or amend any change-in-control, severance, retention or termination agreement with any company personnel, (3) establish, adopt, enter into, materially amend or terminate any Company benefit plan or agreement, except in the ordinary course of business and consistent with past practices or (4) take any action to accelerate the time of vesting, funding or payment of any compensation or benefits under any Company benefit plan or agreement, except, in the case of the foregoing clauses (1) through (4), for actions required pursuant to the terms of any of our existing Company benefit plans or agreements or as expressly required by the merger agreement;
•	make any material change in accounting methods, except to the extent as may be required by a change in applicable law or GAAP or by any governmental authority;
•	make any acquisition, disposition, sale or transfer of an asset or business (including by merger, consolidation or acquisition of equity interests or assets), except for (1) any acquisition or disposition for consideration that is individually not in excess of $25 million and in the aggregate not in excess of $50 million or (2) any disposition of obsolete equipment in the ordinary course of business;
•	incur any indebtedness, except for (1) as reasonably necessary to finance any permitted capital expenditures in accordance with the capital plan, (2) indebtedness in replacement of existing indebtedness (provided that the aggregate commitments or principal amounts thereunder shall not be increased), (3) guarantees by the Company of existing indebtedness, (4) guarantees and other credit support by the Company of obligations of the Rio Grande Resources Trust II (the “Trust”) in the ordinary course of business consistent with past practice, (5) borrowings under existing revolving credit facilities (or replacements thereof on comparable terms) in the ordinary course of business or (6) indebtedness in amounts necessary to maintain the capital structure of the Company or the Trust, as authorized by the PUCT and the NMPRC, and to maintain the present capital structure of the Company consistent with past practice in all material respects;

•	make, or agree or commit to make, any capital expenditure, except for (1) certain expenditures contemplated by our capital plan plus a 10% variance for each principal category set forth therein, (2) additional expenditures not set forth in such plan which do not exceed $30 million in the aggregate in any 12 month period, (3) capital expenditures related to operational emergencies, subject to conditions or (4) as required by law or a governmental entity; provided, that, in the case of (3) or (4), we will provide Parent notice of such action taken as soon as reasonably practicable thereafter;
•	enter into, modify or amend in any material respect, waive or terminate any contract of the type required to be filed by us as a “material contract” pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act of 1933 or disclosed by us in connection with the merger agreement, except for (1) modifications, amendments, waivers or terminations in the ordinary course of business or (2) a termination without material penalty to us;
•	make or change any material tax election, change any material method of tax accounting, settle or compromise any material tax liability, audit or other proceeding, compromise or surrender any tax refund, credit or other similar benefit, or enter into any closing agreements relating to a material amount of taxes, file or amend any material tax return or grant any waiver or extension of any statute of limitations with respect to any material tax (other than extensions of time to file tax returns obtained in the ordinary course of business);
•	waive, release, assign, settle or compromise any claims against us, except for those that are limited solely to the payment of monetary damages and that, with respect to the payment of such monetary damages, the amount of monetary damages to be paid by us where such damages do not exceed (1) the amount reflected on our financial statements or (2) $10 million in the aggregate;
•	terminate the employment of any employee at the level of Vice President or above, other than for cause;
•	waive the restrictive covenant obligations of any employee of the Company;
•	enter into, materially amend, terminate or extend any collective bargaining agreement or similar labor agreement, other than as required by applicable law, or voluntarily recognize or certify any union, works council or other employee representative body as the bargaining representative of any employees of the Company;
•	effectuate a “plant closing” or “mass layoff” as each term is defined in the Workers Adjustment and Retraining Notification Act;
•	enter into a new line of business or cease operations of an existing line of business;
•	adopt or recommend a plan or agreement of complete or partial liquidation or dissolution, restructuring or other reorganization;
•	form or acquire any subsidiary;
•	materially change any energy price risk management and marketing of energy parameters, limits and guidelines or enter into any physical commodity transactions, options transactions or derivative transactions other than as permitted by our current parameters, limits and guidelines;
•	materially change any of our information technology policies and procedures, except as required by law or in accordance with the practices approved by a significant portion of the electric generating, transmission or distribution industries, as applicable;

•	fail to maintain, terminate or cancel any material insurance coverage maintained by the Company with respect to any material assets without using commercially reasonable efforts to replace such coverage with a comparable amount of insurance coverage to the extent available on commercially reasonable terms;
•	except as otherwise permitted under the merger agreement, initiate or pursue any regulatory or other proceedings with or before any governmental entity;
•	except as necessary in the ordinary course of business consistent with past practice, grant or acquire, agree to grant to or acquire from any person, or dispose of or permit to lapse any rights to any material intellectual property; or
•	authorize or enter into any contract, agreement or undertaking to do any of the foregoing.

Notwithstanding the foregoing, we may take reasonable actions in compliance with applicable laws and in accordance with the practices approved by a significant portion of the electric generating, transmission or distribution industries, as applicable, with respect to any operational emergencies, equipment failures, outages, or immediate threats to the health or safety of natural persons, provided, that we will provide Parent with notice of such action taken as soon as reasonably practicable thereafter. In addition, until the consummation of the merger, we will exercise complete control and supervision over our operations, in compliance with the terms of the merger agreement.

The Company is Prohibited from Soliciting Other Offers; Superior Proposal

Under the terms of the merger agreement, subject to certain exceptions described below, we have agreed that we will not, and will not authorize any of our affiliates or our representatives to, either directly or indirectly:

•	solicit, initiate, or knowingly encourage, induce or facilitate any Company takeover proposal (as defined below) or any inquiry or proposal that would reasonably be expected to lead to a Company takeover proposal;
•	participate in any discussions or negotiations with any person (except between the Company’s affiliates and their respective representatives and Parent and Parent’s affiliates and its and their respective representatives with respect to the transactions contemplated by the merger agreement) regarding, or furnish to any such person, any nonpublic information with respect to, or cooperate in any way with any such person with respect to, any Company takeover proposal or any inquiry or proposal that would reasonably be expected to lead to a Company takeover proposal; or
•	authorize, permit, approve or recommend, or propose publicly to authorize, permit, approve or recommend, or allow us or any of our affiliates to execute or enter into, any letter of intent, memorandum of understanding, agreement in principle, agreement or commitment constituting, or that would reasonably be expected to lead to, any Company takeover proposal, or requiring, or that would reasonably be expected to cause, us to abandon or terminate the merger agreement.

A Company takeover proposal is any offer or proposal concerning:

•	any merger, consolidation, share exchange or other business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company;
•	a sale, lease, contribution or other disposition, directly or indirectly, by merger, consolidation, share exchange or other business combination, partnership, joint venture or otherwise, of any business or assets of the Company representing 20% or more of the consolidated revenues, net income or assets of the Company;
•	an issuance, sale or other disposition, directly or indirectly, to any person (or the shareholders of any person) or group of securities (or options, rights or warrants to purchase, or securities convertible into or exchangeable for, such securities) representing 20% or more of the voting power of the Company; or
•	a transaction (including any tender offer or exchange offer) in which any person (or the shareholders of any person) would acquire (in the case of a tender offer or exchange offer, if consummated), directly or indirectly, beneficial ownership, or the right to acquire beneficial ownership, or formation of any group which beneficially owns or has the right to acquire beneficial ownership of, 20% or more of any class of capital stock of the Company; or

•	any combination of the transactions described above, in each case, other than the merger.

Notwithstanding the foregoing, at any time prior to obtaining approval of the Merger proposal by the affirmative vote of the holders of at least two-thirds of all of the outstanding shares of Company common stock entitled to vote at the special meeting (the “Company shareholder approval”), in response to a bona fide written Company takeover proposal that did not result from a material breach of our non-solicitation obligations and which the Board determines in good faith (after consultation with its nationally recognized financial advisor and outside legal counsel) to be, or to be reasonably likely to lead to, a Company superior proposal (as defined below), we may (1) furnish information with respect to us to the person making such Company takeover proposal and its representatives (provided that all such information has previously been provided Parent or is provided to Parent prior to or concurrently with the provision of such information to such person) pursuant to a customary confidentiality agreement that does not restrict us from complying with our obligations under the merger agreement, and (2) participate in discussions or negotiations with the person making such Company takeover proposal (and its representatives) regarding such Company takeover proposal.

Additionally, we are obligated to provide oral and written notice promptly (and in any event no later than 24 hours after receipt) to Parent of any Company takeover proposal, the material terms and conditions of any such Company takeover proposal and the identity of the person making any such Company takeover proposal. In addition, we are obligated to keep Parent reasonably informed in all material respects on a reasonably current basis (and in any event no later than the later of 24 hours or 5:00 p.m. New York City time on the next business day) of the material terms and status (including any change to such terms) of any Company takeover proposal. We will notify Parent in writing promptly (and in any event within 24 hours) after we begin engaging in discussions or negotiations concerning a Company takeover proposal.

As defined under the merger agreement, a Company superior proposal means a bona fide written Company takeover proposal (with all of the references to 20% in the definition of Company takeover proposal described above adjusted to increase the percentages referenced therein to 50.1%) that the Board determines in good faith (after consultation with its nationally recognized financial advisors and outside counsel), taking into account all legal, financial, regulatory, timing and other aspects of the proposal, the identity of the person making the proposal and any financing required for such proposal, the ability of the person making such proposal to obtain such required financing and the level of certainty with respect to such required financing, and such other factors that are deemed relevant by the Board, that such proposal is more favorable to the holders of shares of Company common stock than the transactions contemplated by the merger agreement, after taking into account any revisions to the terms of the merger agreement that are committed to in writing by Parent.

Obligation of the Board with Respect to Its Recommendation

In the merger agreement, the Board has agreed not to (1) withdraw, change, qualify, withhold or modify in any manner adverse to Parent, or propose publicly to withdraw, change, qualify, withhold or modify in any manner adverse to Parent, its recommendation that our shareholders should approve the Merger proposal, (2) adopt, approve or recommend, or propose publicly to adopt, approve or recommend, any other Company takeover proposal, (3) fail to include in the proxy statement its recommendation that our shareholders approve the Merger proposal, (4) fail to expressly reaffirm publicly the recommendation following Parent’s written request to do so if a Company takeover proposal is publicly announced or disclosed (provided that Parent may only make such request twice with respect to any particular Company takeover proposal or any material publicly announced or disclosed amendment or modification thereto), on or prior to the earlier of the fifth business day after the delivery of such request by Parent and two business days prior to the Company’s shareholder meeting or (5) take any formal action or make any recommendation or public statement in connection with a tender offer or exchange offer (except for a recommendation against such offer or certain customary communications as contemplated by SEC rules issued under the Exchange Act).

However, at any time prior to obtaining the Company shareholder approval, the Board may make a change of recommendation (1) upon the occurrence of an intervening event, change or other development that (A) was unknown to and not reasonably foreseeable by the Board as of the date of the merger agreement (or, if known, the magnitude or material consequences of which were not known to or understood by the Board), (B) becomes known to or understood by the Board prior to obtaining Company shareholder approval and (C) does not relate to a Company takeover proposal, but excluding (i) events or circumstances solely related to Parent or Merger Sub or any of their affiliates or (ii) any change in the trading price or trading volume of the Company’s securities on any national securities exchange or other trading market or (2) upon receipt of a Company superior proposal that did not result from a material breach of our non-solicitation obligation, in each case, if all of the following conditions are met:

•	the Board determines in good faith after consultation with outside legal counsel and a nationally recognized financial adviser that the failure to make such a recommendation change would reasonably likely be inconsistent with its fiduciary duties under applicable law;
•	the Board provides Parent three business days’ written notice of its intent to make such a recommendation change, specifying its reasons therefor; and
•	during such three business day period, we negotiate in good faith with Parent regarding any revisions to the merger agreement that Parent proposes to make.

In the event that (1) the change of recommendation by the Board was proposed to have been made in response to another Company takeover proposal and (2) Parent has committed in writing to any changes to the terms of the merger agreement, and subsequent to such commitment a material revision or amendment is made to the Company takeover proposal that had led to such change of recommendation, the Board must again comply with the foregoing conditions, except that the negotiation period will be reduced to two business days.

Nothing contained in the merger agreement prohibits us from (1) complying with Rule 14d-9 and Rule 14e-2 under the Exchange Act or (2) making any disclosure to our shareholders if the Board determines in good faith (after consultation with its outside legal counsel) that the failure to make such disclosure would reasonably likely be inconsistent with its obligations under applicable law.

Reasonable Best Efforts to Complete the Merger

Under the terms of the merger agreement, each of Parent and the Company has agreed to use its reasonable best efforts to take, or cause to be taken, all actions, and do, or cause to be done, and assist and cooperate with the other parties in doing, all things necessary to cause the conditions to the merger to be satisfied and the transactions contemplated by the merger agreement to be effected as promptly as reasonably practicable, including:

•	making all necessary filings with governmental entities or third parties, including the filing of a Notification and Report Form pursuant to the HSR Act;
•	obtaining any consents, licenses, permits, waivers, approvals, authorizations or orders that are necessary, proper or advisable to consummate the merger and the other transactions contemplated by the merger agreement, provided, however, that Parent shall not be required to, and the Company shall not without Parent’s prior written consent, make, or commit or agree to make, any concession or payment to, or incur any obligation to, and person to obtain any of the aforementioned; and
•	executing and delivering any additional instruments that are necessary, proper or advisable to consummate the merger and the other transactions contemplated by the merger agreement.

Under the terms of the merger agreement, Parent is prohibited from, and must cause its affiliates to refrain from, entering into any new commercial activities or businesses unrelated to the transactions contemplated by the merger agreement or enter into any transaction to acquire any asset, property, business or person (by way of merger, consolidation, share exchange, investment, other business combination, asset, stock or equity purchase, or otherwise), that would reasonably be expected to materially increase the risk of not obtaining or making any consent or filing required for the consummation of the merger. In addition, Parent is required to use its reasonable best efforts to avoid or eliminate each and every impediment that may be asserted by any governmental entity so as to enable the merger to be consummated as soon as reasonably possible.

The Company and Parent have agreed to cooperate with each other in determining whether any action or filing is required in connection with the merger and in seeking any such actions, consents, approvals or waivers or making any such filings. Under the terms of the merger agreement, Parent has primary responsibility for scheduling and conducting any meeting with any governmental entity or intervenor in any proceeding relating to a Required Approval, coordinating and making any applications and filings with, and resolving any investigation or other inquiry of, any agency or other governmental entity, and determining the strategy and timing for, and making all material decisions relating to, obtaining all Required Approvals, consents, permits and other approvals and confirmations from any governmental entity necessary, proper or advisable to consummate the merger; provided that, Parent has agreed to consult with us reasonably in advance of taking any such action and consider in good faith the Company’s views and recommendations with respect thereto. Parent will promptly notify us and we will notify Parent of any notice or other communication from any person alleging that such person’s consent is or may be required in connection with the merger.

However, notwithstanding the foregoing obligations, Parent will not be obligated to, and we will not be permitted (without the prior written consent of Parent) to, undertake any efforts or take any action that, individually or in the aggregate, would result in, or would reasonably be expected to result in, a material adverse effect on the financial condition, assets, liabilities, businesses or results of operations of the Company, or Parent and its subsidiaries, taken as a whole; provided, that for this purpose Parent, after giving effect to the merger, will be deemed a consolidated group of entities of the size and scale of a hypothetical company that is one hundred percent of the size of the Company taken as a whole at the date of the merger agreement; provided, further, all undertakings, terms, conditions, liabilities, obligations, commitments, sanctions or other measures or provisions that implement the commitments and agreements set forth in Exhibit B to the merger agreement shall be taken into account in determining whether there has been such an effect.

Access to Information

Under the terms of the merger agreement, we agree to afford Parent and its representatives reasonable access (at Parent’s sole cost and expense) during our normal business hours and upon reasonable advance notice, to our material properties, books, contracts, commitments, personnel and records. In addition, we will make available promptly to Parent to the extent not publicly available, a copy of each material filing made by it, during the period from the date of the merger agreement until the earlier of the effective time or the termination of the merger agreement, pursuant to the requirements of securities laws or filed with or sent to the SEC, the PUCT, the NMPRC or any other governmental entity. Notwithstanding the obligations described above, we are not required to afford such access or furnish information to the extent that the Company reasonably believes that doing so would result in the loss of attorney-client privilege, violate confidentiality obligations or is otherwise commercially sensitive (as determined in our reasonable discretion).

Parent and the Company are required to comply, and cause their respective subsidiaries and representatives to comply, with their respective obligations under the confidentiality agreement executed by Parent and the Company dated as of December 18, 2018.

Director and Officer Indemnification and Insurance

Under the terms of the merger agreement, following the effective time, Parent has agreed that all rights to indemnification, advancement of expenses and exculpation from liabilities for acts or omissions occurring at or prior to the effective time existing at the time of execution of the merger agreement in favor of our current or former directors, officers or employees as provided in our organizational documents and any indemnification or other similar contracts of the Company, in each case, as in effect on the date of the merger agreement, will continue in full force and effect in accordance with their terms and Parent will cause the surviving corporation to perform its respective obligations thereunder. In addition, the surviving corporation has agreed that it will indemnify and hold harmless each individual who is, as of the date of the merger agreement, or who becomes prior to the effective time, a director, officer or employee of the Company or who was serving as of the date of the merger agreement, or who began serving prior to the effective time, at the request of the Company as a director, officer or employee of another person.

Parent has also agreed to advance expenses incurred in the defense of any claim or investigation related thereto; provided that (1) any person to whom expenses are advanced provides an undertaking, if and only to the extent required by applicable law or the surviving corporation’s organizational documents, to repay such advances if it is ultimately determined by final adjudication that such person is not entitled to indemnification and (2) the surviving corporation will cooperate in good faith in the defense of any such matter.

Under the terms of the merger agreement, for a period of six years from the effective time, the surviving corporation will either maintain in effect the current policies of directors’ and officers’ liability insurance and fiduciary liability insurance maintained by us or provide substitute policies for the Company and our current and former directors and officers who are currently covered by the directors’ and officers’ and fiduciary liability insurance coverage currently maintained by us, in either case, in amounts not less than the existing coverage and having other terms not materially less favorable to the insured persons than the directors’ and officers’ liability insurance and fiduciary liability insurance coverage currently maintained by us with respect to claims arising from facts or events that occurred on or before the effective time. If the surviving corporation is unable to purchase such policy, it must obtain as much comparable insurance as possible for the years within such six-year period in respect of each policy year within such period. However, the surviving corporation will not be required to pay annual premiums in excess of 300% of the last annual premium paid by us for such policies.

Employee Matters

Parent will, and will cause the surviving corporation to, honor the terms of the Company’s existing collective bargaining agreement.

For two years following the effective time, Parent will, and will cause the surviving corporation to, provide each Company nonunion employee who continues employment with us as of the effective time with (1) the same or better employment position in the same location as held by the Company employee immediately prior to the effective time, unless such change in position or location is consented to by the Company employee, (2) a base salary or wage rate that is no less favorable than that provided to the Company employee immediately prior to the effective time, (3) aggregate incentive compensation opportunities that are substantially comparable, in the aggregate, to those provided to the Company employee immediately prior to the effective time and (4) employee benefits that are substantially comparable, in the aggregate, to those provided to the Company employee immediately prior to the effective time. However, these protections will not alter the at-will employment relationship of Parent and each Company employee.

For two years following the effective time, Parent will, and will cause the surviving corporation to, (1) maintain post-retirement arrangements that are no less favorable than those post-retirement welfare arrangements in place for the Company’s current or former employees as of the effective time and (2) provide each continuing Company employee who experiences a termination of employment with the surviving corporation severance benefits that are no less favorable than those provided pursuant to agreed severance guidelines.

Further, the merger agreement provides that, as soon as practicable following the effective time but in no event later than the March 15th following the year in which the effective time occurs, Parent will or will cause the surviving corporation to pay each eligible Company employee who remains employed at the time of payment an annual cash bonus for the closing year in an amount based on the better of target or actual performance; provided that in the event the employment of any Company employee is terminated following the effective time and prior to the payment of the annual bonus for the closing year by the Company employee for good reason or by Parent or a subsidiary for reasons other than cause (as defined in the merger agreement), such Company employee will be entitled to an annual bonus for the closing year payable in the same manner and at the same time as other bonuses for the closing year are payable as described above, but pro-rated for the period during the performance year that the Company employee was employed.

With respect to all employee benefit plans of Parent, the surviving corporation or any of their subsidiaries, including any “employee benefit plan” (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended) (including any vacation, paid time-off and severance plans), the merger agreement provides that each Company employee’s service with us (as well as service with any predecessor employer of ours, to the extent service with the predecessor employer was recognized by us and is accurately reflected within a Company employee’s records) will be treated as service with Parent, the surviving corporation, or any of their subsidiaries for all purposes, including determining eligibility to participate, level of benefits, vesting and benefit accruals, except (1) to the extent that such service was not recognized under our corresponding benefit plan immediately prior to the effective time, (2) for purposes of any defined benefit plan accruals or (3) to the extent that such recognition would result in any duplication of benefits for the same period of service.

In addition, Parent has agreed to include certain additional commitments in respect of employees in its initial applications to the PUCT and NMPRC and in the Company’s agreement with the City of El Paso. See “—Post-Merger Management and Activities.”

Financing and Financing Cooperation

The merger is not conditioned upon receipt of financing by Parent or Merger Sub.

Parent has agreed to use its reasonable best efforts to, and to use its reasonable best efforts to cause its affiliates to consummate and obtain the debt financing, including maintaining and complying with all of its obligations under that certain commitment letter and that certain fee letter, each as entered into among Parent and the Lender. Parent has agreed, upon our request from time to time, to keep us reasonably informed on a current and timely basis of the status of Parent’s efforts to obtain the debt financing and to satisfy the conditions thereof, including advising and updating us, in a reasonable level of detail, with respect to status, proposed closing date and material terms of the definitive documentation related to the debt financing, and to give us prompt written notice if Parent receives written notice of any material breach, default, termination or repudiation by any party to the debt commitment letter or the fee letter.

We will use our reasonable best efforts to cooperate with Parent in connection with the arrangement of the debt financing as reasonably requested by Parent. Under the terms of the merger agreement, we have no obligation to incur any costs, fees or liabilities with respect to the debt financing prior to the effective time. Parent has agreed to reimburse us for all reasonable and documented out-of-pocket costs incurred by us in connection with our cooperation related to the debt financing and to indemnify and hold harmless the Company and each of its officers, directors, employees, agents and representatives from and against all damages, fees, costs and expenses suffered or incurred by them arising out of such cooperation or the debt financing and any information used in connection therewith, other than those damages, fees, costs or expenses resulting from our gross negligence, fraud, bad faith or willful misconduct, or that of any of our officers, directors, employees, agents or representatives.

Parent has also agreed that it will promptly take all actions to cause the funding of the contributions pursuant to that certain equity commitment agreement by the Investor to Parent.

Credit Agreement Amendment

We have agreed to use our commercially reasonable efforts to cooperate with Parent to arrange an amendment of or waiver to (the “Credit Agreement Amendment”) our Third Amended and Restated Credit Agreement, dated as of September 13, 2018, among us, The Bank of New York Mellon Trust Company, N.A., as trustee of the Rio Grande Resources Trust II, MUFG Union Bank, N.A., as administrative agent and as syndication agent, various issuing banks party thereto and various lending banks party thereto (the “Credit Agreement”). The Credit Agreement Amendment will waive the “change in control” (as defined in the Credit Agreement) that will occur upon the consummation of the merger in order to permit the consummation of the merger. Parent has agreed to reimburse us for all reasonable and documented out-of-pocket costs incurred by us in connection with our cooperation related to the Credit Agreement Amendment and to indemnify and hold harmless the Company and each of its respective officers, directors, employees, agents and representatives from and against all damages, fees, costs and expenses suffered or incurred by them arising out of such cooperation or the Credit Agreement Amendment and any information used in connection therewith, other than those damages, fees, costs or expenses resulting from our gross negligence, fraud, bad faith or willful misconduct, or that of any of our or their respective officers, directors, employees, agents or representatives.

Post-Merger Management and Activities

Under the merger agreement, Parent has agreed, among other things, that, subject to the occurrence of the effective time, the following commitments will be included in the Company’s initial applications to the PUCT and NMPRC and in the Company’s agreement with the City of El Paso:

•	The Company will maintain an existence that is separate and distinct from IIF and any of its affiliates or subsidiaries (excluding the Company and Rio Grande Resources Trust II), including, its separate name, logo, franchises, obligations and privileges.
•	IIF will dedicate $100 million to promote economic development in the City of El Paso, Texas and Las Cruces, New Mexico to be funded at a level of $5 million per year for 20 years. Contributions to the fund will not be recoverable in the Company’s rates.
•	The Company will issue a rate credit to its Texas and New Mexico customers in a total aggregate amount for all customers of $21 million. The rate credit will be distributed among customers in 36 monthly installments starting shortly after closing of the merger. Allocation of the funds is to be determined in a post-closing proceeding. The Company will not attempt to recover the value of this rate credit in future rate cases.

•	The Company’s Chief Executive Officer and the Company’s senior management will continue to have day-to-day control over the Company’s operations and senior management will continue to reside in the El Paso, Texas and Las Cruces, New Mexico vicinity.
•	For at least five (5) years post-closing, the Company will not implement any material involuntary workforce reductions or changes to wages, benefits and other terms and conditions of employment in effect prior to the merger. IIF will also honor the terms of the Company’s existing collective bargaining agreement.

For a complete list of Parent’s commitments and agreements relating to its initial application with the PUCT and NMPRC and its agreement with the City of El Paso, see Exhibit B to the merger agreement attached as Annex A to this proxy statement.

Conditions to the Merger

Conditions to Each Party’s Obligations. Each party’s obligation to complete the merger is subject to the satisfaction or waiver of the following conditions:

•	approval of the Merger proposal by our shareholders;
•	the absence of any law or judgment, whether preliminary, temporary or permanent, in effect that prevents, makes illegal or prohibits the consummation of the merger;
•	receipt, at or prior to the effective time, of all required governmental approvals, including the expiration or termination of any waiting period applicable to the merger, and all such approvals being final; and
•	receipt of the Required Approvals, including a final order of each of the PUCT and the NMPRC.

Conditions to Parent’s and Merger Sub’s Obligations. The obligation of Parent and Merger Sub to complete the merger is subject to the satisfaction or waiver of the following additional conditions:

•	(1) the representations and warranties of the Company in the merger agreement (with specified exceptions) must be true and correct as of the date of the merger agreement and as of the effective time as though made at the effective time (except that those representations and warranties that address matters only as of a particular date need only be true and correct as of such date); provided, that such representations and warranties will be deemed to be true and correct so long as any failure of such representations and warranties to be true and correct has not had and would not reasonably be expected have, individually or in the aggregate, a material adverse effect on the Company (without giving effect to any materiality or material adverse effect qualifications), (2) the representations and warranties of the Company regarding capitalization must be true and correct, in each case, as of the date of the merger agreement and as of the closing date as though made at the closing date (except that those representations and warranties that address matters only as of a particular date need only be true and correct as of such date), except where the failure of any such representation or warranty of Parent or Merger Sub to be true or correct would be de minimis, and (3) the representations and warranties of the Company must be true and correct in all respects as of the date of the merger agreement and as of the closing of the merger as though made at the closing of the merger (except that those representations and warranties that address matters only as of a particular date need only be true and correct as of such date) regarding (A) the organization, standing and power of the Company, (B) our authority to consummate the merger as contemplated under the merger agreement, (C) the inapplicability of anti-takeover statutes or regulations or anti-takeover related provisions set forth in our articles of incorporation or Bylaws and (D) brokers’ fees and expenses;
•	We must have performed, in all material respects, all covenants and agreements required to be performed by us under the merger agreement at or prior to the closing of the merger;
•	Since June 1, 2019, there must not have occurred any material adverse effect on the Company or any event or development which, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on the Company;
•	No applicable law, judgment, or required approval shall impose or require any undertakings, terms, conditions, liabilities, obligations, commitments or sanctions, or other measures or provisions (including the sale, divestiture, licensing or disposition of assets or businesses of Parent or its subsidiaries or the Company, by consent decree, hold separate order or otherwise) that, individually or in the aggregate, constitute, or would reasonably be expected to constitute, a Burdensome Condition; and

•	Parent must have received a certificate signed on our behalf by an executive officer of the Company certifying the satisfaction by us of the conditions in the merger agreement regarding the truth and correctness of the representations and warranties of the Company contained in the merger agreement, our performance of the covenants and agreements required to be performed by it under the merger agreement and the absence of any material adverse effect on us since June 1, 2019.

Conditions to the Company’s Obligations. Our obligation to complete the merger is subject to the satisfaction or waiver of the following further conditions:

•	(1) the representations and warranties of Parent and Merger Sub in the merger agreement (with specified exceptions) must be true and correct at and as of the date of the merger agreement and as of the effective time as though made at the effective time (except that those representations and warranties that address matters only as of a particular date need only be true and correct as of such date); provided, that such representations and warranties will be deemed to be true and correct so long as any failure of such representations and warranties to be true and correct has not had and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on Parent (without giving effect to any materiality or material adverse effect qualifications); and (2) the representations and warranties of Parent and Merger Sub regarding their respective organization, standing and power and the absence of any material adverse effect on each of Parent and Merger Sub since January 1, 2019 must be true and correct, in each case, as of the date of the merger agreement and as of the closing date as though made at the closing date (except that those representations and warranties that address matters only as of a particular date need only be true and correct as of such date), except where the failure of any such representation or warranty to be correct would be de minimis;
•	each of Parent and Merger Sub must have performed, in all material respects, all covenants and agreements required to be performed by them under the merger agreement at or prior to the closing of the merger; and
•	we must have received a certificate signed on behalf of Parent by an authorized signatory of Parent certifying the satisfaction by Parent and Merger Sub of the conditions in the merger agreement regarding the truth and correctness of the representations and warranties of Parent and Merger Sub contained in the merger agreement and the performance by Parent and Merger Sub of the covenants and agreements required to be performed by them under the merger agreement.

Each of Parent, Merger Sub and the Company may, to the extent permitted by applicable law, waive the conditions to the performance of its respective obligations under the merger agreement and complete the merger even though one or more of these conditions have not been met. We cannot give any assurance that all of the conditions of the merger will be either satisfied or waived or that the merger will occur.

Termination; Termination Fees; Expenses

Termination

The merger agreement may be terminated by either the Company or Parent in accordance with its terms at any time prior to the effective time, whether before or after the Company shareholder approval:

•	by mutual written consent of Parent and the Company;
•	by Parent or the Company if:
○	the closing of the merger is not completed by June 1, 2020 (the “end date”); provided that if, prior to the end date, all of the conditions to the closing of the merger set forth in the merger agreement have been satisfied or waived, or will then be capable of being satisfied (except for conditions regarding Required Approvals, absence of legal restraints and those conditions that by their nature are to be satisfied at the closing of the merger), either Parent or the Company may, prior to 5:00 p.m. New York City time on the end date, extend the end date to September 1, 2020, provided that neither party may avail itself of such right to extend the end date or terminate the merger agreement if it has breached any of its covenants or agreements in the merger agreement which has resulted in (1) the failure to satisfy the closing conditions prior to the end date or (2) the failure of the closing of the merger to have occurred prior to the end date;

○	the condition regarding the absence of legal restraints on the merger has not been satisfied and such legal restraint has become final and nonappealable, provided that neither party may avail itself of such right to terminate the merger agreement if it has breached its obligations under the merger agreement to use reasonable best efforts to obtain regulatory approvals; or
○	the Company shareholder approval is not obtained at the special meeting, or at any adjournment of the special meeting.

The merger agreement may be terminated in accordance with its terms by Parent as follows:

•	at any time prior to the receipt of the Company shareholder approval, if the Board effects a change of its recommendation; or
•	if (1) there is a breach by us of our representations, warranties, covenants or agreements under the merger agreement such that the conditions relating to the accuracy of our representations and warranties and our performance or compliance with our covenants and agreements would not reasonably be capable of being satisfied, (2) Parent has delivered written notice to us of such breach and (3) such breach is not reasonably capable of being cured by the end date or such breach is not cured within 30 days after our receipt of Parent’s notice, provided Parent or Merger Sub is not then in material breach of any of their material representations, warranties or covenants under the merger agreement.

The merger agreement may be terminated in accordance with its terms by us as follows:

•	at any time prior to the receipt of the Company shareholder approval, if the Board effects a change of recommendation with respect to a Company superior proposal and has approved, and we have entered into, an acquisition agreement providing for the implementation of such Company superior proposal in compliance with our obligations under the merger agreement, and we pay the applicable termination fee prior to or concurrently with such termination;
•	if (1) there is a breach by Parent or Merger Sub of their representations, warranties, covenants or agreements under the merger agreement such that the conditions relating to the accuracy of Parent’s and Merger Sub’s representations and warranties and Parent’s and Merger Sub’s performance or compliance with their respective covenants and agreements would not reasonably be capable of being satisfied, (2) we have delivered written notice to Parent of such breach and (3) such breach is not reasonably capable of being cured by the end date or such breach is not cured within 30 days after Parent’s receipt of our notice, provided we are not then in material breach of any of their respective material representations, warranties or covenants under the merger agreement; or
•	if (1) all of the conditions set forth in the merger agreement have been satisfied or waived in accordance with the terms of the merger agreement as of the date that the merger should have closed (except for those conditions that by their terms are to be satisfied at the closing of the merger), (2) Parent and Merger Sub do not consummate the merger on the day that the merger should have been consummated pursuant to the terms of the merger agreement, (3) we have delivered to Parent an irrevocable notice that we stand ready, willing and able to consummate the closing of the merger, and (4) Parent and Merger Sub fail to consummate the merger within five business days following their receipt of written notice from us requesting such consummation.

Termination Fees

Under the terms of the merger agreement, Parent must pay us a termination fee in cash equal to $170 million in the event that:

•	Parent or the Company exercises its right to terminate the merger agreement as a result of a failure to close by the end date and, at the time of such termination, any of the following conditions exist: (1) the Required Approvals have not been obtained, (2) legal restraints in connection with the Required Approvals making illegal or prohibiting the consummation of the merger or (3) the Required Approvals have been obtained, but one of more of them contain a Burdensome Condition; provided that all other conditions to consummation of the merger have been satisfied (or are capable of being satisfied);

•	Parent or the Company exercises its right to terminate the merger agreement as a result of the existence of legal restraints to the merger such that the corresponding condition to consummation of the merger has not been satisfied and such legal restraint has become final and nonappealable; provided that the applicable legal restraint giving rise to such termination arises in connection with the required regulatory approvals, and provided that all other conditions to consummation of the merger have been satisfied (or are capable of being satisfied);
•	we exercise our right to terminate the merger agreement based on a failure of Parent to perform its covenants or agreements under the merger agreement pertaining to obtaining Required Approvals and consents; provided that all other conditions to consummation of the merger have been satisfied (or are capable of being satisfied); or
•	we exercise our right to terminate the merger agreement based on (1) the failure of the merger to be consummated on the day it should have been consummated under the terms of the merger agreement when all conditions to closing set forth in the merger agreement have been satisfied or waived, (2) us having provided Parent with notice that we are willing and able to consummate the merger and (3) Parent and Merger Sub having failed to consummate the merger within five business days following their receipt of written notice from us requesting such consummation.

Under the terms of the merger agreement, we must pay Parent a termination fee equal to $85 million in the event that:

•	we terminate the merger agreement in order to enter into an agreement relating to a Company superior proposal;
•	Parent exercises its right to terminate the merger agreement based on the Board having effected a change of recommendation in respect of the merger; or
•	the merger agreement is terminated (1) either (A) by Parent or the Company because the closing has not occurred by the end date (but only if the termination fee is not also payable by Parent for failure to consummate the merger after all conditions have been satisfied as described above) or the Company shareholder approval is not obtained, or (B) by Parent, if we are in breach of our representations, warranties, covenants or agreements under the merger agreement such that the closing conditions related thereto cannot be satisfied and such breach is not reasonably capable of being cured by the end date or is not cured within 30 days after our receipt of notice of breach from Parent, (2) prior to our shareholder meeting or, in the case of a failure to close by the end date or a breach of our representations, warranties, covenants or agreements giving rise to Parent’s right to terminate, prior to such termination, a Company takeover proposal is made to us or our Board or is publicly disclosed and not withdrawn, and (3) within twelve months after termination of the merger agreement, we enter into a definitive agreement or consummate a transaction with respect to a Company takeover proposal.

Expenses

Except as described in the merger agreement, each party will bear its own expenses in connection with the merger.

Miscellaneous

Specific Performance

The parties are entitled to an injunction, specific performance or other equitable relief to prevent breaches of the merger agreement and to enforce specifically the terms and provisions of the merger agreement by petition to the courts of the State of Texas located in El Paso, Texas or Houston, Texas, or, if applicable, the U.S. District Court for the Western District of Texas (El Paso Division) or the U.S. District Court for the Southern District of Texas (Houston Division), and such remedy is in addition to any other remedy to which the parties are entitled at law or in equity. The parties have agreed that each party will be entitled to seek specific performance to prevent or cure breaches of the merger agreement and enforce specifically the terms of the merger agreement, including the obligation to effect the consummation of the merger.

Amendment

The merger agreement may be amended, at any time before or after receipt of the Company shareholder approval, by Parent, the Company and Merger Sub; provided, however, that (1) after approval of the merger agreement by our shareholders, amendments that by law require further shareholder approval or authorization may be made only with such further approval or authorization of our shareholders, (2) the merger agreement may not be amended after the effective time, (3) no amendment may require the approval of Parent’s shareholders or our shareholders, except as provided above, and (4) no adverse amendment or waiver to any debt financing source provision or amendments to the definitions of “Debt Financing Sources” or “Debt Financing Related Parties” contained in the merger agreement may be effective without the written consent of such financing parties. The merger agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

POST-MERGER GOVERNANCE AND MANAGEMENT

This section of this proxy statement describes the material governance and management arrangements that will apply to us upon completion of the merger.

Corporate Offices

Upon completion of the merger, the headquarters of the Company will remain in El Paso, Texas for so long as the Investor owns the Company.

Governance Matters

Under the merger agreement, Parent has agreed, among other things, that, subject to the occurrence of the effective time, the following commitments will be included in the Company’s initial applications to the PUCT and NMPRC and in the Company’s agreement with the City of El Paso:

•	The Company will maintain an existence that is separate and distinct from IIF and any of its affiliates or subsidiaries (excluding the Company and Rio Grande Resources Trust II), including, its separate name, logo, franchises, obligations and privileges.
•	IIF will dedicate $100 million to promote economic development in the City of El Paso, Texas and Las Cruces, New Mexico to be funded at a level of $5 million per year for 20 years. Contributions to the fund will not be recoverable in the Company’s rates.
•	The Company will issue a rate credit to its Texas and New Mexico customers in a total aggregate amount for all customers of $21 million. The rate credit will be distributed among customers in 36 monthly installments starting shortly after closing of the merger. Allocation of the funds is to be determined in a post-closing proceeding. The Company will not attempt to recover the value of this rate credit in future rate cases.
•	The Company’s Chief Executive Officer and the Company’s senior management will continue to have day-to-day control over the Company’s operations and senior management will continue to reside in the El Paso, Texas and Las Cruces, New Mexico vicinity.
•	For at least five (5) years post-closing, the Company will not implement any material involuntary workforce reductions or changes to wages, benefits and other terms and conditions of employment in effect prior to the merger. IIF will also honor the terms of the Company’s existing collective bargaining agreements.

For a complete list of Parent’s commitments and agreements relating to its initial application with the PUCT and NMPRC and its agreement with the City of El Paso, see Exhibit B to the merger agreement attached as Annex A to this proxy statement. See also “Additional Interests of the Company’s Directors and Executive Officers in the Merger” on page 47 for information on the surviving corporation’s board of directors and executive officers.

Dividends

The Company has been paying quarterly cash dividends on Company common stock since June 30, 2011, and paid a total of $57.5 million in cash dividends during the twelve months ended December 31, 2018. On January 31, 2019, the Board declared a quarterly cash dividend of $0.36 per share payable on March 29, 2019, to shareholders of record as of the close of business on March 15, 2019. On May 23, 2019, the Board declared a quarterly cash dividend of $0.385 per share of Company common stock payable on June 28, 2019, to shareholders of record as of the close of business on June 14, 2019.

Under the terms of the merger agreement, we have agreed not to declare dividends, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property or any combination thereof) in respect of, any of our capital stock, other equity interests or voting securities, except for (1) quarterly cash dividends payable by us in respect of shares of Company common stock on a schedule consistent with our past practices in an amount not to exceed $0.385 for quarterly dividends declared before June 1, 2020 and $0.41 for quarterly dividends declared on or after June 1, 2020, (2) dividend equivalents accrued or payable by us in respect of Company restricted stock in accordance with the applicable award agreements, and (3) a “stub period” dividend to holders of record of Company common stock as of immediately prior to the effective time equal to the product of (x) the number of days from the record date for payment of the last quarterly dividend paid by us prior to the effective time, multiplied by (y) a daily dividend rate determined by dividing the amount of the last quarterly dividend paid prior to the effective time by ninety-one.

MARKET PRICE OF THE COMPANY’S COMMON STOCK

Shares of Company common stock are listed for trading on the NYSE under the symbol “EE.”

The closing price of shares of Company common stock on May 31, 2019, which was the last trading day prior to the announcement of the proposed merger between the Company and Parent, was $58.20 per share. The merger consideration represents a 17% premium to such closing price. On July 15, 2019, the most recent practicable date before the filing of this proxy statement, the closing price for the Company common stock was $66.05 per share. The closing stock price of shares of Company common stock on February 28, 2019, the last trading day prior to a publicly-released report speculating that the Company had resumed talks with potential parties, was $53.80 per share. The merger consideration represents a 27% premium to such closing price. You are encouraged to obtain current market quotations for the Company common stock prior to making any decision with respect to the merger.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of July 8, 2019 (except as indicated in the footnote to the table), certain information regarding ownership of Company common stock by (1) each person known to the Company to own beneficially more than 5% of Company common stock, (2) each of the current directors, (3) each of the named executive officers, and (4) all directors and executive officers of the Company as a group.

Name of Individuals or Identity of Group	Amount and Nature of Beneficial Ownership		Percent of Class
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	6,178,968	(1)	15.20	%*
The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, PA 19355	4,490,716	(2)	11.03	%*
GAMCO Investors, Inc. One Corporate Center Rye, NY 10580	3,202,050	(3)	7.86	%*
Barbas, Paul M.	10,500	(4)		**
Cicconi, James W.	74,279	(5)		**
Escudero, Edward	32,252	(6)		**
Palacios, Raymond Jr.	11,639	(7)		**
Siegel, Eric B.	70,025	(8)		**
Wertheimer, Stephen N.	52,376	(9)		**
Yamarone, Charles A.	17,000	(10)		**
Kipp, Mary E.†	91,239	(11)		**
Rodriguez, Adrian J.	4,891	(12)		**
Hirschi, Nathan T.	30,112	(13)		**
Buraczyk, Steven T.	32,245	(14)		**
Miracle, Rocky R.	35,903	(15)		**
Other Officers	12,631	(16)		**
All directors and executive officers as a group	475,092	(17)	1.17%
*	Actual percentage may differ due to stock transactions made subsequent to beneficial owner’s filing date.
**	Less than 1%.
***	For purposes of this disclosure, restricted stock is assumed to have voting power but no investment power.
†	On June 25, 2019, Ms. Mary E. Kipp, President, Chief Executive Officer and a director of the Company informed the Board that she was resigning from her positions at the Company and as a member of the Board effective August 1, 2019.

THE FOLLOWING FOOTNOTES RELATE TO THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (THE “EXCHANGE ACT”), AND THE INVESTMENT ADVISERS ACT OF 1940, AS AMENDED (THE “ADVISERS ACT”).

(1)	Information regarding ownership of Company common stock by BlackRock, Inc. (“BlackRock”), is included herein in reliance on information set forth in Amendment No. 10 to Schedule 13G/A filed with the SEC on January 28, 2019, reflecting ownership as of December 31, 2018. BlackRock is a Delaware parent holding company or control person in accordance with Rule 13d-1(b)(1)(ii)(G) as defined in Section 240 of the Exchange Act. According to the filing, BlackRock beneficially owns 6,178,968 shares (15.20%) of Company common stock with sole voting power over 6,028,989 shares and sole dispositive power over 6,178,968 shares of Company common stock.
(2)	Information regarding ownership of Company common stock by The Vanguard Group, Inc. (“Vanguard”), Vanguard Fiduciary Trust Company (“VFTC”), and Vanguard Investments Australia, LTD. (“VIA”) is included herein in reliance on information set forth in Amendment No. 9 to Schedule 13G filed with the SEC on February 11, 2019, reflecting ownership as of December 31, 2018. Vanguard is a Pennsylvania parent company of VFTC and VIA is classified as an Investment Advisor in accordance with Rule 13d-1(b)(1)(ii)(E) as defined in Section 240 of the SEC Act. According to the filing, Vanguard beneficially owns 4,490,716 shares (11.03%) of the Company common stock with sole dispositive power over 4,438,099 shares, shared dispositive power over 52,617 shares, and sole voting power over 47,510 shares of Company common stock. VFTC, a wholly-owned subsidiary of Vanguard, is the beneficial owner of 35,852 shares (0.08%) of Company common stock. VIA, a wholly-owned subsidiary of Vanguard, is the beneficial owner of 28,423 shares (0.06%) of Company common stock.
(3)	Information regarding ownership of Company common stock by GGCP, Inc. (“GGCP”), GGCP Holdings LLC (“GGCP Holdings”), GAMCO Investors, Inc. (“GBL”), Associated Capital Group, Inc. (“AC”), Gabelli Funds, LLC (“Gabelli Funds”), GAMCO Asset Management Inc. (“GAMCO”), Teton Advisors, Inc. (“Teton Advisors”), Gabelli & Company Investment

Advisers, Inc. (“GCIA”), G.research, LLC (“G.research”), MJG Associates, Inc. (“MJG Associates”), Gabelli Foundation, Inc. (“Foundation”), Mario J. Gabelli, LICT Corporation (“LICT”) and CIBL, Inc. (“CIBL”) (collectively the “Gabelli Reporting Parties”) is included herein in reliance on information set forth in Amendment No. 7 to Schedule 13D filed with the SEC on May 17, 2019, reflecting ownership as of May 16, 2019. GGCP is a manager and a member of GGCP Holdings, which is the controlling shareholder of GBL and AC. GBL and AC are the parent companies for a variety of companies engaged in the securities business. GCIA is an investment adviser registered under the Advisers Act and serves as a general partner or investment manager to limited partnerships and offshore investment companies and other accounts. GAMCO, Gabelli Funds, and Teton Advisors are each investment advisors, and each of these entities is registered under the Advisers Act. G.research is a broker-dealer registered under the Exchange Act. MJG Associates provides advisory services to private investment partnerships and offshore funds. The Foundation is a private foundation. LICT is a holding company with operating subsidiaries engaged primarily in the rural telephone industry. CIBL is a holding company with interests in telecommunications, primarily in the rural telephone industry. Mario J. Gabelli is the controlling stockholder and Chief Executive Officer and director of GGCP. Mario J. Gabelli is also the Chairman and Chief Executive Officer of GBL. Mario J. Gabelli is the Executive Chairman of AC. Mario J. Gabelli is also a member of GGCP Holdings. Mario J. Gabelli is also the controlling shareholder of Teton Advisors. The Gabelli Reporting Parties do not admit that they constitute a group.

According to Amendment No. 7 to Schedule 13D filed with the SEC on May 17, 2019, Gabelli Funds beneficially owns 1,847,600 shares of Company common stock (4.54%) and has sole voting and dispositive power over the shares, while GAMCO beneficially owns 1,354,450 shares (3.32%) and maintains sole dispositive power over 1,354,450 shares, but only has the power to vote 1,238,950 shares of Company common stock.

Mario J. Gabelli is deemed to have beneficial ownership of the Company common stock owned by each of the Gabelli Reporting Parties. GCIA is deemed to have beneficial ownership of the Company common stock owned by G.research. AC, GBL and GGCP are deemed to have beneficial ownership of Company common stock owned beneficially by each of the foregoing persons other than Mario J. Gabelli and the Foundation.

(4)	Includes (i) 7,000 shares of Company common stock over which Mr. Barbas has sole voting and investment power; and (ii) 3,500 shares of restricted Company common stock over which he has voting power but no investment power.
(5)	Includes (i) 70,779 shares of Company common stock over which Mr. Cicconi has sole voting and investment power; and (ii) 3,500 shares of restricted Company common stock over which he has voting power but no investment power.
(6)	Includes (i) 28,752 shares of Company common stock over which Mr. Escudero has sole voting and investment power; and (ii) 3,500 shares of restricted Company common stock over which he has voting power but no investment power.
(7)	Includes (i) 8,139 shares of Company common stock over which Mr. Palacios has sole voting and investment power; and (ii) 3,500 shares of restricted Company common stock over which he has voting power but no investment power.
(8)	Includes (i) 57,550 shares of Company common stock over which Mr. Siegel has sole voting and investment power; (ii) 3,500 shares of restricted Company common stock over which he has voting power but no investment power; and (iii) 8,975 shares of Company common stock held by spouse over which he has no voting or investment power.
(9)	Includes (i) 48,876 shares of Company common stock over which Mr. Wertheimer has sole voting and investment power; and (ii) 3,500 shares of restricted Company common stock over which he has voting power but no investment power.
(10)	Includes (i) 13,500 shares of Company common stock over which Mr. Yamarone has sole voting and investment power; and (ii) 3,500 shares of restricted Company common stock over which he has sole voting power but no investment power.
(11)	Includes (i) 35,298 shares of Company common stock over which Ms. Kipp has sole voting and investment power; (ii) 28,317 shares of restricted Company common stock over which she has sole voting power but no investment power; and (iii) 27,624 shares of restricted stock with a performance condition over which she has voting power but no investment power.
(12)	Includes (i) 234 shares of Company common stock over which Mr. Rodriguez has sole voting and investment power; and (ii) 4,657 shares of restricted Company common stock over which he has voting power but no investment power.
(13)	Includes (i) 23,065 shares of Company common stock over which Mr. Hirschi has sole voting and investment power; and (ii) 7,047 shares of restricted Company common stock over which he has sole voting power but no investment power.
(14)	Includes (i) 26,497 shares of Company common stock over which Mr. Buraczyk has sole voting and investment power; and (ii) 5,748 shares of restricted Company common stock over which he has voting power but no investment power.
(15)	Includes (i) 29,667 shares of Company common stock over which Mr. Miracle has sole voting and investment power; and (ii) 6,236 shares of restricted Company common stock over which he has voting power but no investment power.
(16)	Includes (i) 5,970 shares over which the other executive officers have sole voting and investment power; and (ii) 6,661 shares of restricted Company common stock over which they have voting power but no investment power.
(17)	Includes (i) 355,327 shares of Company common stock over which the directors and executive officers have sole voting and investment power; (ii) 83,166 shares of restricted Company common stock over which they have voting power but no investment power; (iii) 27,624 shares of restricted stock with a performance condition over which the individual has voting power but no investment power, and (iv) 8,975 shares of Company common stock held by a spouse which has no voting or investment power.

DISSENTERS’ RIGHTS

General

If you hold one or more shares of Company common stock, you are entitled to dissenters’ rights under Texas law and have the right to dissent from the merger and have the appraised fair value of your shares of Company common stock paid to you in cash. The ultimate amount any dissenting shareholders receive in an appraisal proceeding may be less than, equal to or more than the amount they would have received under the merger agreement. If you are contemplating exercising your right to dissent, we urge you to read carefully the provisions of Chapter 10, Subchapter H of the TBOC, which are attached to this proxy statement as Annex C, and consult with your legal counsel before electing or attempting to exercise these rights. The following summary describes the steps you must take if you want to exercise your right to dissent. This summary, however, is not a complete statement of all applicable requirements and is qualified in its entirety by reference to Chapter 10, Subchapter H of the TBOC. You should read this summary and the full text of the law carefully.

How to Exercise and Perfect Your Right to Dissent

To be eligible to exercise your right to dissent to the merger:

•	Prior to the special meeting, you must deliver to the Company written notice of your objection to the merger that: (1) states that you will exercise your right to dissent if the Merger proposal is approved and the merger is completed, and (2) provides an address to which the Company may send a notice to you if the merger is completed;
•	You must vote your shares of Company common stock AGAINST the Merger proposal either by proxy or in person, at the special meeting; you must provide to the Company, not later than the 20th day after the Company sends you notice that the merger was completed, your written demand for payment that states (1) the number of shares of Company common stock you own, (2) your estimate of the fair value of such stock and (3) an address to which a notice relating to the dissent and appraisal procedures may be sent to you;
•	You must submit to the Company, not later than the 20th day after you deliver to the Company your written demand for payment described in the preceding bullet point, (1) if your shares are certificated, your certificates representing the shares, or (2) if your shares are uncertificated, signed assignments of the ownership interests in the shares; and
•	You must continuously hold your shares of Company common stock from the record date for the special meeting through the completion of the merger.

If you intend to dissent from the merger, you must send written notice (by mail, hand-delivery, courier or electronic transmission), addressed to the Company’s Corporate Secretary, to:

El Paso Electric Company
Stanton Tower
100 North Stanton Street
El Paso, Texas 79901
Attention: Corporate Secretary
Email: jessica.goldman@epelectric.com

If you fail to vote your shares of Company common stock at the special meeting AGAINST the Merger proposal, or otherwise fail to comply with any of these conditions and the merger is completed, you will lose your right to dissent from the merger and will instead receive the merger consideration. If you comply with the items set forth in the first two bullet points above and the merger is completed, the Company will send you a written notice advising you that the merger has been completed. The Company must deliver this notice to you within 10 days after the merger is completed. A proxy card which is signed and does not contain voting instructions will, unless revoked, be voted FOR the Merger proposal, will constitute a waiver of your dissenters’ rights, and will nullify any previous written demand for appraisal.

Your Demand for Payment and Delivery of Share Certificates

If you wish to dissent from the merger and receive the fair value of your shares of Company common stock in cash, you must, within 20 days after the date the notice of completion of the merger was delivered or mailed to you by the Company, send a written demand to the Company for payment of the fair value of your shares of Company common stock that complies with the applicable statutory requirements. The fair value of your shares of Company common stock will be the value of the shares on the day immediately preceding the date of completion of the merger, excluding any appreciation or depreciation in anticipation of the merger. Additionally, within 20 days after the date on which your written demand for payment of the fair value of your shares is delivered to the Company, you must submit to the Company any certificates representing your shares for purposes of making a notation on such certificates that a demand for payment of fair value for your shares has been made under Chapter 10, Subchapter H of the TBOC. All such certificates must be submitted to the Company at the address below. Your written demand and any notices to the Company must be sent (by mail, hand-delivery, courier or electronic transmission), addressed to the Company’s Corporate Secretary, to:

El Paso Electric Company
Stanton Tower
100 North Stanton Street
El Paso, Texas 79901
Attention: Corporate Secretary
Email: jessica.goldman@epelectric.com

Your written demand must state how many shares of Company common stock you own and your estimate of the fair value of your shares of Company common stock. If you fail to send your written demand to the Company within 20 days after the date the notice of completion of the merger was delivered or mailed to you by the Company, you will be bound by the merger and you will not be entitled to receive a cash payment representing the fair value of your shares of Company common stock. Instead, you will receive the merger consideration. The failure to submit your share certificates will have the effect, at the option of the Company, of terminating your rights of dissent and appraisal unless a court, for good cause shown, directs otherwise.

Actions of the Company Upon Receipt of Your Demand for Payment

Within 20 days after the Company receives your demand for payment and your estimate of the fair value of your shares of Company common stock, the Company must send you written notice stating whether or not it accepts your estimate of the fair value of your shares.

If the Company’s written notice accepts your estimate, the Company will pay the amount of your estimate of fair value within 90 days after the merger is completed. The Company will make this payment to you only if you have surrendered the share certificates, duly endorsed for transfer to the Company, or the signed assignments of ownership in uncertificated shares, as applicable, representing your shares of Company common stock.

If the Company’s written notice does not accept your estimate of fair value, the notice will provide the Company’s estimate of the fair value of your shares of Company common stock and an offer to pay that amount to you within 120 days after the merger is completed. To accept the Company’s offer, you must provide notice of your acceptance to the Company within 90 days after the merger is completed, and your failure to do so within that 90-day period will constitute rejection by you of the Company’s offer.

Payment of the Fair Value of Your Shares of Company Common Stock Upon Agreement of an Estimate

If you and the Company reach an agreement on the fair value of your shares of Company common stock within 90 days after the merger is completed, the Company must pay you the agreed amount within 120 days after the merger is completed, if you have surrendered to the Company the duly endorsed share certificates or the signed assignments of ownership in uncertificated shares, as applicable, representing your shares of Company common stock.

Commencement of Legal Proceedings if a Demand for Payment Remains Unsettled

If you and the Company have not reached an agreement as to the fair value of your shares of Company common stock within 90 days after the merger is completed, you or the Company may, within 60 days after the expiration of that 90-day period, commence proceedings in El Paso, Texas, asking the court to determine the fair value of your shares of Company common stock. The Company has no obligation to file such a petition in the event there are dissenting shareholders and the Company and such dissenting shareholders are unable to reach an agreement as to the fair value of the shares. If court proceedings are initiated, the court will determine if you have complied with the dissent provisions of the TBOC and if you have become entitled to a valuation of and payment for your shares of Company common stock. The court will appoint one or more qualified persons to act as appraisers to determine the fair value of your shares of Company common stock. The appraisers will determine the fair value of your shares of Company common stock and will report this value to the court. The court will consider the report, and both you and the Company may address the court about the report. The court will determine the fair value of your shares of Company common stock and direct the Company to pay that amount, plus interest, which will begin to accrue 91 days after the merger is completed. If any shareholder files a petition with the court requesting a finding and determination of the fair value of its shares, then within 10 days of receipt of service of such petition by the Company, the Company must file with the court a list containing the names and addresses of all shareholders who have demanded payment for fair value of their shares and with whom agreements as to the fair value of their shares of Company common stock have not been reached by the Company.

Rights as a Shareholder

If you have made a written demand on the Company for payment of the fair value of your shares of Company common stock, you will not thereafter be entitled to vote or exercise any other rights as a shareholder except the right to receive payment for your shares of Company common stock as described herein and the right to maintain an appropriate action to obtain relief on the ground that the merger would be or was fraudulent. In the absence of fraud in the merger, your right under the dissent provisions described herein is the exclusive remedy for the recovery of the value of your shares of Company common stock or money damages with respect to the merger.

Withdrawal of Demand

If you have made a written demand on the Company for payment of the fair value of your Company common stock, you may unilaterally withdraw such demand at any time before payment for your shares has been made or before a petition has been filed with a court for determination of the fair value of your shares. However, if either payment of the fair value of your Company common stock has been made by the Company or a petition has been filed with a court for determination of the fair value of your shares, you may not withdraw your demand on the Company for payment of fair value without the Company’s consent. If you withdraw your demand, your rights to dissent are terminated, or you are otherwise unsuccessful in asserting your dissenters’ rights, you will be bound by the terms of the merger and your status as a shareholder will be restored without prejudice to any corporate proceedings, dividends or distributions which may have occurred during the interim.

FUTURE SHAREHOLDER PROPOSALS

If the merger is completed, we will have no public shareholders and there will be no public participation in any future meetings of shareholders of the Company. However, if the merger is not completed by the end date (or any extension thereof), our shareholders would continue to be entitled to attend and participate in our shareholders’ meetings and we will hold a 2020 annual meeting of shareholders, in which case we will provide notice of or otherwise publicly disclose the date on which such 2020 annual meeting will be held. If the Company’s 2020 annual meeting of shareholders is held, shareholder proposals will be eligible for consideration for inclusion in the proxy statement and form of proxy for the Company’s 2020 annual meeting of shareholders in accordance with Rule 14a-8 under the Exchange Act and the Company’s Bylaws, as described below.

To be eligible for inclusion in the proxy statement for the Company’s 2020 annual meeting of shareholders, a shareholder proposal must be received at the Company’s principal executive offices on or prior to December 13, 2019. The Company will consider only those proposals that meet the requirements of applicable SEC rules. Under the Company’s Bylaws, in order for a shareholder proposal that is not included in the proxy statement to be properly brought before the annual meeting of shareholders, notice of the proposal must be received at the Company’s principal executive offices at least 80 days prior to the scheduled date of the annual meeting. A shareholder’s notice should list each proposal and a brief description of the business to be brought before the annual meeting; the name and address of the shareholder proposing such business; the class and number of shares held by the shareholder; and any material interest of the shareholder in the business. If a shareholder wishes to nominate a director, the shareholder must provide the nomination to the Nominating and Corporate Governance Committee of the Board in advance in writing at the Company’s principal offices pursuant to the notice provisions provided in the Company’s Bylaws.

If the date of the Company’s 2020 annual meeting of shareholders is changed by more than 30 days from its scheduled date, shareholders will be advised of such change and of the new date for submission of proposals. If a shareholder intends to submit a proposal that is not to be included in our proxy materials for the Company’s 2020 annual meeting, the shareholder must give us notice of not less than 80 days before the date of the Company’s 2020 annual meeting in accordance with the requirements set forth in the Company’s Bylaws.

OTHER MATTERS

As of the date of this proxy statement, we do not expect a vote to be taken on any matters at the special meeting other than as described in this proxy statement. A properly executed proxy gives the persons named as proxies on the proxy card authority to vote in their discretion with respect to any other matters that properly come before the special meeting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings also are available to the public from commercial document retrieval services and at the Internet website maintained by the SEC at www.sec.gov.

The SEC allows us to “incorporate by reference” information into this proxy statement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement, except for any information superseded by information in, or incorporated by reference in, this proxy statement. This proxy statement incorporates by reference the documents listed below that we have previously filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in connection with SEC rules). These documents contain important information about the Company and its financial position.

The following Company filings with the SEC are incorporated by reference:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed on February 28, 2019;
•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2019, filed on May 8, 2019; and
•	our Current Reports on Form 8-K filed on May 22, 2019, May 23, 2019, June 3, 2019, and July 1, 2019.

We are also incorporating by reference additional documents that we file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this proxy statement and the date of the special meeting (other than, in each case, documents or information deemed to have been furnished and not filed in connection with SEC rules). We also incorporate by reference the merger agreement attached to this proxy statement as Annex A, the Opinion of Lazard Frères & Co. LLC, attached to this proxy statement as Annex B and the text of Chaper 10, Subchapter H of the TBOC, reproduced in its entirety and attached to this proxy statement as Annex C.

If you are a shareholder, we may have sent you some of the documents incorporated by reference, but you can obtain any of them through us or the SEC. Documents incorporated by reference are available from us without charge, excluding all exhibits unless we have specifically incorporated by reference an exhibit in this proxy statement. Shareholders may obtain documents incorporated by reference into this proxy statement by requesting them in writing or by telephone at the following addresses and telephone number:

El Paso Electric Company
Stanton Tower
100 North Stanton Street
El Paso, Texas 79901
Investor Relations
investor_relations@epelectric.com
(800) 592-1634

If you would like to request documents from us, please do so by [•], 2019, in order to receive them before the special meeting.

You also can get more information by visiting our website at www.epelectric.com. Website materials are not part of this proxy statement.

All information contained in this proxy statement relating to the Company has been supplied by the Company, and all information relating to Parent or Merger Sub has been supplied by Parent.

You should rely only on the information contained or incorporated by reference into this proxy statement to vote on the proposals to the shareholders in connection with the merger, as the case may be. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated [•], 2019. You should not assume that the information contained in this proxy statement is accurate as of any date other than such date, and the mailing of this proxy statement to shareholders shall not create any implication to the contrary.

ANNEX A

EXECUTION VERSION

AGREEMENT AND PLAN OF MERGER

by and among

EL PASO ELECTRIC COMPANY,

SUN JUPITER HOLDINGS LLC

and

SUN MERGER SUB INC.

Dated as of June 1, 2019

A-i

Exhibit A – Defined Terms

Exhibit B – Commitments

A-ii

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of June 1, 2019, is by and among El Paso Electric Company, a Texas corporation (the “Company”), Sun Jupiter Holdings LLC, a Delaware limited liability company (the “Parent”), and Sun Merger Sub Inc., a Texas corporation and wholly owned subsidiary of Parent (“Merger Sub” and, together with the Company and Parent, the “Parties”).

RECITALS

WHEREAS, the Parties intend that, upon the terms and subject to the conditions set forth herein, at the Effective Time, Merger Sub will merge with and into the Company, with the Company surviving such merger (the “Merger”), in accordance with the Texas Business Organizations Code (the “TBOC”);

WHEREAS, the board of directors of the Company (the “Company Board”) has unanimously (a) determined that it is in the best interests of the Company and its shareholders, and has declared it advisable, for the Company to enter into this Agreement and to consummate the transactions contemplated hereby, including the Merger, (b) adopted and approved this Agreement and approved the Company’s execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, including the Merger, upon the terms and subject to the conditions set forth herein, in accordance with the TBOC, and (c) resolved to recommend the approval of the transactions contemplated hereby, including the Merger, to the Company’s shareholders and directed that this Agreement be submitted to the Company’s shareholders for approval at a duly held meeting of such shareholders for such purpose in accordance with the TBOC;

WHEREAS, the sole member of Parent has (a) determined that it is in the best interests of Parent and its member, and has declared it advisable, for Parent to enter into this Agreement and to consummate the transactions contemplated hereby and (b) adopted and approved this Agreement and approved Parent’s execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby upon the terms and subject to the conditions set forth herein, in accordance with the Delaware Limited Liability Company Act;

WHEREAS, the board of directors of Merger Sub has unanimously (a) determined that it is in the best interests of Merger Sub, and has declared it advisable, for Merger Sub to enter into this Agreement and to consummate the transactions contemplated hereby, including the Merger, (b) adopted and approved this Agreement and approved Merger Sub’s execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, including the Merger, upon the terms and subject to the conditions set forth herein, in accordance with the TBOC, and (c) resolved to recommend the approval of the transactions contemplated hereby, including the Merger, to Parent, as the sole shareholder of Merger Sub, and directed that this Agreement be submitted to Parent for approval in accordance with the TBOC;

WHEREAS, concurrently with the execution of this Agreement, and as a condition to the willingness of the Company to enter into this Agreement, IIF US Holding 2 LP, a Delaware limited partnership and an Affiliate of Parent and Merger Sub (the “Sponsor”), has entered into an Equity Commitment Agreement, dated as of the date hereof (the “Equity Commitment Agreement”), pursuant to which the Sponsor has agreed to provide funding to the Parent in the circumstances set forth therein;

WHEREAS, Parent has approved this Agreement and the transactions contemplated hereby by written consent in its capacity as the sole shareholder of Merger Sub; and

WHEREAS, the Company, Parent and Merger Sub desire to make certain representations, warranties, covenants and agreements specified herein in connection with this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth herein, and subject to the conditions set forth herein, and each intending to be legally bound hereby, the Parties agree as follows:

ARTICLE I

THE MERGER

SECTION 1.01   The Merger. At the Effective Time, upon the terms and subject to the conditions set forth herein, and in accordance with the relevant provisions of the TBOC, Merger Sub shall be merged with and into the Company, and the separate corporate existence of Merger Sub shall thereupon cease. The Company shall continue its existence under the Laws of the State of Texas as the surviving corporation in the Merger (sometimes referred to herein as the “Surviving Corporation”) and a wholly owned subsidiary of Parent.

SECTION 1.02   The Effective Time. Upon the terms and subject to the conditions set forth herein, as soon as practicable on the Closing Date, the Company shall deliver to the Secretary of State of the State of Texas a certificate of merger with respect to the Merger, in such form as is required by, and executed in accordance with, the relevant provisions of the TBOC (the “Certificate of Merger”). The Merger shall become effective at the time the Certificate of Merger has been duly accepted for filing by the Secretary of State of the State of Texas in accordance with the TBOC or at such later time as is permissible in accordance with the TBOC and, as the Parties may mutually agree, as specified in the Certificate of Merger (the time the Merger becomes effective, the “Effective Time”).

SECTION 1.03   The Closing. Unless this Agreement has been terminated in accordance with Section 8.01, the consummation of the Merger (the “Closing”) shall take place at the offices of Baker Botts L.L.P., 910 Louisiana Street, Houston, Texas 77002 (or remotely via the electronic exchange of executed documents) at 9:00 a.m. Houston, Texas time on a date to be mutually agreed to by the Parties, which date shall be no later than the third (3rd) Business Day after the satisfaction or waiver (to the extent such waiver is permitted by Law) of the conditions to the Closing set forth in Article VII (except for those conditions to the Closing that by their terms are to be satisfied at the Closing but subject to the satisfaction or waiver of such conditions), unless another time, date or place is mutually agreed to in writing by the Parties. The date on which the Closing occurs is referred to herein as the “Closing Date.”

SECTION 1.04   Effects of the Merger. The Merger shall have the effects specified herein and in the applicable provisions of the TBOC. Without limiting the foregoing, from and after the Effective Time, the Surviving Corporation shall possess all of the properties, rights, privileges, powers and franchises of the Company and Merger Sub, and all of the claims, obligations, liabilities, debts and duties of the Company and Merger Sub shall become the claims, obligations, liabilities, debts and duties of the Surviving Corporation.

SECTION 1.05   Surviving Corporation Organizational Documents. As of the Effective Time, the articles of incorporation of the Surviving Corporation shall be amended and restated to be the same as the certificate of formation of Merger Sub, as in effect immediately prior to the Effective Time, until thereafter amended as provided therein and in accordance with applicable Law, except that the name of the Surviving Corporation shall be “El Paso Electric Company”. As of the Effective Time, the bylaws of the Surviving Corporation shall be amended and restated to be the same as the bylaws of Merger Sub, as in effect immediately prior to the Effective Time, until thereafter amended as provided therein and in accordance with applicable Law, except that the name of the Surviving Corporation shall be “El Paso Electric Company”.

SECTION 1.06   Surviving Corporation Directors and Officers. As of the Effective Time, (a) the directors of Merger Sub as of immediately prior to the Effective Time shall be the directors of the Surviving Corporation and (b) the officers of the Company as of immediately prior to the Effective Time shall be the officers of the Surviving Corporation, in each case until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the certificate of formation and bylaws of the Surviving Corporation.

SECTION 1.07   Plan of Merger. This Article I and Article II and, solely to the extent necessary under the TBOC, the other provisions of this Agreement shall constitute a “plan of merger” for purposes of the TBOC. Subject to the terms and conditions of this Agreement, the Parties agree to cooperate and to take all reasonable actions prior to the Effective Time, including executing all requisite documentation, as may be reasonably necessary to effect the Merger in accordance with the terms and conditions hereof.

ARTICLE II

MERGER CONSIDERATION; EXCHANGE OF CERTIFICATES AND BOOK-ENTRY SHARES

SECTION 2.01   Merger Consideration.

At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof:

(a)   Conversion of Company Common Stock. Subject to Sections 2.03 and 2.04, and except as otherwise provided by paragraphs (b) and (c) of this Section 2.01, each share of common stock, no par value, of the Company (“Company Common Stock”) issued and outstanding immediately prior to the Effective Time, other than the Treasury Shares to be cancelled in accordance with Section 2.01(c) and the Dissenting Shares to be cancelled in accordance with Section 2.01(f), shall automatically be converted into, and shall thereafter represent solely, the right to receive cash in the amount of $68.25, without interest (the “Merger Consideration”).

(b)   Equitable Adjustment. If at any time during the period between the date of this Agreement and the Effective Time, any change in the outstanding shares of capital stock of the Company (or any other securities convertible therefor or exchangeable thereto) shall occur as a result of any reclassification, recapitalization, stock split (including a reverse stock split), combination, subdivision, exchange or readjustment of shares, or any stock dividend or stock distribution with a record date during such period, or any similar event, in each case, other than pursuant to the transactions contemplated by this Agreement, the Merger Consideration and any other similarly dependent items shall be equitably adjusted to provide to the holders of shares of Company Common Stock the same economic effect as contemplated by this Agreement prior to such action; provided, however, that nothing in this Section 2.01(b) shall be deemed to authorize or permit the Company to effect any such change that is not otherwise specifically authorized or permitted by this Agreement.

(c)   Treasury Shares. All Treasury Shares shall be canceled automatically and retired at the Effective Time, and no consideration shall be issued in exchange therefor.

(d)   Outstanding Parent Interests. All membership interests of Parent issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding and unaffected by the Merger.

(e)   Outstanding Common Stock of Merger Sub. Each share of common stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into one share of common stock of the Surviving Corporation and shall constitute the only outstanding shares of capital stock of the Surviving Corporation.

(f)   Dissenting Shares. At the Effective Time, each Dissenting Share shall cease to be outstanding, be cancelled without payment of any consideration therefor and shall cease to exist, subject to any rights the holder thereof may have pursuant to Section 2.05 and the TBOC.

SECTION 2.02   Rights as Shareholders; Share Transfers. At the Effective Time, except as set forth in Section 2.05, holders of shares of Company Common Stock shall cease to be, and shall have no rights as, shareholders of the Company, other than (a) to receive any dividend or other distribution with respect to such shares of Company Common Stock with a record date occurring prior to the Effective Time and (b) to receive the consideration provided under this Article II.

SECTION 2.03   Exchange and Payment Procedures.

(a)   Exchange Agent. Prior to the Closing Date, Parent shall appoint a bank or trust company to act as paying and exchange agent reasonably acceptable to the Company (the “Exchange Agent”) for the purpose of exchanging shares of Company Common Stock for the Merger Consideration in accordance with Section 2.01(a). At or prior to the Effective Time, Parent shall deposit or cause to be deposited with the Exchange Agent, in trust for the benefit of the holders of shares of Company Common Stock contemplated by Section 2.01(a), an aggregate amount of cash sufficient to deliver the aggregate amount of the Merger Consideration. All such cash shall hereinafter be referred to as the “Exchange Fund.”

(b)   Payment Procedures.

(i)   Promptly after the Effective Time (but no later than three (3) Business Days after the Effective Time), the Exchange Agent will mail to each holder of record of a certificate representing outstanding shares of Company Common Stock immediately prior to the Effective Time (a “Certificate”) and to each holder of uncertificated shares of Company Common Stock represented by book entry immediately prior to the Effective Time (“Book-Entry Shares”), in each case, whose shares were converted into the right to receive the Merger Consideration pursuant to Section 2.01(a):

(1)   a letter of transmittal, which shall specify that delivery shall be effected, and that risk of loss and title to Certificates or Book-Entry Shares held by such holder will pass, only upon proper delivery of such Certificates or Book-Entry Shares to the Exchange Agent in accordance with the procedures set forth in the letter of transmittal and which shall be in form and substance reasonably satisfactory to Parent and the Company; and

(2)   instructions for use in effecting the surrender of such Certificates or Book-Entry Shares in exchange for the Merger Consideration with respect to such shares;

provided, however, with respect to each holder whose shares cease to be Dissenting Shares following the Effective Time pursuant to Section 2.05, Parent shall instruct the Exchange Agent promptly after the date on which Parent becomes aware that such Dissenting Shares have ceased to be Dissenting Shares to mail to such holder the letter of transmittal and instructions referred to above with respect to such shares.

(ii)   Upon surrender to, and acceptance in accordance with Section 2.03(b)(iii) by, the Exchange Agent of a Certificate or Book-Entry Share together with the letter of transmittal, if applicable, duly completed and validly executed in accordance with the instructions thereto, the holder thereof will be entitled to the Merger Consideration payable in respect of the number of shares of Company Common Stock formerly represented by such Certificate or Book-Entry Share surrendered under this Agreement.

(iii)   The Exchange Agent will accept Certificates or Book-Entry Shares upon compliance with such reasonable terms and conditions as the Exchange Agent may impose to effect an orderly exchange of the Certificates and Book-Entry Shares in accordance with customary exchange practices.

(iv)   From and after the Effective Time, no further transfers may be made on the records of the Company or its transfer agent of Certificates or Book-Entry Shares, and if any Certificate or Book-Entry Share is presented to the Company for transfer, such Certificate or Book-Entry Share shall be canceled against delivery of the Merger Consideration payable in respect of the shares of Company Common Stock represented by such Certificate or Book-Entry Share.

(v)   If any Merger Consideration is to be remitted to a name other than that in which a Certificate or Book-Entry Share is registered, no Merger Consideration may be paid in exchange for such surrendered Certificate or Book-Entry Share unless:

(1)   either (A) the Certificate so surrendered is properly endorsed, with signature guaranteed, or otherwise in proper form for transfer or (B) the Book-Entry Share is properly transferred; and

(2)   the Person requesting such payment shall (A) pay any transfer or other Taxes required by reason of the payment to a Person other than the registered holder of the Certificate or Book-Entry Share or (B) establish to the satisfaction of the Exchange Agent that such Taxes have been paid or are not payable.

(vi)   At any time after the Effective Time until surrendered as contemplated by this Section 2.03, each Certificate or Book-Entry Share shall be deemed to represent only the right to receive upon such surrender the Merger Consideration payable in respect of the shares of Company Common Stock represented by such Certificate or Book-Entry Share as contemplated by Section 2.01(a). No interest will be paid or accrued for the benefit of holders of Certificates or Book-Entry Shares on the Merger Consideration payable in respect of the shares of Company Common Stock represented by Certificates or Book-Entry Shares.

(c)   No Further Ownership Rights in Company Common Stock.

(i)   At the Effective Time, each holder of a Certificate, and each holder of Book-Entry Shares, will cease to have any rights with respect to such shares of Company Common Stock, except, to the extent provided by Section 2.02, for the right to receive the Merger Consideration payable in respect of the shares of Company Common Stock formerly represented by such Certificate or Book-Entry Shares upon surrender of such Certificate or Book-Entry Share in accordance with Section 2.03(b);

(ii)   The Merger Consideration paid upon the surrender or exchange of Certificates or Book-Entry Shares in accordance with this Section 2.03 will be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Company Common Stock formerly represented by such Certificates or Book-Entry Shares.

(d)   Termination of Exchange Fund. The Exchange Agent will deliver to the Surviving Corporation, upon the Surviving Corporation’s demand, any portion of the Exchange Fund (including any interest and other income received by the Exchange Agent in respect of all such funds) which remains undistributed to the former holders of Certificates or Book-Entry Shares upon expiration of the period ending one (1) year after the Effective Time. Thereafter, any former holder of Certificates or Book-Entry Shares prior to the Merger who has not complied with this Section 2.03 prior to such time, may look only to the Surviving Corporation for payment of his, her or its claim for Merger Consideration to which such holder may be entitled.

(e)   No Liability. None of Parent, the Company, the Exchange Agent or the Surviving Corporation shall be liable to any former holder of shares of Company Common Stock for any payment of the Merger Consideration delivered to a public official if required by any applicable abandoned property, escheat or similar Law. Any portion of the Exchange Fund remaining unclaimed by holders of shares of Company Common Stock as of a date that is immediately prior to such time as such amounts would otherwise escheat to or become property of any Governmental Entity will, to the extent not prohibited by applicable Law, become the property of Parent, free and clear of all or any claims or interest of any Person previously entitled thereto.

(f)   Withholding Taxes. Each of Parent, the Surviving Corporation and the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Certificates, Book-Entry Shares, Company Restricted Stock, Company Performance Stock or Company Unpaid Performance Stock such amounts for Taxes as may be required to be deducted and withheld with respect to the making of such payment under applicable Tax Law. Amounts so deducted and withheld shall be promptly paid over to the appropriate taxing authority and shall be treated for all purposes under this Agreement as having been paid to the holder of Certificates, Book-Entry Shares, Company Restricted Stock, Company Performance Stock or Company Unpaid Performance Stock, as applicable, in respect of which such deduction or withholding was made. Parent, the Surviving Corporation or the Exchange Agent, as relevant, shall reasonably cooperate in good faith to establish or obtain any exemption from or reduction in the amount of any withholding that otherwise would be required.

(g)   Waiver. The Surviving Corporation may from time to time, in the case of one or more Persons, waive one or more of the rights provided to it in this Article II to withhold certain payments, deliveries and distributions; and no such waiver shall constitute a waiver of its rights thereafter to withhold any such payment, delivery or distribution in the case of any Person.

(h)   Lost, Stolen or Destroyed Certificates. If any Certificate formerly representing shares of Company Common Stock has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such Person of a bond, in such reasonable and customary amount as Parent may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent shall deliver and pay, in exchange for such lost, stolen or destroyed certificate, the Merger Consideration payable in respect thereof pursuant to this Agreement.

(i)   Investment of Exchange Fund. The Exchange Agent shall invest any cash in the Exchange Fund if and as directed by Parent; provided that such investment shall be in obligations of, or guaranteed by, the United States, in commercial paper obligations of issuers organized under the Law of a state of the United States, rated A-1 or P-1 or better by Moody’s Investors Service, Inc. or Standard & Poor’s Ratings Service, respectively, or in certificates of deposit, bank repurchase agreements or bankers’ acceptances of commercial banks with capital exceeding $10,000,000,000, or in mutual funds investing in such assets. Any interest and other income resulting from such investments shall be paid to, and be the property of, Parent. No investment losses resulting from the Exchange Fund shall diminish the rights of any holders of shares of Company Common Stock, Company Restricted Stock, Company Performance Stock or Company Unpaid Performance Stock to receive the Merger Consideration or any other payment as provided herein. To the extent there are losses with respect to such investments or the Exchange Fund diminishes for any other reason below the level required to make prompt cash payment of the aggregate funds required to be paid pursuant to the terms hereof, Parent shall reasonably promptly replace or restore the cash in the Exchange Fund so as to ensure that the Exchange Fund is at all times maintained at a level sufficient to make such cash payments.

SECTION 2.04   Equity Awards. At or prior to the Effective Time, the Company shall take such actions as are necessary (including obtaining any resolutions of the Company Board or, if appropriate, any committee thereof administering the Company Stock Plan) to effect the following:

(a)   Company Restricted Stock. Immediately prior to the Effective Time, each share of Company Restricted Stock that is outstanding and unvested immediately prior to the Effective Time shall be cancelled as of the Effective Time and converted into a vested right to receive cash in an amount equal to the Merger Consideration, subject to any withholding Taxes required by Law to be withheld in accordance with Section 2.03(f). In each case, payment with respect to any Company Restricted Stock shall be made within five (5) Business Days after the Closing Date.

(b)   Company Unpaid Performance Stock. Immediately prior to the Effective Time, each share of Company Unpaid Performance Stock that is unvested immediately prior to the Effective Time shall be cancelled as of the Effective Time and converted into a vested right to receive cash in an amount equal to the Merger Consideration, with the number of vested shares of Company Unpaid Performance Stock to be the number determined in accordance with the performance criteria as provided in the applicable award agreement, subject to any withholding Taxes required by Law to be withheld in accordance with Section 2.03(f). In each case, payment with respect to any Company Unpaid Performance Stock shall be made within five (5) Business Days after the Closing Date.

(c)   Company Performance Stock. Immediately prior to the Effective Time, each share of Company Performance Stock that is unvested immediately prior to the Effective Time shall be cancelled as of the Effective Time and converted into a vested right to receive cash in an amount equal to the Merger Consideration, with the number of vested shares of Company Performance Stock to be the greater of (1) the number determined in accordance with the performance criteria as otherwise provided in the applicable award agreement and as if the performance period ended as of the last Business Day immediately preceding the Closing Date and (2) the target award as provided in the applicable award agreement, subject to any withholding Taxes required by Law to be withheld in accordance with Section 2.03(f). In each case, payment with respect to any Company Performance Stock shall be made within five (5) Business Days after the Closing Date.

(d)   Termination of Company Stock Plan. Effective as of the Effective Time, the Company Stock Plan shall be terminated and no further shares of Company Restricted Stock or Company Performance Stock shall be granted thereunder.

SECTION 2.05   Dissenting Shares. Notwithstanding anything to the contrary contained in this Agreement, any shares of Company Common Stock that are issued and outstanding immediately prior to the Effective Time and which are held by holders who shall have complied with the provisions of Chapter 10, Subchapter H of the TBOC prior to the Effective Time (the “Dissenting Shares”) shall not be converted into the right to receive the Merger Consideration in accordance with this Article II, and holders of such Dissenting Shares shall be entitled to only those rights and remedies set forth in Chapter 10, Subchapter H of the TBOC; provided, however, in the event the applicable holder fails to comply with the provisions of Chapter 10, Subchapter H of the TBOC or effectively withdraws or otherwise loses such holder’s rights or remedies under Chapter 10, Subchapter H of the TBOC, such Dissenting Shares shall thereupon be treated as if they had been converted at the Effective Time into the right to receive the Merger Consideration in accordance with this Article II. The Company shall give Parent prompt notice of any written demands for appraisal of shares of the Company Common Stock received by the Company under Chapter 10, Subchapter H of the TBOC, and shall give Parent the opportunity to devise and implement strategy for, and participate in, all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of Parent, schedule any meeting or make any payment with respect to any such demands for appraisal or offer to settle or settle any such demands.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except (a) as set forth in the Company Reports publicly available and filed with or furnished to the SEC from January 1, 2017 to the date of this Agreement (excluding any disclosures of factors or risks contained or references therein under the captions “Risk Factors” or “Forward-Looking Statements” and any other statements that are predictive, cautionary or forward-looking in nature (provided, however, that any disclosure in any such Company Report shall not qualify the representations and warranties in Section 3.01, Section 3.03, Section 3.04, Section 3.05, Section 3.15(a), Section 3.19(a), Section 3.20 and Section 3.21 and in the first sentence of each of Section 3.09(a) and Section 3.17(a))) or (b) subject to Section 9.04(k), as set forth in the corresponding section of the disclosure letter delivered by the Company to Parent concurrently with the execution and delivery by the Company of this Agreement (the “Company Disclosure Letter”), the Company represents and warrants to Parent and Merger Sub as follows:

SECTION 3.01   Organization, Standing and Power. The Company is duly organized, validly existing and in active status or good standing, as applicable, under the Laws of the State of Texas. The Company has all requisite entity power and authority to enable it to own, operate, lease or otherwise hold its properties and assets and to conduct its businesses as presently conducted, except where the failure to have such power or authority would not have or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company is duly qualified or licensed to do business and in good standing in New Mexico and in each jurisdiction where the nature of its business or the ownership, operation or leasing of its properties make such qualification necessary, except in any such jurisdiction (other than New Mexico) where the failure to be so qualified or licensed would not have or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company has made available to Parent true and complete copies of the amended and restated articles of incorporation of the Company in effect as of the date of this Agreement (the “Company Articles”) and the amended and restated bylaws of the Company in effect as of the date of this Agreement (the “Company Bylaws”).

SECTION 3.02   No Subsidiaries. The Company has no Subsidiaries and does not own any capital stock or voting securities of, or other equity interests in, any Person. The Company is not a party to any Contract with respect to the formation of any Subsidiary or the acquisition by the Company of any capital stock or voting securities of, or other equity interests in, any Person.

SECTION 3.03   Capital Structure.

(a)   The authorized capital stock of the Company consists of 102,000,000 shares of which 100,000,000 shares is Company Common Stock, no par value and 2,000,000 shares is preferred stock, no par value (the “Preferred Stock”). At the close of business on May 31, 2019, (i) 64,281,761 shares of Company Common Stock were issued and outstanding, (ii) no shares of Preferred Stock were issued and outstanding, (iii) 23,666,005 shares of Company Common Stock were held by the Company in its treasury, (iv) Company Restricted Stock with respect to an aggregate of 146,927 shares of Company Common Stock were issued and outstanding, (v) Company Performance Stock with respect to an aggregate of 139,389 shares of Company Common Stock based on achievement of applicable performance criteria at target level were granted, (vi) Company Unpaid Performance Stock with respect to an aggregate of zero shares of Company Common Stock based on achievement of applicable performance criteria at actual results were granted and (vii) Company Performance Stock with respect to an aggregate of 278,778 shares of Company Common Stock based on achievement of applicable performance criteria at maximum level were granted. At the close of business on May 31, 2019, an aggregate of 1,172,313 shares of Company Common Stock were available for issuance pursuant to the Company Stock Plan.

(b)   All outstanding shares of Company Common Stock are, and all shares of Company Common Stock that may be issued upon the settlement of Company Restricted Stock, Company Performance Stock, and Company Unpaid Performance Stock will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to, or issued in violation of, any preemptive or similar right. Except as set forth in this Section 3.03 or as set forth in Section 3.03 or Section 5.01(a)(v) of the Company Disclosure Letter, there are not issued, reserved for issuance or outstanding, and there are not any outstanding obligations of the Company to issue, deliver or sell, or cause to be issued, delivered or sold, (i) any capital stock of the Company or any securities of the Company convertible into or exchangeable or exercisable for shares of capital stock or voting securities of, or other equity interests in, the Company or (ii) any warrants, calls, options, “phantom” equity rights, equity appreciation rights, profit participation rights, equity-based performance units, commitments, Contracts, arrangements or undertakings of any kind, or other rights to acquire from the Company, or any security convertible or exercisable for or exchangeable into any capital stock of or other equity interest in, the Company or any Company Voting Debt, or any interests based on the value of equity interests in the Company, or any other obligation of the Company to issue, deliver or sell, or cause to be issued, delivered or sold, any capital stock or voting securities of, or other equity interests in, the Company (the foregoing clauses (i) and (ii), collectively, “Equity Securities”). Except pursuant to the Company Stock Plan, there are not any outstanding obligations of the Company to repurchase, redeem or otherwise acquire any Equity Securities. There is no outstanding Indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which shareholders of the Company may vote (“Company Voting Debt”). There are no proxies, voting trusts or other agreements or understandings to which the Company is a party to or is bound with respect to the voting or registration of any capital stock or voting securities of, or other equity interests in, the Company.

SECTION 3.04   Authority; Execution and Delivery; Enforceability. The Company has all requisite corporate power and authority to execute and deliver this Agreement, to perform its covenants and agreements hereunder and to consummate the transactions contemplated hereby, including the Merger, subject, in the case of the Merger, to the receipt of the Company Shareholder Approval. The Company Board has unanimously adopted resolutions, at a meeting duly called at which a quorum of directors of the Company was present, (a) determining that it is in the best interests of the Company and its shareholders, and declaring it advisable, for the Company to enter into this Agreement, (b) adopting this Agreement and approving the Company’s execution, delivery and performance of this Agreement and the consummation of the transactions contemplated thereby, and (c) resolving to recommend that the Company’s shareholders approve this Agreement (the “Company Board Recommendation”) and directing that this Agreement be submitted to the Company’s shareholders for approval at a duly held meeting of such shareholders for such purpose (the “Company Shareholders Meeting”). Such resolutions have not been amended or withdrawn as of the date of this Agreement. Except for (i) the approval of this Agreement by the affirmative vote of the holders of shares of Company Common Stock of at least two-thirds of all of the outstanding shares of Company Common Stock entitled to vote at the Company Shareholders Meeting (the “Company Shareholder Approval”) and (ii) the filing of the Certificate of Merger as required by the TBOC, no other vote or corporate proceedings on the part of the Company or its shareholders are necessary to authorize, adopt or approve this Agreement or to consummate the transactions contemplated hereby, including the Merger. The Company has duly executed and delivered this Agreement and, assuming the due authorization, execution and delivery by Parent and Merger Sub, this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject in all respects to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other Laws relating to or affecting creditors’ rights generally and general equitable principles (whether considered in a proceeding in equity or at law) (the “Bankruptcy and Equity Exceptions”).

SECTION 3.05   No Conflicts; Consents.

(a)   The execution and delivery by the Company of this Agreement does not, and the performance by the Company of its covenants and agreements hereunder and the consummation of the transactions contemplated hereby, including the Merger, will not, (i) subject, solely with respect to the consummation of the transactions contemplated hereby, to obtaining the Company Shareholder Approval, conflict with, or result in any violation of any provision of, the Company Articles or the Company Bylaws, (ii) subject to obtaining the Consents set forth in Section 3.05(a)(ii) of the Company Disclosure Letter (the “Company Required Consents”), conflict with, result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a benefit under, or result in the creation of any pledges, liens, charges, mortgages, encumbrances and security interests of any kind or nature whatsoever (collectively, “Liens”) upon any of the properties or assets of the Company pursuant to, any Contract to which the Company is a party or by which any of its properties or assets are bound or any Permit applicable to the business of the Company or (iii) subject to obtaining the Company Shareholder Approval and the Consents referred to in Section 3.05(b) and making the Filings referred to in Section 3.05(b), conflict with, or result in any violation of any provision of, any Judgment or Law, in each case, applicable to the Company or its properties or assets, except for, in the case of the foregoing clauses (ii) and (iii), any matter that would not have or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect and would not prevent or materially impede, interfere with or delay the consummation of the transactions contemplated hereby, including the Merger.

(b)   No consent, waiver or Permit (“Consent”) of or from, or registration, declaration, notice, submission or filing (“Filing”) made to or with, any Governmental Entity is required to be obtained or made by the Company or any Affiliate of the Company in connection with the Company’s execution and delivery of this Agreement or its performance of its covenants and agreements hereunder or the consummation of the transactions contemplated hereby, including the Merger, except for the following:

(i)   (A) the filing with the Securities and Exchange Commission (the “SEC”), in preliminary and definitive form, of the Proxy Statement and (B) the filing with the SEC of such reports under, and such other compliance with, the Securities Exchange Act of 1934, as amended (together with the rules and regulations of the SEC promulgated thereunder, the “Exchange Act”), or the Securities Act of 1933, as amended (together with the rules and regulations of the SEC promulgated thereunder, the “Securities Act”), in each case as may be required in connection with this Agreement or the Merger;

(ii)   compliance with, Filings under and the expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the “HSR Act”);

(iii)   the filing of the Certificate of Merger with the Secretary of State of the State of Texas and appropriate documents with the relevant authorities of the other jurisdictions in which the Company is qualified to do business;

(iv)   (A) the Filings with, and the Consent of, the Federal Energy Regulatory Commission (the “FERC”) under Section 203 of the Federal Power Act (the “FPA”), (B) the Filings with, and the Consent of, the U.S. Nuclear Regulatory Commission (the “NRC”), (C) the Filings with, and the Consents of, the Governmental Entities set forth in Section 3.05(b)(iv)(C) of the Company Disclosure Letter, (D) the other Filings and Consents set forth in Section 3.05(b)(iv)(D) of the Company Disclosure Letter and (E) the other Filings and Consents set forth in Section 3.05(b)(iv)(E) of the Company Disclosure Letter (the Filings and Consents set forth in the Section 3.05(b)(iv)(E) of the Company Disclosure Letter, collectively, the “Additional Approvals”, and the Filings and Consents set forth in Section 3.05(b)(ii) and this Section 3.05(b)(iv), collectively, the “Company Required Approvals”);

(v)   the Company Required Consents, as applicable;

(vi)   compliance with and filings required under the rules and regulations of the NYSE;

(vii)   such Filings and Consents as are required to be made or obtained under state or federal property transfer Laws or Environmental Laws as set forth in Section 3.05(b)(vii) of the Company Disclosure Letter; and

(viii)   such other Filings and Consents the failure of which to make or obtain would not have or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect and would not prevent or materially impede, interfere with or delay the consummation of the Merger.

SECTION 3.06   Company Reports; Financial Statements.

(a)   The Company has furnished or filed all reports, schedules, forms, statements and other documents (including exhibits and other information incorporated therein) required to be furnished or filed by the Company with the SEC since January 1, 2017 (such documents, together with all exhibits, financial statements, including the Company Financial Statements, and schedules thereto and all information incorporated therein by reference, but excluding the Proxy Statement, being collectively referred to as the “Company Reports”). Each Company Report (i) at the time furnished or filed, complied in all material respects with the applicable requirements of the Exchange Act, the Securities Act or the Sarbanes-Oxley Act of 2002 (including the rules and regulations promulgated thereunder), as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Company Report and (ii) did not at the time it was filed (or if amended or superseded by a filing or amendment prior to the date of this Agreement, then at the time of such filing or amendment) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that no representation is made as to the accuracy of any financial projections or forward-looking statements. Each of the financial statements of the Company included in the Company Reports (the “Company Financial Statements”) complied at the time it was filed as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, was prepared in accordance with United States generally accepted accounting principles (“GAAP”) (except, in the case of unaudited quarterly financial statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods and as of the dates involved (except as may be indicated in the notes thereto) and fairly presents in all material respects, in accordance with GAAP, the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods shown (subject, in the case of unaudited quarterly financial statements, to normal year-end audit adjustments and any other adjustments stated therein or in the notes thereto). (i) To the Knowledge of the Company, none of the Company Reports is the subject of ongoing SEC review or an outstanding SEC investigation and (ii) there are no outstanding or unresolved comments received from the SEC with respect to any of the Company Reports, or any resolved comments received from the SEC that have not yet been reflected in the Company Reports.

(b)   The Company does not have any liability of any nature that is required by GAAP to be set forth on a balance sheet of the Company, except liabilities (i) reflected or reserved against in the most recent balance sheet (including the notes thereto) of the Company included in the Company Reports filed prior to the date hereof, (ii) incurred in the ordinary course of business after December 31, 2018, (iii) incurred in connection with the Merger or any other transaction or agreement contemplated by this Agreement or (iv) that have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(c)   The Company maintains a system of “internal control over financial reporting” (as defined in Rule 13a-15(f) or 15d-15(f), as applicable, under the Exchange Act). Such internal control over financial reporting is effective in providing reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP in all material respects. The Company maintains “disclosure controls and procedures” required by Rule 13a-15(e) or 15d-15(e) under the Exchange Act that are effective in all material respects to ensure that information required to be disclosed by the Company in the reports it files or furnishes under the Exchange Act is recorded, processed, summarized and reported on a timely basis to the individuals responsible for the preparation of the Company’s filings with the SEC and other public disclosure documents. The Company has disclosed, based on its most recent evaluation prior to the date of this Agreement, to the Company’s outside auditors and the audit committee of the Company Board (i) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting (as defined in Rule 13a-15(f) under the Exchange Act) that are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and (ii) any fraud, known to the Company, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting, and each such deficiency, weakness of fraud so disclosed, if any, has been disclosed to Parent in writing prior to the date of this Agreement.

(d)   At all applicable times, the Company has complied in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations thereunder, as amended from time to time. The shares of Company Common Stock are listed on the NYSE, and, at all applicable times, the Company has complied in all material respects with the applicable listing and corporate governance requirements of the NYSE.

SECTION 3.07   Absence of Certain Changes or Events.

(a)   From January 1, 2019 to the date of this Agreement, the Company has conducted its business in the ordinary course of business in all material respects.

(b)   From January 1, 2019 to the date of this Agreement, there has not occurred any fact, circumstance, effect, change, event or development that has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

SECTION 3.08   Taxes.

(a)   (i) The Company has timely filed, taking into account all valid extensions, all material Tax Returns required to have been filed and such Tax Returns are true, accurate and complete in all material respects, and (ii) all material Taxes have been timely paid in full (whether or not shown or required to be shown as due on any Tax Return) except for Taxes that are being contested in good faith or that have been adequately provided for, in accordance with GAAP, in the Company Financial Statements.

(b)   All material Tax withholding and deposit requirements imposed on or with respect to the Company have been satisfied.

(c)   (i) No audit, examination, investigation or other proceeding is pending with, or has been threatened in writing by, any Governmental Entity with respect to any material amount of unpaid Taxes asserted against the Company, in each case which have not been fully paid or settled, and (ii) the Company has not granted any waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any material Tax which has not yet expired (excluding extensions of time to file Tax Returns obtained in the ordinary course).

(d)   (i) The Company did not have any liabilities for material unpaid Taxes as of the date of the latest balance sheet included in the Company Financial Statements that had not been accrued or reserved on such balance sheet in accordance with GAAP, and (ii) the Company has not incurred any material liability for Taxes since the date of the latest balance sheet included in the Company Financial Statements except in the ordinary course of business.

(e)   The Company does not have any liability for material Taxes of any Person arising from the application of Treasury Regulations Section 1.1502-6 or any analogous provision of state, local or foreign Law, as a transferee or successor or by contract.

(f)   The Company is not a party to or is otherwise bound by any Tax sharing, allocation or indemnification agreement or arrangement, except for such an agreement or arrangement (i) with customers, vendors, lessors or other third parties entered into in the ordinary course of business and not primarily related to Taxes or (ii) that as of the Closing Date will be terminated without any further payments being required to be made.

(g)   Within the past three (3) years, the Company has not been a “distributing corporation” or a “controlled corporation” in a distribution intended to qualify for tax-free treatment under Section 355 of the Code.

(h)   The Company has not participated in any “listed transaction” as defined in Treasury Regulations Section 1.6011-4(b)(2) or Treasury Regulations Section 301.6111-2(b) in any Tax year for which the statute of limitations has not expired.

(i)   There are no Liens on any of the assets of the Company that arose in connection with any failure (or alleged failure) to pay any material Tax (excluding Taxes that are being contested in good faith for which adequate reserves have been provided in accordance with GAAP).

(j)   The Company does not have any material Tax rulings, requests for rulings, closing agreements or other similar agreements in effect or filed with any Governmental Entity.

(k)   The Company will not be required to include any material item of income in, or exclude any material item of deduction from, taxable income for a taxable period ending after the Closing Date as a result of any (i) adjustment pursuant to Section 481 of the Code (or any analogous provision of state, local or foreign Law) for a taxable period on or before the Closing Date, (ii) “closing agreement” as described in Section 7121 of the Code (or any analogous provision of state, local or foreign Law) executed on or prior to the Closing Date, (iii) installment sale, intercompany transaction or open transaction disposition made on or prior to the Closing Date, (iv) prepaid amount received on or prior to the Closing Date, or (v) election by the Company under Section 108(i) of the Code (or any similar provision of state, local or foreign Law).

(l)   Except to the extent Section 3.09 relates to Taxes, the representations and warranties contained in this Section 3.08 are the sole and exclusive representations and warranties of the Company relating to Taxes, and no other representation or warranty of the Company contained herein shall be construed to relate to Taxes.

SECTION 3.09   Employee Benefits.

(a)   Section 3.09(a) of the Company Disclosure Letter sets forth a complete and accurate list, as of the date of this Agreement, of each material Company Benefit Plan and each material Company Benefit Agreement.

(b)   With respect to each material Company Benefit Plan and material Company Benefit Agreement, the Company has made available to Parent, to the extent applicable, complete and accurate copies of (i) the governing document (or, if such arrangement is not in writing, a written description of the material terms thereof), including any amendment thereto and any summary plan description thereof, (ii) each trust, insurance, annuity or other funding Contract related thereto, (iii) the most recent audited financial statement and actuarial or other valuation report prepared with respect thereto, (iv) the most recent annual report on Form 5500 required to be filed with the Internal Revenue Service (the “IRS”) with respect thereto and (v) the most recently received IRS determination letter or, if applicable, current IRS opinion or advisory letter (as to qualified plan status). No Company Benefit Plan or Company Benefit Agreement is maintained outside the jurisdiction of the United States or covers any Company Personnel residing or working outside of the United States.

(c)   Except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect, (i) each Company Benefit Plan and each Company Benefit Agreement has been maintained in compliance with its terms and with the requirements prescribed by ERISA, the Code and all other applicable Laws, (ii) there are no pending or, to the Knowledge of the Company, threatened proceedings or claims against any Company Benefit Plan or Company Benefit Agreement or any fiduciary thereof, or the Company with respect to any Company Benefit Plan or Company Benefit Agreement and (iii) all contributions, reimbursements, premium payments and other payments required to be made by the Company or any Company Commonly Controlled Entity to any Company Benefit Plan or Company Benefit Agreement have been made on or before their applicable due dates. Except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect, neither the Company nor any Company Commonly Controlled Entity has engaged in, and to the Knowledge of the Company, there has not been, any non-exempt transaction prohibited by ERISA or by Section 4975 of the Code with respect to any Company Benefit Plan or Company Benefit Agreement or their related trusts that would reasonably be expected to result in a liability of the Company or a Company Commonly Controlled Entity. No Company Benefit Plan or Company Benefit Agreement is under audit or is the subject of a material administrative proceeding by the IRS, the Department of Labor, or any other Governmental Entity, nor is any such audit or other material administrative proceeding, to the Knowledge of the Company, threatened.

(d)   Section 3.09(d)(i) of the Company Disclosure Letter sets forth each Company Benefit Plan and Company Benefit Agreement that is subject to Section 302 or Title IV of ERISA or Section 412, 430 or 4971 of the Code. Except as provided in Section 3.09(d)(ii) of the Company Disclosure Letter, no Company Benefit Plan or Company Benefit Agreement is a Multiemployer Plan and neither the Company nor any Company Commonly Controlled Entity has contributed to or been obligated to contribute to any such plan within the six years preceding this Agreement. Except for matters that have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, neither the Company nor any Company Commonly Controlled Entity has incurred any Controlled Group Liability (as defined below) that has not been satisfied in full nor do any circumstances exist that could reasonably be expected to give rise to any Controlled Group Liability (except for the payment of premiums to the Pension Benefit Guaranty Corporation). For the purposes of this Agreement, “Controlled Group Liability” means any and all liabilities (i) under Title IV of ERISA, (ii) under Section 302 of ERISA, (iii) under Sections 412, 430 and 4971 of the Code or (iv) as a result of the failure to comply with the continuation of coverage requirements of Section 601 et seq. of ERISA and Section 4980B of the Code.

(e)   Each Company Benefit Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and such plan has received a currently effective favorable determination letter or, if applicable, current opinion or advisory letter to that effect from the IRS.

(f)   In connection with the consummation of the Merger, no payments of money or property, acceleration of benefits, or provisions of other rights have or will be made hereunder or under the Company Benefit Plans or Company Benefit Agreement which, in the aggregate, would or would be reasonably likely to result in imposition of the sanctions imposed under Sections 280G and 4999 of the Code, whether or not some other action or event would be required to cause such payment, acceleration or provision to be triggered. No Person is entitled to receive any additional payment (including any tax gross-up or other payment) from the Company as a result of the imposition of Taxes required by Section 4999 of the Code.

(g)   The consummation of the transactions contemplated by this Agreement, whether alone or together with any other event, will not entitle any Company Personnel to any payment or benefit or accelerate the time of payment or vesting of or increase the amount of compensation or benefits due any Company Personnel.

(h)   No Company Benefit Plan or Company Benefit Agreement that is a “welfare benefit plan” within the meaning of ERISA provides benefits in respect of Company Personnel beyond their retirement or other termination of service, other than coverage mandated solely by applicable Law.

(i)   The representations and warranties contained in this Section 3.09 are the sole and exclusive representations and warranties of the Company relating to Company Benefit Plans or Company Benefit Agreements (including their compliance with any applicable Law) or ERISA, and no other representation or warranty of the Company contained herein shall be construed to relate to Company Benefit Plans or Company Benefit Agreements (including their compliance with any applicable Law) or ERISA.

SECTION 3.10   Labor and Employment Matters. Except for the Company Union Contracts, the Company is not a party to, or bound by, or in the process of negotiating, any collective bargaining agreement or similar labor union Contract with respect to any of its employees. Except for employees covered by a Company Union Contract, no employees of the Company are represented by any other labor union with respect to their employment with the Company. There are no labor union representation or certification proceedings with respect to employees of the Company pending or threatened in writing to be brought or filed with the National Labor Relations Board, and there are no, and since January 1, 2017 there have been no, labor union organizing activities with respect to any employees of the Company. Since January 1, 2017, there have been no labor union strikes, slowdowns, work stoppages or lockouts or other material labor disputes pending or threatened in writing against or affecting the Company. Except as would not have or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, since January 1, 2017, the Company has complied and is in compliance with all Company Union Contracts and applicable Laws pertaining to employment or labor matters, including but not limited to all laws relating to labor relations, unfair labor practices, equal employment opportunities, fair employment practices, employment discrimination, harassment, retaliation, reasonable accommodation, disability rights or benefits, immigration, wages, hours, overtime compensation, employee classification, child labor, hiring, promotion and termination of employees, working conditions, meal and break periods, privacy, health and safety, workers’ compensation, leaves of absence, paid sick leave, whistleblowing, and unemployment insurance. Since January 1, 2017, the Company has not engaged in any action that will require any notifications under the Workers Adjustment and Retraining Notification Act and comparable local, state, and federal Laws (the “WARN Act”). Except as would not, or would not reasonably be expected to, individually or in the aggregate, result in material liability to the Company, there are no Claims or investigations pending or, to the Knowledge of the Company, threatened by or on behalf of any employee of the Company, that relate to employment or labor matters. Except as would not have or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, all employees of the Company classified as exempt under the Fair Labor Standards Act and state and local wage and hour laws are properly classified as exempt.

SECTION 3.11   Litigation. There is no Claim before any Governmental Entity pending or, to the Knowledge of the Company, threatened against the Company that has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect or that would reasonably be expected to prevent or materially delay the ability of the Company to consummate the Merger by the End Date. There is no Judgment outstanding against or, to the Knowledge of the Company, investigation by any Governmental Entity of the Company or any of its properties or assets that has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. This Section 3.11 does not relate to Taxes; Company Benefit Plans or Company Benefit Agreements (including their compliance with any applicable Law) or ERISA; Environmental Permits, Environmental Laws, Environmental Claims, Releases, Hazardous Materials or other environmental matters; or Intellectual Property, which are addressed in Sections 3.08, 3.09, 3.14 and 3.17, respectively.

SECTION 3.12   Compliance with Applicable Laws; Permits. Except as would not have or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (a) the Company is, and at all times since January 1, 2017, has been, in compliance with all applicable Laws (including Anti-Corruption Laws) and all Permits applicable to the business and operations of the Company, and (b) the Company holds, and is in compliance with, all Permits required by Law for the conduct of its business as it is now being conducted. Since January 1, 2017, the Company has not received any written notice or notification, or to the Knowledge of the Company, any other communication from any Governmental Entity regarding any actual or possible violation of, or failure to comply with, any applicable Law, except where such violations or non-compliance would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, all Permits held by the Company are valid and in full force and effect. No suspension, cancellation, non-renewal, or adverse modifications of any Permits of the Company is pending or, to the Knowledge of the Company, threatened, except for any such suspension or cancellation which would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. None of the Company, or, to the Knowledge of the Company, its directors, officers, employees, agents or representatives: (i) is a Designated Person, (ii) is a Person that is owned or controlled by a Designated Person; (iii) is located, organized or resident in a Sanctioned Country; or (iv) has or is now, in connection with the business of the Company, engaged in, any dealings or transactions (A) with any Designated Person, (B) in any Sanctioned Country, or (C) otherwise in material violation of Sanctions. For at least the previous five (5) years, the Company has maintained and implemented policies, procedures and controls to ensure compliance with all Anti-Corruption Laws applicable to the Company. This Section 3.12 does not relate to Taxes; Company Benefit Plans or Company Benefit Agreements (including their compliance with any applicable Law) or ERISA; Environmental Permits, Environmental Laws, Environmental Claims, Releases, Hazardous Materials or other environmental matters; or Intellectual Property, which are addressed in Sections 3.08, 3.09, 3.14 and 3.17, respectively.

SECTION 3.13   Takeover Statutes. Assuming the accuracy of Section 4.09, the Company Board has taken all actions necessary to render inapplicable to this Agreement, the Merger and the other transactions contemplated hereby all applicable state anti-takeover statutes or regulations and all takeover-related provisions set forth in the Company Articles or Company Bylaws, including Section 21.606 of the TBOC, in each case to the extent, if any, such restrictions would otherwise be applicable to this Agreement, the Merger and the other transactions contemplated hereby. Subject to the foregoing, and assuming the accuracy of Section 4.09, no “business combination,” “control share acquisition,” “fair price,” “moratorium” or other anti-takeover Law (each, a “Takeover Statute”) or any similar anti-takeover provision in the Company Articles or Company Bylaws applies or purports to apply to this Agreement or the transactions contemplated hereby.

SECTION 3.14   Environmental Matters.

(a)   Except for matters that have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect:

(i)   the Company is and at all times since January 1, 2016, has been, in compliance with all Environmental Laws, and, except for matters that have been fully resolved, the Company has not received any written communication from a Governmental Entity or other Person that alleges that the Company is in violation of any Environmental Law or any Permit issued pursuant to Environmental Law (an “Environmental Permit”);

(ii)   with respect to all Environmental Permits necessary to conduct the operations of the Company as currently conducted, (1) the Company has obtained, or has filed timely applications for, all such Environmental Permits, (2) all such Environmental Permits are valid and in good standing, (3) the

Company has not received notice from any Governmental Entity seeking to modify, revoke or terminate, any such Environmental Permits, (4) no appeal nor any other action is pending to terminate, revoke or modify any such Environmental Permits and (5) no such Environmental Permits will be subject to substantial modification, termination or revocation as a result of the transactions contemplated by this Agreement, and to the Knowledge of the Company, there are no facts, circumstances or conditions that could reasonably be expected to result in any such Environmental Claims;

(iii)   the Company is not subject to any Judgment pursuant to Environmental Law or with respect to Hazardous Materials;

(iv)   there are no Environmental Claims pending or, to the Knowledge of the Company, threatened in writing against the Company that have not been fully and finally resolved;

(v)   to the Knowledge of the Company, there are and have been no Releases of any Hazardous Materials on, at, under or from any property currently or formerly owned, leased or operated by the Company that would reasonably be expected to form the basis of any Environmental Claim against the Company;

(vi)   the Company has not transported or arranged for the transportation of any Hazardous Materials generated by the Company to any location which is listed on the National Priorities List under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or on any similar state list, or which is the subject of federal, state or local enforcement actions or other investigations that would reasonably be expected to form the basis of any Environmental Claim against the Company; and

(vii)   the Company has not assumed, retained or agreed to provide indemnification by Contract with respect to any liabilities of any other Person pursuant to Environmental Laws, except as set forth in any Contracts with a Governmental Entity.

(b)   The representations and warranties contained in this Section 3.14 are the sole and exclusive representations and warranties of the Company relating to Environmental Permits, Environmental Laws, Environmental Claims, Releases, Hazardous Materials or other environmental matters, and no other representation or warranty of the Company contained herein shall be construed to relate to Environmental Permits, Environmental Laws, Environmental Claims, Releases, Hazardous Materials or other environmental matters.

SECTION 3.15   Contracts.

(a)   Except for the Contracts filed as exhibits to any Company Report, or set forth in Section 3.15(a) of the Company Disclosure Letter, as of the date hereof, the Company is not a party to, and none of its properties or assets is bound by any of the following categories of Contracts (each such Contract required to be filed as an exhibit to any Company Report or listed in Section 3.15(a) of the Company Disclosure Letter, a “Company Contract”):

(i)   any Contract required to be filed by the Company as a “material contract” pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act that has not been so filed;

(ii)   any Contract to which the Company is a party that (a) restricts the ability of the Company to engage in or compete in any business in any manner that is material to the Company, (b) requires the Company to conduct any business on a “most favored nations” basis with any third party that restricts in any material respect the business of the Company, or (c) provides for “exclusivity,” rights of first refusal or offer or any similar requirement or right in favor of any third party that restricts in any material respect the business of the Company;

(iii)   any Contract to which the Company is a party that provides for payments to or from the Company in excess of $50,000,000 in the aggregate after the date of this Agreement (other than (A) Contracts for transportation or storage of gas, transportation of coal, transmission of electric energy, capacity or ancillary services sales, (B) Contracts for future purchases, exchange or sales of gas, coal, oil or electric energy and (C) financial derivative interest rate hedges);

(iv)   any Contract creating, guaranteeing or securing Indebtedness for borrowed money of the Company in excess of $25,000,000;

(v)   any material Contract with respect to the creation, formation, governance or control of any material partnerships, joint ventures or joint ownership arrangements with third parties;

(vi)   any Contract that (A) relates to the acquisition of assets (other than in the ordinary course of business) or capital stock or other securities (by merger, capital contribution or otherwise) of any Person after the date of this Agreement with a total consideration of more than $25,000,000 in the aggregate, (B) relates to the disposition (other than in the ordinary course of business) after the date of this Agreement, directly or indirectly, of assets of the Company with a total consideration of more than $25,000,000 in the aggregate or any capital stock or other securities (by merger, capital contribution or otherwise) of the Company or (C) contains a put, call, right of first refusal or similar right pursuant to which the Company could be required to purchase or sell, as applicable, any of the foregoing;

(vii)   any Contract that requires the Company to make any advance, loan or commitment therefor or provide any credit support for or any capital contribution to, or other investment in, any Person (other than the Company) in excess of $25,000,000;

(viii)   any Contract that otherwise limits or restricts the payment or dividends or distributions in respect of the capital stock or equity interests of the Company;

(ix)   any Contract entered into since January 1, 2017 that relates to the sale, transfer or other disposition of a business or assets by the Company pursuant to which the Company has any continuing indemnification, guarantee, “earnout” or other contingent, deferred or fixed payment obligations that would reasonably be expected to result in aggregate payments in excess of $25,000,000;

(x)   any Contract with a term exceeding one (1) year after the date of this Agreement for future purchases, exchange or sales of gas, oil or electric energy in excess of $50,000,000 in the aggregate after the date of this Agreement;

(xi)   any Contract with a term exceeding one (1) year after the date of this Agreement for future thermal energy sales, transmission of electric energy, capacity or ancillary services sales in excess of $100,000,000 in the aggregate after the date of this Agreement;

(xii)   any Contract with a Governmental Entity, other than any Contract relating to real property or franchise agreements, that provides for payments to or from the Company in excess of $25,000,000;

(xiii)   any Company Union Contract;

(xiv)   any material Contract relating to the Palo Verde Generating Station; and

(xv)   any Contract with a term exceeding one (1) year after the date of this Agreement which is a financial derivative interest rate hedge with a value in excess of $10,000,000.

(b)   Except as would not have or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) each Company Contract is a valid, binding and legally enforceable obligation of the Company and, to the Knowledge of the Company, of the other parties thereto, subject in all respects to the Bankruptcy and Equity Exceptions, (ii) each such Company Contract is in full force and effect with respect to the Company and, to the Knowledge of the Company, with respect to the other parties thereto and (iii) as of the date hereof, the Company is not (with or without notice or lapse of time, or both) in breach or default under any such Company Contract and, to the Knowledge of the Company, no other party to any such Company Contract is (with or without notice or lapse of time, or both) in breach or default thereunder. The Company has not received written notice of (x) any violation or default under any Company Contract or (y) any termination or threatened termination of any Company Contract, except for violations, defaults or terminations that would not have or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company has made available to Parent true and complete copies of each Company Contract (including, for the avoidance of doubt, all material amendments, modifications, extensions, or renewals with respect thereto).

SECTION 3.16   Property. Except as would not have or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company has either good fee title or valid leasehold, easement or other real property rights, to the land, buildings, wires, pipes, structures and other improvements thereon and fixtures thereto necessary to permit it to conduct its business as and where currently conducted. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect and except as may be limited by the Bankruptcy and Equity Exceptions, (a) all leases, easements or other agreements under which the Company leases, accesses, uses or occupies real property necessary to permit it to conduct its business as currently conducted are valid, binding and in full force and effect against the Company and, to the Knowledge of the Company, the counterparties thereto, in accordance with their respective terms, and (b) the Company or, to the Knowledge of the Company, the counterparties thereto are not in default under any of such leases, easements or other agreements described in the foregoing clause (a). This Section 3.16 does not relate to Environmental Permits, Environmental Laws, Environmental Claims, Releases, Hazardous Materials or other environmental matters; or Intellectual Property, which are addressed in Section 3.14 and Section 3.17, respectively.

SECTION 3.17   Intellectual Property.

(a)   Section 3.17(a) of the Company Disclosure Letter sets forth a correct and complete list (in all material respects) of all (i) issued patents and patent applications, (ii) trademark registrations and applications and material unregistered trademarks, and (iii) copyright registrations and applications owned by the Company in any jurisdiction in the world. Except as would not have or would not be reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company is the sole and exclusive beneficial and, with respect to applications and registrations (including patents), record owner of all of the Intellectual Property items set forth in Section 3.17(a) of the Company Disclosure Letter.

(b)   Except as would not have or would not be reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) the Company owns, or has the valid right to use, all Intellectual Property used in their business as presently conducted and such conduct does not infringe or otherwise violate any Person’s Intellectual Property, (ii) there is no Claim of such infringement or other violation pending or threatened in writing against the Company, (iii) to the Knowledge of the Company, no Person is infringing or otherwise violating any Intellectual Property owned by the Company, and (iv) no Claims of such infringement or other violation are pending or threatened in writing against any Person by the Company.

(c)   Except as would not have or would not be reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect, since January 1, 2017, to the Knowledge of the Company, there have been no security breaches in the information technology systems in the complete and entire control of the Company (“IT Systems”).

(d)   The Company has implemented and maintained appropriate technical and organizational measures to protect Personal Information and its own IT Systems against unlawful destruction or unauthorized loss, which ensure a level of security appropriate to the risk as required under applicable Law, including a process for testing, assessing and evaluating the effectiveness of such security measures (collectively, the “IT Policies and Procedures”). The Company has aligned its IT Policies and Procedures with applicable industry standards.

(e)   The representations and warranties contained in this Section 3.17 are the sole and exclusive representations and warranties of the Company relating to infringement or other violation of Intellectual Property, and no other representation or warranty of the Company contained herein shall be construed to relate to infringement or other violation of Intellectual Property.

SECTION 3.18   Insurance. Except as would not have or would not be reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect, (a) all fire and casualty, general liability, director and officer, business interruption, product liability, sprinkler and water damage, and other insurance policies maintained by the Company (“Insurance Policies”) are in full force and effect, (b) all premiums due with respect to all Insurance Policies have been paid, (c) the Company is not in breach or default under, and to the Knowledge of the Company, no event has occurred which, with notice or the lapse of time, would constitute such a breach of or default under, or permit termination or modification under, any such Insurance Policies, and

(d) since the most recent renewal date, the Company has not received any written notice threatening termination of, or premium increases with respect to, or material alteration of coverage under, any such policies, other than premium increases or alterations of coverage occurring in the ordinary course during the renewal process for any such policies.

SECTION 3.19   Regulatory Status.

(a)   The Company is subject to regulation as a “public utility”, a “utility” and an “electric utility,” in each case as such terms are defined in the Texas Public Utility Regulatory Act, the New Mexico Public Utility Act and the FPA. The Company is not a “holding company” under the Public Utility Holding Company Act of 2005 and is not regulated as a public utility by any state other than the State of Texas and the State of New Mexico.

(b)   All Filings (except for immaterial Filings) required to be made by the Company since January 1, 2017 with the FERC, the Public Utility Commission of Texas (the “PUCT”) and the New Mexico Public Regulation Commission (the “NMPRC”), as the case may be, have been made, including all forms, statements, reports, agreements and all documents, exhibits, amendments and supplements appertaining thereto, including all rates, tariffs and related documents, and all such Filings complied, as of their respective dates, and currently comply, with all applicable requirements of applicable Laws, except for Filings the failure of which to make or the failure of which to make in compliance with all applicable requirements of applicable Laws, would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

SECTION 3.20   Brokers’ Fees and Expenses. Except for the Company Financial Advisor, the fees and expenses of which will be paid by the Company, no broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the transactions contemplated by this Agreement, including the Merger, based upon arrangements made by or on behalf of the Company. The Company has made available to Parent true and complete copies of all agreements between the Company and the Company Financial Advisor, which agreements disclose all fees payable to the Company Financial Advisor.

SECTION 3.21   Opinion of Financial Advisor. The Company Board has received an opinion of the Company Financial Advisor to the effect that, as of the date of such opinion and based upon and subject to the various matters, limitations, qualifications and assumptions set forth therein, the Merger Consideration is fair, from a financial point of view, to the holders of shares of Company Common Stock (other than shares owned by the Company as treasury stock or shares that are owned directly or indirectly by Parent or Merger Sub) and, as of the date of this Agreement, such opinion has not been modified or withdrawn. Promptly following execution of this Agreement, the Company will provide copies of such opinion to Parent for informational purposes only.

SECTION 3.22   No Additional Representations. Except for the representations and warranties expressly set forth in Article IV (as modified by the Parent Disclosure Letter) and in any certificate delivered by Parent to the Company in accordance with the terms hereof, the Company specifically acknowledges and agrees that neither Parent nor any of its Affiliates, Representatives or shareholders or any other Person makes, or has made, any other express or implied representation or warranty whatsoever (whether at law (including at common law or by statute) or in equity). Except for the representations and warranties expressly set forth in this Article III (as modified by the Company Disclosure Letter) and in any certificate delivered by the Company to Parent in accordance with the terms hereof, the Company hereby expressly disclaims and negates (a) any other express or implied representation or warranty whatsoever (whether at law (including at common law or by statute) or in equity), including with respect to (i) the Company or any of the Company’s businesses, assets, employees, Permits, liabilities, operations, prospects or condition (financial or otherwise) or (ii) any opinion, projection, forecast, statement, budget, estimate, advice or other information with respect to the projections, budgets or estimates of future revenues, results of operations (or any component thereof), cash flows, financial condition (or any component thereof) or the future business and operations of the Company, as well as any other business plan and cost-related plan information of the Company related to future periods, made, communicated or furnished (orally or in writing), or to be made, communicated or furnished (orally or in writing), to Parent, its Affiliates or its Representatives, in each case, whether made by the Company or any of its Affiliates, Representatives or shareholders or any other Person (this clause (ii), collectively, “Company Projections”) and (b) all liability and responsibility for any such other representation or warranty or any such Company Projection.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Except as set forth in the disclosure letter delivered by Parent to the Company concurrently with the execution and delivery by Parent and Merger Sub of this Agreement (the “Parent Disclosure Letter”), Parent and Merger Sub represent and warrant to the Company as follows:

SECTION 4.01   Organization, Standing and Power. Each of Parent and Merger Sub is duly organized, validly existing and in active status or good standing, as applicable, under the Laws of the jurisdiction in which it is organized (in the case of active status or good standing, to the extent such jurisdiction recognizes such concept). Each of Parent and Merger Sub has all requisite entity power and authority to enable it to own, operate, lease or otherwise hold its properties and assets and to conduct its businesses as presently conducted, except where the failure to have such power or authority would not have or would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Each of Parent and Merger Sub is duly qualified or licensed to do business in each jurisdiction where the nature of its business or the ownership, operation or leasing of its properties make such qualification necessary, except in any such jurisdiction where the failure to be so qualified or licensed would not have or would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

SECTION 4.02   Authority; Execution and Delivery; Enforceability. Each of Parent and Merger Sub has all requisite power and authority to execute and deliver this Agreement, to perform its covenants and agreements hereunder and to consummate the transactions contemplated hereby, including the Merger. The sole member of Parent has adopted resolutions (a) determining that it is in the best interests of Parent and its member, and declaring it advisable, for Parent to enter into this Agreement and (b) adopting this Agreement and approving Parent’s execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement, including the Merger. Such resolutions have not been amended or withdrawn as of the date of this Agreement. The board of directors of Merger Sub has adopted resolutions (i) determining that it is in the best interests of Merger Sub and its shareholder, and declaring it advisable, for Merger Sub to enter into this Agreement, (ii) adopting this Agreement and approving Merger Sub’s execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement, including the Merger, and (iii) resolving to recommend that Parent, in its capacity as the sole shareholder of Merger Sub, adopt this Agreement. Parent has approved this Agreement by written consent in its capacity as the sole shareholder of Merger Sub. Such resolutions and written consent have not been amended or withdrawn as of the date of this Agreement. No other vote or corporate proceedings on the part of Parent or Merger Sub are necessary to authorize, adopt or approve, as applicable, this Agreement or to consummate the Merger. Parent and Merger Sub have duly executed and delivered this Agreement and, assuming the due authorization, execution and delivery by the Company, this Agreement constitutes the legal, valid and binding obligation of each of Parent and Merger Sub, enforceable against it in accordance with its terms, subject in all respects to the Bankruptcy and Equity Exceptions.

SECTION 4.03   No Conflicts; Consents.

(a)   The execution and delivery of this Agreement by Parent and Merger Sub does not, and the performance by each of Parent and Merger Sub of its covenants and agreements hereunder and the consummation of the transactions contemplated hereby, including the Merger, will not, (i) conflict with, or result in any violation of any provision of, the Organizational Documents of Parent or the Organizational Documents of Merger Sub, (ii) subject to obtaining the Consents set forth in Section 4.03(a)(ii) of the Parent Disclosure Letter (the “Parent Required Consents” and, together with the Company Required Consents, the “Required Consents”), conflict with, result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any material obligation or to the loss of a material benefit under, or result in the creation of a Lien upon any of the respective properties or assets of Parent or Merger Sub pursuant to, any Contract to which Parent or Merger Sub is a party or by which any of their respective properties or assets is bound or any Permit applicable to the business of Parent or Merger Sub or (iii) subject to obtaining the Consents referred to in Section 4.03(b) and making the Filings referred to in Section 4.03(b), conflict with, or result in any violation of any provision of, any Judgment or Law, in each case, applicable to Parent or Merger Sub or their respective properties or assets, except for, in the case of the foregoing clauses (ii) and (iii), any matter that would not have or would not be reasonably expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

(b)   No Consent of or from, or Filing made to or with, any Governmental Entity, is required to be obtained or made by Parent or any Affiliate of Parent in connection with Parent’s and Merger Sub’s execution and delivery of this Agreement or their performance of their covenants and agreements hereunder or the consummation of the transactions contemplated hereby, including the Merger, except for the following:

(i)   compliance with, Filings under and the expiration or termination of any applicable waiting period under the HSR Act;

(ii)   (A) Filings with, and the Consent of, the FERC under Section 203 of the FPA, (B) Filings with, and the Consent of, the Governmental Entities set forth in Section 4.03(b)(ii)(B) of the Parent Disclosure Letter, (C) the Filings and Consents set forth in Section 4.03(b)(ii)(C) of the Parent Disclosure Letter and (D) the Additional Approvals (the Consents and Filings set forth in Section 4.03(b)(i) and this Section 4.03(b)(ii), collectively, the “Parent Required Approvals” and, together with the Company Required Approvals, the “Required Approvals”);

(iii)   the Parent Required Consents, as applicable;

(iv)   Filings and Consents as are required to be made or obtained under state or federal property transfer Laws or Environmental Laws as set forth in Section 4.03(b)(iv) of the Parent Disclosure Letter; and

(v)   such other Filings and Consents the failure of which to make or obtain would not have or would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

SECTION 4.04   Litigation. Except as set forth in Section 4.04 of the Parent Disclosure Letter, there is no Claim before any Governmental Entity pending or, to the Knowledge of Parent, threatened against Parent or Merger Sub or any Affiliate of Parent that has had or would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. There is no Judgment outstanding against or, to the Knowledge of Parent, investigation by any Governmental Entity of Parent, Merger Sub or any Affiliate of Parent or any of their respective properties or assets that has had or would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

SECTION 4.05   Compliance with Applicable Laws. Except as would not have or would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, Parent and Merger Sub are in compliance with all applicable Laws (including Anti-Corruption Laws) and all material Permits applicable to the business and operations of Parent and Merger Sub. None of Parent or Merger Sub or, to the Knowledge of Parent or Merger Sub, their respective directors, officers, employees, agents or representatives: (i) is a Designated Person, (ii) is a Person that is owned or controlled by a Designated Person; (iii) is located, organized or resident in a Sanctioned Country; or (iv) has or is now, in connection with the business of Parent or Merger Sub, engaged in, any dealings or transactions (A) with any Designated Person, (B) in any Sanctioned Country, or (C) otherwise in material violation of Sanctions.

SECTION 4.06   Financing. Parent has delivered to the Company true and complete fully executed copies of (a) the commitment letter, dated as of the date hereof, among Parent, Bank of America, N.A. and BofA Securities, Inc. (the “Debt Commitment Letter”) and (b) the fee letter, among Parent, Bank of America, N.A. and BofA Securities, Inc., dated as of the date hereof (in each case, as redacted to remove only the fee amounts, pricing caps, the rates and amounts included in the “market flex” and other economic provisions (none of which could affect the conditionality, principal amount or availability of the Debt Financing)), in each case, including all exhibits, schedules, annexes and amendments to such letters in effect as of the date of this Agreement (collectively, the “Debt Letters”), pursuant to which and subject to the terms and conditions thereof, each of the Debt Financing Sources party thereto has severally committed to lend the amounts set forth therein to Parent (the provision of such funds as set forth therein, the “Debt Financing”) for the purposes set forth in such Debt Letters. The Debt Letters have not been amended, restated or otherwise modified or waived prior to the execution and delivery of this Agreement. As of the execution and delivery of this Agreement, the Debt Letters are in full force and effect and constitute the legal, valid and binding obligation of each of Parent and, to Parent’s Knowledge, the other parties thereto, subject in each case to the Bankruptcy and Equity Exceptions. There are no conditions precedent or contingencies directly or indirectly related to the funding of the full amount of the Debt Financing pursuant to the Debt Letters, other than as expressly set forth in the Debt Letters. Subject to the terms and conditions thereof, the Debt Letters will provide Parent and Merger Sub, together with the Equity Commitment Agreement, with sufficient funds at the Closing to pay all of Parent’s obligations under this Agreement, including the payment of the Merger Consideration and all fees and expenses expected to be incurred in connection therewith. As of the date of this Agreement, no event has occurred which, with or without notice, lapse of time or both, would constitute a breach or default on the part of Parent or, to Parent’s Knowledge, any other party to the Debt Letters under the Debt Letters that would (a) result in any of the conditions in the Debt Letters not being satisfied or (b) otherwise result in the Debt Financing not being available, other than such default or breach that has been waived by the lenders or otherwise cured in a timely manner by Parent or Merger Sub to the satisfaction of the lenders, as the case may be. As of the date of this Agreement, there are no side letters or other agreements, Contracts, arrangements or understandings (written or oral) directly or indirectly related to the funding of the Debt Financing that could affect the conditionality, principal amount or availability of the Debt Financing other than as expressly set forth in the Debt Letters. Parent has fully paid all commitment fees or other fees required to be paid on or prior to the date of this Agreement in connection with the Debt Financing. As of the date of this Agreement assuming the satisfaction of the conditions set forth in Section 7.01 and Section 7.03, Parent has no reason to believe that any of the conditions to the Debt Financing contemplated by the Debt Letters will not be satisfied or waived on a timely basis or that the Debt Financing contemplated by the Debt Letters will not be made available on the Closing Date in accordance with the terms of the Debt Letters. As of the date hereof, no lender has notified Parent of its intention to terminate its obligations under the Debt Letters or to not provide the Debt Financing.

SECTION 4.07   Brokers’ Fees and Expenses. Except for any Person set forth in Section 4.07 of the Parent Disclosure Letter, the fees and expenses of which will be paid by Parent, no broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the transactions contemplated by this Agreement, including the Merger, based upon arrangements made by or on behalf of Parent or Merger Sub.

SECTION 4.08   Merger Sub. The authorized capital stock of Merger Sub consists of one thousand (1,000) shares of common stock, par value $0.01 per share. All outstanding shares of capital stock of Merger Sub are duly authorized, validly issued, fully paid and nonassessable. Parent owns all of the outstanding shares of capital stock of Merger Sub. Merger Sub has been incorporated solely for the purpose of merging with and into the Company and taking action incident to the Merger and this Agreement. Merger Sub has no assets, liabilities or obligations and has not, since the date of its formation, carried on any business or conducted any operations, except, in each case, as arising from the execution of this Agreement, the performance of its covenants and agreements hereunder and matters ancillary thereto.

SECTION 4.09   Ownership of Company Common Stock; Affiliated Shareholder. Neither Parent nor any other Affiliate of Parent “beneficially owns” (as such term is defined for purposes of Section 13(d) of the Exchange Act) any shares of Company Common Stock or any other Equity Securities. Neither Parent nor any “affiliate” or “associate” (as such terms are used in Section 21.606 of the TBOC) of Parent is, nor at any time during the last three (3) years has been, an “affiliated shareholder” of the Company as defined in Section 21.606 of the TBOC.

SECTION 4.10   Solvency. Assuming (i) the representations and warranties of the Company made in this Agreement are true and correct in all material respects (disregarding any references to “Knowledge of the Company,” “Company Material Adverse Effect,” “materiality” or similar qualifications contained in such representations), (ii) the compliance by the Company of its obligations hereunder, (iii) all material contingent liabilities of the business of the Company are disclosed herein, in the Company Disclosure Letter or in the Company Reports, (iv) the satisfaction of the conditions set forth in Article VII and (v) that the most recent projections, forecasts or estimates of the Company that have been provided to Parent have been prepared in good faith based on assumptions that were and continue to be reasonable, Parent and Merger Sub, individually and on a consolidated basis, are not as of the date hereof, and after giving effect to the transactions contemplated hereby to occur at Closing, including the Merger, the Debt Financing, any Substitute Financing, the payment of the Merger Consideration, and the payment of all related fees and expenses, will not be, Insolvent.

SECTION 4.11   Equity Commitment Agreement. Concurrently with the execution of this Agreement, the Sponsor has executed the Equity Commitment Agreement. The Equity Commitment Agreement is in full force and effect, is a valid, binding and enforceable obligation of the Sponsor and no event has occurred which, with or without notice, lapse of time or both, would constitute a default on the part of the Sponsor under the Equity Commitment Agreement. The Equity Commitment Agreement is not subject to any conditions or other contractual contingencies other than as set forth therein.

SECTION 4.12   No Additional Representations. Except for the representations and warranties expressly set forth in Article III (as modified by the Company Disclosure Letter) and in any certificate delivered by the Company to Parent in accordance with the terms hereof, each of Parent and Merger Sub (a) specifically acknowledges and agrees that none of the Company or any of its Affiliates, Representatives or shareholders or any other Person makes, or has made, any other express or implied representation or warranty whatsoever (whether at law (including at common law or by statute) or in equity), including with respect to the Company or any of the Company’s businesses, assets, employees, Permits, liabilities, operations, prospects, condition (financial or otherwise) or any Company Projection, and hereby expressly waives and relinquishes any and all rights, Claims or causes of action (whether in contract or in tort or otherwise, or whether at law (including at common law or by statute) or in equity) based on, arising out of or relating to any such other representation or warranty or any Company Projection, (b) specifically acknowledges and agrees to the Company’s express disclaimer and negation of any such other representation or warranty or any Company Projection and of all liability and responsibility for any such other representation or warranty or any Company Projection and (c) expressly waives and relinquishes any and all rights, Claims and causes of action (whether in contract or in tort or otherwise, or whether at law (including at common law or by statute) or in equity) against (i) the Company in connection with accuracy, completeness or materiality of any Company Projection and (ii) any Affiliate of the Company or any of the Company’s or any such Affiliate’s respective Representatives or shareholders (other than the Company) or any other Person, and hereby specifically acknowledges and agrees that such Persons shall have no liability or obligations, based on, arising out of or relating to this Agreement or the negotiation, execution, performance or subject matter hereof, including (1) for any alleged nondisclosure or misrepresentations made by any such Person or (2) in connection with the accuracy, completeness or materiality of any Company Projection. Each of Parent and Merger Sub acknowledges and agrees that (A) it has conducted to its satisfaction its own independent investigation of the transactions contemplated hereby (including with respect to the Company and its businesses, operations, assets and liabilities) and, in making its determination to enter into this Agreement and proceed with the transactions contemplated hereby, has relied solely on the results of such independent investigation and the representations and warranties of the Company expressly set forth in Article III (as modified by the Company Disclosure Letter), and (B) except for the representations and warranties of the Company expressly set forth in Article III (as modified by the Company Disclosure Letter) and in any certificate delivered by the Company to Parent in accordance with the terms hereof, it has not relied on, or been induced by, any representation, warranty or other statement of or by the Company or any of its Affiliates, Representatives or shareholders or any other Person, including any Company Projection or with respect to the Company or any of the Company’s businesses, assets, employees, Permits, liabilities, operations, prospects or condition (financial or otherwise) or any Company Projection, in determining to enter into this Agreement and proceed with the transactions contemplated hereby. Except for the representations and warranties expressly set forth in this Article IV (as modified by the Parent Disclosure Letter) and in any certificate delivered by Parent to the Company in accordance with the terms hereof, Parent hereby expressly disclaims and negates (a) any other express or implied representation or warranty whatsoever (whether at law (including at common law or by statute) or in equity), and (b) all liability and responsibility for any such other representation or warranty.

ARTICLE V

COVENANTS RELATING TO CONDUCT OF BUSINESS

SECTION 5.01   Conduct of Business.

(a)   Conduct of Business by the Company. Except for matters set forth in Section 5.01 of the Company Disclosure Letter or otherwise contemplated or required by this Agreement, or as required by a

Governmental Entity or by applicable Law, or as required in connection with any Proceedings, or with the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed), from the date of this Agreement until the Effective Time, the Company shall use commercially reasonable efforts to, (x) conduct its business in the ordinary course of business in all material respects, (y) maintain in effect all material Permits necessary for the lawful conduct of its business and (z) preserve intact, in all material respects, its business organization, goodwill and existing relationships with employees, customers, suppliers and Governmental Entities and any other Person having a material business relationship with it. In addition, and without limiting the generality of the foregoing, except as set forth in the Company Disclosure Letter or otherwise contemplated or required by this Agreement, or as required by a Governmental Entity or by applicable Law, or as required in connection with any Proceedings, or with the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed), from the date of this Agreement until the Effective Time, the Company shall not do any of the following:

(i)   declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property or any combination thereof) in respect of, any of its capital stock, other equity interests or voting securities, except for (A) quarterly cash dividends payable by the Company in respect of shares of Company Common Stock on a schedule consistent with the Company’s past practices in an amount per share of Company Common Stock not in excess of (1) $0.385 for quarterly dividends declared before June 1, 2020 and (2) $0.41 for quarterly dividends declared on or after June 1, 2020, (B) dividend equivalents accrued or payable by the Company in respect of Company Restricted Stock in accordance with the applicable award agreements, and (C) a “stub period” dividend to holders of record of Company Common Stock as of immediately prior to the Effective Time equal to the product of (1) the number of days from the record date for payment of the last quarterly dividend paid by the Company prior to the Effective Time, multiplied by (2) a daily dividend rate determined by dividing the amount of the last quarterly dividend paid prior to the Effective Time by ninety-one (91);

(ii)   amend any of its Organizational Documents (except for immaterial or ministerial amendments or amendments required by changes in Law);

(iii)   split, combine, consolidate, subdivide or reclassify any of its capital stock, other equity interests or voting securities, or securities convertible into or exchangeable or exercisable for capital stock or other equity interests or voting securities, or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for its capital stock, other equity interests or voting securities;

(iv)   repurchase, redeem or otherwise acquire, or offer to repurchase, redeem or otherwise acquire, any capital stock or voting securities of, or equity interests in, the Company or any securities of the Company convertible into or exchangeable or exercisable for capital stock or voting securities of, or equity interests in, the Company, or any warrants, calls, options, “phantom” stock or units, stock appreciation rights, or other rights to acquire any such capital stock, securities, interests or rights, except for (A) the acquisition by the Company of shares of Company Common Stock in the open market to satisfy its obligations under all Company Benefit Plans and (B) the withholding of shares of Company Common Stock to satisfy Tax obligations with respect to awards granted pursuant to the Company Stock Plan;

(v)   issue, deliver, sell, grant, pledge or otherwise encumber or subject to any Lien any Equity Securities or Company Voting Debt, in each case, except for the settlement of Company Restricted Stock, Company Performance Stock or Company Unpaid Performance Stock;

(vi)   (A) grant to any Company Personnel any increase in compensation or benefits (including paying to any Company Personnel any amount not due) except in the ordinary course of business and consistent with past practices, but in any event not exceeding increases with a value in the aggregate of 6.10% of the current cost of compensation and benefits provided to Company Personnel as of the date of this Agreement, (B) grant to any Company Personnel any increase in change-in-control, severance, retention or termination pay, or enter into or amend any change-in-control, severance, retention or termination agreement with any Company Personnel, (C) establish, adopt, enter into, amend in any material respect or terminate any Company Benefit Plan or Company Benefit Agreement (or any plan or agreement that would be a Company Benefit Plan or Company Benefit Agreement if in existence on the date hereof), in each case, except in the ordinary course of business consistent with past practices or (D) take any action to accelerate the time of vesting, funding or payment of any compensation or benefits under any Company Benefit Plan or Company Benefit Agreement, except in the case of the foregoing clause (A) through (D) for actions required pursuant to the terms of any Company Benefit Plan or Company Benefit Agreement existing on the date hereof that has been made available to Parent, or as expressly required by the terms and conditions of this Agreement;

(vii)   make any material change in accounting methods, principles or practices, except to the extent as may have been required by a change in applicable Law or GAAP or by any Governmental Entity (including the SEC or the Public Company Accounting Oversight Board);

(viii)   make any acquisition or disposition, sale or transfer of an asset or business (including by merger, consolidation or acquisition of stock or any other equity interests or assets) except for (A) any acquisition or disposition for consideration that is individually not in excess of $25,000,000 and in the aggregate not in excess of $50,000,000 or (B) any disposition of obsolete or worn-out equipment in the ordinary course of business;

(ix)   incur any Indebtedness, except for (A) as reasonably necessary to finance any capital expenditures permitted under Section 5.01(a)(x), (B) Indebtedness in replacement of existing Indebtedness (provided that the aggregate commitments or principal amounts thereunder shall not be increased), (C) guarantees by the Company of existing Indebtedness, (D) guarantees and other credit support by the Company of obligations of the Trust in the ordinary course of business consistent with past practice, (E) borrowings under existing revolving credit facilities (or replacements thereof on comparable terms) in the ordinary course of business or (F) Indebtedness in amounts necessary to maintain the capital structure of the Company or the Trust, as authorized by the PUCT and the NMPRC, and to maintain the present capital structure of the Company consistent with past practice in all material respects;

(x)   make, or agree or commit to make, any capital expenditure, except (A) in accordance with the capital plan set forth in Section 5.01(a)(x) of the Company Disclosure Letter, plus a 10% variance for each principal category set forth in such capital plan, (B) with respect to any capital expenditure not addressed by the foregoing clause (A), not to exceed $30,000,000 in the aggregate in any twelve (12) month period, (C) capital expenditures related to operational emergencies subject to Section 5.01(b) or (D) as required by Law or a Governmental Entity; provided, that, in the case of clauses (C) and (D), the Company shall provide Parent with notice of such action taken as soon as reasonably practicable thereafter;

(xi)   enter into, modify or amend in any material respect, or terminate or waive any material right under, any Company Contract (except for (A) any modification, amendment, termination or waiver in the ordinary course of business or (B) a termination without material penalty or loss of material benefit to the Company);

(xii)   make or change any material Tax election, change any material method of Tax accounting, settle or compromise any material Tax liability, audit or other proceeding, compromise or surrender any refund, credit or other similar benefit, enter into any closing agreements relating to a material amount of Taxes, file or amend any material Tax Return, grant any waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any material Tax (excluding extensions of time to file Tax Returns obtained in the ordinary course);

(xiii)   waive, release, assign, settle or compromise any material Claim against the Company, except to the extent permitted by Section 5.02 and except for waivers, releases, assignments, settlements or compromises that are limited solely to the payment of monetary damages and that, with respect to the payment of such monetary damages, the amount of monetary damages to be paid by the Company does not exceed (A) the amount with respect thereto reflected on the Company Financial Statements (including the notes thereto) or (B) $10,000,000, in the aggregate, in excess of the proceeds received or to be received from any insurance policies in connection with such payment;

(xiv)   terminate the employment of any employee at the level of Vice President or above, other than for cause;

(xv)   waive the restrictive covenant obligations of any employee of the Company;

(xvi) enter into, materially amend, terminate or extend any collective bargaining agreement or similar labor agreement, other than as required by applicable Law, or voluntarily recognize or certify any union, works council or other employee representative body as the bargaining representative of any employees of the Company;

(xvii)   effectuate a “plant closing” or “mass layoff,” as those terms are defined in the WARN Act;

(xviii)   enter into a new line of business or cease operations of an existing line of business;

(xix)   adopt or recommend a plan or agreement of complete or partial liquidation or dissolution, restructuring or other reorganization;

(xx)   form or acquire any Subsidiary;

(xxi)   materially change any of its energy price risk management and marketing of energy parameters, limits and guidelines (the “Company Risk Management Guidelines”) or enter into any physical commodity transactions, exchange-traded futures and options transactions, over-the-counter transactions and derivatives thereof or similar transactions other than as permitted by the Company Risk Management Guidelines;

(xxii)   materially change any of its IT Policies and Procedures except as required by applicable Law or in accordance with Good Utility Practice;

(xxiii)   fail to maintain, terminate or cancel any material insurance coverage maintained by the Company with respect to any material assets without using commercially reasonable efforts to replace such coverage with a comparable amount of insurance coverage to the extent available on commercially reasonable terms;

(xxiv)   except to the extent permitted by Section 5.02, initiate or pursue any Proceedings with or before any Governmental Entity;

(xxv)   except as necessary in the ordinary course of business consistent with past practice, grant or acquire, agree to grant to or acquire from any Person, or dispose of or permit to lapse any rights to any material Intellectual Property; or

(xxvi)   authorize or enter into any Contract to do any of the foregoing.

(b)   Emergencies. Notwithstanding anything to the contrary herein, the Company may take reasonable actions in compliance with applicable Law and Good Utility Practice (i) with respect to any operational emergencies (including any restoration measures in response to any hurricane, strong winds, ice event, fire, tornado, tsunami, flood, earthquake or other natural disaster, severe weather-related event, circumstance or development, act of terrorism or sabotage), equipment failures, outages or an immediate and material threat to the health or safety of natural Persons; provided, that the Company shall provide Parent with notice of such action taken as soon as reasonably practicable thereafter.

(c)   No Control of the Company’s Business. Parent acknowledges and agrees that (i) nothing contained herein is intended to give Parent, directly or indirectly, the right to control or direct the operations of the Company prior to the Effective Time and (ii) prior to the Effective Time, the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its businesses and operations.

(d)   Notice of Changes. Each of Parent and the Company shall promptly notify the other orally and in writing of any change or event of which it becomes aware that would reasonably be expected to prevent any of the conditions precedent described in Article VII from being satisfied.

SECTION 5.02   Proceedings. Between the date of this Agreement and the Closing, the Company may (a) initiate new rate cases or any other proceeding, or continue to pursue regulatory and other proceedings, in each case as set forth in Section 5.02(a) of the Company Disclosure Letter, (b) enter into any settlement or stipulation in respect of any Proceeding set forth in Section 5.02(b) of the Company Disclosure Letter, (c) with the prior written consent of Parent (such consent not to be unreasonably withheld, delayed or conditioned), initiate new rate cases or any other proceeding that would reasonably be expected to affect the authorized capital structure or authorized return on equity of the Company or materially affect the return on equity of the Company in an adverse manner, with Governmental Entities, and (d) with the prior written consent of Parent (such consent not to be unreasonably withheld, delayed or conditioned), initiate any other proceeding with Governmental Entities in the ordinary course of business (the foregoing clauses (a), (c) and (d), collectively, the “Proceedings”); provided that the Company shall (A) keep Parent informed as promptly as reasonably practicable of any material communications or meetings with any Governmental Entity with respect to Proceedings and shall provide copies of any written communications or materials, (B) consult with Parent and give Parent a reasonable opportunity, within time constraints imposed in such Proceedings, to comment on material written communications or materials submitted to any Governmental Entity, in each case with respect to any Proceedings, which the Company shall consider in good faith and (C) at the request of Parent, provide Parent a reasonable opportunity to participate in any material meeting or communications related thereto. Subject to applicable Law, Parent shall have the opportunity to review and comment on all economic aspects of any filings in connection with any Proceedings. If a Proceeding is combined with any proceeding relating to obtaining any Required Approval, the provisions of Section 6.03 and Section 6.06 will apply with respect to such Proceeding.

SECTION 5.03   No Solicitation by the Company; Company Board Recommendation.

(a)   The Company shall not, and shall not authorize any of its Affiliates or any of its and their respective officers, directors, principals, partners, managers, members, attorneys, accountants, agents, employees, consultants, financial advisors or other authorized representatives (collectively, “Representatives”) to (i) directly or indirectly solicit, initiate or knowingly encourage, induce or facilitate any Company Takeover Proposal or any inquiry or proposal that would reasonably be expected to lead to a Company Takeover Proposal, in each case, except for this Agreement and the transactions contemplated hereby, or (ii) directly or indirectly participate in any discussions or negotiations with any Person (except between the Company’s Affiliates and its and their respective Representatives and Parent and Parent’s Affiliates and its and their respective Representatives with respect to the transactions contemplated by this Agreement) regarding, or furnish to any such Person, any nonpublic information with respect to, or cooperate in any way with any such Person with respect to, any Company Takeover Proposal or any inquiry or proposal that would reasonably be expected to lead to a Company Takeover Proposal. The Company shall, and shall cause its Affiliates and its and their respective Representatives to, immediately cease and cause to be terminated all existing discussions or negotiations with any Person (except between the Company’s Affiliates and its and their respective Representatives and Parent and Parent’s Affiliates and its and their respective Representatives with respect to the transactions contemplated by this Agreement) with respect to any Company Takeover Proposal or any inquiry or proposal that would reasonably be expected to lead to a Company Takeover Proposal, request the prompt return or destruction of all confidential information previously furnished and immediately terminate all physical and electronic data room access previously granted to any such Person or its Representatives. Notwithstanding anything to the contrary herein, at any time prior to obtaining the Company Shareholder Approval, in response to the receipt of a bona fide written Company Takeover Proposal made after the date of this Agreement that does not result from a breach (other than an immaterial breach) of this Section 5.03(a) and that the Company Board determines in good faith (after consultation with outside legal counsel and a nationally recognized financial advisor) constitutes or could reasonably be expected to lead to a Superior Company Proposal, the Company and its Representatives may (1) furnish information with respect to the Company to the Person making such Company Takeover Proposal (and its Representatives) (provided that all such information has previously been provided to Parent or is provided to Parent prior to or concurrently with the provision of such information to such Person) pursuant to a customary confidentiality agreement that does not restrict the Company’s ability to comply with its obligations under this Section 5.03, and (2) participate in discussions regarding the terms of such Company Takeover Proposal, including terms of a Company Acquisition Agreement with respect thereto, and the negotiation of such terms with the Person making such Company Takeover Proposal (and such Person’s Representatives). Without limiting the foregoing, it is agreed that any violation of this Section 5.03(a) by any Representative of the Company or any of its Affiliates, in each case, at the Company’s direction, shall constitute a breach of this Section 5.03(a) by the Company. Notwithstanding anything to the contrary herein, the Company may grant a waiver, amendment or release under any confidentiality or standstill agreement to the extent (x) necessary to allow a confidential Company

Takeover Proposal to be made to the Company or the Company Board so long as the Company Board promptly (and in any event, within twenty four (24) hours) notifies Parent thereof after granting any such waiver, amendment or release and (y) the Company Board determines in good faith (after consultation with outside legal counsel) that the failure to grant such waiver, amendment or release would reasonably likely be inconsistent with its fiduciary duties under applicable Law.

(b)   Except as set forth in Section 5.03(c) and Section 5.03(e), and except for the public disclosure of a Company Recommendation Change Notice, neither the Company Board nor any committee thereof shall (i) withdraw, change, qualify, withhold or modify in any manner adverse to Parent, or propose publicly to withdraw, change, qualify, withhold or modify in any manner adverse to Parent, the Company Board Recommendation, (ii) adopt, approve or recommend, or propose publicly to adopt, approve or recommend, any Company Takeover Proposal, (iii) fail to include in the Proxy Statement the Company Board Recommendation, (iv) fail to expressly reaffirm publicly the Company Board Recommendation following Parent’s written request to do so if a Company Takeover Proposal is publicly announced or disclosed (provided that Parent may only make such request twice with respect to any particular Company Takeover Proposal or any material publicly announced or disclosed amendment or modification thereto), on or prior to the earlier of the fifth (5th) Business Day after the delivery of such request by Parent and two (2) Business Days prior to the Company Shareholders Meeting (or any adjournment or postponement thereof) or (v) take any formal action or make any recommendation or public statement in connection with a tender offer or exchange offer (except for a recommendation against such offer or a customary “stop, look and listen” communication of the type contemplated by Rule 14d-9(f) under the Exchange Act) (any action in the foregoing clauses (i)–(v) being referred to as a “Company Adverse Recommendation Change”). Except as set forth in Section 5.03(c) and Section 5.03(e), neither the Company Board nor any committee thereof shall authorize, permit, approve or recommend, or propose publicly to authorize, permit, approve or recommend, or allow the Company or any of its Affiliates to execute or enter into, any letter of intent, memorandum of understanding, agreement in principle, agreement or commitment constituting, or that would reasonably be expected to lead to, any Company Takeover Proposal, or requiring, or that would reasonably be expected to cause, the Company to abandon or terminate this Agreement (a “Company Acquisition Agreement”).

(c)   Notwithstanding anything to the contrary herein, at any time prior to obtaining the Company Shareholder Approval, the Company Board may make a Company Adverse Recommendation Change if (i) a Company Intervening Event has occurred or (ii) the Company has received a Superior Company Proposal that does not result from a breach (other than an immaterial breach) of Section 5.03 and, in each case, if the Company Board determines in good faith (after consultation with outside legal counsel and a nationally recognized financial advisor) that the failure to effect a Company Adverse Recommendation Change as a result of the occurrence of such Company Intervening Event or in response to the receipt of such Superior Company Proposal, as the case may be, would reasonably likely be inconsistent with the Company Board’s fiduciary duties under applicable Law; provided, however, that the Company Board may not make such Company Adverse Recommendation Change unless (1) the Company Board has provided prior written notice to Parent (a “Company Recommendation Change Notice”) that it is prepared to effect a Company Adverse Recommendation Change at least three (3) Business Days prior to taking such action, which notice shall specify the basis for such Company Adverse Recommendation Change and, in the case of a Superior Company Proposal, attaching the most current draft of any Company Acquisition Agreement with respect to such Superior Company Proposal or, if no draft exists, a summary of the material terms and conditions of such Superior Company Proposal (it being understood that such Company Recommendation Change Notice shall not in itself be deemed a Company Adverse Recommendation Change and that if there has been any subsequent material revision or amendment to the terms of a Superior Company Proposal, a new notice to which the provisions of clauses (2), (3) and (4) of this Section 5.03(c) shall apply mutatis mutandis except that, in the case of such a new notice, all references to three (3) Business Days in this Section 5.03(c) shall be deemed to be two (2) Business Days), (2) during the three (3) Business Day period after delivery of the Company Recommendation Change Notice, the Company and its Representatives negotiate in good faith with Parent and its Representatives regarding any revisions to this Agreement that Parent proposes to make as would permit the Company Board in the exercise of its fiduciary duties not to effect a Company Adverse Recommendation Change, and (3) at the end of such three (3) Business Day period and taking into account any changes to the terms of this Agreement committed to in writing by Parent, the Company Board determines in good faith (after consultation with outside legal counsel and a nationally recognized financial advisor) that the failure to make such a Company Adverse Recommendation Change would reasonably likely be inconsistent with its fiduciary duties under applicable Law, and that, in the case of a Company Adverse Recommendation Change with respect to a Company Takeover Proposal, such Company Takeover Proposal still constitutes a Superior Company Proposal.

(d)   The Company shall promptly (and in any event no later than twenty-four (24) hours after receipt) advise Parent orally and in writing of any Company Takeover Proposal, the material terms and conditions of any such Company Takeover Proposal and the identity of the Person making any such Company Takeover Proposal. The Company shall keep Parent reasonably informed in all material respects on a reasonably current basis (and in any event no later than the later of (i) twenty-four (24) hours or (ii) 5:00 p.m. New York City time on the next Business Day) of the material terms and status (including any change to the terms thereof) of any Company Takeover Proposal. Without limiting the foregoing, the Company shall notify Parent in writing promptly (and in any event within twenty-four (24) hours) after it determines to begin providing information or to engage in discussions or negotiations concerning a Company Takeover Proposal.

(e)   Nothing contained in this Section 5.03 shall prohibit the Company from (i) complying with Rule 14d-9 and Rule 14e-2 promulgated under the Exchange Act or (ii) making any disclosure to the shareholders of the Company if, in the good-faith judgment of the Company Board (after consultation with outside legal counsel) failure to so disclose would reasonably likely be inconsistent with its obligations under applicable Law.

(f)   For purposes of this Agreement:

(i)   “Company Takeover Proposal” means any proposal or offer (whether or not in writing), with respect to any (A) merger, consolidation, share exchange, other business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company, (B) sale, lease, contribution or other disposition, directly or indirectly (including by way of merger, consolidation, share exchange, other business combination, partnership, joint venture or otherwise) of any business or assets of the Company representing 20% or more of the consolidated revenues, net income or assets of the Company, (C) issuance, sale or other disposition, directly or indirectly, to any Person (or the shareholders of any Person) or group of securities (or options, rights or warrants to purchase, or securities convertible into or exchangeable for, such securities) representing 20% or more of the voting power of the Company, (D) transaction (including any tender offer or exchange offer) in which any Person (or the shareholders of any Person) would acquire (in the case of a tender offer or exchange offer, if consummated), directly or indirectly, beneficial ownership, or the right to acquire beneficial ownership, or formation of any group which beneficially owns or has the right to acquire beneficial ownership of, 20% or more of any class of capital stock of the Company or (E) any combination of the foregoing.

(ii)   “Superior Company Proposal” means a bona fide written Company Takeover Proposal (provided that for purposes of this definition, the applicable percentage in the definition of Company Takeover Proposal shall be “50.1%” rather than “20% or more”), which the Company Board determines in good faith, after consultation with outside legal counsel and a nationally recognized financial advisor, and taking into account the legal, financial, regulatory, timing and other aspects of such Company Takeover Proposal, the identity of the Person making the proposal and any financing required for such proposal, the ability of the Person making such proposal to obtain such required financing and the level of certainty with respect to such required financing, and such other factors that are deemed relevant by the Company Board, is more favorable to the holders of shares of Company Common Stock than the transactions contemplated by this Agreement (after taking into account any revisions to the terms of this Agreement that are committed to in writing by Parent (including pursuant to Section 5.03(c)).

(iii)   “Company Intervening Event” means any material fact, circumstance, effect, change, event or development that (A) is unknown to and not reasonably foreseeable by the Company Board as of the date hereof (or if known, the magnitude or material consequences of which were not known to or understood or reasonably foreseeable by the Company Board as of the date of this Agreement), (B) becomes known to or understood by the Company Board prior to obtaining the Company Shareholder Approval, and (C) does not relate to a Company Takeover Proposal, but excluding (1) events or circumstances solely related to Parent or Merger Sub or any of their Affiliates or (2) any change in the trading price or trading volume of the Company’s securities on any national securities exchange or other trading market (provided that the exception in this clause (2) shall not prevent or otherwise affect the event or circumstance underlying such change from being taken into account).

SECTION 5.04   Financing.

(a)   Parent shall use its reasonable best efforts to, and shall use its reasonable best efforts to cause its Affiliates to, consummate the Debt Financing on the terms and conditions thereof (as the same may be amended or otherwise modified in accordance with the terms of this Section 5.04 and including any “market flex” provisions thereof) on or prior to the Closing Date, including (i) (1) maintaining in effect the Debt Letters and complying with all of their respective obligations thereunder to the extent required as a condition to the Debt Financing and (2) negotiating, entering into and delivering definitive agreements with respect to the Debt Financing reflecting the terms contained in the Debt Letters (including any “market flex” provisions thereof) (or with other terms agreed by Parent and the Debt Financing Sources, subject to the restrictions on amendments and other modifications of the Debt Letters set forth below), so that such agreements are in effect no later than the Closing, and (ii) satisfying on a timely basis all the conditions to the Debt Financing and the definitive agreements related thereto that are applicable to Parent and its Affiliates that are within their control.

(b)   In the event that all conditions set forth in Sections 7.01 and 7.03 have been satisfied or waived or, upon funding shall be satisfied or waived, Parent and its Affiliates shall use their reasonable best efforts to cause the Debt Financing Sources to fund the Debt Financing in accordance with its terms on the Closing Date, to the extent the proceeds thereof are required to consummate the Merger and the other transactions contemplated hereby. Parent shall not, and shall use its reasonable best efforts to cause its Affiliates not to, take or refrain from taking, directly or indirectly, any action that would reasonably be expected to result in a failure of any of the conditions contained in the Debt Letters or in any definitive agreement related to the Debt Financing. Parent shall not, and shall use its reasonable best efforts to cause its Affiliates not to, object to the utilization of any “market flex” provisions by any Debt Financing Source.

(c)   Upon request by the Company from time to time, Parent shall keep the Company reasonably informed on a current and timely basis of the status of Parent’s efforts to obtain the Debt Financing and to satisfy the conditions thereof, including advising and updating the Company, in a reasonable level of detail, with respect to status, proposed closing date and material terms of the definitive documentation related to the Debt Financing, providing copies of substantially final drafts of the credit agreement and other primary definitive documents and giving the Company prompt notice if Parent receives written notice of any material breach or default (or alleged or purported material breach or default) by any party to the Debt Letters of which Parent has become aware or any termination or repudiation (or alleged or purported termination or repudiation) of the Debt Letters.

(d)   Parent may amend, modify, terminate, assign, replace or agree to any waiver under the Debt Letters (including to add lenders, arrangers, agents, bookrunners, managers and other financing sources) without the prior written approval of the Company; provided that Parent shall not, without Company’s prior written consent, permit any such amendment, modification, assignment, termination, replacement or waiver to be made to, or consent to any waiver of, any provision of or remedy under the Debt Letters which would (1) reduce the aggregate amount of the Debt Financing such that the aggregate funds that would be available to Parent on the Closing Date, together with the Contribution (as defined in the Equity Commitment Agreement) under the Equity Commitment Agreement by the Sponsor, would not be sufficient to pay the Merger Consideration or (2) impose new or additional conditions to the Debt Financing or otherwise expand, amend, modify or waive any provision of the Debt Letters in a manner that in any such case would reasonably be expected to (A) materially delay or make less likely the funding of the Debt Financing (or satisfaction of the conditions to the Debt Financing) on the Closing Date, (B) adversely impact the ability of Parent to enforce its rights against the Debt Financing Sources or any other parties to the Debt Letters or the definitive agreements with respect thereto or (C) adversely affect in any material respect the ability of Parent to timely consummate the Merger and the other transactions contemplated hereby. For purposes hereof, (1) the term “Debt Financing” shall be deemed to include the financing contemplated by the Debt Letters, as amended, replaced, supplemented, modified or waived in accordance with this Section 5.04(d) or Section 5.04(e), and (2) the term “Debt Letters” shall be deemed to include the

Debt Letters as may be amended, replaced, supplemented, modified or waived in accordance with this Section 5.04(d) or Section 5.04(e) and any commitment letters and/or fees letters related to any Substitute Financing. Parent shall promptly deliver to the Company copies of any termination, amendment, modification, waiver or replacement of the Debt Letters (provided that any fee letter may be redacted to remove only the fee amounts, pricing caps, the rates and amounts included in the “market flex” and other economic provisions (none of which could affect the conditionality, principal amount or availability of the Debt Financing)).

(e)   If funds in the amounts set forth in the Debt Letters, or any portion thereof, become unavailable except as a result of a reduction in commitments under the Debt Letters are permitted under Section 5.04(d), Parent shall, and shall cause its Affiliates, as promptly as practicable following the occurrence of such event to (i) notify the Company in writing thereof, (ii) use its reasonable best efforts to obtain substitute financing sufficient to enable Parent to consummate the Merger and the other transactions contemplated hereby in accordance with its terms and otherwise on conditions no less favorable in the aggregate to Parent than as set forth in the Debt Commitment Letter as of the date hereof (the “Substitute Financing”) and (iii) use its reasonable best efforts to obtain a new financing commitment letter that provides for such Substitute Financing and, promptly after execution thereof, deliver to the Company true, complete and correct copies of the new commitment letter and the related fee letters (in redacted form reasonably satisfactory to the Persons providing such Substitute Financing removing only the fee amounts, pricing caps, the rates and amounts included in the “market flex” and other economic provisions (none of which could affect the conditionality, principal amount or availability of the Debt Financing)) and related definitive financing documents with respect to such Substitute Financing; provided, however, that Parent shall not be required to obtain financing that includes terms and conditions materially less favorable (taking into account any “market flex” provision) to Parent (as determined in the reasonable judgment of Parent) relative to those in the Debt Financing being replaced.

(f)   Notwithstanding anything contained in this Agreement to the contrary, Parent and Merger Sub expressly acknowledge and agree that neither Parent’s nor Merger Sub’s obligations hereunder are conditioned in any manner upon Parent or Merger Sub obtaining the Debt Financing, any Substitute Financing or any other financing.

(g)   To the extent necessary for Parent to fulfill its obligations under this Agreement, Parent shall promptly take all actions to cause the funding of the Contribution (as defined in the Equity Commitment Agreement) under the Equity Commitment Agreement by the Sponsor, including the commencement of litigation against the Sponsor, solely to the extent the conditions to the funding of the Contribution by the Sponsor pursuant to the Equity Commitment Agreement have been satisfied in accordance with the terms thereof. Notwithstanding anything in this Agreement to the contrary, Parent shall not amend, modify or supplement any of the terms or conditions of (or otherwise waive any rights under) the Equity Commitment Agreement or otherwise terminate the same without the prior written consent of the Company.

SECTION 5.05   Financing Cooperation.

(a)   From the date hereof until the Closing (or the earlier termination of this Agreement pursuant to Section 8.01), subject to the limitations set forth in this Section 5.05, and unless otherwise agreed by Parent, the Company will, and will use its reasonable best efforts to cause its Representatives and the Trustee to, use its or their reasonable best efforts to cooperate with Parent in a timely manner as reasonably requested by Parent in connection with Parent’s arrangement of the Debt Financing (which, solely for purposes of this Section 5.05 and the use of the term Debt Financing Source in this Section 5.05, shall include any alternative equity or debt financings, all or a portion of which will be used to fund the Merger Consideration). Such cooperation will include:

(i)   using reasonable best efforts to cooperate with the marketing efforts of Parent for all or any part of the Debt Financing, including making appropriate officers reasonably available, with appropriate advance notice, for participation in lender or investor meetings, due diligence sessions, meetings with ratings agencies and road shows, and reasonable assistance in the preparation of confidential information memoranda, private placement memoranda, prospectuses, lender and investor presentations, and similar documents as may be reasonably requested by Parent or any Debt Financing Source, in each case, with respect to information relating to the Company in connection with such marketing efforts;

(ii)   furnishing Parent and the Debt Financing Sources with the Required Financial Information and any other information with respect to the Company as is reasonably requested by Parent or any Debt Financing Source and is customarily (A) required for the marketing, arrangement and syndication of financings similar to the Debt Financing or (B) used in the preparation of customary offering or information documents or rating agency, lender presentations or road shows relating to the Debt Financing; provided, that, the Company will use its reasonable best efforts to update such Required Financial Information provided to Parent pursuant to Section 5.05 as may be necessary so that such Required Financial Information does not contain any untrue statement of material fact or omit to state any material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading;

(iii)   requesting that the Company’s independent accountants participate in drafting sessions and accounting due diligence sessions and cooperate with the Debt Financing (including as set forth in the Debt Letters as in effect on the date of this Agreement) or in connection with a customary offering of securities, including the type described in the Debt Commitment Letter, consistent with their customary practice, including requesting that they provide customary consents and comfort letters (including “negative assurance” comfort) to the extent required in connection with the marketing and syndication of the Debt Financing (including as set forth in the Debt Letters as in effect on the date of this Agreement) or as are customarily required in an offering of securities of the type contemplated by the Debt Financing;

(iv)   providing customary authorization and representation letters related to the Debt Financing and obtaining or providing certificates as are customary in financings of such type and other customary documents (other than legal opinions) relating to the Debt Financing as reasonably requested by Parent;

(v)   furnishing all documentation and other information required by a Governmental Entity or any Debt Financing Source under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT ACT (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), and/or the requirements of 31 C.F.R. § 1010.230 at least five (5) Business Days prior to the anticipated Closing Date to the extent reasonably requested by Parent at least ten (10) Business Days prior to the anticipated Closing Date;

(vi)   using reasonable best efforts to assist Parent in obtaining any credit ratings from rating agencies contemplated by the Debt Letters;

(vii)   using reasonable best efforts to obtain such consents, waivers, estoppels, approvals, authorizations and instruments which may be requested by Parent in connection with the Debt Financing;

(viii)   taking all reasonable and customary organizational action, subject to the occurrence of the Closing, reasonably requested by Parent and necessary to permit and/or authorize the consummation of the Debt Financing; and

(ix)   to the extent reasonably requested by Parent, making available appropriate members of senior management of the Company to assist in the negotiation of financing agreements and other documents and instruments;

provided, further, that nothing in this Agreement shall require the Company to cause the delivery of (1) legal opinions or reliance letters or any certificate as to solvency or any other certificate necessary for the Debt Financing, other than as contemplated by Section 5.05(a)(iv) or (2) any financial information in a form not customarily prepared by the Company with respect to such period.

(b)   Notwithstanding anything to the contrary contained in this Agreement (including this Section 5.05): (i) nothing in this Agreement (including this Section 5.05) shall require any such cooperation to the extent that it would (1) require the Company to pay any commitment or other fees, reimburse any expenses or otherwise incur any liabilities or give any indemnities prior to the Closing, (2) unreasonably interfere with the ongoing business or operations of the Company, (3) require the Company to enter into or approve any agreement or other documentation effective prior to the Closing, (4) result in any conflict with the Company Articles, the Company Bylaws or the Organizational Documents of the Trust, (5) reasonably be expected to result in a violation or breach of, or a default (with or without notice, lapse of time or both) under, any Contract to which the Company or the Trust is a party, including this Agreement, (6) reasonably be expected to result in a violation of applicable Law (including with respect to privacy of employees) or (7) reasonably be expected to threaten the loss of any attorney-client privilege or other applicable legal privilege; and (ii) no action, liability or obligation (including any obligation to pay any commitment or other fees or reimburse any expenses) of the Company or any of its Representatives under any certificate, agreement, arrangement, document or instrument relating to the Debt Financing (other than customary authorization and representation letters) shall be effective until the Closing. The Company hereby consents to the use of its logos in connection with the Debt Financing in a form and manner mutually agreed with the Company; provided, however, that such logos are used solely in a manner that is not intended, or reasonably likely, to harm or disparage the Company or the reputation or goodwill of any of the foregoing.

(c)   The Company shall, and shall use its commercially reasonable efforts to cause its Representatives to, reasonably cooperate with Parent with respect to the arrangement of an amendment or waiver to the Company’s Third Amended and Restated Credit Agreement, dated as of September 13, 2018, among the Company, The Bank of New York Mellon Trust Company, N.A., as trustee of the Trust (the “Trustee”), MUFG Union Bank, N.A., as administrative agent and as syndication agent, various issuing banks party thereto and various lending banks party thereto (the “Company Credit Agreement”), to waive the “Change in Control” (as defined in the Company Credit Agreement) that will occur upon the consummation of the Merger in order to permit the consummation of the Merger (the “Required Amendment”); provided that Parent shall be responsible for all fees and other liabilities incurred by the Company in connection with the Required Amendment. Subject to the agreement and execution of the Required Amendment by the counterparties thereto, the Company shall execute and deliver to Parent as promptly as practicable after the date hereof the Required Amendment in a form as reasonably requested by Parent subject to the receipt of the requisite consents in connection with the Required Amendment. At the Parent’s expense, the Company shall, and shall use commercially reasonable efforts to cause its Representatives to, on a timely basis, upon the reasonable request of Parent, provide all reasonable assistance and cooperation in connection with the Required Amendment (including but not limited to requesting, and using commercially reasonable efforts to cause, the Company’s Representatives to furnish any customary certificates or legal opinions in connection with the Required Amendment). Notwithstanding anything to the contrary in this Agreement, for the avoidance of doubt, the execution of the Required Amendment by the parties thereto shall not be a condition to Closing.

(d)   PARENT SHALL (I) PROMPTLY UPON REQUEST BY THE COMPANY, REIMBURSE THE COMPANY FOR ALL OF ITS REASONABLE AND DOCUMENTED OUT-OF-POCKET FEES AND EXPENSES (INCLUDING REASONABLE AND DOCUMENTED FEES AND EXPENSES OF COUNSEL AND ACCOUNTANTS) INCURRED BY THE COMPANY OR ANY OF ITS REPRESENTATIVES IN CONNECTION WITH ANY COOPERATION CONTEMPLATED BY THIS

SECTION 5.05 AND (II) INDEMNIFY AND HOLD HARMLESS THE COMPANY AND ITS REPRESENTATIVES AGAINST ANY CLAIM, LOSS, DAMAGE, INJURY, LIABILITY, JUDGMENT, AWARD, PENALTY, FINE, COST (INCLUDING COST OF INVESTIGATION), EXPENSE (INCLUDING REASONABLE AND DOCUMENTED FEES AND EXPENSES OF COUNSEL AND ACCOUNTANTS) OR SETTLEMENT PAYMENT INCURRED AS A RESULT OF, OR IN CONNECTION WITH, SUCH COOPERATION OR THE DEBT FINANCING AND ANY INFORMATION USED IN CONNECTION THEREWITH OTHER THAN THOSE CLAIMS, LOSSES, DAMAGES, INJURIES, LIABILITIES, JUDGMENTS, AWARDS, PENALTIES, FINES, COSTS, EXPENSES AND SETTLEMENT PAYMENT ARISING OUT OF OR RESULTING FROM THE GROSS NEGLIGENCE, FRAUD, BAD FAITH OR WILLFUL MISCONDUCT OF THE COMPANY OR ANY OF ITS REPRESENTATIVES AS FINALLY DETERMINED BY A COURT OF COMPETENT JURISDICTION.

ARTICLE VI

ADDITIONAL AGREEMENTS

SECTION 6.01   Preparation of the Proxy Statement; Company Shareholders Meeting.

(a)   Unless the Company Board has made a Company Adverse Recommendation Change, the Company shall prepare and cause to be filed with the SEC as promptly as reasonably practicable following the date of this Agreement (but no later than forty-five (45) days following the date of this Agreement), a proxy statement to be mailed to the shareholders of the Company relating to the Company Shareholders Meeting (together with any amendments or supplements thereto, the “Proxy Statement”) in preliminary form. Parent shall furnish all information concerning itself and Merger Sub to the Company, and provide such other assistance, as may be reasonably requested by the Company or its outside legal counsel in connection with the preparation, filing and distribution of the Proxy Statement.

(b)   The Company agrees that (i) assuming the truth, accuracy and completeness of the information supplied to the Company by Parent for inclusion or incorporation by reference in the Proxy Statement (subject to any necessary amendment or supplement pursuant to Section 6.01(d)), the Proxy Statement will not, at the date it is first mailed to the Company’s shareholders and at the time of the Company Shareholders Meeting (subject to any necessary amendment or supplement pursuant to Section 6.01(e)), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading and (ii) assuming the truth, accuracy and completeness of the information supplied to the Company by Parent for inclusion or incorporation by reference in the Proxy Statement (subject to any necessary amendment or supplement pursuant to Section 6.01(d)), the Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder. Parent and Merger Sub agree that none of the information supplied or to be supplied by Parent or Merger Sub for inclusion or incorporation by reference in the Proxy Statement will, at the date it is first mailed to the Company’s shareholders and at the time of the Company Shareholders Meeting (subject to any necessary amendment or supplement pursuant to Section 6.01(d)), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

(c)   The Company shall promptly notify Parent after the receipt of any comments from the SEC with respect to, or any request from the SEC for amendments or supplements to, the Proxy Statement and shall provide Parent with copies of all correspondence between it and its Affiliates and Representatives, on the one hand, and the SEC, on the other hand. Unless, the Company Board has made a Company Adverse Recommendation Change, the Company shall:

(i)   use its reasonable best efforts (1) to respond as promptly as reasonably practicable to any comment from the SEC with respect to, or any request from the SEC for amendments or supplements to, the Proxy Statement and (2) to have the SEC advise the Company as promptly as reasonably practicable that the SEC has no further comments on the Proxy Statement;

(ii)   file the Proxy Statement in definitive form with the SEC and cause such definitive Proxy Statement to be mailed to the shareholders of the Company as promptly as reasonably practicable after the SEC advises the Company that the SEC has no further comments on the Proxy Statement; and

(iii)   include the Company Board Recommendation in the preliminary and definitive Proxy Statement.

Notwithstanding anything to the contrary herein, unless the Company Board has made a Company Adverse Recommendation Change, prior to filing the Proxy Statement in preliminary form with the SEC, responding to any comment from the SEC with respect to, or any request from the SEC for amendments or supplements to, the Proxy Statement or mailing the Proxy Statement in definitive form to the shareholders of the Company, the Company shall provide Parent with a reasonable opportunity to review and comment on such document or response and consider in good faith any of Parent’s comments thereon.

(d)   If, prior to the Company Shareholder Meeting, any event occurs with respect to Parent, or any change occurs with respect to other information supplied by Parent for inclusion in the Proxy Statement, that is required to be described in an amendment of, or a supplement to, the Proxy Statement, Parent shall promptly notify the Company of such event, and Parent and the Company shall cooperate in the prompt filing with the SEC of any necessary amendment or supplement to the Proxy Statement so that either such document would not include any misstatement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading, and, as required by Law, in disseminating the information contained in such amendment or supplement to the Company’s shareholders. Nothing in this Section 6.01(d) shall limit the obligations of any Party under Section 6.01(a).

(e)   If prior to the Company Shareholder Meeting, any event occurs with respect to the Company, or any change occurs with respect to other information in the Proxy Statement (other than information provided by Parent regarding Parent or Merger Sub for inclusion in the Proxy Statement), that is required to be described in an amendment of, or a supplement to, the Proxy Statement, the Company shall promptly notify Parent of such event, and the Company and Parent shall cooperate in the prompt filing with the SEC of any necessary amendment or supplement to the Proxy Statement so that either such document would not include any misstatement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading and, as required by Law, in disseminating the information contained in such amendment or supplement to the Company’s shareholders. Nothing in this Section 6.01(e) shall limit the obligations of any Party under Section 6.01(a).

(f)   Unless the Company Board has made a Company Adverse Recommendation Change, the Company shall, as soon as practicable after mailing of the definitive Proxy Statement to the shareholders of the Company, duly convene and hold the Company Shareholders Meeting and, subject to Section 5.03(c), solicit the Company Shareholder Approval.

SECTION 6.02   Access to Information; Confidentiality.

(a)   Subject to applicable Law and the Confidentiality Agreement, the Company shall afford to Parent and its Representatives reasonable access (at Parent’s sole cost and expense), during normal business hours of the Company and upon reasonable advance notice, during the period from the date of this Agreement until the earlier of the Effective Time or termination of this Agreement pursuant to Section 8.01, to the Company’s material properties, books, contracts, commitments, personnel and records, and during such period, the Company shall make available promptly to Parent (i) to the extent not publicly available, a copy of each material Filing made by it during such period pursuant to the requirements of securities Laws or filed with or sent to the SEC, the PUCT, the NMPRC or any other Governmental Entity and (ii) all other material information concerning the Company’s business, properties and personnel as Parent may reasonably request; provided, however, that the Company may withhold from Parent or its Representatives any document or information that the Company reasonably believes is subject to the terms of a confidentiality agreement with a third party (provided that the Company shall use its commercially reasonable efforts to obtain the required consent of such third party to disclose such document or information) or subject to any attorney-client privilege (provided that the Company shall use its commercially reasonable efforts to allow the disclosure of such document or information (or as much of it as possible) in a manner that does not result in a loss of attorney-client privilege) or is commercially sensitive (as determined in the Company’s reasonable discretion); provided, further, that Parent and its Representatives shall not have the right to collect any air, soil, surface water or ground water samples or perform any invasive or destructive air sampling on, under, at or from any of the properties owned, leased or operated by the Company. EXCEPT FOR INCIDENTS CAUSED BY THE COMPANY’S OR ITS AFFILIATE’S WILLFUL MISCONDUCT, PARENT SHALL INDEMNIFY THE COMPANY AND ITS AFFILIATES AND REPRESENTATIVES FROM, AND HOLD THE COMPANY AND ITS AFFILIATES AND REPRESENTATIVES HARMLESS AGAINST, ANY AND ALL CLAIMS, LOSSES, LIABILITIES, DAMAGES, JUDGMENTS, INQUIRIES, FINES AND REASONABLE FEES, COSTS, EXPENSES, INCLUDING ATTORNEYS’ FEES AND DISBURSEMENTS, AND THE COST OF ENFORCING THIS INDEMNITY ARISING OUT OF OR RESULTING FROM ANY ACCESS PROVIDED PURSUANT TO THIS SECTION 6.02(a).

(b)   All documents and information exchanged pursuant to this Section 6.02 shall be subject to the letter agreement, dated as of December 18, 2018, between the Company and Parent (the “Confidentiality Agreement”). If this Agreement is terminated pursuant to Section 8.01, the Confidentiality Agreement shall remain in effect in accordance with its terms.

(c)   Notwithstanding the foregoing, nothing in this Section 6.02 shall limit any customary disclosures made by Parent and its Affiliates to the Debt Financing Sources, rating agencies, prospective Debt Financing Sources, underwriters, initial purchasers, solicitation agents, existing lenders (and related agents) or otherwise in connection with efforts or activities by Parent or the Debt Financing Sources to obtain the Debt Financing; provided, further, that the recipients of such information and any other information contemplated to be provided by the Company pursuant to Section 5.05, agree to customary confidentiality arrangements, including “click through” confidentiality agreements and confidentially provisions contained in customary bank books and offering memoranda.

SECTION 6.03   Further Actions; Regulatory Approvals; Required Actions.

(a)   Subject to the terms and conditions of this Agreement, each of the Parties shall use its reasonable best efforts to take, or cause to be taken, all actions, and do, or cause to be done, and assist and cooperate with the other Parties in doing, all things necessary to cause the conditions to the Closing set forth in Article VII to be satisfied as promptly as reasonably practicable and to effect the Closing as promptly as reasonably practicable thereafter, including (i) making all necessary Filings with Governmental Entities or third parties, (ii) obtaining the Required Consents and all other third-party Consents that are necessary, proper or advisable to consummate the Merger, provided, however, that Parent shall not be required to, and the Company shall not without Parent’s prior written consent, make, or commit or agree to make, any concession or payment to, or incur any obligation to, any Person to obtain any such Required Consent or other Consent or make, or commit or agree to make, any such concession or payment to, or incur any such obligation that is not conditioned on the consummation of the Merger, (iii) obtaining the Required Approvals and all other Consents of Governmental Entities that are necessary, proper or advisable to consummate the Merger and the other transactions contemplated hereby and (iv) executing and delivering any additional instruments that are necessary, proper or advisable to consummate the Merger and the other transactions contemplated hereby.

(b)   In connection with and without limiting the generality of Section 6.03(a), and subject to the obligations of Section 6.06, each of Parent and the Company shall:

(i)   make or cause to be made, in consultation and cooperation with the other, at a mutually agreeable time after the date of this Agreement, (A) an appropriate filing of a Notification and Report Form pursuant to the HSR Act relating to the Merger, and (B) all other necessary Filings relating to the Merger with other Governmental Entities under any other Antitrust Law;

(ii)   other than those filings referenced in Section 6.03(b)(i), make or cause to be made, as promptly as reasonably practicable after the date of this Agreement and in any event within sixty (60) days after the date of this Agreement, which may be extended by mutual agreement of the Parties, all necessary Filings with other Governmental Entities relating to the Merger, including any such Filings necessary to obtain any Required Approval;

(iii)   furnish to the other all assistance, cooperation and information reasonably required for any such Filing and in order to achieve the effects set forth in this Section 6.03;

(iv)   unless prohibited by applicable Law or by a Governmental Entity, give the other Party reasonable prior notice of any such Filing and, to the extent reasonably practicable, of any communication with any Governmental Entity relating to the Merger (including with respect to any of the actions referred to in this Section 6.03(b)) and, to the extent reasonably practicable, permit the other to review and discuss in advance, and consider in good faith the views of, and secure the participation of, the other in connection with any such Filing or communication;

(v)   respond as promptly as reasonably practicable under the circumstances to any inquiries received from any Governmental Entity or any other authority enforcing applicable Antitrust Laws for additional information or documentation in connection with antitrust, competition or similar matters (including a “second request” under the HSR Act) and not extend any waiting period under the HSR Act or enter into any agreement with any such Governmental Entity or other authorities not to consummate the Merger, except with the prior written consent of the other Party;

(vi)   provide any information reasonably requested by any Governmental Entity in connection with any review or investigation of the transactions contemplated by this Agreement; provided, however that with respect to the Required Approval, neither Party shall be prevented from filing reasonable objections to discovery requests in any contested proceeding relating to obtaining such Required Approval; and

(vii)   unless prohibited by applicable Law or a Governmental Entity, to the extent reasonably practicable, (A) not participate in or attend any meeting or engage in any substantive conversation with any Governmental Entity in respect of the Merger without the other Party, (B) to the extent reasonably practicable, give the other reasonable prior notice of, and summaries after (if applicable), any such meeting or conversation and, in the event one Party is prohibited by applicable Law or by the applicable Governmental Entity from participating in or attending any such meeting or engaging in any such conversation, keep such Party apprised with respect thereto, (C) cooperate in the filing of any substantive memoranda, white papers, filings, pleadings, correspondence or other written communications explaining or defending this Agreement or the Merger, articulating any regulatory or competitive argument or responding to requests or objections made by any Governmental Entity or any intervenor in any proceeding relating to a Required Approval and (D) furnish the other Party with copies of all substantive correspondence, Filings and communications (and memoranda setting forth the substance thereof) between it and its Affiliates and their respective Representatives on the one hand, and any Governmental Entity or members of any Governmental Entity’s staff, on the other hand, with respect to this Agreement or the Merger; provided that the Parties shall be permitted, to the extent permitted by applicable Law or a Governmental Entity, to designate any correspondence, Filing or communication as “outside counsel only” to the extent such correspondence, Filing or communication contains commercially sensitive information and the receiving outside counsel shall not provide these materials to the Party it represents.

(c)   Parent shall not, and shall cause its Affiliates not to, enter into any new commercial activities or businesses unrelated to the transactions contemplated by this Agreement or enter into any transaction to acquire any asset, property, business or Person (by way of merger, consolidation, share exchange, investment, other business combination, asset, stock or equity purchase, or otherwise), that would reasonably be expected to materially increase the risk of not obtaining or making any Consent or Filing contemplated by this Section 6.03 or the timely receipt thereof. In furtherance of and without limiting any of Parent’s covenants and agreements under this Section 6.03 and Section 6.06, Parent shall use its reasonable best efforts to avoid or eliminate each and every impediment that may be asserted by a Governmental Entity so as to enable the Closing to occur as soon as reasonably possible, which such reasonable best efforts shall include the following:

(i)   defending through litigation on the merits, including appeals, any Claim asserted in any court or other proceeding by any Person, including any Governmental Entity, that seeks to or could prevent or prohibit or impede, interfere with or delay the consummation of the Closing;

(ii)   proposing, negotiating, committing to and effecting, by consent decree, hold separate order or otherwise, the sale, divestiture, licensing or disposition of any assets or businesses of Parent or its Affiliates or the Company, including entering into customary ancillary agreements on commercially reasonable terms relating to any such sale, divestiture, licensing or disposition;

(iii)   agreeing to any limitation on the conduct of Parent or its Affiliates (including, after the Closing, the Surviving Corporation); and

(iv)   agreeing to take any other action as may be required by a Governmental Entity in order to effect each of the following: (A) obtaining all Required Approvals before the End Date, (B) avoiding the entry of, or having vacated, lifted, dissolved, reversed or overturned any Judgment, whether temporary, preliminary or permanent, that is in effect that prohibits, prevents or restricts consummation of, or impedes, interferes with or delays, the Closing and (C) effecting the expiration or termination of any waiting period, which would otherwise have the effect of preventing, prohibiting or restricting consummation of the Closing or impeding, interfering with or delaying the Closing.

provided that, the provisions of this Section 6.03 or any other provision on this Agreement shall not be construed to (i) require Parent, Merger Sub or any Subsidiary of Parent or (ii) permit the Company without the prior written consent of Parent, to undertake any efforts or take any action, including proposing, negotiating, committing to, effecting, or accepting any undertakings, terms, conditions, liabilities, obligations, commitments, sanctions or other measures or provisions (including the sale, divestiture, licensing or disposition of assets or businesses of Parent or its Subsidiaries or the Company, by consent decree, hold separate order or otherwise), if the taking of such efforts or action, individually or in the aggregate, has resulted or would reasonably be expected to result in a Burdensome Condition.

(d)   Notwithstanding anything in this Section 6.03 or any other provision of this Agreement to the contrary, subject to applicable Law, Parent shall have primary responsibility for, and shall take the lead in, scheduling and conducting any meeting with any Governmental Entity or any intervenor in any proceeding relating to a Required Approval, coordinating and making any applications and filings with, and communicating with and resolving any investigation or other inquiry of, any agency or other Governmental Entity, and determining the strategy and timing for, and making all material decisions relating to, obtaining the Required Approvals, Required Consents, Consents, Permits and other approvals and confirmations from any Governmental Entity or other Person necessary, proper or advisable to consummate the Merger; provided, that, Parent agrees to consult with the Company reasonably in advance of taking any such action and consider in good faith the Company’s views and recommendations with respect thereto. Parent shall promptly notify the Company and the Company shall notify Parent of any notice or other communication from any Person alleging that such Person’s Consent is or may be required in connection with the Merger.

SECTION 6.04   Transaction Litigation. The Company shall promptly notify Parent of any shareholder litigation arising from this Agreement or the Merger that is brought against the Company or members of the Company Board (“Transaction Litigation”). The Company shall reasonably consult with Parent with respect to the defense or settlement of any Transaction Litigation and shall not settle any Transaction Litigation without Parent’s consent (not to be unreasonably withheld, conditioned or delayed).

SECTION 6.05   Section 16 Matters. Prior to the Effective Time, the Company shall take all such steps as may be required to cause any dispositions of Company Common Stock (including derivative securities with respect to Company Common Stock) directly resulting from the Merger by each individual who will be subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company immediately prior to the Effective Time to be exempt under Rule 16b-3 promulgated under the Exchange Act.

SECTION 6.06   Governance Matters. The Company, Parent and Merger Sub agree (i) that the applications submitted to the PUCT and NMPRC with respect to the Merger, and any agreement with the City of El Paso with respect to the Merger, shall include the information concerning the Merger, the Company, Parent and Merger Sub required by the laws of the State of Texas and the State of New Mexico, as applicable, (ii) to include specific commitments and agreements (A) in the applications submitted to the PUCT and NMPRC with respect to the Merger, and (B) in any agreement with the City of El Paso with respect to the Merger, in each case that implement the principles set forth in Exhibit B hereto, and (iii) that the initial applications submitted to the PUCT and NMPRC with respect to the Merger, and any agreement with the City of El Paso with respect to the Merger, and any amendment thereto shall only include such other agreements or commitments as agreed to by the Company, Parent and Merger Sub, in each case, whose consent to any such agreements or commitments shall not be unreasonably withheld, conditioned or delayed; provided in no event shall Parent or Merger Sub be required to consent to any such agreements or commitments that, individually or in the aggregate, would result in a Burdensome Condition. The Company agrees that it will not agree to, or accept, any additional or different agreements, commitments or conditions in connection with the Merger pursuant to any settlement or otherwise with the staff of the PUCT or NMPRC, or the City of El Paso or any other Person without the prior written consent of Parent, which consent shall not be unreasonably withheld, conditioned or delayed; provided in no event shall Parent be required to consent to any such agreements, commitments or conditions that, individually or in the aggregate, would result in a Burdensome Condition.

SECTION 6.07   Public Announcements. Except with respect to (a) a Company Adverse Recommendation Change, a Company Recommendation Change Notice, a Company Takeover Proposal, a Superior Company Proposal or any matter related to any of the foregoing, (b) any dispute between or among the Parties regarding this Agreement or the transactions contemplated hereby, and (c) a press release or other public statement that is consistent in all material respects with previous press releases, public disclosures or public statements made by a Party in accordance with this Agreement, including in investor conference calls, SEC Filings, Q&As or other publicly disclosed documents, in each case under this clause (c), to the extent such disclosure is still accurate, Parent and the Company shall consult with each other before issuing, and give each other the reasonable opportunity to review and comment upon, any press release or other written public statement with respect to this Agreement or the transactions contemplated hereby, including the Merger, and shall not issue any such press release or make any such written public statement prior to such consultation, except as such Party reasonably concludes (based upon advice of its outside legal counsel) may be required by applicable Law, court process or by obligations pursuant to the rules of any national securities exchange or national securities quotation system. The Company and Parent agree that the initial press release to be issued with respect to this Agreement or the Merger shall be in a form agreed to by the Parties. Nothing in this Section 6.07 shall limit the ability of any Party to make internal announcements to its respective employees that are consistent in all material respects with the prior public disclosures regarding the transactions contemplated by this Agreement.

SECTION 6.08   Fees, Costs and Expenses. Except as provided otherwise in this Agreement, including Section 8.02(b), all fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such fees, costs or expenses, whether or not the Closing occurs.

SECTION 6.09   Indemnification, Exculpation and Insurance.

(a)   Parent agrees that all rights to indemnification, advancement of expenses and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time now existing in favor of the current or former directors, officers or employees of the Company as provided in its Organizational Documents and any indemnification or other similar Contracts of the Company, in each case, as in effect on the date of this Agreement, shall continue in full force and effect in accordance with their terms (it being agreed that after the Closing such rights shall be mandatory rather than permissive, if applicable), and Parent shall cause the Surviving Corporation to perform their respective obligations thereunder. WITHOUT LIMITING THE FOREGOING, FROM AND AFTER THE EFFECTIVE TIME, THE SURVIVING CORPORATION AGREES THAT IT WILL INDEMNIFY AND HOLD HARMLESS EACH INDIVIDUAL WHO IS AS OF THE DATE OF THIS AGREEMENT, OR WHO BECOMES PRIOR TO THE EFFECTIVE TIME, A DIRECTOR, OFFICER OR EMPLOYEE OF THE COMPANY OR WHO IS AS OF THE DATE OF THIS AGREEMENT, OR WHO THEREAFTER COMMENCES PRIOR TO THE EFFECTIVE TIME, SERVING AT THE REQUEST OF THE COMPANY AS A DIRECTOR, OFFICER OR EMPLOYEE OF ANOTHER PERSON (THE “COMPANY INDEMNIFIED PARTIES”), AGAINST ALL CLAIMS, LOSSES, LIABILITIES, DAMAGES, JUDGMENTS, INQUIRIES, FINES AND REASONABLE FEES, COSTS AND EXPENSES, INCLUDING ATTORNEYS’ FEES AND DISBURSEMENTS, INCURRED IN CONNECTION WITH ANY CLAIM, WHETHER CIVIL, CRIMINAL, ADMINISTRATIVE OR INVESTIGATIVE (INCLUDING WITH RESPECT TO MATTERS EXISTING OR OCCURRING AT OR PRIOR TO THE EFFECTIVE TIME (INCLUDING THIS AGREEMENT AND THE TRANSACTIONS AND ACTIONS CONTEMPLATED HEREBY)), ARISING OUT OF OR PERTAINING TO THE FACT THAT THE COMPANY INDEMNIFIED PARTY IS OR WAS A DIRECTOR, OFFICER OR EMPLOYEE OF THE COMPANY OR IS OR WAS SERVING AT THE

REQUEST OF THE COMPANY AS A DIRECTOR, OFFICER OR EMPLOYEE OF ANOTHER PERSON, WHETHER ASSERTED OR CLAIMED PRIOR TO, AT OR AFTER THE EFFECTIVE TIME, TO THE FULLEST EXTENT PERMITTED UNDER APPLICABLE LAW. In the event of any Claim covered under this Section 6.09, (i) each Company Indemnified Party will be entitled to advancement of expenses incurred in the defense of any such Claim from Parent; provided that any Person to whom expenses are advanced provides an undertaking, if and only to the extent required by applicable Law or the Surviving Corporation’s Organizational Documents, to repay such advances if it is ultimately determined by final adjudication that such person is not entitled to indemnification and (ii) the Surviving Corporation shall cooperate in good faith in the defense of any such matter.

(b)   In the event that Parent or the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, Parent or the Surviving Corporation, as the case may be, shall cause proper provision to be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, assume the covenants and agreements set forth in this Section 6.09.

(c)   For a period of six (6) years from and after the Effective Time, the Surviving Corporation shall either cause to be maintained in effect the current policies of directors’ and officers’ liability insurance and fiduciary liability insurance maintained by the Company or provide substitute policies for the Company and its current and former directors and officers who are currently covered by the directors’ and officers’ and fiduciary liability insurance coverage currently maintained by the Company, in either case, of not less than the existing coverage and having other terms not materially less favorable to the insured persons than the directors’ and officers’ liability insurance and fiduciary liability insurance coverage currently maintained by the Company with respect to claims arising from facts or events that occurred on or before the Effective Time (with insurance carriers having at least an “A” rating by A.M. Best with respect to directors’ and officers’ liability insurance and fiduciary liability insurance), except that in no event shall the Surviving Corporation be required to pay with respect to such insurance policies in respect of any one policy year more than 300% of the aggregate annual premium most recently paid by the Company prior to the date of this Agreement (the “Maximum Amount”), and if the Surviving Corporation is unable to obtain the insurance required by this Section 6.09(c) it shall obtain as much comparable insurance as possible for the years within such six (6) year period for an annual premium equal to the Maximum Amount, in respect of each policy year within such period. In lieu of such insurance, prior to the Closing Date the Company may, at its option, purchase a “tail” directors’ and officers’ liability insurance policy and fiduciary liability insurance policy for the Company and its current and former directors, officers and employees who are currently covered by the directors’ and officers’ and fiduciary liability insurance coverage currently maintained by the Company, such tail to provide coverage in an amount not less than the existing coverage and to have other terms not materially less favorable to the insured persons than the directors’ and officers’ liability insurance and fiduciary liability insurance coverage currently maintained by the Company with respect to claims arising from facts or events that occurred on or before the Effective Time for a period of not less than six (6) years; provided that in no event shall the cost of any such tail policy in respect of any one policy year exceed the Maximum Amount. The Surviving Corporation shall maintain such policies in full force and effect, and continue to honor the obligations thereunder.

(d)   The provisions of this Section 6.09 (i) shall survive consummation of the Merger, (ii) are intended to be for the benefit of, and will be enforceable by, each indemnified or insured party (including the Company Indemnified Parties), his or her heirs and his or her representatives and (iii) are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such Person may have by contract or otherwise.

SECTION 6.10   Employee Matters.

(a)   During the period commencing at the Effective Time and ending on the two (2) year anniversary of the Effective Time (the “Continuation Period”), Parent shall, and shall cause the Surviving Corporation to, provide each individual who is employed by the Company immediately prior to the Effective Time and who the Surviving Corporation, Parent or any of their Subsidiaries employ automatically by operation of law immediately following the Effective Time (each, a “Company Employee”) who is not a Represented Employee (as defined in Section 6.10(c)) with (i) the same or better employment position in the same location as held by the Company Employee immediately prior to the Effective Time, unless such Company Employee consents to such position or location change; (ii) a base salary or wage rate that is no less favorable than that provided to the Company Employee immediately prior to the Effective Time, (iii) aggregate incentive compensation opportunities that are substantially comparable, in the aggregate, to those provided to the Company Employee immediately prior to the Effective Time and (iv) employee benefits that are substantially comparable, in the aggregate, to those provided to the Company Employee immediately prior to the Effective Time. During the Continuation Period, Parent shall, and shall cause the Surviving Corporation to, (i) maintain post-retirement welfare arrangements that are no less favorable than those post-retirement welfare arrangements in place for the Company’s current or former employees as of the Effective Time and (ii) provide each Company Employee who experiences a termination of employment with the Surviving Corporation severance benefits that are no less favorable than those provided pursuant to the severance guidelines set forth in Section 6.10(a) of the Company Disclosure Letter.

(b)   With respect to annual cash bonuses for the fiscal year in which the Effective Time occurs (the “Closing Year”), (x) as soon as practicable following the end of the Closing Year, but in no event later than the March 15th following the Closing Year, Parent shall, or shall cause the Surviving Corporation to, pay each Company Employee who remains employed at the time of payment an annual cash bonus for the Closing Year in an amount determined based on the greater of (A) the level of attainment of the applicable performance criteria under the bonus plan in which such Company Employee participated as of immediately prior to the Effective Time and (B) the level of payout associated with target performance for the Closing Year; provided that in the event the employment of any Company Employee is terminated following the Effective Time and prior to the payment of the annual bonus for the Closing Year by the Company Employee for Good Reason (as defined below) or by Parent or a Subsidiary for reasons other than Cause (as defined below), such Company Employee will be entitled to an annual bonus for the Closing Year payable in the same manner and at the same time as other bonuses for the Closing Year are payable as described above, but pro-rated for the period during the performance year that the Company Employee was employed. For this purpose, “Cause” shall have the meaning set forth in the applicable Company Employee’s change-in-control agreement or, if there is no such agreement, shall mean (i) the Company Employee’s indictment for or conviction, plea of “guilty” or plea of “no contest” to any crime constituting a felony in the jurisdiction in which it is committed or to any crime involving dishonesty, (ii) the willful and continued failure by the Company Employee to perform the material duties of his or her position (other than by reason of disability), (iii) the engaging by the Company Employee in misconduct in connection with Company Employee’s employment that is materially injurious to the Parent and its Subsidiaries or (iv) material breach of the policies or procedures of Parent or its Subsidiaries (including the Company), in each case following written notice and, in the cases of clauses (ii), (iii) and (iv), a reasonable opportunity (which shall be no less than 10 days) to cure the failure or cease any non-criminal misconduct to the extent such failure or misconduct is capable of cure without material harm to Parent and its Subsidiaries. For this purpose, “Good Reason” will have the meaning set forth in the applicable Company Employee’s change in control agreement or, if there is no such agreement, shall mean (A) requiring the Company Employee to be based at an office or location more than 50 miles from the office or location at which the Company Employee was stationed immediately prior to the Effective Time or (B) a material reduction in the Company Employee’s base compensation. In the event the Effective Time occurs before annual cash bonuses have been paid in respect of the most recently completed fiscal year, the Company Board shall determine the level of performance achieved for purposes of the payout of such bonuses and Parent shall cause the bonuses determined by the Company Board to be paid at the Closing. In the event the Effective Time occurs before annual cash bonuses have been paid in respect of the most recently completed fiscal year, the Company Board shall determine the level of performance achieved for purposes of the payout of such bonuses and Parent shall cause bonuses determined by the Company Board to be paid at the Closing.

(c)   With respect to each Company Employee who is covered by a Company Union Contract (each, a “Represented Employee”), Parent shall, or shall cause the Surviving Corporation to, continue to honor the Company Union Contracts, in each case as in effect at the Effective Time, in accordance with their terms (it being understood that this sentence shall not be construed to limit the ability of Parent or the Surviving Corporation to amend or terminate any such Company Union Contract, to the extent permitted by the terms of the applicable Company Union Contract and applicable Law). The provisions of this Section 6.10 shall be subject to any applicable provisions of the Company Union Contracts and applicable Law in respect of such Represented Employee, to the extent the provisions of this Section 6.10 are inconsistent with or otherwise in conflict with the provisions of any such Company Union Contract or applicable Law.

(d)   At the Effective Time, Parent shall, or shall cause the Surviving Corporation to, assume and honor in accordance with their terms all of the Company’s employment, severance, retention, termination and change-in-control plans, policies, programs, agreements and arrangements (including any change-in-control severance agreement or other arrangement between the Company and any Company Employee) maintained by the Company, in each case, as in effect at the Effective Time, including with respect to any payments, benefits or rights arising as a result of the Merger (either alone or in combination with any other event), it being understood that this sentence shall not be construed to limit the ability of Parent or the Surviving Corporation to amend or terminate any such plans, policies, programs, agreements, or arrangements, to the extent permitted by the terms of the applicable plan, policy, program, agreement or arrangement and applicable Law; provided, that any such amendment or termination shall not be inconsistent with the terms of this Agreement. For purposes of any Company Benefit Plan or Company Benefit Agreement containing a definition of “change in control,” “change of control” or similar term that relates to a transaction at the level of the Company, the Closing shall be deemed to constitute a “change in control,” “change of control” or such similar term.

(e)   With respect to all employee benefit plans of Parent, the Surviving Corporation or any of their Subsidiaries, including any “employee benefit plan” (as defined in Section 3(3) of ERISA) (including any vacation, paid time-off and severance plans), each Company Employee’s service with the Company (as well as service with any predecessor employer of the Company, to the extent service with the predecessor employer was recognized by the Company and is accurately reflected within a Company Employee’s records) shall be treated as service with Parent, the Surviving Corporation or any of their Subsidiaries for all purposes, including determining eligibility to participate, level of benefits, vesting and benefit accruals, except (i) to the extent that such service was not recognized under the corresponding Company Benefit Plan immediately prior to the Effective Time, (ii) for purposes of any defined benefit plan accruals or (iii) to the extent that such recognition would result in any duplication of benefits for the same period of service.

(f)   Parent shall, and shall cause the Surviving Corporation to, use commercially reasonable efforts to waive, or cause to be waived, any pre-existing condition limitations, exclusions, actively at work requirements and waiting periods under any welfare benefit plan maintained by Parent, the Surviving Corporation or any of their Subsidiaries in which Company Employees (and their eligible dependents) will be eligible to participate from and after the Effective Time, except to the extent that such pre-existing condition limitations, exclusions, actively-at-work requirements and waiting periods would not have been satisfied or waived under the corresponding Company Benefit Plan immediately prior to the Effective Time. Parent shall, or shall cause the Surviving Corporation to, use commercially reasonable efforts to recognize the dollar amount of all ‘co-payments, deductibles and similar expenses incurred by each Company Employee (and his or her eligible dependents) during the calendar year in which the Effective Time occurs for purposes of satisfying such year’s deductible and co-payment limitations under the relevant welfare benefit plans in which they will be eligible to participate from and after the Effective Time.

(g)   Notwithstanding anything to the contrary herein, the provisions of this Section 6.10 are solely for the benefit of the parties to this Agreement, and no provision of this Section 6.10 is intended to, or shall, constitute the establishment or adoption of or an amendment to any employee benefit plan for purposes of ERISA or otherwise and no Company Personnel or any other individual associated therewith shall be regarded for any purpose as a third-party beneficiary of this Agreement or have the right to enforce the provisions hereof including in respect of continued employment (or resumed employment). Nothing contained herein shall alter the at-will employment relationship of any Company Employee.

SECTION 6.11   Merger Sub.

(a)   Prior to the Effective Time, Merger Sub shall not engage in any activity of any nature except for activities related to or in furtherance of the Merger.

(b)   Parent hereby (i) guarantees the due, prompt and faithful payment performance and discharge by Merger Sub of, and compliance by Merger Sub with, all of the covenants and agreements of Merger Sub under this Agreement and (ii) agrees to take all actions necessary, proper or advisable to ensure such payment, performance and discharge by Merger Sub hereunder.

SECTION 6.12   Takeover Statutes. If any Takeover Statute or similar statute or regulation becomes applicable to this Agreement or the Merger, the Company shall use reasonable best efforts to obtain such approvals and take such actions to ensure that the Merger may be consummated as promptly as practicable on the terms contemplated by this Agreement.

SECTION 6.13   Stock Exchange Delisting. The Company shall cooperate with Parent and take, or cause to be taken, all actions, and do, or cause to be done, all things reasonably necessary, proper or advisable on its part under applicable Laws and rules and policies of the NYSE to enable the delisting by the Surviving Corporation of the shares of Company Common Stock from the NYSE and the deregistration of the shares of Company Common Stock under the Exchange Act as promptly as practicable after the Effective Time, and, in any event, no more than ten (10) days after the Closing Date. Prior to the Closing, the Company shall in the ordinary course of business consistent with past practice prepare quarterly and annual reports pursuant to the Exchange Act such that if any such reports are required to be filed after the Closing and prior to the deregistration of the Company’s securities under the Exchange Act, the Company will be reasonably capable of timely filing such reports.

SECTION 6.14   Resignation of Directors. Unless otherwise requested by Parent, the Company shall obtain and deliver to Parent at or prior to the Effective Time the resignation of each director of the Company, effective as of the Effective Time.

ARTICLE VII

CONDITIONS PRECEDENT

SECTION 7.01   Conditions to Each Party’s Obligation to Effect the Transactions. The obligation of each Party to effect the Closing is subject to the satisfaction or waiver (by such Party) at or prior to the Closing of the following conditions:

(a)   Company Shareholder Approval. The Company Shareholder Approval shall have been obtained.

(b)   Required Approvals. The Required Approvals, including the expiration or termination of any waiting period applicable to the Merger under the HSR Act, shall have been obtained at or prior to the Effective Time and such approvals shall have become Final Orders. For purposes of this Section 7.01(b), a “Final Order” means a Judgment by the relevant Governmental Entity that (i) has not been reversed, stayed, enjoined, set aside, annulled or suspended and is in full force and effect, (ii) with respect to which, if applicable, any mandatory waiting period prescribed by Law before the Merger may be consummated has expired or been terminated, and (iii) as to which all conditions to the consummation of the Merger prescribed by Law have been satisfied. In addition to subsections (i),(ii), and (iii) in this Section 7.01(b), a “Final Order” for a Required Approval of the PUCT shall meet all requirements for a final order under Section 2001.144 of the Texas Government Code.

(c)   No Legal Restraints. No Law and no Judgment, whether preliminary, temporary or permanent, shall be in effect that prevents, makes illegal or prohibits the consummation of the Merger (any such Law or Judgment, a “Legal Restraint”).

SECTION 7.02   Conditions to Obligations of the Company. The obligation of the Company to effect Closing is further subject to the satisfaction or waiver (by the Company) at or prior to the Closing of the following conditions:

(a)   Representations and Warranties. (i) The representations and warranties of Parent and Merger Sub contained herein (except for the representations and warranties contained in Sections 4.02 and 4.08) shall be true and correct (without giving effect to any limitation as to “materiality” or “Parent Material Adverse Effect” set forth therein) at and as of the date hereof and at and as of the Effective Time as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except where the failure of any such representation or warranty to be true and correct (without giving effect to any limitation as to “materiality” or “Parent Material Adverse Effect” set forth therein), individually or in the aggregate, has not had and would not reasonably be expected to have a Parent Material Adverse Effect, and (ii) the representations and warranties of Parent and Merger Sub contained in Sections 4.02 and 4.08 shall be true and correct at and as of the date hereof and at and as of the Closing Date as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except where the failure of any such representation or warranty to be true and correct would be de minimis.

(b)   Performance of Covenants and Agreements of Parent and Merger Sub. Parent and Merger Sub shall have performed in all material respects all covenants and agreements required to be performed by them under this Agreement at or prior to the Closing.

(c)   Officer’s Certificate. The Company shall have received a certificate signed on behalf of Parent by an authorized signatory of Parent certifying the satisfaction by Parent and Merger Sub of the conditions set forth in Section 7.02(a) and Section 7.02(b).

SECTION 7.03   Conditions to Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to consummate the Merger are further subject to the satisfaction or waiver (by Parent and Merger Sub) at or prior to the Closing of the following conditions:

(a)   Representations and Warranties. (i) The representations and warranties of the Company contained herein (except for the representations and warranties contained in Sections 3.01, 3.03, 3.04, 3.07(b), 3.13 and 3.20) shall be true and correct (without giving effect to any limitation as to “materiality” or “Company Material Adverse Effect” set forth therein) at and as of the date hereof and at and as of the Effective Time as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except where the failure of any such representation or warranty to be true and correct (without giving effect to any limitation as to “materiality” or “Company Material Adverse Effect” set forth therein), individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect, (ii) the representations and warranties of the Company contained in Section 3.01, Section 3.03, Section 3.04, Section 3.13 and Section 3.20 shall be true and correct at and as of the date hereof and at and as of the Closing Date as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except where the failure of any such representation or warranty to be true and correct would be de minimis, and (iii) the representations and warranties of the Company contained in Section 3.07(b) shall be true and correct in all respects at and as of the Closing as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such earlier date).

(b)   Performance of Covenants and Agreements of the Company. The Company shall have performed in all material respects all covenants and agreements required to be performed by it under this Agreement at or prior to the Closing.

(c)   Absence of Company Material Adverse Effect. Since the date of this Agreement, no fact, circumstance, effect, change, event or development that, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect shall have occurred and be continuing.

(d)   Absence of Burdensome Condition. No Law, Judgment, Filing or Consent with any Governmental Entity or Required Approval shall impose or require any undertakings, terms, conditions, liabilities, obligations, commitments, sanctions or other measures or provisions (including the sale, divestiture, licensing or disposition of assets or businesses of Parent or its Subsidiaries or the Company, by consent decree, hold separate order or otherwise) that, individually or in the aggregate, constitute, or would reasonably be expected to constitute, a Burdensome Condition.

(e)   Officer’s Certificate. Parent shall have received a certificate signed on behalf of the Company by an executive officer of the Company certifying the satisfaction by the Company of the conditions set forth in Section 7.03(a), Section 7.03(b) and Section 7.03(c).

ARTICLE VIII

TERMINATION, AMENDMENT AND WAIVER

SECTION 8.01   Termination Rights.

(a)   Termination by Mutual Consent. The Company and Parent shall have the right to terminate this Agreement at any time prior to the Effective Time, whether before or after receipt of the Company Shareholder Approval, by mutual written consent.

(b)   Termination by Either the Company or Parent. Each of the Company and Parent shall have the right to terminate this Agreement, at any time prior to the Effective Time, whether before or after the receipt of the Company Shareholder Approval, if:

(i)   the Closing shall not have occurred by 5:00 p.m. New York City time on June 1, 2020 (the “End Date”); provided that if, prior to the End Date, all of the conditions to the Closing set forth in Article VII have been satisfied or waived, as applicable, or shall then be capable of being satisfied (except for any conditions set forth in Section 7.01(b) (Required Approvals), Section 7.01(c) (No Legal Restraints) and those conditions that by their nature are to be satisfied at the Closing), either the Company or Parent may, prior to 5:00 p.m. New York City time on the End Date, extend the End Date to a date that is three (3) months after the End Date (and if so extended, such later date being the End Date); provided, further, that neither the Company nor Parent may terminate this Agreement or extend the End Date pursuant to this Section 8.01(b)(i) if it (or, in the case of Parent, Parent or Merger Sub) is in breach of any of its covenants or agreements and such breach has caused or resulted in either (1) the failure to satisfy the conditions to its obligations to consummate the Merger set forth in Article VII prior to the End Date or (2) the failure of the Closing to have occurred prior to the End Date;

(ii)   the condition set forth in Section 7.01(c) (No Legal Restraints) is not satisfied and the Legal Restraint giving rise to such nonsatisfaction has become final and nonappealable; provided, however, that the right to terminate this Agreement under this Section 8.01(b)(ii) shall not be available to any Party if such failure to satisfy the condition set forth in Section 7.01(c) is the result of a failure of such Party to comply with its obligations pursuant to Section 6.03; or

(iii)   the Company Shareholder Approval is not obtained at the Company Shareholders Meeting duly convened (unless such Company Shareholders Meeting has been adjourned, in which case at the final adjournment thereof).

(c)   Termination by the Company. The Company shall have the right to terminate this Agreement:

(i)   in the event that the Company Board has made a Company Adverse Recommendation Change with respect to a Superior Company Proposal and shall have approved, and concurrently with the termination hereunder, the Company shall have entered into, a Company Acquisition Agreement providing for the implementation of such Superior Company Proposal, so long as (1) the Company has complied in all material respects with its obligations under Section 5.03(c) and (2) the Company prior to or concurrently with such termination pays to Parent the Company Termination Fee in accordance with Section 8.02(b)(ii) and the termination pursuant to this Section 8.01(c)(i) shall not be effective and the Company shall not enter into any such Company Acquisition Agreement until Parent is in receipt of the Company Termination Fee; provided, however, that the Company shall not have the right to terminate this Agreement under this Section 8.01(c)(i) after the Company Shareholder Approval is obtained at the Company Shareholders Meeting;

(ii)   if Parent or Merger Sub breaches or fails to perform any of its covenants or agreements contained herein, or if any of the representations or warranties of Parent or Merger Sub contained herein fails to be true and correct, which breach or failure to perform (1) would give rise to the failure of a condition set forth in Section 7.02(a) (Parent/Merger Sub Representations and Warranties) or Section 7.02(b) (Parent/Merger Sub Covenants), as applicable, and (2) is not reasonably capable of being cured by Parent or Merger Sub by the End Date (as it may be extended pursuant to Section 8.01(b)(i)) or is not cured by Parent within thirty (30) days after receiving written notice from the Company of such breach or failure; provided, however, that the Company shall not have the right to terminate this Agreement under this Section 8.01(c)(ii) if the Company is then in breach of any covenant or agreement contained herein or any representation or warranty of the Company contained herein then fails to be true and correct such that the conditions set forth in Section 7.03(a) (Company Representations and Warranties) or Section 7.03(b) (Company Covenants), as applicable, could not then be satisfied; or

(iii)   if (1) all of the conditions set forth in Section 7.01, Section 7.02 and Section 7.03 have been satisfied or waived in accordance with this Agreement as of the date that the Closing should have been consummated pursuant to Section 1.03 (except for those conditions that by their terms are to be satisfied at the Closing), (2) Parent and Merger Sub do not complete the Closing on the day that the Closing should have been consummated pursuant to Section 1.03, (3) the Company shall have delivered to Parent an irrevocable written notice that it stands ready, willing and able to consummate the Closing, and (4) Parent and Merger Sub fail to consummate the Closing within five (5) Business Days following their receipt of written notice from the Company requesting such consummation.

(d)   Termination by Parent. Parent shall have the right to terminate this Agreement:

(i)   in the event that the Company Board or a committee thereof has made a Company Adverse Recommendation Change; provided, however, that Parent shall not have the right to terminate this Agreement under this Section 8.01(d)(i) after the Company Shareholder Approval is obtained at the Company Shareholders Meeting; or

(ii)   if the Company breaches or fails to perform any of its covenants or agreements contained herein, or if any of the representations or warranties of the Company contained herein fails to be true and correct, which breach or failure (1) would give rise to the failure of a condition set forth in Section 7.03(a) (Company Representations and Warranties) or Section 7.03(b) (Company Covenants), as applicable, and (2) is not reasonably capable of being cured by the Company by the End Date (as it may be extended pursuant to Section 8.01(b)(i)) or is not cured by the Company within thirty (30) days after receiving written notice from Parent of such breach or failure; provided, however, that Parent shall not have the right to terminate this Agreement under this Section 8.01(d)(ii) if Parent or Merger Sub is then in breach of any representation, covenant or agreement contained herein such that the conditions set forth in Section 7.02(a) (Parent/Merger Sub Representations and Warranties) or Section 7.02(b) (Parent/Merger Sub Covenants), as applicable, could not then be satisfied.

SECTION 8.02   Effect of Termination; Termination Fees.

(a)   In the event of termination of this Agreement by either Parent or the Company as provided in Section 8.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of the Company or Parent (or any shareholder, Affiliate or Representative thereof), whether arising before or after such termination, based on, arising out of or relating to this Agreement or the negotiation, execution, performance or subject matter hereof (whether in contract or in tort or otherwise, or whether at law (including at common law or by statute) or in equity), except for, subject to the Liability Limitation, (i) Section 5.05(d), the last sentence of Section 6.02(a), the last sentence of Section 6.02(b), Section 6.08, this Section 8.02 and Article IX, which provisions shall survive such termination and (ii) subject to Section 8.02(d), liability of any Party (whether or not the terminating Party) for any Willful Breach of this Agreement prior to such termination but solely to the extent such liability arises out of a Willful Breach by such Party of any covenant or agreement set forth herein that gave rise to the failure of a condition set forth in Article VII. The liabilities described in the preceding sentence shall survive the termination of this Agreement.

(b)   Termination Fees.

(i)   If (1) (A) either Parent or the Company terminates this Agreement pursuant to Section 8.01(b)(i) (End Date) and, at the time of such termination, any of the conditions set forth in Section 7.01(b) (Required Approvals) (other than with respect to any Additional Approval), Section 7.03(d) (Absence of Burdensome Condition) (other than with respect to any Additional Approval) or, in connection with the Required Approvals other than any Additional Approval, Section 7.01(c) (No Legal Restraints) shall have not been satisfied, (B) either Parent or the Company terminates this Agreement pursuant to Section 8.01(b)(ii) (Legal Restraint) (if, and only if, the applicable Legal Restraint giving rise to such termination arises in connection with the Required Approvals other than any Additional Approvals) or (C) the Company terminates this Agreement pursuant to Section 8.01(c)(ii) (Parent Terminable Breach) based on a failure by Parent to perform its covenants or agreements under Section 6.03, and in each case of the foregoing clauses (A), (B) and (C), at the time of such termination, all other conditions to the Closing set forth in Section 7.01(a) (Company Shareholder Approval), Section 7.01(c) (No Legal Restraints) (only in the case of clauses (A) and (C), and other than Legal Restraints arising in connection with the Required Approvals other than any Additional Approvals), Section 7.03(a) (Company Representations and Warranties), Section 7.03(b) (Company Covenants) and Section 7.03(c) (No Company MAE) shall have been satisfied or waived (except for (I) those conditions that by their nature are to be satisfied at the Closing but which conditions would be satisfied or would be capable of being satisfied if the Closing Date were the date of such termination, (II) other than in the case of a termination in accordance with the foregoing clause (A), those other conditions that are still capable of being satisfied or (III) those conditions that have not been satisfied as a result of a breach of this Agreement by Parent or Merger Sub), or (2) the Company terminates this Agreement pursuant to Section 8.01(c)(iii) (Parent Failure to Close), then Parent shall pay to the Company the Parent Termination Fee. Parent shall pay the Parent Termination Fee to the Company (to an account designated in writing by the Company) prior to or concurrently with such termination of this Agreement by Parent or no later than three (3) Business Days after the date of the applicable termination by the Company.

(ii)   If the Company terminates this Agreement pursuant to Section 8.01(c)(i) (Superior Company Proposal) or Parent terminates this Agreement pursuant to Section 8.01(d)(i) (Company Adverse Recommendation Change), the Company shall pay to Parent the Company Termination Fee. The Company shall pay the Company Termination Fee to Parent (to an account designated in writing by Parent) prior to or concurrently with such termination of this Agreement by the Company pursuant to Section 8.01(c)(i) or no later than three (3) Business Days after the date of such termination of this Agreement by Parent pursuant to Section 8.01(d)(i).

(iii)   If (1) either (A) Parent or the Company terminates this Agreement pursuant to Section 8.01(b)(i) (End Date) (but only if the Parent Termination Fee is not also payable under Section 8.02(b)(i) above) or Section 8.01(b)(iii) (No Company Shareholder Approval) or (B) Parent terminates this Agreement pursuant to Section 8.01(d)(ii) (Company Terminable Breach), (2) a Company Takeover Proposal shall have been publicly disclosed or made to the Company after the date hereof, and not publicly withdrawn, (x) in the case of a termination pursuant to Section 8.01(b)(i) (End Date) or Section 8.01(d)(ii) (Company Terminable Breach), prior to the date of such termination, or (y) in the case of a termination pursuant to Section 8.01(b)(iii) (No Company Shareholder Approval), prior to the date of the Company Shareholders Meeting, and (3) within twelve (12) months after the termination of this Agreement, the Company shall have entered into any Company Acquisition Agreement, or consummated any Company Takeover Proposal, then the Company shall pay the Company Termination Fee to Parent (to an account designated in writing by Parent) within three (3) Business Days after the earlier of the date the Company enters into such Company Acquisition Agreement or consummates such transaction. For purposes of clause (3) of this Section 8.02(b)(iii), the term “Company Takeover Proposal” shall have the meaning assigned to such term in Section 5.03, except that the applicable percentage in the definition of “Company Takeover Proposal” shall be “50.1%” rather than “20% or more”.

(c)   The Parties acknowledge that the agreements contained in Section 8.02(b) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the parties would not enter into this Agreement. If Parent fails to promptly pay an amount due pursuant to Section 8.02(b)(i) or the Company fails to promptly pay an amount due pursuant to Section 8.02(b)(ii) or Section 8.02(b)(iii) and, in order to obtain such payment, Parent, on the one hand, or the Company, on the other hand, commences a Claim that results in a Judgment against the Company for the amount set forth in Section 8.02(b)(ii) or Section 8.02(b)(iii) or any portion thereof, or a Judgment against Parent for the amount set forth in Section 8.02(b)(i), or any portion thereof, the Company shall pay to Parent, on the one hand, or Parent shall pay to the Company, on the other hand, its costs and expenses (including reasonable attorneys’ fees and the fees and expenses of any expert or consultant engaged by the Company) in connection with such Claim, together with interest on the amount of such payment from the date such payment was required to be made until the date of payment at the U.S. prime rate as quoted by The Wall Street Journal in effect on the date such payment was required to be made. Any amount payable pursuant to Section 8.02(b) shall be paid by the applicable Party by wire transfer of same-day funds prior to or on the date such payment is required to be made under Section 8.02(b).

(d)   Each of the parties acknowledges and agrees that the Company Termination Fee or the Parent Termination Fee, as applicable, is not intended to be a penalty, but rather is liquidated damages in a reasonable amount that will compensate Parent or the Company in the circumstances in which such Company Termination Fee or Parent Termination Fee, as applicable, is due and payable, for the efforts and resources expended and opportunities forgone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the Merger and the other transactions contemplated by this Agreement, which amount would otherwise be impossible to calculate with precision. As such, (i) without limiting the rights of the Company under Section 9.10 prior to the termination of this Agreement pursuant to Section 8.01, if this Agreement is terminated under circumstances in which Parent is obligated to pay the Parent Termination Fee under Section 8.02(b)(i), upon payment of the Parent Termination Fee, and, if applicable, the costs and expenses of the Company pursuant to Section 8.02(c) in accordance herewith, Parent and any of its Affiliates and Representatives shall have no further liability with respect to this Agreement or the transactions contemplated hereby to the Company or the holders of the Company Common Stock, and payment of the applicable fee and such costs and expenses by Parent shall be the Company’s sole and exclusive remedy against Parent, any of its Affiliates and Representatives and against the Debt Financing Related Parties for any Claims, losses, liabilities, damages, judgments, inquiries, fines and reasonable fees, costs and expenses, including attorneys’ fees and disbursements, suffered or incurred by the Company or any other Person in connection with this Agreement, the Debt Letters, the Equity Commitment Agreement, the transactions contemplated hereby or any matter forming the basis for such termination, and the Company shall not have, and expressly waives and relinquishes, any other right, remedy or recourse (whether in contract or in tort or otherwise, or whether at law (including at common law or by statute) or in equity), including against any Debt Financing Related Party, and (ii) if this Agreement is terminated under circumstances in which the Company is obligated to pay the Company Termination Fee under Section 8.02(b)(ii) or Section 8.02(b)(iii), upon payment of the Company Termination Fee and, if applicable, the costs and expenses of Parent pursuant to Section 8.02(c) in accordance herewith, the Company shall have no further liability with respect to this Agreement or the transactions contemplated hereby to Parent, Merger Sub or any of their respective Affiliates or Representatives, and payment of the Company Termination Fee and such costs and expenses by the Company shall be Parent’s sole and exclusive remedy for any Claims, losses, liabilities, damages, judgments, inquiries, fines and reasonable fees, costs and expenses, including attorneys’ fees and disbursements, suffered or incurred by Parent, Parent’s Subsidiaries and any other Person in connection with this Agreement, the transactions contemplated hereby (and the termination thereof) or any matter forming the basis for such termination, and Parent and Merger Sub shall not have, and each expressly waives and relinquishes, any other right, remedy or recourse (whether in contract or in tort or otherwise, or whether at law (including at common law or by statute) or in equity). The Parties acknowledge and agree that in no event shall the Company or Parent, as applicable, be required to pay the Company Termination Fee or the Parent Termination Fee, as applicable, on more than one occasion.

(e)   For purposes of this Agreement, “Willful Breach” means a breach that is a consequence of a deliberate act or deliberate failure to act undertaken by the breaching Party with the Knowledge that the taking of, or failure to take, such act would, or would reasonably be expected to, cause or constitute a material breach of any covenants or agreements contained in this Agreement; provided that, without limiting the meaning of Willful Breach, the Parties acknowledge and agree that any failure by any Party to consummate the Merger and the other transactions contemplated hereby after the applicable conditions to the Closing set forth in Article VII have been satisfied or waived (except for those conditions that by their nature are to be satisfied at the Closing, which conditions would be capable of being satisfied at the time of such failure to consummate the Merger) shall constitute a Willful Breach of this Agreement, except for such failure by Parent due solely to the failure of the Debt Financing to be funded on the date the Closing should have occurred. For the avoidance of doubt, in the event that all applicable conditions to the Closing set forth in Article VII have been satisfied or waived (except for those conditions that by their nature are to be satisfied at the Closing, which conditions would be capable of being satisfied at the time of such failure to consummate the Merger) but Parent fails to close for any reason, except for such failure by Parent due solely to the failure of the Debt Financing to be funded on the date the Closing should have occurred, such failure to close shall be considered a Willful Breach.

SECTION 8.03   Amendment. This Agreement may be amended by the Parties at any time before or after receipt of the Company Shareholder Approval; provided, however, that (a) after receipt of the Company Shareholder Approval, there shall be made no amendment that by Law requires further approval by the shareholders of the Company without the further approval of such shareholders, (b) no amendment shall be made to this Agreement after the Effective Time, (c) except as provided above, no amendment of this Agreement shall require the approval of the shareholders of Parent or the shareholders of the Company and (d) no adverse amendments to or waivers of any Debt Financing Source Provision or amendments to the definitions of “Debt Financing Sources” or “Debt Financing Related Parties” shall be effective without the prior written consent of the Debt Financing Sources. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Parties.

SECTION 8.04   Extension; Waiver. At any time prior to the Effective Time, the Parties may (a) extend the time for the performance of any of the obligations or other acts of the other Parties, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant to this Agreement, (c) subject to Section 8.03(a), waive compliance with any covenants and agreements contained herein or (d) waive the satisfaction of any of the conditions contained herein. Any agreement on the part of a Party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such Party. The failure of any Party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

SECTION 8.05   Procedure for Termination, Amendment, Extension or Waiver. A termination of this Agreement pursuant to Section 8.01, an amendment of this Agreement pursuant to Section 8.03 or an extension or waiver pursuant to Section 8.04 shall, in order to be effective, require, in the case of the Company, Parent or Merger Sub, action by such Party’s board of directors or the duly authorized designee of its board of directors. Termination of this Agreement prior to the Effective Time shall not require the approval of the shareholders of any Party. The Party desiring to terminate this Agreement pursuant to Section 8.01 shall give written notice of such termination to the other Parties in accordance with Section 9.02, specifying the provision of this Agreement pursuant to which such termination is effected.

ARTICLE IX

GENERAL PROVISIONS

SECTION 9.01   Nonsurvival of Representations, Warranties, Covenants and Agreements; Contractual Nature of Representations and Warranties. None of the representations or warranties contained herein or in any instrument delivered pursuant to this Agreement shall survive, and all rights, Claims and causes of action (whether in contract or in tort or otherwise, or whether at law (including at common law or by statute) or in equity) with respect thereto shall terminate at the Effective Time. Except for any covenant or agreement that by its terms contemplates performance after the Effective Time, none of the covenants or agreements of the Parties contained herein shall survive, and all rights, Claims and causes of action (whether in contract or in tort or otherwise, or whether at law (including at common law or by statute) or in equity) with respect to such covenants and agreements shall terminate at, the Effective Time. The Parties hereby acknowledge and agree that (a) all representations and warranties set forth in this Agreement are contractual in nature only, (b) no Person is asserting the truth or accuracy of any representation or warranty set forth in this Agreement, (c) if any such representation or warranty (as modified by the applicable Disclosure Letter) should prove untrue, the Parties’

only rights, Claims or causes of action shall be to exercise the specific rights set forth in Section 7.02(a), Section 7.03(a), Section 8.01(c)(ii) and Section 8.01(d)(ii), as and if applicable, and (d) the Parties shall have no other rights, Claims or causes of action (whether in contract or in tort or otherwise, or whether at law (including at common law or by statute) or in equity) based on, arising out of or related to any such untruth of any such representation or warranty.

SECTION 9.02   Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed given (a) when delivered personally by hand (with written confirmation of receipt by other than automatic means, whether electronic or otherwise), (b) when sent by facsimile or email (with written confirmation of transmission) or (c) one (1) Business Day following the day sent by an internationally recognized overnight courier (with written confirmation of receipt), in each case, at the following addresses, facsimile numbers and email addresses (or to such other address, facsimile number or email address as a Party may have specified by notice given to the other Party pursuant to this provision):

To Parent or Merger Sub:

Sun Jupiter Holdings LLC
c/o J.P. Morgan Asset Management
277 Park Avenue, 35th Floor
New York, NY 10172
Attention:	Amanda Wallace
Email:	amanda.wallace@jpmorgan.com

with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP
1440 New York Avenue, N.W.
Washington, DC 20005
Attention:	Jeremy D. London
Paul S. Kraske
Email:	jeremy.london@skadden.com
paul.kraske@skadden.com

To the Company:

El Paso Electric Company
Stanton Tower, 100 North Stanton Street
El Paso, TX 79901
Attention:	Mary E. Kipp
Email:	mary.kipp@epelectric.com

with a copy (which shall not constitute notice) to:

El Paso Electric Company
Stanton Tower, 100 North Stanton Street
El Paso, TX 79901
Attention:	Adrian J. Rodriguez
Email:	adrian.rodriguez@epelectric.com

with a copy (which shall not constitute notice) to:

Baker Botts L.L.P.
910 Louisiana Street
Houston, TX 77002
Attention:	Timothy S. Taylor
William S. Lamb
Email:	timothy.taylor@bakerbotts.com
bill.lamb@bakerbotts.com

SECTION 9.03   Definitions. For purposes of this Agreement, each capitalized term has the meaning given to it, or specified, in Exhibit A.

SECTION 9.04   Interpretation.

(a)   Time Periods. When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, (i) the date that is the reference date in calculating such period shall be excluded and (ii) if the last day of such period is a not a Business Day, the period in question shall end on the next succeeding Business Day.

(b)   Dollars. Unless otherwise specifically indicated, any reference herein to $ means U.S. dollars.

(c)   Gender and Number. Any reference herein to gender shall include all genders, and words imparting the singular number only shall include the plural and vice versa.

(d)   Articles, Sections and Headings. When a reference is made herein to an Article or a Section, such reference shall be to an Article or a Section of this Agreement unless otherwise indicated. The table of contents and headings contained herein are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

(e)   Include. Whenever the words “include”, “includes” or “including” are used herein, they shall be deemed to be followed by the words “without limitation.”

(f)   Hereof. The words “hereof,” “hereto,” “hereby,” “herein” and “hereunder” and words of similar import when used herein shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

(g)   Extent. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if.”

(h)   Contracts; Laws. Any Contract or Law defined or referred to herein means such Contract or Law as from time to time amended, modified or supplemented, unless otherwise specifically indicated.

(i)   Persons. References to a person are also to its permitted successors and assigns.

(j)   Or. Unless otherwise specifically provided herein, the term “or” shall not be deemed to be exclusive.

(k)   Exhibits and Disclosure Letters. The Exhibits to this Agreement and the Disclosure Letters are hereby incorporated and made a part hereof and are an integral part of this Agreement. Each of the Company and Parent may, at its option, include in the Company Disclosure Letter or the Parent Disclosure Letter, respectively, items that are not material in order to avoid any misunderstanding, and such inclusion, or any references to dollar amounts herein or in the Disclosure Letters, shall not be deemed to be an acknowledgement or representation that such items are material, to establish any standard of materiality or to define further the meaning of such terms for purposes of this Agreement or otherwise. Any matter set forth in any section of the Disclosure Letters shall be deemed to be referred to and incorporated in any section to which it is specifically referenced or cross-referenced and also in all other sections of such Disclosure Letter to which such matter’s application or relevance is reasonably apparent on the face of such matter. Any capitalized term used in any Exhibit or any Disclosure Letter but not otherwise defined therein shall have the meaning given to such term herein.

(l)   Reflected On or Set Forth In. An item arising with respect to a specific representation, warranty, covenant or agreement shall be deemed to be “reflected on” or “set forth in” the Company Financial Statements included in the Company Reports, to the extent any such phrase appears in such representation, warranty, covenant or agreement if (i) there is a reserve, accrual or other similar item underlying a number on such balance sheet or financial statement reasonably related on its face to the subject matter of such representation or (ii) such item and the amount thereof is otherwise reasonably identified on such balance sheet or financial statement (or the notes thereto).

SECTION 9.05   Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party or such Party waives its rights under this Section 9.05 with respect thereto. Upon any determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that transactions contemplated by this Agreement are fulfilled to the extent possible.

SECTION 9.06   Counterparts. This Agreement may be executed in one or more counterparts (including by means of facsimile or email in .pdf format), all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties.

SECTION 9.07   Entire Agreement; No Third-Party Beneficiaries. This Agreement, taken together with the Company Disclosure Letter, the Parent Disclosure Letter and the exhibits hereto and other instruments referred to herein, and the Confidentiality Agreement, constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, between or among the Parties with respect to the transactions contemplated by this Agreement, including the Merger. Except as provided in the following two sentences (a) after the Effective Time, the rights of the Company’s shareholders and holders of Company Restricted Stock, Company Performance Stock or Company Unpaid Performance Stock to receive the Merger Consideration and payments pursuant to Article II, and (b) after the Effective Time, except for Section 6.09, each Party agrees that (i) its respective representations, warranties, covenants and agreements set forth herein are solely for the benefit of the other Parties, in accordance with and subject to the terms of this Agreement and (ii) this Agreement is not intended to, and does not, confer upon any Person other than the Parties any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein. Each of the Debt Financing Sources and each of their respective Affiliates and their respective current, former and future direct or indirect equity holders, controlling persons, stockholders, agents, Affiliates, members, managers, general or limited partners, assignees or representatives (collectively, the “Debt Financing Related Parties”) shall be express third-party beneficiaries with respect to Section 8.02(d), Section 8.03(d), this Section 9.07, Section 9.08, Section 9.10, Section 9.11(b), Section 9.12 and Section 9.14 (collectively, the “Debt Financing Source Provisions”).

SECTION 9.08   Governing Law. This Agreement, and all Claims or causes of action of the Parties (whether in contract or in tort or otherwise, or whether at law (including at common law or by statute) or in equity) that may be based on, arise out of or relate to this Agreement or the negotiation, execution, performance or subject matter hereof, shall be governed by and construed in accordance with the laws of the State of Texas, without regard to principles of conflict of laws. Notwithstanding the foregoing sentence, except as otherwise set forth in the Debt Letters as in effect as of the date of this Agreement, all matters relating to the interpretation, construction, validity and enforcement (whether at law, in equity, in contract, in tort, or otherwise) against any of the Debt Financing Related Parties in any way relating to the Debt Letters or the performance thereof or the Debt Financing shall be exclusively governed by, and construed in accordance with, the domestic Law of the State of New York without giving effect to any choice or conflict of law provision or rule whether of the State of New York or any other jurisdiction that would cause the application of Law of any jurisdiction other than the State of New York.

SECTION 9.09   Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise, by any of the Parties without the prior written consent of the other Parties. Any purported assignment without such consent shall be void; provided, that Parent may make an assignment of its rights (but not its obligations) under this Agreement to any Debt Financing Source without the prior written consent of the Company. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and assigns.

SECTION 9.10   Specific Enforcement. The Parties acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached and that monetary damages, even if available, would not be an adequate remedy therefor. It is accordingly agreed that, at any time prior to the termination of this Agreement pursuant to Article VIII, the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the performance of terms and provisions of this Agreement, including the right of a Party to cause each other Party to consummate the Merger and the other transactions contemplated by this Agreement, in any court referred to in Section 9.11, without proof of actual damages (and each Party hereby waives any requirement for the securing or posting of any bond in connection with such remedy), this being in addition to any other remedy to which they are entitled at law or in equity. The Parties further agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to Law or inequitable for any reason, nor to assert that a remedy of monetary damages would provide an adequate remedy for any such breach. Notwithstanding the foregoing, the Company shall be entitled to specific performance of Parent’s and Merger Sub’s obligations to consummate the Closing and to cause the funding of the Contribution (as defined in the Equity Commitment Agreement) under the Equity Commitment Agreement by the Sponsor solely in the event that (1) all of the conditions set forth in Section 7.01, Section 7.02 and Section 7.03 have been satisfied or waived in accordance with this Agreement as of the date that the Closing should have been consummated pursuant to Section 1.03 (except for those conditions that by their terms are to be satisfied at the Closing), (2) Parent and Merger Sub do not complete the Closing on the day that the Closing should have been consummated pursuant to Section 1.03, (3) the Company shall have delivered to Parent an irrevocable written notice that it stands ready, willing and able to consummate the Closing, (4) Parent and Merger Sub fail to consummate the Closing within five (5) Business Days following their receipt of written notice from the Company requesting such consummation, and (5) the Debt Financing (or Substitute Financing) has been funded or will be funded in accordance with its terms at the Closing if the financing contemplated by the Equity Commitment Agreement is funded at the Closing. Notwithstanding anything to the contrary in this Agreement, the maximum aggregate liability of Parent, Merger Sub and the Debt Financing Related Parties together for any losses, damages, costs or expenses of the Company or its Affiliates related to the failure of the transactions contemplated by this Agreement, or a breach of this Agreement by Parent or Merger Sub or otherwise (including a Willful Breach), shall be limited to an amount equal to: (i) the amount of the Parent Termination Fee, plus (ii) the aggregate amount of any expense reimbursement and indemnification obligations pursuant to Section 5.05(d), the last sentence of Section 6.02(a), and Section 8.02(c) (collectively, the “Liability Limitation”), and in no event shall the Company, its Subsidiaries, or its Affiliates seek any amount in excess of the Liability Limitation in connection with this Agreement or the transactions contemplated by this Agreement or in respect of any other document, whether at law or equity, in contract, in tort or otherwise.

SECTION 9.11   Jurisdiction; Venue.

(a)   All Claims arising from, under or in connection with this Agreement shall be raised to and exclusively determined by any Texas State court located in El Paso, Texas or Houston, Texas or, if such court disclaims jurisdiction, the U.S. District Court for the Western District of Texas (El Paso Division) or the U.S. District Court for the Southern District of Texas (Houston Division), to whose jurisdiction and venue the Parties unconditionally consent and submit. Each Party hereby irrevocably and unconditionally waives any objection to the laying of venue of Claim arising out of this Agreement in such court and hereby further irrevocably and unconditionally waives and agree not to plead or claim in any such court that any such Claim brought in any such court has been brought in an inconvenient forum. Each Party further agree that service of any process, summons, notice or document by U.S. registered mail to the respective addresses set forth in Section 9.02 shall be effective service of process for any Claim brought against such Party in any such court.

(b)   Notwithstanding anything to the contrary in this Agreement (including this Section 9.11), each Party agrees that it will not bring or support any action, cause of action, claim, cross-claim or third-party claim of any kind or description, whether in law or in equity, whether in contract or in tort or otherwise, against the Debt Financing Related Parties in any way relating to this Agreement, including any dispute arising out of or relating to the Debt Letters or the performance thereof or the Debt Financing, in any forum other than the Supreme Court of the State of New York, County of New York, or, if under applicable law exclusive jurisdiction is vested in the Federal courts, the United States District Court for the Southern District of New York (and of the appropriate appellate courts therefrom).

SECTION 9.12   Waiver of Jury Trial. EACH PARTY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE MERGER (INCLUDING ANY PROCEEDING AGAINST THE DEBT FINANCING RELATED PARTIES ARISING OUT OF OR RELATED TO THE TRANSACTIONS CONTEMPLATED HEREBY, THE DEBT LETTERS, THE EQUITY COMMITMENT AGREEMENT, THE FINANCING OR THE PERFORMANCE OF SERVICES WITH RESPECT THERETO). EACH PARTY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SUIT OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 9.12.

SECTION 9.13   Construction. Each of the Parties has participated in the drafting and negotiation of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement must be construed as if it is drafted by all the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of authorship of any of the provisions of this Agreement.

SECTION 9.14   Liability of Debt Financing Related Parties. Notwithstanding anything to the contrary contained herein, the Company hereby waives any rights or claims against any Debt Financing Related Party in connection with this Agreement, the Debt Financing, the Debt Letters or the transactions contemplated hereby or thereby, and no Debt Financing Related Party shall have any rights or claims against the Company in connection with this Agreement, the Debt Financing or the transactions contemplated hereby or thereby, whether at law or equity, in contract, in tort or otherwise; provided, that, following consummation of the Merger, the foregoing will not limit the rights of the parties to the Debt Financing under the Debt Letters.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Parties have duly executed this Agreement, each as of the date first written above.

EL PASO ELECTRIC COMPANY

By:	/s/ Mary E. Kipp
	Name:	Mary E. Kipp
	Title:	President and Chief Executive Officer

SUN JUPITER HOLDINGS LLC

By:	/s/ Andrew Gilbert
	Name:	Andrew Gilbert
	Title:	Authorized Signatory

SUN MERGER SUB INC.

By:	/s/ Andrew Gilbert
	Name:	Andrew Gilbert
	Title:	Authorized Signatory

EXHIBIT A

DEFINED TERMS

Section 1.01   Certain Defined Terms. For purposes of this Agreement, each of the following terms has the meaning specified in this Section 1.01 of Exhibit A:

“Affiliate” of any Person means another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person. For purposes of this definition, “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise; provided, that for the avoidance of doubt, the Sponsor and any direct or indirect portfolio companies owned, managed or controlled by the Sponsor shall be considered an Affiliate of Parent and Merger Sub. Furthermore, for the avoidance of doubt, none of JPMorgan Chase Bank, N.A., J.P. Morgan Investment Management Inc. or any of their Affiliates shall be considered an Affiliate of Parent or Merger Sub.

“Anti-Corruption Laws” means the United States Foreign Corrupt Practices Act of 1977, as amended, the UK Bribery Act of 2010, as amended, and all Laws of any jurisdiction applicable to the Company and its Affiliates concerning or relating to bribery or corruption.

“Antitrust Laws” means the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, all applicable state, foreign or supranational antitrust Laws and all other applicable Laws issued by a Governmental Entity that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition.

“Burdensome Condition” means a material adverse effect on the financial condition, assets, liabilities, businesses or results of operations (i) of the Company, or (ii) of, taken as a whole, Parent and its Subsidiaries; provided, however, that for purposes of this definition only, Parent and its Subsidiaries shall be deemed a consolidated group of entities of the size and scale of a hypothetical company that is 100% of the size of the Company taken as a whole as of the date of this Agreement; provided, further, all undertakings, terms, conditions, liabilities, obligations, commitments, sanctions or other measures or provisions shall be taken into account in determining whether there has been or is a Burdensome Condition, including any such undertakings, terms, conditions, liabilities, obligations, commitments, sanctions or other measures or provisions that implement the commitments and agreements set forth in Exhibit B hereto.

“Business Day” means any day except for (a) a Saturday or a Sunday or (b) a day on which banking and savings and loan institutions are authorized or required by Law to be closed in El Paso, Texas or New York, New York.

“Claim” means any demand, claim, petition, charge, complaint, grievance, litigation, suit, action, legal proceeding (whether at law or in equity, civil, criminal, administrative or investigative) or arbitration.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company Benefit Agreement” means each employment, consulting, bonus, incentive or deferred compensation, equity or equity-based compensation, severance, change-in-control, retention, termination or other material Contract between the Company or any Company Commonly Controlled Entity, on the one hand, and any Company Personnel, on the other hand.

“Company Benefit Plan” means each (a) employee benefit plan (as defined in Section 3(3) of ERISA, whether or not subject to ERISA) or post-retirement or employment health or medical plan, program, policy or arrangement, (b) bonus, incentive or deferred compensation or equity or equity-based compensation plan, program, policy or arrangement, (c) severance, change-in control, retention or termination plan, program, policy or arrangement or (d) other compensation, pension, retirement, savings or other benefit plan, program, policy or arrangement, in each case, sponsored, maintained, contributed to or required to be maintained or contributed to by the Company or any Company Commonly Controlled Entity for the benefit of any Company Personnel, or for which the Company or any Company Commonly Controlled Entity has any direct or indirect liability.

A-A-1

“Company Commonly Controlled Entity” means any person or entity that, together with the Company, is treated as a single employer under Section 414 of the Code.

“Company Financial Advisor” means any Person set forth in Section 3.20 of the Company Disclosure Letter.

“Company Material Adverse Effect” means any fact, circumstance, effect, change, event or development that has or would reasonably be expected to have a material adverse effect on the business, properties, financial condition or results of operations of the Company; provided that no fact, circumstance, effect, change, event or development resulting from or arising out of any of the following, individually or in the aggregate, shall constitute or be taken into account in determining whether a Company Material Adverse Effect has occurred: (a) any change or condition affecting any industry in which the Company operates, including electric generating, transmission or distribution industries (including, in each case, any changes in the operations thereof); (b) any change affecting any economic, legislative or political condition or any change affecting any securities, credit, financial or other capital markets condition, in each case in the United States, in any foreign jurisdiction or in any specific geographical area; (c) any failure in and of itself by the Company to meet any internal or public projection, budget, forecast, estimate or prediction in respect of revenues, earnings or other financial or operating metrics for any period (it being understood that the facts or occurrences giving rise to or contributing to such failure may be deemed to constitute, or be taking into account in determining whether there has or will be, a Company Material Adverse Effect); (d) any change attributable to the announcement, execution or delivery of this Agreement or the pendency of the Merger, including (i) any action taken by the Company that is expressly required pursuant to this Agreement, or is consented to by Parent, or any action taken by Parent or any Affiliate thereof, to obtain any Consent from any Governmental Entity to the consummation of the Merger and the result of any such actions, (ii) any Claim arising out of or related to this Agreement (including shareholder litigation), (iii) any adverse change in supplier, employee, financing source, shareholder, regulatory, partner or similar relationships resulting therefrom or (iv) any change that arises out of or relates to the identity of Parent or any of its Affiliates as the acquirer of the Company; (e) any change or condition affecting the market for commodities, including any change in the price or availability of commodities; (f) any change in and of itself in the market price, credit rating or trading volume of shares of Company Common Stock on the NYSE or any change affecting the ratings or the ratings outlook for the Company (it being understood that the facts or occurrences giving rise to or contributing to such failure may be deemed to constitute, or be taking into account in determining whether there has or will be, a Company Material Adverse Effect); (g) any change in applicable Law, regulation or GAAP (or authoritative interpretation thereof); (h) geopolitical conditions, the outbreak or escalation of hostilities, any act of war, sabotage or terrorism, or any escalation or worsening of any such act of war, sabotage or terrorism threatened or underway as of the date of this Agreement; (i) any fact, circumstance, effect, change, event or development resulting from or arising out of or affecting the national, regional, state or local engineering or construction industries or the wholesale or retail markets for commodities, materials or supplies (including equipment supplies, steel, concrete, electric power, fuel, coal, natural gas, water or coal transportation) or the hedging markets therefor, including any change in commodity prices; (j) any hurricane, strong winds, ice event, fire, tornado, tsunami, flood, earthquake or other natural disaster or severe weather-related event, circumstance or development, (k) any change or effect arising from any requirements imposed by any Governmental Entities as a condition to obtaining the Company Required Approvals or the Parent Required Approvals, or (l) casualty or condemnation related to the Company’s real property rights to the land, buildings, wires, pipes, structures and other improvements thereon and fixtures thereto and any improvements located thereon; provided, however, that any fact, circumstance, effect, change, event or development set forth in clauses (a), (b), (e), (g), (h), (i) and (j) above may be taken into account in determining whether a Company Material Adverse Effect has occurred solely to the extent such fact, circumstance, effect, change, event or development has a materially disproportionate adverse effect on the Company, as compared to other entities (if any) engaged in the relevant business in the geographic area affected by such fact, circumstance, effect, change, event or development (in which case, only the incremental disproportionate impact may be taken into account in determining whether there has been, or would be, a Company Material Adverse Effect, to the extent such change is not otherwise excluded from being taken into account by clauses (a)–(l) of this definition).

“Company Performance Stock” means any outstanding performance shares that were granted under the Company Stock Plan and represent the right to receive shares of Company Common Stock subject to performance-based vesting and that are not Company Unpaid Performance Stock.

A-A-2

“Company Personnel” means any current or former director, officer, employee or other natural person service provider of the Company.

“Company Restricted Stock” means any outstanding restricted shares of Company Common Stock that are subject to time-based vesting under the Company Stock Plan.

“Company Stock Plan” means the Company’s Amended and Restated 2007 Long-Term Incentive Plan as amended and in effect from time to time.

“Company Termination Fee” means an amount in cash equal to $85,000,000.

“Company Union Contracts” means the Contracts set forth in Section 3.15(a)(xiii) of the Company Disclosure Letter.

“Company Unpaid Performance Stock” means any outstanding performance shares that were granted under the Company Stock Plan and represent the right to receive shares of Company Common Stock subject to performance-based vesting with a performance period that ended prior to the Closing Date, but remains unpaid as of the Closing Date.

“Contract” means any written or oral contract, lease, license, evidence of indebtedness, mortgage, indenture, purchase order, binding bid, letter of credit, security agreement, undertaking or other agreement that is legally binding.

“Debt Financing Sources” means the financial institutions identified in the Debt Commitment Letter, together with the agents, arrangers, lenders and other entities that have committed to provide or arrange or otherwise entered into agreements in connection with all or any part of the Debt Financing and each other Person that commits to arrange or provide or otherwise provides the Debt Financing in accordance with this Agreement, whether by joinder to the Debt Commitment Letter or otherwise, including the parties to any joinder agreements, engagement letters, indentures or credit agreements entered into in connection therewith, together with their respective Affiliates and their respective Affiliates’ officers, directors, employees, controlling persons, agents and representatives and their respective successors and permitted assigns.

“Designated Person” means any Person listed on a Sanctions List.

“Disclosure Letters” means, collectively, the Company Disclosure Letter and the Parent Disclosure Letter.

“Environmental Claim” means any (i) Claim against the Company asserted by any Person alleging liability (including potential liability for investigatory costs, cleanup costs, response costs, natural resources damages, property damages, personal injuries, or penalties) or responsibility arising out of, based on or resulting from (a) the presence or Release of or exposure to any Hazardous Materials at any location, whether or not owned or operated by the Company, or (b) any violation or alleged violation of Environmental Law or any Environmental Permit, or (ii) investigation or information request as to which the Company has received written notice, which could result in such a Claim.

“Environmental Laws” means all applicable Laws relating to pollution or protection of or damage to the environment (including ambient air, surface water, groundwater, land surface, subsurface and sediments), natural resources, endangered or threatened species, the climate or human health and safety as it relates to exposure to hazardous or toxic materials, including Laws relating to the exposure to Hazardous Materials.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Good Utility Practice” means (a) any of the practices, methods and acts engaged in or approved by a significant portion of the electric generating, transmission or distribution industries, as applicable, during the relevant time period or (b) any of the practices, methods or acts that, in the exercise of reasonable judgment in light of the facts known at the time the decision was made, would reasonably have been expected to accomplish the desired result at a reasonable cost consistent with good business practices, reliability, safety and expedition; provided that Good Utility Practice is not intended to be limited to optimum practices, methods or acts to the exclusion of all others but rather to be acceptable practices, methods or acts generally accepted in the geographic location of the performance of such practice, method or act.

“Governmental Entity” means any U.S. or foreign federal, state, provincial or local governmental authority, court, government or self-regulatory organization, commission, tribunal or organization or any regulatory,

A-A-3

administrative or other agency, or any political or other subdivision, department or branch of any of the foregoing, including any governmental, quasi-governmental or nongovernmental body administering, regulating, or having general oversight over any energy-related markets, including NERC, or any court, arbitrator, arbitration panel or similar judicial body.

“Hazardous Materials” means (a) petroleum, coal tar and other hydrocarbons and any derivatives or by-products, coal, coal combustion products, residues, or emissions, bottom ash, flue gas desulfurization material, explosive or radioactive materials or wastes, asbestos in any form, polychlorinated biphenyls, urea formaldehyde insulation, chlorofluorocarbons and other ozone-depleting substances and (b) any other chemical, material, substance or waste that is regulated or for which liability or standards of care are imposed under any Environmental Law.

“Indebtedness” means, with respect to any Person, without duplication, (a) all obligations of such Person for borrowed money (other than intercompany indebtedness), (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person evidenced by letters of credit, bankers’ acceptances or similar facilities to the extent drawn upon by the counterparty thereto, (d) all capitalized lease obligations of such Person and (d) all guarantees or other assumptions of liability for any of the foregoing.

“Intellectual Property” means all intellectual property and industrial property rights of any kind or nature, including all U.S. and foreign trademarks, service marks, service names, internet domain names, trade dress and trade names, and all goodwill associated therewith and symbolized thereby, patents and all related continuations, continuations-in-part, divisionals, reissues, reexaminations, substitutions, and extensions thereof, trade secrets, registered and unregistered copyrights and works of authorship, rights in computer programs (whether in source code, object code or other form), proprietary rights in databases, compilations and data, to the extent recognized in any given jurisdiction, and registrations and applications for registration of any of the foregoing.

“Insolvent” shall mean, with respect to any Person, (i) the present fair saleable value of such Person’s assets is less than the amount required to pay such person’s total liabilities, including contingent liabilities, (ii) the present fair saleable value of such Person’s assets is less than the amount required to pay the probable liability (subordinated, contingent or otherwise) of such Person on its debts, as such debts and liabilities become absolute and matured, (iii) such Person intends to incur or believes that it will incur debts or liabilities that would be beyond its ability to pay such debts and liabilities as they mature, or (iv) such Person has unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted.

“Judgment” means any decision, verdict, judgment, order, decree, ruling, writ, subpoena, assessment or arbitration award of a Governmental Entity of competent jurisdiction.

“Knowledge” means (i) with respect to the Company, the actual knowledge of the individuals listed in Section 1.01 of the Company Disclosure Letter and (ii) with respect to Parent or Merger Sub, the actual knowledge of the individuals listed in Section 1.01 of the Parent Disclosure Letter.

“Law” means any domestic or foreign, federal, state, provincial or local statute, law, common law, ordinance, rule, binding administrative interpretation, regulation, Judgment or other requirement of any Governmental Entity, including the orders, rules and regulations of the NYSE, the FERC, the NRC, the PUCT and the NMPRC.

“Multiemployer Plan” shall mean any plan defined in Sections 3(37) or 4001(a)(3) of ERISA.

“NYSE” means the New York Stock Exchange.

“OFAC” means the Office of Foreign Assets Control.

“Organizational Documents” means any corporate, partnership or limited liability organizational documents, including certificates or articles of incorporation, bylaws, certificates of formation, operating agreements (including limited liability company agreement and agreements of limited partnership), certificates of limited partnership, partnership agreements, shareholder agreements and certificates of existence, as applicable.

“Parent Material Adverse Effect” means any fact, circumstance, effect, change, event or development that has or would reasonably be expected to have a material and adverse effect on the ability of Parent or Merger Sub to consummate, or that would reasonably be expected to prevent or materially impede, interfere with or delay Parent or Merger Sub’s consummation of, the transactions contemplated by this Agreement.

A-A-4

“Parent Termination Fee” means an amount in cash equal to $170,000,000.

“Permit” means a franchise, license, permit, authorization, tariff, variance, exemption, order, registration, clearance or approval of a Governmental Entity.

“Person” means any natural person, firm, corporation, partnership, company, limited liability company, trust, joint venture, association, Governmental Entity or other entity.

“Personal Information” means (a) any and all information that, alone or in combination with other information, allows the identification of a living individual, (b) “personal data” as that term is defined in Article 4 of the European Union’s General Data Protection Regulation and all rules and regulations issued under any of the foregoing, and (c) “personally identifiable information” under any privacy or data security law in any jurisdiction applicable to the processing of that Personal Information (including, IP address, name, address, telephone number, email address, social security number, bank account number, driver’s license number, credit card number, credit history and criminal history).

“Release” means any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the environment (including ambient air, surface water, groundwater, land surface, subsurface and sediments).

“Required Financial Information” means the information required by clause (ii) of Exhibit B to the Debt Commitment Letter.

“Sanctioned Country” means a country or territory which is at any time subject to Sanctions.

“Sanctions” means (a) economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the U.S. government and administered by OFAC, (b) economic or financial sanctions imposed, administered or enforced from time to time by the U.S. State Department, the U.S. Department of Commerce or the U.S. Department of the Treasury, and (c) economic or financial sanctions imposed, administered or enforced from time to time by the United Nations Security Council, the European Union, or Her Majesty’s Treasury.

“Sanctions List” means any of the lists of specially designated nationals or designated persons or entities (or equivalent) held by the U.S. government and administered by OFAC, the U.S. State Department, the U.S. Department of Commerce or the U.S. Department of the Treasury or any similar list maintained by any other U.S. government entity, the United Nations Security Council, the European Union, or Her Majesty’s Treasury, in each case as the same may be amended, supplemented or substituted from time to time.

“Subsidiary” of any Person means another Person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, more than 50% of the equity interests of which) is owned directly or indirectly by such first Person.

“Tax Return” means all Tax returns, declarations, statements, reports, schedules, forms, claims for refund and information returns, including any amended Tax returns relating to Taxes.

“Taxes” means (a) all taxes, customs, tariffs, imposts, levies, duties, other like assessments or charges in the nature of a tax imposed by a Governmental Entity, together with all interest, penalties and additions imposed with respect to such amounts and (b) any liability for any item described in clause (a) payable by reason of Contract, assumption, transferee or successor liability, operation of Law or otherwise, and in each case whether disputed or otherwise.

“Texas Public Utility Regulatory Act” means Article II of the Texas Utilities Code, §§ 11.001 – 66.017, as such may be amended from time to time.

“Treasury Shares” means shares of Company Common Stock held by the Company or directly or indirectly held by Parent or Merger Sub.

“Trust” means Rio Grande Resources Trust II, a Texas grantor trust.

Section 1.02   Other Defined Terms. In addition to the defined terms set forth in Section 1.01 of this Exhibit A, each of the following capitalized terms has the respective meaning specified in the Section set forth opposite such term below:

A-A-5

Term	Section
Additional Approvals	3.05(b)(iv)
Agreement	Preamble
Bankruptcy and Equity Exceptions	3.04
Book-Entry Shares	2.03(b)(i)
Certificate	2.03(b)(i)
Certificate of Merger	1.02
Closing	1.03
Closing Date	1.03
Closing Year	6.10(b)
Company	Preamble
Company Acquisition Agreement	5.03(b)
Company Adverse Recommendation Change	5.03(b)
Company Articles	3.01
Company Board	Recitals
Company Board Recommendation	3.04
Company Bylaws	3.01
Company Common Stock	2.01(a)
Company Contract	3.15(a)
Company Credit Agreement	5.05(c)
Company Disclosure Letter	Article III
Company Employee	6.10(a)
Company Financial Statements	3.06(a)
Company Indemnified Parties	6.09(a)
Company Intervening Event	5.03(f)(iii)
Company Projections	3.22
Company Recommendation Change Notice	5.03(c)
Company Reports	3.06(a)
Company Required Approvals	3.05(b)(iv)
Company Required Consents	3.05(a)
Company Risk Management Guidelines	5.01(a)(xxi)
Company Shareholder Approval	3.04
Company Shareholders Meeting	3.04
Company Takeover Proposal	5.03(f)(i)
Company Voting Debt	3.03(b)
Confidentiality Agreement	6.02(b)
Consent	3.05(b)
Continuation Period	6.10(a)
Controlled Group Liability	3.09(d)
Debt Commitment Letter	4.06
Debt Financing	4.06
Debt Financing Related Parties	9.07
Debt Financing Source Provisions	9.07
Debt Letters	4.06
Dissenting Shares	2.05
Effective Time	1.02
End Date	8.01(b)(i)
Environmental Permit	3.14(a)(i)
Equity Commitment Agreement	Recitals
Equity Securities	3.03(b)
Exchange Act	3.05(b)(i)

A-A-6

Term	Section
Exchange Agent	2.03(a)
Exchange Fund	2.03(a)
FERC	3.05(b)(iv)
Filing	3.05(b)
Final Order	7.01(b)
FPA	3.05(b)(iv)
GAAP	3.06(a)
HSR Act	3.05(b)(ii)
Insurance Policies	3.18
IRS	3.09(b)
IT Policies and Procedures	3.17(d)
IT Systems	3.17(c)
Legal Restraint	7.01(c)
Liability Limitation	9.10
Liens	3.05(a)
Maximum Amount	6.09(c)
Merger	Recitals
Merger Consideration	2.01(a)
Merger Sub	Preamble
NMPRC	3.19(b)
NRC	3.05(b)(iv)
Parent	Preamble
Parent Disclosure Letter	Article IV
Parent Required Approvals	4.03(b)(ii)
Parent Required Consents	4.03(a)
Parties	Preamble
Preferred Stock	3.03(a)
Proceedings	5.02
Proxy Statement	6.01(a)
PUCT	3.19(b)
Representatives	5.03(a)
Represented Employee	6.10(c)
Required Amendment	5.05(c)
Required Approvals	4.03(b)(ii)
Required Consents	4.03(a)
SEC	3.05(b)(i)
Securities Act	3.05(b)(i)
Sponsor	Recitals
Substitute Financing	5.04(e)
Superior Company Proposal	5.03(f)(ii)
Surviving Corporation	1.01
Takeover Statute	3.13
TBOC	Recitals
Transaction Litigation	6.04
Trustee	5.05(c)
WARN Act	3.10
Willful Breach	8.02(e)

A-A-7

EXHIBIT B

COMMITMENTS TO BE INCLUDED IN APPLICATIONS TO THE PUCT AND NMPRC AND AGREEMENT WITH THE CITY OF EL PASO

Economic Development and Community Commitments

•	Commitment to dedicate $100 million to promote economic development in the City of El Paso, Texas and Las Cruces, New Mexico to be funded at a level of $5 million per year for 20 years. Contributions to the fund will not be recoverable in rates.
•	Maintain the Company’s annual amount of charitable giving following the transaction at the Company’s average annual charitable giving level for the three-year period ending December 31, 2018 (i.e., approximately $1.2 million per year).
•	Maintain the Company’s existing low income assistance programs while evaluating potential methods to improve such programs.
•	Create programs that provide entry-level training focused on engineering, management and finance skills for the local labor force in collaboration with the University of Texas at El Paso and New Mexico State University.
•	Create apprenticeship programs for technical and professional positions for students in local high-schools and colleges.
•	Continue and enhance utility supplier diversity by promoting the inclusion of minority-, women-, LGBTQ- and veteran-owned businesses into the Company’s supply chain.
•	Study and evaluate growth opportunities related to electric vehicles, distributed generation and battery storage in collaboration with the University of Texas at El Paso and New Mexico State University.
•	The Company will support Texas RPS standards and the New Mexico Energy Transition Act.
•	The Company shall report annually to the NMPRC the status of efforts during the prior calendar year to add renewable energy to its power supply portfolio and assure compliance toward the New Mexico Energy Transition Act. Such report shall include a description of efforts to diversify the renewable energy sources considered and an explanation as to what determinations were made and the basis therefor.

Rate And Capital Expenditure Commitments

•	The Company will issue a rate credit to its Texas and New Mexico customers in a total aggregate amount for all customers of $21 million. The rate credit will be distributed among customers in 36 monthly installments starting shortly after closing of the transaction. Allocation of the funds is to be determined in a post-closing proceeding. The Company will not attempt to recover the value of this rate credit in future rate cases.
•	No recovery in rates of acquisition premium will be sought.
•	No recovery in rates of transaction costs will be sought.
•	The Company will continue to make minimum capital expenditures in an amount equal to the Company’s current five-year budget for the five-year period beginning January 1, 2021, subject to the following adjustments: the Company may reduce capital spending due to conditions not under the Company’s control, including, without limitation, siting delays, cancellations of projects by third-parties, weaker than expected economic conditions, or if the Company determines that a particular expenditure would not be prudent.

Ring-Fencing Commitments

•	The Company will maintain an existence that is separate and distinct from IIF US Holding 2 LP (“IIF”) and any of its affiliates or subsidiaries (excluding the Company and Rio Grande Resources Trust II), including, its separate name, logo, franchises, obligations and privileges.

A-B-1

•	IIF shall take the actions necessary to ensure the existence of Company stand-alone credit and debt ratings, as applicable.
•	In connection with the transaction, IIF has created Parent, an indirect, wholly-owned special-purpose entity, to hold 100% of the equity interests in the Company.
•	Parent will be retained between the Company and IIF for so long as IIF owns the Company.
•	The Company will not guarantee the debt or credit instruments of Parent, IIF or any other affiliate (excluding the Company and Rio Grande Resources Trust II).
•	The Company’s assets, revenues or stock shall not be pledged by Parent, IIF or any of its affiliates or subsidiaries, for the benefit of any entity other than the Company.
•	Neither the Company nor Parent will enter into any inter-company debt transactions with IIF or any of its affiliates or subsidiaries post-transaction, unless approved by the PUCT and NMPRC.
•	Neither the Company nor Parent will share credit facilities with IIF or any of its affiliates or subsidiaries.
•	Neither the Company nor Parent will include in any of its debt or credit agreements cross-default provisions between the securities of the Company or Parent and the securities of IIF or any of its affiliates or subsidiaries (excluding the Company and Rio Grande Resources Trust II).
•	Neither the Company nor Parent will include in any of its debt or credit agreements any financial covenants or rating-agency triggers related to IIF or any of its affiliates or subsidiaries (excluding the Company and Rio Grande Resources Trust II).
•	The Company will not incur, guaranty or pledge assets for any new incremental debt related to the Merger.
•	Neither the Company nor Parent will seek to recover from the Company’s customers any costs incurred as a result of a bankruptcy of IIF or any of its affiliates (excluding the Company).
•	Following close of the transaction, the Company’s CEO and other senior management who directly report to the CEO will hold no positions with IIF or any of its affiliates or subsidiaries (excluding the Company and Parent).
•	IIF will obtain a non-consolidation legal opinion that provides that, in the event of a bankruptcy of IIF or any of its affiliates, a bankruptcy court will not consolidate the assets and liabilities of the Company with IIF or any affiliate of IIF.
•	Neither the Company nor Parent will transfer any material assets or facilities to any affiliates, other than a transfer that is on an arm’s-length basis consistent with the PUCT and NMPRC affiliate standards as applicable to the Company.
•	Each of the Company and Parent will maintain an arm’s-length relationship with IIF and its affiliates, consistent with the PUCT and NMPRC affiliate standards as applicable to the Company.
•	IIF will provide the PUCT and NMPRC access to its books and records, as well as those of its affiliates, as necessary to facilitate either Commission’s audit or review of any affiliate transactions as between the Company and IIF or IIF’s affiliates.
•	Each of the Company and Parent will maintain accurate, appropriate, and detailed books, financial records and accounts, including checking and other bank accounts, and custodial and other securities safekeeping accounts that are separate and distinct from those of any other entity.
•	The Company will suspend payment of dividends or other distributions, except for contractual tax payments, until otherwise allowed by the PUCT and NMPRC if issuance of the dividend or distribution would cause the equity component of the Company’s debt-to-equity ratio to fall below that established from time to time by the PUCT and NMPRC for the Company for ratemaking purposes.
•	The equity component of the Company’s debt-to-equity ratio will not fall below that established from to time by the PUCT and NMPRC for the Company for ratemaking purposes.

A-B-2

Local Control and Management Commitments

•	The Company’s existing Headquarters will remain in El Paso, Texas for so long as IIF owns the Company.
•	The Company’s CEO and the Company’s senior management will continue to have day-to-day control over the Company’s operations and senior management will continue to reside in the El Paso, Texas and Las Cruces, New Mexico vicinity.
•	The Company’s local management will remain the primary point of contact for all regulatory, operational and community engagement matters.
•	The Company’s post-closing Board of Directors will comprise of ten (10) Directors, of which:
○	One (1) will be the Company’s CEO;
○	Two (2) will be IIF-level representatives; and
○	The remaining seven (7), including the Board’s Chairperson, will satisfy the definition of NYSE Independent Directors.
•	Of the seven (7) NYSE Independent Directors:
•	At least two (2) will reside within the Company’s service territory; and
•	At least two (2) will be individuals that either served on the Company’s Board immediately prior to the transaction, are local business/community leaders or are from a university within the Company’s service territory.
•	Company Board meetings will take place in Las Cruces, New Mexico at least once per year.
•	IIF will maintain its ownership interest in the Company for at least ten (10) years post-closing.

Employment Commitments

•	For at least five (5) years post-closing, the Company will not implement any material involuntary workforce reductions or changes to wages, benefits and other terms and conditions of employment in effect prior to the transaction.
•	Honor the terms of the Company’s existing collective bargaining agreements.

A-B-3

Annex B

May 31, 2019

The Board of Directors
El Paso Electric Company
Stanton Tower
100 North Stanton Street
El Paso, Texas 79901

Dear Members of the Board:

We understand that El Paso Electric Company, a Texas corporation (“Company”), Sun Jupiter Holdings LLC, a Delaware limited liability company (“Parent”), and Sun Merger Sub Inc., a Texas corporation and wholly owned subsidiary of Parent (“Merger Sub”), propose to enter into an Agreement and Plan of Merger (the “Agreement”), pursuant to which Parent will acquire Company (the “Transaction”). Pursuant to the Agreement, Merger Sub will be merged with and into Company and each issued and outstanding share of the common stock, no par value, of Company (“Company Common Stock”), other than shares of Company Common Stock held by Company, Parent or Merger Sub and shares of Company Common Stock held by holders who are entitled to and properly demand an appraisal of their shares of Company Common Stock (such holders, collectively, “Excluded Holders”), will be converted into the right to receive $68.25 in cash (the “Consideration”), subject to certain equitable adjustments relating to certain changes in the outstanding capital stock of Company as more fully described in the Agreement. The terms and conditions of the Transaction are more fully set forth in the Agreement.

You have requested our opinion as of the date hereof as to the fairness, from a financial point of view, to holders of Company Common Stock (other than Excluded Holders) of the Consideration to be paid to such holders in the Transaction.

In connection with this opinion, we have:

(i)	Reviewed the financial terms and conditions of a draft, dated May 31, 2019, of the Agreement;
(ii)	Reviewed certain publicly available historical business and financial information relating to Company;
(iii)	Reviewed various financial forecasts and other data provided to us by Company relating to the business of Company;
(iv)	Held discussions with members of the senior management of Company with respect to the business and prospects of Company;
(v)	Reviewed public information with respect to certain other companies in lines of business we believe to be generally relevant in evaluating the business of Company;
(vi)	Reviewed the financial terms of certain business combinations involving companies in lines of business we believe to be generally relevant in evaluating the business of Company;
(vii)	Reviewed historical stock prices and trading volumes of Company Common Stock; and
(viii)	Conducted such other financial studies, analyses and investigations as we deemed appropriate.

We have assumed and relied upon the accuracy and completeness of the foregoing information, without independent verification of such information. We have not conducted any independent valuation or appraisal of any of the assets or liabilities (contingent or otherwise) of Company or concerning the solvency or fair value of Company, and we have not been furnished with any such valuation or appraisal. With respect to the financial forecasts utilized in our analyses, we have assumed, with the consent of Company, that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments as to the future financial performance of Company. We assume no responsibility for and express no view as to any such forecasts or the assumptions on which they are based. We further have assumed, with the consent of Company, that adjustments (if any) to the Consideration will not be material in any respect to our analyses or opinion.

B-1

The Board of Directors
El Paso Electric Company
May 31, 2019

Further, our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof. We assume no responsibility for updating or revising our opinion based on circumstances or events occurring after the date hereof. We do not express any opinion as to the price at which shares of Company Common Stock may trade at any time subsequent to the announcement of the Transaction. In addition, our opinion does not address the relative merits of the Transaction as compared to any other transaction or business strategy in which Company might engage or the merits of the underlying decision by Company to engage in the Transaction.

In rendering our opinion, we have assumed, with the consent of Company, that the Transaction will be consummated on the terms described in the Agreement, without any waiver or modification of any material terms or conditions. Representatives of Company have advised us, and we have assumed, that the Agreement, when executed, will conform to the draft reviewed by us in all material respects. We also have assumed, with the consent of Company, that obtaining the necessary governmental, regulatory or third party approvals and consents for the Transaction will not have an adverse effect on Company or the Transaction. We do not express any opinion as to any tax or other consequences that might result from the Transaction, nor does our opinion address any legal, tax, regulatory or accounting matters, as to which we understand that Company obtained such advice as it deemed necessary from qualified professionals. We express no view or opinion as to any terms or other aspects (other than the Consideration to the extent expressly specified herein) of the Transaction, including, without limitation, the form or structure of the Transaction or any agreements or arrangements entered into in connection with, or contemplated by, the Transaction. In addition, we express no view or opinion as to the fairness of the amount or nature of, or any other aspects relating to, the compensation to any officers, directors or employees of any parties to the Transaction, or class of such persons, relative to the Consideration or otherwise.

Lazard Frères & Co. LLC (“Lazard”) is acting as financial advisor to Company in connection with the Transaction and will receive a fee for such services, a portion of which is payable upon the rendering of this opinion and a substantial portion of which is contingent upon the closing of the Transaction. In addition, in the ordinary course, Lazard and its affiliates and employees may trade securities of Company, Parent and certain of their respective affiliates for their own accounts and for the accounts of their customers, may at any time hold a long or short position in such securities, and may also trade and hold securities on behalf of Company, Parent and certain of their respective affiliates. The issuance of this opinion was approved by the Opinion Committee of Lazard.

Our engagement and the opinion expressed herein are for the benefit of the Board of Directors of Company (in its capacity as such) and our opinion is rendered to the Board of Directors of Company in connection with its evaluation of the Transaction. Our opinion is not intended to and does not constitute a recommendation to any shareholder as to how such shareholder should vote or act with respect to the Transaction or any matter relating thereto.

Based on and subject to the foregoing, we are of the opinion that, as of the date hereof, the Consideration to be paid to holders of Company Common Stock (other than Excluded Holders) in the Transaction is fair, from a financial point of view, to holders of Company Common Stock (other than Excluded Holders).

Very truly yours,

LAZARD FRERES & CO. LLC

By	/s/ George W. Bilicic
George W. Bilicic
Managing Director

B-2

Annex C

DISSENTERS’ RIGHTS PROVISIONS OF THE TEXAS BUSINESS ORGANIZATIONS CODE

SUBCHAPTER H. RIGHTS OF DISSENTING OWNERS

Sec. 10.351. APPLICABILITY OF SUBCHAPTER.

(a)	This subchapter does not apply to a fundamental business transaction of a domestic entity if, immediately before the effective date of the fundamental business transaction, all of the ownership interests of the entity otherwise entitled to rights to dissent and appraisal under this code are held by one owner or only by the owners who approved the fundamental business transaction.
(b)	This subchapter applies only to a “domestic entity subject to dissenters’ rights,” as defined in Section 1.002. That term includes a domestic for-profit corporation, professional corporation, professional association, and real estate investment trust. Except as provided in Subsection (c), that term does not include a partnership or limited liability company.
(c)	The governing documents of a partnership or a limited liability company may provide that its owners are entitled to the rights of dissent and appraisal provided by this subchapter, subject to any modification to those rights as provided by the entity’s governing documents.

Sec. 10.352. DEFINITIONS. In this subchapter:

(1)	“Dissenting owner” means an owner of an ownership interest in a domestic entity subject to dissenters’ rights who:
(A)	provides notice under Section 10.356; and
(B)	complies with the requirements for perfecting that owner’s right to dissent under this subchapter.
(2)	“Responsible organization” means:
(A)	the organization responsible for:

(i) the provision of notices under this subchapter; and

(ii)	the primary obligation of paying the fair value for an ownership interest held by a dissenting owner;
(B)	with respect to a merger or conversion:
(i)	for matters occurring before the merger or conversion, the organization that is merging or converting; and
(ii)	for matters occurring after the merger or conversion, the surviving or new organization that is primarily obligated for the payment of the fair value of the dissenting owner’s ownership interest in the merger or conversion;
(C)	with respect to an interest exchange, the organization the ownership interests of which are being acquired in the interest exchange;
(D)	with respect to the sale of all or substantially all of the assets of an organization, the organization the assets of which are to be transferred by sale or in another manner; and
(E)	with respect to an amendment to a domestic for-profit corporation’s certificate of formation described by Section 10.354(a)(1)(G), the corporation.

Sec. 10.353. FORM AND VALIDITY OF NOTICE.

(a)	Notice required under this subchapter:
(1)	must be in writing; and

(2)	may be mailed, hand-delivered, or delivered by courier or electronic transmission.
(b)	Failure to provide notice as required by this subchapter does not invalidate any action taken.

Sec. 10.354. RIGHTS OF DISSENT AND APPRAISAL.

(a)	Subject to Subsection (b), an owner of an ownership interest in a domestic entity subject to dissenters’ rights is entitled to:
(1)	dissent from:
(A)	a plan of merger to which the domestic entity is a party if owner approval is required by this code and the owner owns in the domestic entity an ownership interest that was entitled to vote on the plan of merger;
(B)	a sale of all or substantially all of the assets of the domestic entity if owner approval is required by this code and the owner owns in the domestic entity an ownership interest that was entitled to vote on the sale;
(C)	a plan of exchange in which the ownership interest of the owner is to be acquired;
(D)	a plan of conversion in which the domestic entity is the converting entity if owner approval is required by this code and the owner owns in the domestic entity an ownership interest that was entitled to vote on the plan of conversion;
(E)	a merger effected under Section 10.006 in which:
(i)	the owner is entitled to vote on the merger; or
(ii)	the ownership interest of the owner is converted or exchanged;
(F)	a merger effected under Section 21.459(c) in which the shares of the shareholders are converted or exchanged; or
(G)	if the owner owns shares that were entitled to vote on the amendment, an amendment to a domestic for-profit corporation’s certificate of formation to:
(i)	add the provisions required by Section 3.007(e) to elect to be a public benefit corporation; or
(ii)	delete the provisions required by Section 3.007(e), which in effect cancels the corporation’s election to be a public benefit corporation; and
(2)	subject to compliance with the procedures set forth in this subchapter, obtain the fair value of that ownership interest through an appraisal.
(b)	Notwithstanding Subsection (a), subject to Subsection (c), an owner may not dissent from a plan of merger or conversion in which there is a single surviving or new domestic entity or non-code organization, or from a plan of exchange, if:
(1)	the ownership interest, or a depository receipt in respect of the ownership interest, held by the owner is part of a class or series of ownership interests, or depository receipts in respect of ownership interests, that are, on the record date set for purposes of determining which owners are entitled to vote on the plan of merger, conversion, or exchange, as appropriate:
(A)	listed on a national securities exchange; or
(B)	held of record by at least 2,000 owners;
(2)	the owner is not required by the terms of the plan of merger, conversion, or exchange, as appropriate, to accept for the owner’s ownership interest any consideration that is different from the consideration to be provided to any other holder of an ownership interest of the same class or series as the ownership interest held by the owner, other than cash instead of fractional shares or interests the owner would otherwise be entitled to receive; and

(3)	the owner is not required by the terms of the plan of merger, conversion, or exchange, as appropriate, to accept for the owner’s ownership interest any consideration other than:
(A)	ownership interests, or depository receipts in respect of ownership interests, of a domestic entity or non-code organization of the same general organizational type that, immediately after the effective date of the merger, conversion, or exchange, as appropriate, will be part of a class or series of ownership interests, or depository receipts in respect of ownership interests, that are:
(i)	listed on a national securities exchange or authorized for listing on the exchange on official notice of issuance; or
(ii)	held of record by at least 2,000 owners;
(B)	cash instead of fractional ownership interests the owner would otherwise be entitled to receive; or
(C)	any combination of the ownership interests and cash described by Paragraphs (A) and (B).
(c)	Subsection (b) shall not apply either to a domestic entity that is a subsidiary with respect to a merger under Section 10.006 or to a corporation with respect to a merger under Section 21.459(c).
(d)	Notwithstanding Subsection (a), an owner of an ownership interest in a domestic for-profit corporation subject to dissenters’ rights may not dissent from an amendment to the corporation’s certificate of formation described by Subsection (a)(1)(G) if the shares held by the owner are part of a class or series of shares, on the record date set for purposes of determining which owners are entitled to vote on the amendment:
(1)	listed on a national securities exchange; or
(2)	held of record by at least 2,000 owners.

Sec. 10.355. NOTICE OF RIGHT OF DISSENT AND APPRAISAL.

(a)	A domestic entity subject to dissenters’ rights that takes or proposes to take an action regarding which an owner has a right to dissent and obtain an appraisal under Section 10.354 shall notify each affected owner of the owner’s rights under that section if:
(1)	the action or proposed action is submitted to a vote of the owners at a meeting; or
(2)	approval of the action or proposed action is obtained by written consent of the owners instead of being submitted to a vote of the owners.
(b)	If a parent organization effects a merger under Section 10.006 and a subsidiary organization that is a party to the merger is a domestic entity subject to dissenters’ rights, the responsible organization shall notify the owners of that subsidiary organization who have a right to dissent to the merger under Section 10.354 of their rights under this subchapter not later than the 10th day after the effective date of the merger. The notice must also include a copy of the certificate of merger and a statement that the merger has become effective.
(b-1)	If a corporation effects a merger under Section 21.459(c), the responsible organization shall notify the shareholders of that corporation who have a right to dissent to the plan of merger under Section 10.354 of their rights under this subchapter not later than the 10th day after the effective date of the merger. Notice required under this subsection that is given to shareholders before the effective date of the merger may, but is not required to, contain a statement of the merger’s effective date. If the notice is not given to the shareholders until on or after the effective date of the merger, the notice must contain a statement of the merger’s effective date.
(c)	A notice required to be provided under Subsection (a), (b), or (b-1) must:
(1)	be accompanied by a copy of this subchapter; and
(2)	advise the owner of the location of the responsible organization’s principal executive offices to which a notice required under Section 10.356(b)(1) or a demand under Section 10.356(b)(3), or both, may be provided.

(d)	In addition to the requirements prescribed by Subsection (c), a notice required to be provided:
(1)	under Subsection (a)(1) must accompany the notice of the meeting to consider the action;
(2)	under Subsection (a)(2) must be provided to:
(A)	each owner who consents in writing to the action before the owner delivers the written consent; and
(B)	each owner who is entitled to vote on the action and does not consent in writing to the action before the 11th day after the date the action takes effect; and
(3)	under Subsection (b-1) must be provided:
(A)	if given before the consummation of the tender or exchange offer described by Section 21.459(c)(2), to each shareholder to whom that offer is made; or
(B)	if given after the consummation of the tender or exchange offer described by Section 21.459(c)(2), to each shareholder who did not tender the shareholder’s shares in that offer.
(e)	Not later than the 10th day after the date an action described by Subsection (a)(1) takes effect, the responsible organization shall give notice that the action has been effected to each owner who voted against the action and sent notice under Section 10.356(b)(1).
(f)	If the notice given under Subsection (b-1) did not include a statement of the effective date of the merger, the responsible organization shall, not later than the 10th day after the effective date, give a second notice to the shareholders notifying them of the merger’s effective date. If the second notice is given after the later of the date on which the tender or exchange offer described by Section 21.459(c)(2) is consummated or the 20th day after the date notice under Subsection (b-1) is given, then the second notice is required to be given to only those shareholders who have made a demand under Section 10.356(b)(3).

Sec. 10.356. PROCEDURE FOR DISSENT BY OWNERS AS TO ACTIONS; PERFECTION OF RIGHT OF DISSENT AND APPRAISAL.

(a)	An owner of an ownership interest of a domestic entity subject to dissenters’ rights who has the right to dissent and appraisal from any of the actions referred to in Section 10.354 may exercise that right to dissent and appraisal only by complying with the procedures specified in this subchapter. An owner’s right of dissent and appraisal under Section 10.354 may be exercised by an owner only with respect to an ownership interest that is not voted in favor of the action.
(b)	To perfect the owner’s rights of dissent and appraisal under Section 10.354, an owner:
(1)	if the proposed action is to be submitted to a vote of the owners at a meeting, must give to the domestic entity a written notice of objection to the action that:
(A)	is addressed to the entity’s president and secretary;
(B)	states that the owner’s right to dissent will be exercised if the action takes effect;
(C)	provides an address to which notice of effectiveness of the action should be delivered or mailed; and
(D)	is delivered to the entity’s principal executive offices before the meeting;
(2)	with respect to the ownership interest for which the rights of dissent and appraisal are sought:
(A)	must vote against the action if the owner is entitled to vote on the action and the action is approved at a meeting of the owners; and
(B)	may not consent to the action if the action is approved by written consent; and
(3)	must give to the responsible organization a demand in writing that:
(A)	is addressed to the president and secretary of the responsible organization;

(B)	demands payment of the fair value of the ownership interests for which the rights of dissent and appraisal are sought;
(C)	provides to the responsible organization an address to which a notice relating to the dissent and appraisal procedures under this subchapter may be sent;
(D)	states the number and class of the ownership interests of the domestic entity owned by the owner and the fair value of the ownership interests as estimated by the owner; and
(E)	is delivered to the responsible organization at its principal executive offices at the following time:
(i)	not later than the 20th day after the date the responsible organization sends to the owner the notice required by Section 10.355(e) that the action has taken effect, if the action was approved by a vote of the owners at a meeting;
(ii)	not later than the 20th day after the date the responsible organization sends to the owner the notice required by Section 10.355(d)(2) that the action has taken effect, if the action was approved by the written consent of the owners;
(iii)	not later than the 20th day after the date the responsible organization sends to the owner a notice that the merger was effected, if the action is a merger effected under Section 10.006; or (iv) not later than the 20th day after the date the responsible organization gives to the shareholder the notice required by Section 10.355(b-1) or the date of the consummation of the tender or exchange offer described by Section 21.459(c)(2), whichever is later, if the action is a merger effected under Section 21.459(c).
(c)	An owner who does not make a demand within the period required by Subsection (b)(3)(E) or, if Subsection (b)(1) is applicable, does not give the notice of objection before the meeting of the owners is bound by the action and is not entitled to exercise the rights of dissent and appraisal under Section 10.354.
(d)	Not later than the 20th day after the date an owner makes a demand under Subsection (b)(3), the owner must submit to the responsible organization any certificates representing the ownership interest to which the demand relates for purposes of making a notation on the certificates that a demand for the payment of the fair value of an ownership interest has been made under this section. An owner’s failure to submit the certificates within the required period has the effect of terminating, at the option of the responsible organization, the owner’s rights to dissent and appraisal under Section 10.354 unless a court, for good cause shown, directs otherwise.
(e)	If a domestic entity and responsible organization satisfy the requirements of this subchapter relating to the rights of owners of ownership interests in the entity to dissent to an action and seek appraisal of those ownership interests, an owner of an ownership interest who fails to perfect that owner’s right of dissent in accordance with this subchapter may not bring suit to recover the value of the ownership interest or money damages relating to the action.

Sec. 10.357. WITHDRAWAL OF DEMAND FOR FAIR VALUE OF OWNERSHIP INTEREST.

(a)	An owner may withdraw a demand for the payment of the fair value of an ownership interest made under Section 10.356 before:
(1)	payment for the ownership interest has been made under Sections 10.358 and 10.361; or
(2)	a petition has been filed under Section 10.361.
(b)	Unless the responsible organization consents to the withdrawal of the demand, an owner may not withdraw a demand for payment under Subsection (a) after either of the events specified in Subsections (a)(1) and (2).

Sec. 10.358. RESPONSE BY ORGANIZATION TO NOTICE OF DISSENT AND DEMAND FOR FAIR VALUE BY DISSENTING OWNER.

(a)	Not later than the 20th day after the date a responsible organization receives a demand for payment made by a dissenting owner in accordance with Section 10.356(b)(3), the responsible organization shall respond to the dissenting owner in writing by:
(1)	accepting the amount claimed in the demand as the fair value of the ownership interests specified in the notice; or
(2)	rejecting the demand and including in the response the requirements prescribed by Subsection (c).
(b)	If the responsible organization accepts the amount claimed in the demand, the responsible organization shall pay the amount not later than the 90th day after the date the action that is the subject of the demand was effected if the owner delivers to the responsible organization:
(1)	endorsed certificates representing the ownership interests if the ownership interests are certificated; or
(2)	signed assignments of the ownership interests if the ownership interests are uncertificated.
(c)	If the responsible organization rejects the amount claimed in the demand, the responsible organization shall provide to the owner:
(1)	an estimate by the responsible organization of the fair value of the ownership interests; and
(2)	an offer to pay the amount of the estimate provided under Subdivision (1).
(d)	If the dissenting owner decides to accept the offer made by the responsible organization under Subsection (c)(2), the owner must provide to the responsible organization notice of the acceptance of the offer not later than the 90th day after the date the action that is the subject of the demand took effect.
(e)	If, not later than the 90th day after the date the action that is the subject of the demand took effect, a dissenting owner accepts an offer made by a responsible organization under Subsection (c)(2) or a dissenting owner and a responsible organization reach an agreement on the fair value of the ownership interests, the responsible organization shall pay the agreed amount not later than the 120th day after the date the action that is the subject of the demand took effect, if the dissenting owner delivers to the responsible organization:
(1)	endorsed certificates representing the ownership interests if the ownership interests are certificated; or
(2)	signed assignments of the ownership interests if the ownership interests are uncertificated.

Sec. 10.359. RECORD OF DEMAND FOR FAIR VALUE OF OWNERSHIP INTEREST.

(a)	A responsible organization shall note in the organization’s ownership interest records maintained under Section 3.151 the receipt of a demand for payment from any dissenting owner made under Section 10.356.
(b)	If an ownership interest that is the subject of a demand for payment made under Section 10.356 is transferred, a new certificate representing that ownership interest must contain:
(1)	a reference to the demand; and
(2)	the name of the original dissenting owner of the ownership interest.

Sec. 10.360. RIGHTS OF TRANSFEREE OF CERTAIN OWNERSHIP INTEREST.

A transferee of an ownership interest that is the subject of a demand for payment made under Section 10.356 does not acquire additional rights with respect to the responsible organization following the transfer. The transferee has only the rights the original dissenting owner had with respect to the responsible organization after making the demand.

Sec. 10.361. PROCEEDING TO DETERMINE FAIR VALUE OF OWNERSHIP INTEREST AND OWNERS ENTITLED TO PAYMENT; APPOINTMENT OF APPRAISERS.

(a)	If a responsible organization rejects the amount demanded by a dissenting owner under Section 10.358 and the dissenting owner and responsible organization are unable to reach an agreement relating to the fair value of the ownership interests within the period prescribed by Section 10.358(d), the dissenting owner or responsible organization may file a petition requesting a finding and determination of the fair value of the owner’s ownership interests in a court in:
(1)	the county in which the organization’s principal office is located in this state; or
(2)	the county in which the organization’s registered office is located in this state, if the organization does not have a business office in this state.
(b)	A petition described by Subsection (a) must be filed not later than the 60th day after the expiration of the period required by Section 10.358(d).
(c)	On the filing of a petition by an owner under Subsection (a), service of a copy of the petition shall be made to the responsible organization. Not later than the 10th day after the date a responsible organization receives service under this subsection, the responsible organization shall file with the clerk of the court in which the petition was filed a list containing the names and addresses of each owner of the organization who has demanded payment for ownership interests under Section 10.356 and with whom agreement as to the value of the ownership interests has not been reached with the responsible organization. If the responsible organization files a petition under Subsection (a), the petition must be accompanied by this list.
(d)	The clerk of the court in which a petition is filed under this section shall provide by registered mail notice of the time and place set for the hearing to:
(1)	the responsible organization; and
(2)	each owner named on the list described by Subsection (c) at the address shown for the owner on the list.
(e)	The court shall:
(1)	determine which owners have:
(A)	perfected their rights by complying with this subchapter; and
(B)	become subsequently entitled to receive payment for the fair value of their ownership interests; and
(2)	appoint one or more qualified appraisers to determine the fair value of the ownership interests of the owners described by Subdivision (1).
(f)	The court shall approve the form of a notice required to be provided under this section. The judgment of the court is final and binding on the responsible organization, any other organization obligated to make payment under this subchapter for an ownership interest, and each owner who is notified as required by this section.
(g)	The beneficial owner of an ownership interest subject to dissenters’ rights held in a voting trust or by a nominee on the beneficial owner’s behalf may file a petition described by Subsection (a) if no agreement between the dissenting owner of the ownership interest and the responsible organization has been reached within the period prescribed by Section 10.358(d). When the beneficial owner files a petition described by Subsection (a):
(1)	the beneficial owner shall at that time be considered, for purposes of this subchapter, the owner, the dissenting owner, and the holder of the ownership interest subject to the petition; and
(2)	the dissenting owner who demanded payment under Section 10.356 has no further rights regarding the ownership interest subject to the petition.

Sec. 10.362. COMPUTATION AND DETERMINATION OF FAIR VALUE OF OWNERSHIP INTEREST.

(a)	For purposes of this subchapter, the fair value of an ownership interest of a domestic entity subject to dissenters’ rights is the value of the ownership interest on the date preceding the date of the action that is the subject of the appraisal. Any appreciation or depreciation in the value of the ownership interest occurring in anticipation of the proposed action or as a result of the action must be specifically excluded from the computation of the fair value of the ownership interest.
(b)	In computing the fair value of an ownership interest under this subchapter, consideration must be given to the value of the domestic entity as a going concern without including in the computation of value any control premium, any minority ownership discount, or any discount for lack of marketability. If the domestic entity has different classes or series of ownership interests, the relative rights and preferences of and limitations placed on the class or series of ownership interests, other than relative voting rights, held by the dissenting owner must be taken into account in the computation of value.
(c)	The determination of the fair value of an ownership interest made for purposes of this subchapter may not be used for purposes of making a determination of the fair value of that ownership interest for another purpose or of the fair value of another ownership interest, including for purposes of determining any minority or liquidity discount that might apply to a sale of an ownership interest.

Sec. 10.363. POWERS AND DUTIES OF APPRAISER; APPRAISAL PROCEDURES.

(a)	An appraiser appointed under Section 10.361 has the power and authority that:
(1)	is granted by the court in the order appointing the appraiser; and
(2)	may be conferred by a court to a master in chancery as provided by Rule 171, Texas Rules of Civil Procedure.
(b)	The appraiser shall:
(1)	determine the fair value of an ownership interest of an owner adjudged by the court to be entitled to payment for the ownership interest; and
(2)	file with the court a report of that determination.
(c)	The appraiser is entitled to examine the books and records of a responsible organization and may conduct investigations as the appraiser considers appropriate. A dissenting owner or responsible organization may submit to an appraiser evidence or other information relevant to the determination of the fair value of the ownership interest required by Subsection (b)(1).
(d)	The clerk of the court appointing the appraiser shall provide notice of the filing of the report under Subsection (b) to each dissenting owner named in the list filed under Section 10.361 and the responsible organization.

Sec. 10.364. OBJECTION TO APPRAISAL; HEARING.

(a)	A dissenting owner or responsible organization may object, based on the law or the facts, to all or part of an appraisal report containing the fair value of an ownership interest determined under Section 10.363(b).
(b)	If an objection to a report is raised under Subsection (a), the court shall hold a hearing to determine the fair value of the ownership interest that is the subject of the report. After the hearing, the court shall require the responsible organization to pay to the holders of the ownership interest the amount of the determined value with interest, accruing from the 91st day after the date the applicable action for which the owner elected to dissent was effected until the date of the judgment.
(c)	Interest under Subsection (b) accrues at the same rate as is provided for the accrual of prejudgment interest in civil cases.
(d)	The responsible organization shall:
(1)	immediately pay the amount of the judgment to a holder of an uncertificated ownership interest; and

(2)	pay the amount of the judgment to a holder of a certificated ownership interest immediately after the certificate holder surrenders to the responsible organization an endorsed certificate representing the ownership interest.
(e)	On payment of the judgment, the dissenting owner does not have an interest in the:
(1)	ownership interest for which the payment is made; or
(2)	responsible organization with respect to that ownership interest.

Sec. 10.365. COURT COSTS; COMPENSATION FOR APPRAISER.

(a)	An appraiser appointed under Section 10.361 is entitled to a reasonable fee payable from court costs.
(b)	All court costs shall be allocated between the responsible organization and the dissenting owners in the manner that the court determines to be fair and equitable.

Sec. 10.366. STATUS OF OWNERSHIP INTEREST HELD OR FORMERLY HELD BY DISSENTING OWNER.

(a)	An ownership interest of an organization acquired by a responsible organization under this subchapter:
(1)	in the case of a merger, conversion, or interest exchange, shall be held or disposed of as provided in the plan of merger, conversion, or interest exchange; and
(2)	in any other case, may be held or disposed of by the responsible organization in the same manner as other ownership interests acquired by the organization or held in its treasury.
(b)	An owner who has demanded payment for the owner’s ownership interest under Section 10.356 is not entitled to vote or exercise any other rights of an owner with respect to the ownership interest except the right to:
(1)	receive payment for the ownership interest under this subchapter; and
(2)	bring an appropriate action to obtain relief on the ground that the action to which the demand relates would be or was fraudulent.
(c)	An ownership interest for which payment has been demanded under Section 10.356 may not be considered outstanding for purposes of any subsequent vote or action.

Sec. 10.367. RIGHTS OF OWNERS FOLLOWING TERMINATION OF RIGHT OF DISSENT.

(a)	The rights of a dissenting owner terminate if:
(1)	the owner withdraws the demand under Section 10.356;
(2)	the owner’s right of dissent is terminated under Section 10.356;
(3)	a petition is not filed within the period required by Section 10.361; or
(4)	after a hearing held under Section 10.361, the court adjudges that the owner is not entitled to elect to dissent from an action under this subchapter.
(b)	On termination of the right of dissent under this section:
(1)	the dissenting owner and all persons claiming a right under the owner are conclusively presumed to have approved and ratified the action to which the owner dissented and are bound by that action;
(2)	the owner’s right to be paid the fair value of the owner’s ownership interests ceases;
(3)	the owner’s status as an owner of those ownership interests is restored, as if the owner’s demand for payment of the fair value of the ownership interests had not been made under Section 10.356, if the owner’s ownership interests were not canceled, converted, or exchanged as a result of the action or a subsequent action;

(4)	the dissenting owner is entitled to receive the same cash, property, rights, and other consideration received by owners of the same class and series of ownership interests held by the owner, as if the owner’s demand for payment of the fair value of the ownership interests had not been made under Section 10.356, if the owner’s ownership interests were canceled, converted, or exchanged as a result of the action or a subsequent action;
(5)	any action of the domestic entity taken after the date of the demand for payment by the owner under Section 10.356 will not be considered ineffective or invalid because of the restoration of the owner’s ownership interests or the other rights or entitlements of the owner under this subsection; and
(6)	the dissenting owner is entitled to receive dividends or other distributions made after the date of the owner’s payment demand under Section 10.356, to owners of the same class and series of ownership interests held by the owner as if the demand had not been made, subject to any change in or adjustment to the ownership interests because of an action taken by the domestic entity after the date of the demand.

Sec. 10.368. EXCLUSIVITY OF REMEDY OF DISSENT AND APPRAISAL.

In the absence of fraud in the transaction, any right of an owner of an ownership interest to dissent from an action and obtain the fair value of the ownership interest under this subchapter is the exclusive remedy for recovery of:

(1)	the value of the ownership interest; or
(2)	money damages to the owner with respect to the action.

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) DateTO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:KEEP THIS PORTION FOR YOUR RECORDSTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLYE82822-TBD1. To consider and vote on the proposal to approve the Agreement and Plan of Merger, dated as of June 1, 2019, by and among El Paso Electric Company(the Company), Sun Jupiter Holdings LLC (Parent) and Sun Merger Sub Inc., a wholly-owned subsidiary of Parent (Merger Sub), and the transactionscontemplated thereby, including the merger of Merger Sub with and into the Company.2. To consider and vote on a nonbinding, advisory proposal to approve compensation that will or may become payable by the Company to its namedexecutive officers in connection with the merger.3. To approve any motion to adjourn the special meeting, if necessary.The Board of Directors recommends you vote FOR proposals 1, 2 and 3. For Against Abstain! ! !! ! !! ! !!EL PASO ELECTRIC COMPANYFor address changes and/or comments, please check this boxand write them on the back where indicated.EL PASO ELECTRIC COMPANY100 NORTH STANTON STREETEL PASO, TX 79901Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor,administrator, or other fiduciary, please give full title as such. Joint owners should each signpersonally. All holders must sign. If a corporation or partnership, please sign in full corporateor partnership name by authorized officer.VOTE BY INTERNET - www.proxyvote.comUse the Internet to transmit your voting instructions and for electronic deliveryof information. Vote by [•]. Have your proxy card in hand when you access theweb site and follow the instructions to obtain your records and to create anelectronic voting instruction form.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions. Vote by [•].Have your proxy card in hand when you call and then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paidenvelope we have provided or return it to Vote Processing, c/o Broadridge,51 Mercedes Way, Edgewood, NY 11717.Address Changes/Comments: _______________________________________________________________________________________________________________________________________________________________________________________(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:The Notice and Proxy Statement are available at www.proxyvote.com.E82823-TBDEL PASO ELECTRIC COMPANYTHIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORSSPECIAL MEETING OF SHAREHOLDERS[•]The undersigned hereby nominate(s), constitute(s) and appoint(s) Adrian J. Rodriguez and Nathan T. Hirschi, jointly and severally,as attorneys, agents and proxies, with full powers of substitution and discretionary authority, to attend and act as proxy or proxiesof the undersigned at the Special Meeting of Shareholders (the "Special Meeting") of El Paso Electric Company (the "Company")to be held at the Stanton Tower, 100 North Stanton Street, El Paso, Texas 79901, on [•] at [•] a.m., MDT, or at any adjournmentsthereof, and vote as specified herein the number of shares of Company common stock that the undersigned, if personally present,would be entitled to vote at the Special Meeting.THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER(S). IF NO SUCHDIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3. PLEASE MARK, SIGN, DATE, ANDRETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.CONTINUED AND TO BE SIGNED ON REVERSE SIDE